    As filed with the Securities and Exchange Commission on July 24, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 -------------

                          ROBOTIC VISION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                        11-2400145
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                                      3827
                          (Primary Standard Industrial
                           Classification Code Number)

                              425 RABRO DRIVE EAST
                            HAUPPAUGE, NEW YORK 11788
                                 (516) 273-9700

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 -------------

                             PAT V. COSTA, CHAIRMAN
                          ROBOTIC VISION SYSTEMS, INC.
                              425 RABRO DRIVE EAST
                            HAUPPAUGE, NEW YORK 11788
                                 (516) 273-9700
                               FAX: (516) 273-1167
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 -------------

                                   Copies to:

    IRA I. ROXLAND, ESQ.                              STEVEN R. LONDON, ESQ.
PARKER DURYEE ROSOFF & HAFT                       BROWN, RUDNICK, FREED & GESMER
     529 FIFTH AVENUE                                 ONE FINANCIAL CENTER
 NEW YORK, NEW YORK 10017                          BOSTON, MASSACHUSETTS  02111
     (212) 599-0500                                           (617) 856-8200
  FAX: (212) 972-9487                                    FAX: (617) 856-8201

                                 -------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                                 -------------

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------
            Title of Each Class              Amount to be       Proposed Maximum       Proposed Maximum        Amount of
      of Securities to be Registered          Registered        Offering Price             Aggregate         Registration
                                                                Per Share               Offering Price            Fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..............        (1)              N.A.(2)              $27,832,424(2)         $9,597.39
============================================================================================================================

- ----------------
(1) Represents the maximum number of shares of Common Stock, $.01 par value, of Registrant ("RVSI Common Stock") issuable to stockholders of Computer Identics Corporation ("CI") upon consummation of the merger of a wholly-owned subsidiary of Registrant with and into CI, assuming an exchange ratio of 0.177805207 shares of RVSI Common Stock for each share of Common Stock, $.10 par value, of CI ("CI Common Stock").

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457(f)(1) thereunder on the basis of $2.3125, the average of the high and low prices of CI Common Stock as reported on The Nasdaq National Market on July 19, 1996, and 12,035,643, the maximum number of such shares that may be received or cancelled by Registrant in the merger.


                        --------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           Preliminary Proxy Materials

                          COMPUTER IDENTICS CORPORATION

                                 5 Shawmut Road
                                Canton, MA 02021
                            Telephone: (617) 821-0830

                                 [Company Logo]


                                                                 August __, 1996

Dear Stockholders:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Computer Identics Corporation ("CI") to be held at 10:00 a.m., local time, on ____________ at the offices of CI at 5 Shawmut Road, Canton, MA 02021.

         At the Special Meeting, you will be asked to approve the proposed merger (the "Merger") of CI with a subsidiary of Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"). If the proposed Merger is consummated, each share of Common Stock, $.10 par value per share, of CI (the "CI Common Stock") will be converted into shares of Common Stock, $.01 par value per share, of RVSI (the "RVSI Common Stock"), at an exchange ratio determined within specified limits according to the price of RVSI Common Stock (the "Exchange Ratio"), as described in the attached Proxy Statement/Prospectus.

         PLEASE REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. This document contains a detailed description of the Agreement and Plan of Merger and Reorganization among CI, RVSI and the RVSI subsidiary and the transactions contemplated thereby.

         Your Board of Directors believes that the proposed Merger is in the best interests of the stockholders of CI and has unanimously approved the Merger. In arriving at its decision, your Board of Directors considered a number of factors, including the opinion of CI's financial advisor, Fechtor, Detwiler & Co., Inc., as to the fairness of the Exchange Ratio, from a financial point of view, to the CI stockholders.

         We appreciate the loyalty and support our stockholders have demonstrated over the years. We hope that you will continue this support by voting FOR the proposed Merger now. Together with the other members of the Board of Directors, we intend to vote FOR the Merger, and recommend that all stockholders do the same. Regardless of the number of shares you may own, it is important that your shares be represented at the Special Meeting. Accordingly, please promptly sign and return your proxy card in the pre-addressed envelope whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote in person whether or not you have previously returned your proxy.

Sincerely,

Richard C. Close                            Tomas Kohn

President and                               Chairman of
Chief Executive Officer                     the Board

                        NOTE: PLEASE DO NOT SEND IN YOUR
                     STOCK CERTIFICATES AT THE PRESENT TIME

                          COMPUTER IDENTICS CORPORATION

                                 5 Shawmut Road
                           Canton, Massachusetts 02021

                                 -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON               , 1996

                                 -------------

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Computer Identics Corporation, a Massachusetts corporation
("CI"), will be held on         ,                     , 1996, commencing at
10:00 A.M., local time, at the offices of CI, 5 Shawmut Road, Canton, Massachusetts 02021, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of July 23, 1996 (the "Merger Agreement"), by and among CI, Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"), and RVSI Third Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RVSI ("Subsidiary"), pursuant to which, among other matters, (i) Subsidiary will be merged with and into CI (the "Merger") and CI will become a wholly-owned subsidiary of RVSI, and (ii) each share of Common Stock, $.10 par value, of CI (the "CI Common Stock") will be converted into the right to receive, and become exchangeable for, 0.177805207 of a share of Common Stock, $.01 par value, of RVSI (the "Exchange Ratio"); provided, however, that if the average of the closing prices of RVSI Common Stock on the Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be less than 0.160024686); and if the Average Closing Price is less than $17.00, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio exceed 0.195585727), all as more fully described in the accompanying Proxy Statement/Prospectus.

         2. To transact such other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or adjournments thereof.

         A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement/Prospectus and is incorporated herein by reference.

         The Board of Directors of CI has fixed the close of business on August 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to vote. The affirmative vote of holders of a majority of all outstanding CI Common Stock entitled to vote at the Special Meeting is necessary to approve and adopt the Merger Agreement.

         If the proposed Merger is approved by the stockholders at the Special Meeting and the Merger is effected by RVSI and CI, any stockholder (i) who files with CI, before the taking of the vote on approval of the Merger, written objection to the proposed action stating that he or she intends to demand payment for his or her shares if the action is taken, and (ii) whose shares are not voted in favor of the Merger, has or may have the right to demand in writing from CI, within 20 days after the date of mailing of notice to him or her that the Merger has become effective, payment for his or her shares and an appraisal of the value thereof. CI and any such stockholder shall in such case have the rights and duties and shall follow the procedures set forth in Sections 88 to 98, inclusive, of the Massachusetts Business Corporation Law, the text of which is annexed as Exhibit B to the accompanying Proxy Statement/Prospectus. It is not enough to simply vote against the Merger; you must also follow the other procedures in order to perfect your appraisal rights.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Steven R. London
                                       Clerk

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE CLERK OF CI A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE SPECIAL MEETING.

Canton, Massachusetts
August  , 1996

================================================================================
                         YOUR VOTE IS IMPORTANT.  PLEASE
                        COMPLETE, SIGN, DATE, AND RETURN
                            THE ENCLOSED PROXY CARD.
================================================================================

                                 PROXY STATEMENT
                                       OF
                          COMPUTER IDENTICS CORPORATION
            FOR SPECIAL MEETING OF HOLDERS OF SHARES OF COMMON STOCK,
                $.10 PAR VALUE, OF COMPUTER IDENTICS CORPORATION

                                 -------------

                                   PROSPECTUS
                                       OF
                          ROBOTIC VISION SYSTEMS, INC.
                                    SHARES OF
                          COMMON STOCK, $.01 PAR VALUE

                                 -------------

         This Proxy Statement/Prospectus ("Proxy Statement/ Prospectus") is being furnished by Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"), and by Computer Identics Corporation, a Massachusetts corporation ("CI"), to holders of shares of Common Stock, $.10 par value, of CI (the "CI Common Stock"), in connection with the solicitation of proxies by the Board of Directors of CI for use at the Special Meeting of Stockholders of CI, to be held at 10:00 a.m., local time, on , 1996, at the principal offices of CI, at 5 Shawmut Road, Canton, MA 02021 for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders or any adjournment or adjournments thereof (the "Special Meeting").

         At the Special Meeting, the stockholders of CI will consider and vote upon a proposal to approve and adopt that certain Agreement and Plan of Merger and Reorganization, dated as of July 23, 1996 (the "Merger Agreement"), by and among RVSI, RVSI Third Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RVSI ("Subsidiary"), and CI. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A and is incorporated herein by reference.

         Under the terms of the Merger Agreement, CI will become a wholly-owned subsidiary of RVSI through the merger of Subsidiary with and into CI (the "Merger"), and each outstanding share of CI Common Stock, other than shares held by CI stockholders who properly exercise their appraisal rights (the "Dissenting Shares") under Sections 85 through 98 of the Massachusetts Business Corporation Law ("MBCL"), will be converted into the right to receive, and become exchangeable for, 0.177805207 of a share of RVSI Common Stock (the "Exchange Ratio"); provided, however, that if the average of the closing prices of RVSI Common Stock on the Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be less than 0.160024686) (the "Maximum Collar"); and if the

Average Closing Price is less than $17.00, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be more than 0.195585727) (the "Minimum Collar", and collectively with the Maximum Collar, the "Collars").

         Under the MBCL, CI stockholders have certain dissenters' rights of appraisal in connection with the Merger.

                                 -------------

         This Proxy Statement/Prospectus also constitutes the prospectus of RVSI with respect to a maximum of 2,354,000 shares (less the aggregate amount of fractional shares that are paid in cash) of RVSI Common Stock to be issued in exchange for the CI Common Stock in connection with the Merger. This Proxy Statement/ Prospectus does not cover any resales of RVSI Common Stock that will be received by affiliates of CI in connection with the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale. The Registration Statement, of which this Proxy Statement/Prospectus forms a part, includes a separate prospectus covering such resales.

         On July 19, 1996 the reported closing price of a share of RVSI Common Stock on The Nasdaq National Market was $14.375. CI stockholders are urged to obtain current price information for RVSI Common Stock in connection with their consideration of the Merger Agreement and the transactions contemplated thereby.

         SEE "RISK FACTORS" COMMENCING ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN RVSI COMMON STOCK.

         THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/ PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

         The date of this Proxy Statement/Prospectus is           , 1996, and
it is first being mailed to CI stockholders on or about that date.

                              AVAILABLE INFORMATION

         RVSI and CI are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. RVSI Common Stock and the CI Common Stock are each traded on the Nasdaq National Market. Reports and other information concerning RVSI or CI may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, DC 20006.

         RVSI has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of which this Proxy Statement/Prospectus is a part. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to RVSI, CI and the shares of RVSI Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements made in this Proxy Statement/Prospectus as to the terms of any agreement or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference. Such Registration Statement and the exhibits and schedules thereto may be inspected and copied at the Commission's principal office in Washington, D.C. as well as its Regional Offices in New York, New York and Chicago, Illinois at their respective offices and in the manner set forth above.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH

JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN IN THE AFFAIRS OF RVSI OR CI SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. HOWEVER, IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD THAT THIS PROXY STATEMENT/PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROXY STATEMENT/PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY. ALL INFORMATION REGARDING RVSI IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN SUPPLIED BY RVSI, AND ALL INFORMATION REGARDING CI IN THIS PROXY STATEMENT/ PROSPECTUS HAS BEEN SUPPLIED BY CI.

                                TABLE OF CONTENTS

SUMMARY.................................................................     i
         THE PROPOSED MERGER............................................     i
                  General...............................................     i
                  Special Meeting of CI Stockholders....................    ii
                  The Parties...........................................    ii
                           RVSI.........................................    ii
                           CI...........................................   iii
                           Subsidiary...................................   iii
                  Required Vote of Stockholders of CI...................    iv
                  No Vote Required of RVSI Stockholders.................    iv
                  Conversion of Shares..................................    iv
                  Conversion of Options and Warrant.....................    iv
                  Effective Time........................................     v
                  Exchange of Stock Certificates........................     v
                  Background............................................     v
                  Recommendation of the CI Board of Directors
                  and Reasons for the Merger............................    vi
                  Opinion of CI Financial Advisor.......................    vi
                  Conflicts of Interests................................    vi
                  Rights to Terminate and Amendments....................   vii
                  Comparison of Rights under Applicable Law.............   vii
                  Conditions to the Merger..............................  viii
                  Accounting Treatment..................................  viii
                  Certain Federal Income Tax Consequences of the
                  Merger................................................  viii
                  Appraisal Rights......................................  viii
                  Absence of Regulatory Filings and Approvals...........    ix
                  Comparative Per Share Data of
                  RVSI Common Stock and CI Common Stock.................    ix
                  No Resale Restriction.................................     x
                  Risk Factors..........................................     x

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION.................   xii
         RVSI...........................................................   xii
         CI.............................................................    xv

SELECTED PRO FORMA FINANCIAL INFORMATION................................   xvi

COMPARATIVE PER SHARE INFORMATION.......................................  xvii

RISK FACTORS............................................................     1
         Risks Relating to the Merger...................................     1
                  Uncertainties of Post-Merger Operations...............     2
                  Risks Associated with Exchange Ratio..................     1
                  Dilution; Shares Eligible for Future Sales............     2
                  Absence of Dividends..................................     2
                  Volatility of Stock Price.............................     3
         Risks Relating to CI...........................................     3
                  History of Losses.....................................     3
                  Cash Position Needs...................................     3
                  Dependence on Key Personnel...........................     4

                  Dependence on Single Source............................  4
                  Technological Advances.................................  5
                  Competition............................................  5
                  Foreign Sales..........................................  6
         Risks Relating to RVSI..........................................  6
                  Fluctuations in the Semiconductor Market...............  6
                  Concentration of Revenues..............................  6
                  Competition............................................  6
                  Pending Litigation.....................................  7
                  Uncertainty of Patent Protection.......................  7
                  Proprietary Protection; Export Sales...................  7

INTRODUCTION.............................................................  9

THE SPECIAL MEETING......................................................  9
         Purpose of the Meeting..........................................  9
         Date, Time and Place; Record Date...............................  9
         Voting Rights................................................... 10

THE PROPOSED MERGER...................................................... 12
         General......................................................... 12
         Closing; Effective Time......................................... 13
         Exchange of Stock Certificates.................................. 14
         No Fractional Shares............................................ 15
         Background of Merger............................................ 15
         Recommendation of the CI Board of Directors
                  and Reasons for the Merger............................. 20
         Opinion of CI Financial Advisor................................. 22
         Comparable Companies Analysis................................... 23
         Comparable Transaction Analysts................................. 25
         Merger Pricing Analysis......................................... 25
         Accretion/Dilution Analysis..................................... 26
         Contribution Analysis........................................... 26
         Financial and Liquidity Rating Analysis......................... 27
         Comparative Trading History..................................... 27
         The Merger Agreement............................................ 28
                  General................................................ 28
                  Exchange of CI Common Stock for RVSI Common Stock...... 29
                  Conversion of Options and Warrant...................... 30
                  Representations and Warranties......................... 30
                  Certain Covenants and Agreements....................... 31
                  No Solicitation of Other Transactions.................. 34
                  Conditions to the Merger............................... 35
                  Termination and Expense Reimbursement.................. 37
                  Other Transaction Payment and Expense
                  Reimbursement.......................................... 37
                  Amendment and Waiver................................... 38
                  Conflicts of Interests................................. 38
         Expenses........................................................ 39
         Absence of Regulatory Filings and Approvals..................... 39
         Restrictions on Sales by Affiliates............................. 40
         Accounting Treatment............................................ 40
         Listing on The Nasdaq National Market........................... 40
         Appraisal Rights of Dissenting Stockholders..................... 41

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................ 43

COMPARATIVE PER SHARE PRICES AND DIVIDENDS

                            OF RVSI COMMON STOCK AND CI COMMON STOCK....    46

SELECTED HISTORICAL FINANCIAL DATA OF CI................................    48

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS OF CI........    50
         Results of Operations..........................................    50

         Liquidity and Capital Resources ...............................    53

SELECTED HISTORICAL FINANCIAL DATA OF RVSI .............................    54

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS OF RVSI.........    57
         Results of Operations..........................................    57
         Liquidity and Capital Resources................................    60
         Export Sales...................................................    62
         Private Equity Placement.......................................    62
         Foreign Currency Transaction...................................    62
         Recent Financial Accounting Standards Board Statements ........    63
         Effect of Inflation............................................    63
         Proposed Acquisition...........................................    63

UNAUDITED  PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION ..........    64

BUSINESS OF CI..........................................................    73
         General .......................................................    73
         Bar Code Technology ...........................................    73
         Products ......................................................    73
         Customers; Marketing Arrangements; Exports.....................    75
         Manufacturing and Supply ......................................    75
         Competition ...................................................    76
         Patents and Licenses ..........................................    76
         Backlog; Working Capital ......................................    77
         Product Development ...........................................    77
         Government Regulation .........................................    78
         Employees .....................................................    78
         Facilities.....................................................    78
         Legal Proceedings..............................................    79

MANAGEMENT OF CI........................................................    80
         Executive Officers and Directors...............................    80
         Executive Compensation ........................................    82
         Bonus Plan ....................................................    83
         Stock Option Plans ............................................    83
         Employment Agreements .........................................    84
         Indemnification of Officers and Directors .....................    85
         Compensation Committee Interlocks .............................    85

PRINCIPAL STOCKHOLDERS OF CI............................................    86

DESCRIPTION OF CI'S SECURITIES..........................................    88
         CI Common Stock................................................    88
         Transfer Agent.................................................    88

BUSINESS OF RVSI........................................................    89
         History........................................................    89
         Principal Products and Product Development ....................    92
         Acuity ........................................................    94
         I.D. Matrix ...................................................    95
         Manufacturing .................................................    96
         Marketing and Sales ...........................................    96
         Customers .....................................................    98
         Research and Development.......................................    98
         Sources of Supply..............................................    98
         Backlog........................................................    98
         Customer Service and Support...................................    99
         Proprietary Protection.........................................   100
         Competition....................................................   100
         Employees......................................................   100
         Facilities.....................................................   101
         Environmental Regulation ......................................   101
         Litigation.....................................................   101

MANAGEMENT OF RVSI......................................................   103
         Executive Officers and Directors...............................   103
                  After the Merger......................................   105
         Executive Compensation.........................................   105
         Employee Agreements............................................   107
         Directors' Compensation........................................   108

         Certain Relationships and Related Transactions.................    108

PRINCIPAL STOCKHOLDERS OF RVSI..........................................    109

DESCRIPTION OF RVSI's SECURITIES........................................    112
         Common Stock...................................................    112
         Warrants.......................................................    112
         Transfer Agent.................................................    112
         Reports to Stockholders........................................    112

COMPARATIVE RIGHTS OF STOCKHOLDERS......................................    113
         Authorized Shares of Capital Stock.............................    113
         Special Meetings of Stockholders...............................    113
         Inspection Rights..............................................    114
         Action by Consent of Stockholders..............................    114
         Dividends and Repurchases of Stock.............................    114
         Classification of the Board of Directors.......................    115
         Removal of Directors and Officers..............................    115
         Filling Vacancies of the Board of Directors....................    115
         Indemnification and Exculpation of Directors...................    116
         Loans to Directors, Officers and Employees.....................    116
         Interested Director or Officer Transactions....................    117
         Merger, Sale, Lease or Exchange of Assets......................    117
         Amendments to Charter..........................................    117
         Appraisal Rights...............................................    118
         "Anti-takeover" Statutes.......................................    118

LEGAL MATTERS...........................................................    119

EXPERTS.................................................................    119

INDEX TO FINANCIAL STATEMENTS...........................................    F-1

EXHIBITS

EXHIBIT A       AGREEMENT AND PLAN OF MERGER AND REORGANIZATION.........    A-1

EXHIBIT B       MASSACHUSETTS BUSINESS CORPORATION LAW
                     SECTIONS 85 THROUGH 98.............................    B-1

EXHIBIT C       OPINION OF FECHTOR, DETWILER & CO., INC. ...............    C-1



                                     SUMMARY

         The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement/ Prospectus and the Exhibits thereto. Stockholders are urged to review the entire Proxy Statement/Prospectus and the Exhibits thereto. Capitalized terms used and not otherwise defined in this summary have the meanings given to them elsewhere in this Proxy Statement/Prospectus.

                               THE PROPOSED MERGER

GENERAL

         This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of RVSI Third Acquisition Corp. ("Subsidiary"), a newly-organized Delaware corporation and a wholly-owned subsidiary of Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"), with and into Computer Identics Corporation, a Massachusetts corporation ("CI"), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of July 23, 1996 (the "Merger Agreement"), by and among RVSI, Subsidiary and CI. At such time as (i) Articles of Merger required under Massachusetts law are filed with the Secretary of State of the Commonwealth of Massachusetts and (ii) the Certificate of Merger required under Delaware law is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock, $.10 par value, of CI (the "CI Common Stock") outstanding immediately prior to the Merger, other than shares held by CI stockholders who properly exercise their appraisal rights (the "Dissenting Shares") under Sections 85 through 98 of the Massachusetts Business Corporation Law ("MBCL"), will be converted into the right to receive, and become exchangeable for (the "Exchange Ratio"), 0.177805207 of a share of Common Stock, $.01 par value, of RVSI (the "RVSI Common Stock"); provided, however, that if the average of the closing prices of RVSI Common Stock on the Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be less than 0.160024686) (the "Maximum Collar"); and if the Average Closing Price is less than $17.00, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be more than 0.195585727) (the "Minimum Collar", and collectively with the Maximum Collar, the "Collars"). See "Risk Factors - Risks Relating to the Merger - Exchange Ratio."

SPECIAL MEETING OF CI STOCKHOLDERS

         At the Special Meeting, or any adjourned session thereof (the "Special Meeting"), the stockholders of CI (the "CI Stockholders") will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. The Special Meeting is scheduled to be
held at 10:00 A.M., local time, on           ,           , 1996, at the offices
of CI, 5 Shawmut Road, Canton, Massachusetts 02021. The Board of Directors of CI (the "CI Board") has fixed the close of business on August 1, 1996 as the record date (the "Record Date") for the determination of holders of CI Common Stock entitled to notice of and to vote at the Special Meeting. See "The Special Meeting."

         THE BOARD OF DIRECTORS OF CI BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CI AND THE CI STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE CI STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER. SEE "THE PROPOSED MERGER - RECOMMENDATION OF THE CI BOARD OF DIRECTORS AND REASONS FOR THE MERGER."

THE PARTIES

         RVSI. RVSI produces automated 2-D and 3-D machine vision-based products and systems for inspection, measurement, and identification, and is a leader in advanced electro-optical technology.

         RVSI's core business is its Electronics Division which supplies inspection equipment to the semiconductor industry. The Electronics Division's LS-Series lead scanning systems offer automated high-speed 3-D semiconductor package lead inspection with the added feature of non-contact scanning of the packages in their shipping trays ("intray scanning"). The systems use a laser-based, non-contact, 3-D measurement technique to inspect and sort quad flat packs, thin quad flat packs, plastic leaded chip carriers, ball grid arrays and thin small outline packs in their carrying trays. The system measurements include coplanarity, total package height, true position spread and span, as well as lead angle, width, pitch and gap.

         RVSI also has an Aircraft Safety Division which is developing an ice detection system for the aviation industry, which the Federal Aviation Administration recently approved as an acceptable means of compliance with the inspection requirements of a major air carrier's de-icing plan.

         On September 20, 1995, RVSI consummated a merger with Acuity Imaging Inc., a publicly owned company located in Nashua, New Hampshire ("Acuity"), pursuant to which Acuity became a wholly

                                      (ii)
owned subsidiary of RVSI. Acuity designs, develops, manufactures and supplies machine vision systems to a diversity of markets.

         On October 23, 1995, RVSI consummated a merger with International Data Matrix, Inc., a privately owned company then located in Clearwater, Florida ("I.D. Matrix"), pursuant to which I.D. Matrix became a wholly owned subsidiary of RVSI (the "I.D. Matrix Merger"). I.D. Matrix markets a line of 2-D Data Matrix(TM) code readers for use in the emerging high-density 2-D bar code segment of the bar code industry.

         RVSI Common Stock is currently listed, and following consummation of the Merger will continue to be listed, on the Nasdaq National Market under the trading symbol "ROBV."

         RVSI has never paid any cash dividends on the RVSI Common Stock and does not anticipate paying any cash dividends in the foreseeable future. See "Comparative Per Share Prices and Dividends of RVSI Common Stock and CI Common Stock."

         RVSI was incorporated in New York in 1976 and reincorporated in Delaware in 1977. RVSI's executive offices are located at 425 Rabro Drive East, Hauppauge, New York 11788; its telephone number is (516) 273-9700.

         CI. CI designs, manufactures, markets and services standard bar code products, data collection networks, and systems for the data collection and material handling/industrial markets. CI markets its products in the United States through its direct sales organization and through distributors, system integrators and value added resellers. As an international organization, CI and its foreign subsidiaries have sales and service offices located in Belgium, France, Germany and the United Kingdom, as well as a network of distributors and systems integrators in locations throughout the world.

         CI Common Stock is listed on the Nasdaq National Market under the trading symbol "CIDN." If the Merger is consummated, CI Common Stock will be delisted from the Nasdaq National Market and the registration of the CI Common Stock under the Exchange Act will be terminated.

         CI's executive offices are located at 5 Shawmut Road, Canton, Massachusetts 02021 and its telephone number is (617) 821-0830.

         SUBSIDIARY. Subsidiary is a recently-organized Delaware corporation and a wholly-owned subsidiary of RVSI. Subsidiary was organized for the sole purpose of merging with and into CI.

                                      (iii)

REQUIRED VOTE OF STOCKHOLDERS OF CI

        Pursuant to the MBCL and CI's Restated Articles of Organization, as amended (the "CI Articles of Organization"), the affirmative vote of the holders of at least a majority of the shares of CI Common Stock outstanding as of the Record Date is required to approve the Merger. At the Record Date, there were 10,872,293 shares of CI Common Stock outstanding. The presence, either in person or represented by proxy, of the holders of a majority of the shares of CI Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Special Meeting. As of the Record Date, CI's directors and executive officers as a group held shares representing approximately 9.48% of the votes entitled to be cast by CI Stockholders at the CI Special Meeting. See "The Special Meeting -Voting Rights."

NO VOTE REQUIRED OF RVSI STOCKHOLDERS

         No vote of RVSI stockholders is required to approve the Merger.

         CONVERSION OF SHARES. All issued and outstanding shares of CI Common Stock will be converted into shares of RVSI Common Stock upon completion of the Merger, other than those shares, if any, as to which rights of appraisal have been established pursuant to Sections 85 through 98 of the MBCL. See "The Proposed Merger-Appraisal Rights." At the Effective Time, each then outstanding share of CI Common Stock will be converted into the right to receive, and become exchangeable for, 0.177805207 of a share of RVSI Common Stock, subject to possible adjustments to the Exchange Ratio as a result of implementation of the Collars. See "- General," "Risk Factors - Risks Relating to the Merger" and "Description of RVSI's Securities - Common Stock." No fractional shares of RVSI Common Stock will be issued in the Merger, and holders of shares of CI Common Stock that are converted in the Merger will be entitled to a cash payment (without interest) in lieu of such fractional shares. See "The Proposed Merger - No Fractional Shares."

         CONVERSION OF OPTIONS AND WARRANT. As a consequence of the Merger, options to purchase up to 988,350 shares of CI Common Stock ("CI Options") at various exercise prices and a warrant to purchase 200,000 shares of CI Common Stock ("CI Warrant") at an exercise price of $1.50 will be converted at the Effective Time into options to purchase up to 175,733 shares of RVSI Common Stock and a warrant to purchase up to 35,561 shares of RVSI Common Stock at exercise prices determined by dividing the respective exercise price per share of CI Common Stock provided for in such CI Options and CI Warrant by the Exchange Ratio. Under the terms of the plans under which the CI Options were issued, CI Options held by most CI employees, including CI's officers, will become fully exercisable as of the Effective Time. Assuming that the Effective Time had

                                      (iv)
been July 1, 1996, these CI Options and CI Warrant would have a value of approximately $1,754,337, based upon the difference between the closing price of RVSI Common Stock on July 1, 1996, ($17.25) and the respective exercise prices, as converted at the Exchange Ratio (without giving effect to possible adjustment as a result of implementation of the Collars). See "The Proposed Merger - The Merger Agreement - Conversion of Options and Warrant."

EFFECTIVE TIME

         After all the conditions set forth in the Merger Agreement have been satisfied or waived, the Merger will become effective at such time as (i) Articles of Merger required under the MBCL are accepted for filing by the Secretary of State of the Commonwealth of Massachusetts and (ii) the Certificate of Merger required under the Delaware General Corporation Law ("DGCL") is accepted for filing by the Secretary of State of the State of Delaware. Such filings will be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. Assuming all the conditions to the Merger are fulfilled, it is expected that the Merger will
become effective on          , 1996 or as soon thereafter as practicable.  See
"The Proposed Merger - Closing; Effective Time."

EXCHANGE OF STOCK CERTIFICATES

         From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of CI Common Stock (the "CI Certificates") shall cease to have any rights as a stockholder of CI and each holder's sole right shall be to receive in exchange for such holder's CI Certificates, upon surrender to American Stock Transfer & Trust Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of RVSI Common Stock (the "RVSI Certificates"), which such holder is entitled to receive pursuant to the Merger Agreement. As soon as practicable after the Effective Time, the Exchange Agent will send transmittal instructions to each CI Stockholder describing the procedure for surrendering the CI Certificates for the RVSI Certificates. See "The Proposed Merger - Exchange of Stock Certificates."

BACKGROUND

         The terms of the Merger Agreement resulted from arm's length negotiations between representatives of RVSI and CI. See "The Proposed Merger
- - Background of Merger."

                                       (v)

RECOMMENDATION OF THE CI BOARD OF DIRECTORS
AND REASONS FOR THE MERGER

         On July 1, 1996 and July 12, 1996, the Board of Directors of CI unanimously approved the Merger and the Merger Agreement. The CI Board recommends that the CI Stockholders vote "FOR" approval and adoption of the Merger.

         The recommendation of the CI Board is based upon its belief that the Merger and the terms of the Merger Agreement are fair and in the best interests of CI and the CI Stockholders. For a discussion of the factors considered by the CI Board in making its recommendation, see "The Proposed Merger - Recommendation of the CI Board of Directors and Reasons for the Merger."

OPINION OF CI FINANCIAL ADVISOR

         Fechtor, Detwiler & Co. Inc. ("Fechtor, Detwiler") has rendered an opinion to the CI Board, a copy of which is attached hereto as Exhibit C (the "Fechtor, Detwiler Opinion"), to the effect that, as of the date of its opinion, and based upon and subject to the matters set forth in its opinion, the Exchange Ratio is fair, from a financial point of view, to the CI Stockholders. The Fechtor, Detwiler Opinion is necessarily based on market, economic and other conditions as they existed on the date Fechtor, Detwiler delivered its opinion, the information made available to Fechtor, Detwiler as of such date and the review and analysis conducted by Fechtor, Detwiler as of such date. CI's obligation to consummate the Merger is conditioned upon the receipt from Fechtor, Detwiler of an opinion to the same effect as the Fechtor, Detwiler Opinion and dated the Closing Date. CI has the right to waive this condition but it currently does not intend to do so. The summary of the Fechtor, Detwiler Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, a copy of which is attached hereto as Exhibit C. CI Stockholders are urged to read the Fechtor, Detwiler Opinion carefully and in its entirety. Fechtor, Detwiler will receive a fee of $50,000 for its opinions and an investment banking fee of one and one half percent of the Merger consideration (which would have been $553,725 based upon the July 1, 1996 closing price of RVSI Common Stock) without taking into account any adjustment of the Exchange Ratio resulting from implementation of the Collars. See "The Proposed Merger - Opinion of CI Financial Advisor" and Exhibit C hereto.

CONFLICTS OF INTERESTS

         In considering the recommendation of the CI Board with respect to the Merger Agreement and the transactions contemplated thereby, holders of CI Common Stock should be aware that management of CI have certain interests in the Merger that are in addition to the interests of CI Stockholders generally, including, without limitation, the execution of an employment agreement by Richard C.

                                      (vi)

Close, President of CI and a member of the CI Board, and RVSI's agreement to guarantee CI's performance of pre-existing rights of indemnification for the officers, directors and an employee of CI. See "The Proposed Merger - Conflicts of Interest."

RIGHTS TO TERMINATE AND AMENDMENTS

         The Merger Agreement may be terminated prior to the closing of the transactions contemplated thereby (the "Closing Date") under certain circumstances, whether before or after approval by the CI Stockholders. If the Merger Agreement is terminated, under certain circumstances, (i) either RVSI or CI may be obligated to reimburse the other for up to $250,000 in documented transaction expenses, and (ii) CI may be obligated to pay RVSI a $750,000 termination fee and, if not previously done, reimburse RVSI for up to $250,000 in documented transaction expenses if CI, prior to January __, 1997, enters into a merger or business combination with a company other than the Subsidiary. See "The Proposed Merger - The Merger Agreement - Termination and Expense Reimbursement" and "- Other Transaction Fee and Expense Reimbursement."

         Subject to compliance with applicable law, the Merger Agreement may be amended at any time prior to or, subject to certain conditions, after its approval by the CI Stockholders by a written agreement executed by RVSI, Subsidiary and CI. It is a condition to the Merger that the number of Dissenting Shares shall not exceed a total of 9% of the number of shares of CI Common Stock outstanding immediately prior to the Effective Time. See "The Proposed Merger - The Merger Agreement - Amendment and Waiver."

COMPARISON OF RIGHTS UNDER APPLICABLE LAW

         The rights of CI Stockholders are currently governed by the MBCL, CI's Articles of Organization and CI's Bylaws (the "CI Bylaws"). Holders of CI Common Stock at the Effective Time will become RVSI Stockholders, and from and after the Effective Time, their rights as RVSI Stockholders will be governed by the DGCL, RVSI's Certificate of Incorporation (the "RVSI Certificate of Incorporation") and RVSI's Bylaws (the "RVSI Bylaws"). There are certain differences between the rights of CI Stockholders under the MBCL, the CI Articles of Organization and the CI Bylaws and the rights of the RVSI Stockholders under the DGCL, the RVSI Certificate of Incorporation and the RVSI Bylaws. See "Comparative Rights of Stockholders."

                                      (vii)

CONDITIONS TO THE MERGER

         The obligations of RVSI and CI to consummate the Merger are subject to the satisfaction of a number of conditions, including the approval of the Merger Agreement and the transactions contemplated thereby by the holders of a majority of the shares of CI Common Stock. See "The Proposed Merger - The Merger Agreement-Conditions to the Merger."

ACCOUNTING TREATMENT

         The Merger is intended to qualify as a "pooling of interests" transaction for accounting and financial reporting purposes in accordance with generally accepted accounting principles. It is a condition to the consummation of the Merger that RVSI's independent accountants will have determined that RVSI is entitled to account for the Merger as a pooling of interests and CI's independent accountants shall have delivered to CI a letter regarding the appropriateness of pooling of interests accounting for the Merger, as it relates to CI, under Accounting Principles Board Opinion No. 16, based upon the assumption that the Merger is closed and consummated in accordance with the Merger Agreement. See "The Proposed Merger - Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is expected that the Merger will constitute a tax-free reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized by CI Stockholders upon the exchange of CI Common Stock solely for shares of RVSI Common Stock and no taxable gain or loss will be recognized by RVSI or CI. No ruling has been or will be requested from the Internal Revenue Service with respect to the Merger. Each of CI's and RVSI's respective obligation to consummate the Merger is conditioned upon receipt of an opinion of their counsel to the effect that the Merger will qualify as a tax-free reorganization. Each of CI and RVSI has the right to waive this condition but neither currently intends to do so. CI stockholders perfecting their appraisal rights may recognize taxable gain or loss. See "Certain Federal Income Tax Considerations." BECAUSE CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH CI STOCKHOLDER, EACH SUCH HOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL AND ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

APPRAISAL RIGHTS

         If the Merger is approved by the CI Stockholders at the Special Meeting and effected by RVSI and CI, any CI Stockholder (i) who files with CI, before the taking of the vote on the approval of the Merger, a written objection to the Merger stating that he or she intends to demand payment for his or her shares if the Merger is consummated and (ii) whose shares are not voted in favor of the Merger, has or may have the right to demand in writing from CI,

                                     (viii)
within 20 days after the date of mailing to him or her of notice in writing that the Merger has become effective, payment for his or her shares of CI Common Stock and an appraisal of the value thereof. CI and any such CI Stockholders shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 88 through 98, inclusive, of the MBCL. See "The Proposed Merger - Appraisal Rights of Dissenting Stockholders" and Exhibit B which contains the full text of Sections 85 through 98 of the MBCL.

ABSENCE OF REGULATORY FILINGS AND APPROVALS

         The Merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain merger transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. See "The Proposed Merger - Absence of Regulatory Filings and Approvals."

COMPARATIVE PER SHARE DATA OF
RVSI COMMON STOCK AND CI COMMON STOCK

           RVSI                                   CI
- -----------------------------         --------------------------
                    Average                           Equivalent
Historical          Closing           Historical      Per Share
 Basis(1)           Price(2)           Basis(1)        Basis(2)
- ----------          --------          ----------      ----------
 $18.75              $                  $2.25            $

- ------------------
(1) Both the RVSI Common Stock and the CI Common Stock are quoted on The Nasdaq National Market under the symbols "ROBV" and "CIDN," respectively. On June 10, 1996 (the last trading day prior to the public announcement that RVSI and CI proposed to enter into the Merger), the closing prices of the RVSI Common Stock and CI Common Stock were $18.75 and $2.25, respectively.

(2) On an equivalent per share basis calculated by multiplying the closing price of RVSI Common Stock on The Nasdaq National Market on June 10, 1996 by 0.177805207, the Exchange Ratio (without giving effect to possible adjustments to the Exchange Ratio as a result of implementation of the Collars and assuming the closing price on June 10, 1996 is equal to the Average Closing Price), the value of shares of RVSI Common Stock to be received by CI Stockholders was $3.33 per share of CI Common Stock. On July 17, 1996, the closing price of the RVSI Common Stock was $15.125 per share; therefore, as of that date, the value of the shares of RVSI Common Stock to be received by CI Stockholders was $2.70 per share of CI Common Stock on such date (given the assumptions regarding the Exchange Ratio and the Average Closing Price stated above).

         CI STOCKHOLDERS ARE URGED TO OBTAIN CURRENT PRICE INFORMATION FOR RVSI COMMON STOCK IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. See "Risk Factors" and "Comparative Per Share Prices and Dividends of RVSI Common Stock and CI Common Stock."

                                      (ix)

NO RESALE RESTRICTION

         The shares of RVSI Common Stock to be issued to CI Stockholders in connection with the Merger have been registered under the Securities Act and will be freely transferable, except for shares held by any person who may be deemed to control, be controlled by, or be under common control with CI at the time of the Special Meeting ("Affiliates"). Affiliates of CI who currently hold in the aggregate approximately 3,985,016 shares of CI Common Stock may not sell their shares of RVSI Common Stock acquired in the Merger except pursuant to an effective Registration Statement under the Securities Act covering the sale of such shares or in compliance with Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or another applicable exemption under the Securities Act. RVSI has agreed to maintain a Registration Statement on Form S-3 for three years to cover resales by Affiliates, thereby permitting Affiliates to resell shares of RVSI Common Stock without restriction.

RISK FACTORS

         In considering whether to approve the Merger Agreement and the transactions contemplated thereby, CI Stockholders should consider the following:

         Risks Relating to the Merger

         -        Uncertainties of Post-Merger Operations
         -        Risks Associated with Exchange Ratio
         -        Dilution; Shares Eligible for Future Sale
         -        Absence of Dividends
         -        Volatility of Stock Price

         Risks Relating to CI

         -        History of Losses
         -        Cash Position Needs
         -        Dependence upon Single Source of Supply
         -        Technological Advances
         -        Competition
         -        Foreign Sales
         -        Dependence on Key Personnel

         Risks Relating to RVSI

         -        Fluctuations in the Semiconductor Market
         -        Concentration of Revenues

                                       (x)

         -        Competition
         -        Pending Litigation
         -        Uncertainty of Patent Protection
         -        Proprietary Protection; Export Sales

         See "Risk Factors."

                                      (xi)

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

        The following annual information for RVSI for the years ended
September 30, 1995, 1994 and 1993 has been derived from financial statements audited by Deloitte & Touche LLP and the following annual information for CI for 1995 and 1994 has been derived from financial statements audited by Ernst & Young LLP and for 1993 by Deloitte and Touche LLP. The selected financial information as of March 31, 1996 and 1995 and for the six month period and three month period ended March 31, 1996 and 1995 for RVSI and CI, respectively, and as of December 31, 1992 and 1991 and for the years then ended for RVSI is derived from unaudited financial statements, but in the respective opinion of each of RVSI and CI reflect all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of its respective financial condition as of that date and of its results of operations. The results of the six month period and three month period ended March 31, 1996 and 1995 for RVSI and CI, respectively are not necessarily indicative of the results to be expected for the entire year. The selected annual and interim financial information which does not give effect to the Merger should be read in conjunction with the Consolidated Financial Statements of RVSI and with the Consolidated Financial Statements of CI appearing elsewhere in this Proxy Statement/Prospectus. The selected pro forma combined financial information of RVSI and CI are derived from the unaudited pro forma combined financial statements included elsewhere herein and should be read in conjunction with such pro forma combined financial statements and notes thereto. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.


                   Selected Historical Financial Information
                                      RVSI

Statement of Operations Data:
(In Thousands, except per share amounts)

                                  SIX MONTHS ENDED
                                      MARCH 31,                    FISCAL YEAR ENDED SEPTEMBER 30,
                                -------------------   -------------------------------------------------------
                                 1996       1995        1995      1994       1993      1992(a)        1991(a)
                                 ----       ----        ----      ----       ----      -------        -------
Revenues                        $ 41,460    $28,168   $65,260   $47,839   $ 39,640    $ 30,408       $ 23,926

Income (loss) before
  (provision) benefit
  from income taxes,
  discontinued
  operations and
  extraordinary items           $  8,233    $ 2,999   $ 8,184   $ 3,390   $    763    $ (1,270)      $ (2,394)

(Provision) benefit from
  income taxes                  $   (342)   $ 2,067   $   649   $   291   $    398    $    (48)      $    (37)

Income (loss) before
  discontinued operations and
  extraordinary items           $  7,891    $ 5,066   $ 8,833   $ 3,681   $  1,161    $ (1,318)      $ (2,431)

Discontinued operations         $   --      $  --     $  --     $  --     $   --      $  1,214       $   (333)

Income (loss) before
  extraordinary items           $  7,891    $ 5,066   $ 8,833   $ 3,681   $  1,161    $   (104)(a)   $ (2,764)
Extraordinary items             $   --      $  --     $  --     $  --     $   --      $   1,256(a)   $   --

Net Income (loss)               $  7,891    $ 5,066   $ 8,833   $ 3,681   $  1,161    $  1,152       $ (2,764)

Income (loss) per common
 share before discontinued
 operations and extra-
ordinary items:
         Primary                $   0.45    $  0.33   $  0.55   $  0.25   $   0.10    $ (0.14)       $ (0.31)
         Fully diluted          $   0.45    $  0.33   $  0.53   $  0.25   $   0.10    $ (0.14)       $ (0.31)

                                      (xii)

                                        SIX MONTHS ENDED
                                            MARCH 31,                    FISCAL YEAR ENDED SEPTEMBER 30,
                                       --------------------     ------------------------------------------------------------
                                       1996(a)      1995(a)        1995        1994         1993        1992(a)      1991(a)
                                       -------      -------        ----        ----         ----        -------      -------
Income (loss) per common share
  before extraordinary
  items:
         Primary                      $   0.45     $   0.33      $   0.55   $   0.25      $   0.10      $  (0.01)   $  (0.35)
         Fully diluted                $   0.45     $   0.33      $   0.53   $   0.25      $   0.10      $  (0.01)   $  (0.35)

Net income (loss) per common
 share:
         Primary                      $   0.45     $   0.33      $   0.55   $   0.25      $   0.10      $   0.12    $  (0.35)
         Fully diluted                $   0.45     $   0.33      $   0.53   $   0.25      $   0.10      $   0.12    $  (0.35)

Weighted average number of
   common shares and equivalents:
         Primary                        17,643       15,389(b)     16,199     14,593(b)     13,750(b)      9,349       7,903
         Fully diluted                  17,643       15,474(b)     16,572     14,795(b)     13,750(b)      9,349       7,903

- ---------------
(a) Includes an extraordinary item of $1,138,000 (net of income tax provision of $97,000) relating to an agreement with General Motors Corporation, and an extraordinary item of $72,000 resulting from the utilization of net operating loss carryforwards, and an extraordinary item of $46,000 resulting from the extinguishment of long-term debt.

(b) Weighted average number of common and common equivalent shares is calculated using the Modified Treasury Stock method. See Note 1L of Notes to Consolidated Financial Statements of RVSI.

                                     (xiii)

Selected Balance Sheet Data:
(In Thousands)

                                                                                       AT SEPTEMBER 30,
                                               MARCH 31,       ----------------------------------------------------------------
                                                1996             1995         1994         1993(a)       1992(a)        1991(a)
                                               ---------         ----         ----         -------       -------        -------

Total assets                                   $58,255         $ 48,378     $ 22,408       $ 15,927      $ 11,318      $ 11,044

Current liabilities                            $15,915         $ 16,194     $ 10,384       $ 13,520      $  7,121      $  8,227

Total liabilities                              $16,126         $ 16,272     $ 11,615       $ 13,819      $ 10,481      $ 13,048

Stockholders' equity (deficiency)              $42,129         $ 32,106     $ 10,793       $  2,108      $    837      $ (2,004)

Working capital                                $33,703         $ 24,302     $  6,178       $   (947)     $  1,972      $    897



         Reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations of RVSI" and to the Notes to the Consolidated Financial Statements of RVSI.

                                      (xiv)

                                       CI

Statement of Operations Data:
(In Thousands, except per share amounts)

                                    THREE MONTHS ENDED
                                   --------------------                    YEAR ENDED DECEMBER 31,
                                    MARCH 31,  MARCH 31,    ----------------------------------------------------
                                    1996(a)    1995(a)       1995        1994        1993       1992       1991
                                   ---------  ---------      ----        ----        ----       ----       ----
Revenue                             $ 7,266   $ 6,780       $27,745   $ 26,026    $ 21,890    $21,973   $ 20,641

Cost of Revenue                       3,942     3,310        14,065     13,485      11,713     10,827     10,619

Selling, General and                                         10,433     10,295       8,775      8,642      8,047
Administrative Expense                2,578     2,473

Research and Development Expenses       629       715         2,545      2,242       1,861      1,470        994

Separation Costs                                                --         469         541        --          --

Provision for Income Taxes                6        30            14         64          63        177        234

Net Income (loss)                       105       257           683       (510)     (1,026)       875        760

Net Income (loss) per Share            0.01      0.02          0.06      (0.05)      (0.10)      0.09       0.08

Weighted Average Number of Common
and Common Equivalent Shares
Outstanding                          11,071    10,707        10,977     10,339       9,893     10,261      9,824



Selected Balance Sheet Data:
(In Thousands)

                                                             AT DECEMBER 31,
                          MARCH 31,    ---------------------------------------------------------------
                          1996(a)        1995         1994         1993          1992         1991
                         ---------       ----         ----         ----          ----         ----
Working Capital          $ 6,258      $  6,335      $  5,299     $  5,143     $  5,831      $  4,721

Total Assets              13,685        12,748        10,986       10,203        9,930         9,163

Long-Term Debt                53            57            72           20           51            79

Accumulated Deficit      (17,784)      (17,889)      (18,572)     (18,062)     (17,036)      (17,911)

Stockholder's Equity       7,295         7,207         5,986        5,921        6,806         5,671

- ---------------
(a)      Derived from unaudited information.

                                      (xv)

                     Selected Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA
(In thousands, except per share amounts)

                                             SIX MONTHS ENDED
                                     -----------------------------------                  FOR THE YEAR ENDED SEPTEMBER 30,
                                       MARCH 31,            MARCH 31,         -----------------------------------------------------
                                         1996                1995                  1995 (a)            1994 (a)          1993 (a)
                                     ------------          -------------      -----------------------------------------------------
Revenues                               $ 56,090             $  42,596            $  93,005            $  73,865          $ 61,530
Income (loss) Before Income Taxes      $  8,366             $   3,803            $   8,881            $   2,944          $   (200)
Income Tax Benefit (Provision)         $   (310)            $   2,046            $     635            $     227          $    335
Net Income                             $  8,056             $   5,849            $   9,516            $   3,171          $    135

NET INCOME PER SHARE:

  Primary                              $   0.41             $    0.34            $    0.52            $    0.19          $   0.03
                                       ========             =========            =========            =========          ========
  Fully diluted                        $   0.41             $    0.34            $    0.51            $    0.19          $   0.02
                                       ========             =========            =========            =========          ========

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:

  Primary                                19,692                17,193(b)            18,156               16,433(b)         15,385(b)
                                       ========             =========            =========            =========          ========
  Fully diluted                          19,692                17,298(b)            18,620               16,636(b)         15,385(b)
                                       ========             =========            =========            =========          ========


(a) The fiscal year ended 1995, 1994 and 1993 was September 30, 1995, 1994 and 1993 for RVSI and was December 31, 1995, 1994 and 1993 for CI, respectively.

(b) Weighted average number of common and common equivalent shares was calculated using the Modified Treasury Stock method.

UNAUDITED PRO FORMA BALANCE SHEET DATA:

(In thousands)

                                                       MARCH 31,
                                                         1996
                                                     --------------
Total Assets                                           $  71,940
Current Liabilities                                    $  23,652
Total Liabilities                                      $  23,916
Stockholders' Equity                                   $  48,024
Working Capital                                        $  38,561

                                     (xvi)

COMPARATIVE PER SHARE INFORMATION

                                                                                                  RVSI               CI
                                                                                                UNAUDITED        UNAUDITED
                                                                RVSI          CI                PRO FORMA        EQUIVALENT
                                                             HISTORICAL    HISTORICAL          COMBINED (a)     PRO FORMA (a)
                                                            -------------  ----------         -------------     -------------
Book Value Per Share as of March 31, 1996                        $2.55          $ 0.67            $2.68             $0.48


Book Value Per Share as of September 30, 1995 (d)                $2.12          $ 0.66            $2.30             $0.41

Net Income (Loss) Per Share:
   Six Months Ended March 31, 1996:
       Primary                                                   $0.45          $ 0.01            $0.41             $0.07
       Fully Diluted                                             $0.45          $ 0.01            $0.41             $0.07

   Fiscal Year Ended Fiscal 1995: (b)
       Primary                                                   $0.55          $ 0.06            $0.52             $0.09
       Fully Diluted                                             $0.53          $ 0.06            $0.51             $0.09

   Fiscal Year Ended Fiscal 1994: (b)
       Primary                                                   $0.25          $(0.05)           $0.19             $0.03
       Fully Diluted                                             $0.25          $(0.05)           $0.19             $0.03

   Fiscal Year Ended Fiscal 1993: (b)
       Primary                                                   $0.10          $(0.10)           $0.03             $0.00
       Fully Diluted                                             $0.10          $(0.10)           $0.02             $0.00

Dividends Per Share (c)


(a) RVSI unaudited pro forma combined per share amounts and the CI unaudited equivalent pro forma per share amounts represent the historical information of RVSI and the historical information of CI effected by the exchange ratio of the Merger.

(b) The fiscal year ended 1995, 1994 and 1993 was September 30, 1995, 1994 and 1993 for RVSI and was December 31, 1995, 1994 and 1993 for CI, respectively.

(c)      RVSI and CI did not pay any dividends during the periods presented.

(d)      The book value per share for CI is as of December 31, 1995.


                                      (xvii)

                                  RISK FACTORS

         As a result of the Merger, CI Stockholders will become stockholders of RVSI. In addition to the other information contained in this Proxy Statement/Prospectus, CI Stockholders should review carefully the following factors in evaluating the Merger and the business of CI and RVSI.

RISKS RELATING TO THE MERGER

         - RISKS ASSOCIATED WITH EXCHANGE RATIO. The Merger Agreement provides that upon consummation of the Merger, each share of CI Common Stock will be exchanged for 0.177805207 of a share of RVSI Common Stock; provided, however, that if the average of the closing prices of RVSI Common Stock on The Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (provided that in no event shall such adjusted Exchange Ratio be less than 0.160024686); and if the Average Closing Price is less than $17.00, then the Exchange Ratio shall be equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (provided that in no event shall such adjusted Exchange Ratio be more than 0.195585727). However, the Exchange Ratio is not subject to adjustment if the Average Closing Price per share of RVSI Common Stock is (i) between $17.00 and $20.75, (ii) below approximately $15.45 or (iii) above approximately $23.06. Therefore, the Exchange Ratio does not protect the aggregate value of the shares of RVSI Common Stock to be received by CI Stockholders in the Merger if the market price of RVSI Common Stock falls below $15.30 per share. The market price of RVSI Common Stock is subject to fluctuations due to changes in the business, operations and prospects of RVSI, general market and economic conditions, and other factors. As a result, the market value of the shares of

RVSI Common Stock CI Stockholders will receive in the Merger may be more or less than the market value of such RVSI Common Stock as of the date of the Merger Agreement or as based upon the Average Closing Price. See "- Volatility of Stock Price," "The Merger Agreement - Exchange Ratio."

         - UNCERTAINTIES OF POST-MERGER OPERATIONS. The Merger involves the integration of two companies that have operated independently. There can be no assurance that RVSI will not encounter difficulties in integrating the operations of CI with those of RVSI or that the benefits expected from the integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on RVSI. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that RVSI or CI will not experience loss of key personnel. Mergers of companies in technological industries are generally considered more difficult to make successful than in other industries, since combining the different technologies as they currently exist may not be completely possible. Also, key employees in the technology industry are less easily replaced than in general manufacturing companies. Therefore, the loss of key employees as a result of the Merger could have a negative effect on RVSI. See "Business of RVSI - Employees" and "Business of CI Employees."

         - DILUTION; SHARES ELIGIBLE FOR FUTURE SALES. The issuance of shares of RVSI Common Stock pursuant to the Merger will dilute the equity interest of RVSI's existing stockholders and will increase the number of shares of RVSI Common Stock eligible for resale in the public market. Sales of substantial amounts of shares of RVSI Common Stock in the public market following the Merger could adversely affect the market price of the RVSI Common Stock. As of the date
of this Proxy Statement/Prospectus,   shares of RVSI Common Stock are
unrestricted and freely tradable. There are currently           restricted
shares of RVSI Common Stock, as such term is defined under Rule 144 of the
Securities Act, of which           shares are currently eligible for sale.

         Upon consummation of the Merger, an additional 1,929,416 shares of RVSI Common Stock (the "Merger Shares") will be outstanding after giving effect to the implementation of the Exchange Ratio assuming no adjustment as a result of implementation of the Collars, assuming no CI Stockholders exercise their appraisal rights. Merger Shares beneficially owned by nonaffiliates of CI (approximately 6,866,277 shares) will be eligible for sale immediately upon consummation of the Merger. Merger Shares beneficially owned by affiliates of CI (approximately shares) may not be sold until after the results covering 30 days of post- Merger combined operations of RVSI and CI have been filed with the Securities and Exchange Commission, sent to stockholders of RVSI or otherwise publicly disclosed. After such public disclosure, affiliates of CI will be able to sell such shares without restriction. See "The Proposed Merger - Restrictions on Sales by Affiliates."

         Upon consummation of the Merger, there also will be additional outstanding options and a warrant to purchase 210,583 additional shares of RVSI Common Stock. RVSI has agreed to use all reasonable efforts to register such shares for re-sale under the Securities Act. The sale of a substantial amount of these shares could have an adverse effect on the future market price of RVSI Common Stock. See "The Proposed Merger - The Merger Agreement - Conversion of Options" and "Principal Stockholders of CI" and "Principal Stockholders of RVSI."

         - ABSENCE OF DIVIDENDS. Neither CI nor RVSI has paid cash dividends on its respective Common Stock, and RVSI does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The terms of RVSI's current revolving line of credit agreement prohibit the payment of cash dividends. RVSI intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger. See "Comparative Per Share Prices and Dividends of RVSI Common Stock and CI Common Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of RVSI."

         - VOLATILITY OF STOCK PRICE. The market prices for shares of RVSI Common Stock and CI Common Stock have been highly volatile. If the Merger is not consummated the market prices of shares of CI Common Stock will continue to be highly volatile. Whether or not the Merger is consummated, the market prices of shares of RVSI Common Stock will continue to be highly volatile. The market price of RVSI Common Stock ranged from $12.55 to $27.75 from July 1, 1995 through June 30, 1996 and CI's stock price ranged from $1.88 to $4.00 for the same period. Stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating performance or new product or service announcements. Broad market fluctuations, earnings and other announcements of other companies, general economic conditions or other matters unrelated to RVSI and outside its control also could affect the market price of the RVSI Common Stock. See "Comparative Per Share Prices and Dividends of RVSI Common Stock and CI Common Stock."

RISKS RELATING TO CI

         - HISTORY OF LOSSES. Although CI recognized income of $105,000 and $683,000 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively, CI sustained net losses of $510,000 and $1,026,000 in the years ended December 31, 1994 and 1993, respectively. As of March 31, 1996, CI had an accumulated deficit of $17,784,000. CI's losses during 1994 were attributable primarily to selling, general and administrative expenses rising more rapidly than revenues. CI's losses during 1993 were attributable to, among other things, the recession and economic uncertainty in both the United States and Western Europe, which resulted in delays or cancellations of capital investments by customers, and insufficient investment in CI's research and development which resulted in an inadequate flow of new products. In addition, CI's 1994 and 1993 losses were increased by $469,000 and $541,000 in expenses, respectively, related to work force reductions. The $541,000 in expense incurred in 1993 was related to the former President's severance package. As part of its strategic plan to adapt to present economic conditions and market demands, CI restructured in 1994 its internal operations, including a reduction in CI's work force effected in the second quarter of 1994, increasing its research and development activities, and expediting the introduction of new products to the market. Although CI believes that it has properly addressed the issues giving rise to the above losses, there can be no assurances that CI will not incur losses in the future.

         - CASH POSITION NEEDS. Although CI believes that its existing resources, including its currently available bank line of credit and its anticipated cash flow from operations, will be sufficient to fund its working capital needs through at least the end of 1996, there can be no assurance that additional sources of capital will not be required. CI's cash position at March 31, 1996 was $2,200,000. This was an increase of $448,000 from December 31, 1995. There can be no assurance that CI will have sufficient cash flow from operations in the future. See "Risk Factors
- - History of Losses." CI currently has two bank lines of credit available for an aggregate of $2,170,000. As of March 31, 1996 and June 30, 1996, there was $974,000 and $813,000, respectively, outstanding under such lines of credit.
In the event CI were to require additional capital, no assurance can be given that financing would be available to CI on favorable terms, if at all. If additional capital is not available when needed, CI's business would be adversely affected.

         - DEPENDENCE ON KEY PERSONNEL. CI's success depends in large part upon its ability to hire and retain qualified technical and management personnel. The inability to hire and retain such personnel could have a material adverse effect on CI.

         - DEPENDENCE ON SINGLE SOURCE OF SUPPLY. CI currently chooses to purchase certain parts and components used in its products from single sources. CI reduces its exposure associated with these single sources by maintaining a surplus inventory of such components. All of the single source components, other than the galvo assembly used in CI's ScanStar 10, ScanStar 15, CiPro 710 and CiPro 715, are available from other sources. The galvo assembly is supplied by Laser Scanning Products, a California private company which CI believes is owned solely by one individual. To date, CI has been able to obtain adequate supplies of the galvo assembly in a timely manner. Although CI has no reason to believe that Laser Scanning Products will discontinue manufacturing the galvo assembly, if for any reason there is a delay or discontinuance of deliveries of the galvo assembly, CI's ability to deliver the ScanStar and CiPro products would be severely limited, its customer relationships would be threatened and there would be a material adverse effect on CI's business and operating results. Further, a significant increase in the price of the galvo assembly components could adversely affect CI's operating results.

         - TECHNOLOGICAL ADVANCES. The future success of CI will depend, to a significant extent, on its ability to enhance, develop, manufacture profitably and deliver on a timely basis, technologically advanced, quality products and its ability to achieve market acceptance for such products. There can be no assurance that CI will be successful in introducing products or product enhancements on a timely basis, if at all, that CI will be able to market successfully these products and product enhancements once developed or that CI's products will not be rendered obsolete by new industry standards or changing technology.

         - COMPETITION. The market for CI's products is extremely competitive. Many of CI's competitors are more established and have greater financial, technological, production and marketing resources than CI. Many also have significnatly broader product lines. Competition could intensify if new companies enter the market or if existing competitors expand their product lines. An increase in competition could have a material adverse effect on CI's business and operating results. Maintaining its competitive position will require continued investment by CI in research and development and sales and marketing. There can be no assurance that CI will have sufficient resources to make such investments. See "Business of RVSI - Competition."

         - FOREIGN SALES. Foreign sales accounted for approximately 64%, 65% and 42% of CI's revenues for the three months ended March 31, 1996, 1995 and 1994, respectively. As a result, a significant portion of CI's revenues is subject to risks associated with foreign sales. These risks include United States and foreign regulatory requirements, currency fluctuations, policy changes, political and economic instability, difficulties in managing foreign distributors and representatives and difficulties associated with the repatriation of earnings. Changes in the value of the United States dollar in relation to foreign currencies may also adversely affect CI's sales to foreign customers. CI engages in hedging transactions from time to time in order to attempt to lessen the risk of currency fluctuations. CI's hedging activities have involved only entering into forward contracts with respect to foreign currencies. CI has not engaged in any hedging transactions during the preceding twelve month period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CI".

RISKS RELATING TO RVSI

         - FLUCTUATIONS IN THE SEMICONDUCTOR MARKET. The semiconductor industry has been subject to significant market fluctuations and periodic downturns, which often have had a disproportionately negative effect on both revenues and earnings of manufacturers of semiconductor capital equipment. The future financial results of RVSI may, therefore, depend significantly on the market demand for integrated circuit devices. In recent months prior to June 1996, the "book-to-bill" ratio, a recognized barometer of the near term prospects of the semiconductor industry, has declined, suggesting a reduced demand for semiconductor products and a downturn in revenues for industry participants. As an example, Motorola Inc., a leading industry participant, reported a substantial decline in earnings (in large part based on reduced semiconductor sales, and sales prices) for the three months ended June 29, 1996 from the comparable prior year period, and also announced a reduction in its planned remainder of 1996 investment in fixed assets including semiconductor capital equipment. See "Business of CI" and "Business of RVSI."

        - CONCENTRATION OF REVENUES. RVSI's sales have been historically concentrated in a small number of customers at any time, although the specific customers change over time. Sales to Intel Corporation accounted for approxi-mately 13% and 16% of RVSI's revenues for the six months ended March 31,1996 and the year ended September 30, 1995, respectively. No other customers accounted for more than 10% of sales during the fiscal years ended September 30, 1995, 1994 and 1993. The loss of such customer or any significant reduction in its orders for RVSI's products may be expected to materially adversely affect RVSI's operations and prospects. A majority of RVSI's sales in recent years have been export sales to the Far East. For the six months ended March 31, 1996 and for the fiscal years ended September 30, 1995, 1994 and 1993, export sales accounted for approximately 65%, 64%, 41% and 52%, respectively, of RVSI's revenues. See "Business of RVSI."

         - COMPETITION. RVSI believes that the machine vision industry is currently highly fragmented and intensely competitive. RVSI is aware that a large number of concerns, which it estimates to be upward of 100, entered the industry in the years 1980 through 1986 and that most of these were relatively young, private concerns. Over the past several years, however, RVSI estimates that the number of its competitors has narrowed to less than 25, which RVSI believes is attributable in substantial part to a consolidation within the industry. RVSI is not aware of any other entity having 2-D and 3-D vision systems capability as comprehensive and highly automated as that achieved by RVSI. However, RVSI is aware of several competitors which promote substitute technologies. In addition, RVSI believes that there are other concerns, some of which may be substantially larger and have substantially greater assets and resources than RVSI, engaged in the development of technology and products which would be competitive with those of RVSI should such concerns choose to enter the machine vision marketplace. See "Business of RVSI Competition."

         - PENDING LITIGATION. RVSI has been the subject of a counterclaim in excess of $10.0 million asserted by the defendant in a proceeding previously instituted by RVSI in which RVSI had alleged that such defendant had breached certain agreements between RVSI and the defendant relating to the defendant's purchase of certain of the assets of RVSI's former welding and cutting systems business. RVSI has moved for summary judgment to dismiss all of the fraud counterclaims, to limit damages to the amount of money paid by defendant under the agreement, and to eliminate any claims based on lost business opportunities with third parties. The motion has been fully briefed, and has been before the court for a decision for three months. RVSI, upon advice of its counsel, believes that the ultimate outcome of this proceeding will not have a material adverse impact upon RVSI's financial condition or results of operations. However, given the inherent uncertainties of litigation, an adverse outcome to RVSI in the counterclaim could materially adversely affect RVSI's financial viability.

         RVSI is a party to three separate lawsuits, two of which were commenced by RVSI, with a company that competes with RVSI in the assembly and distribution of 3-D machine vision-based products. The lawsuits involve the questions of whether the competitor is infringing a number of RVSI patents in the assembly and distribution of its own 3-D machine vision-based products. In one of the lawsuits, the trial court held that RVSI's patents were not infringed and in a second lawsuit the trial court held that one claim of one of RVSI's patents was invalid. RVSI is appealing both decisions. The third action is in its early stages at this time. RVSI believes that the ultimate outcome of this proceeding will not have a material adverse effect upon RVSI. See "Business of RVSI - Litigation."

         - UNCERTAINTY OF PATENT PROTECTION. At June 30, 1996, RVSI owned 85 issued U.S. patents relating to its 3-D vision technology, and other products. RVSI also owns the rights to several U.S. patent applications relating to such technology. RVSI does not believe that its present operations are materially dependent upon the proprietary protection that may be available to RVSI by reason of any one or more of such patents. Moreover, as RVSI's patent position has not been tested with the exception of the litigation referred to above under "Pending Litigation", there can be no assurance given as to the effectiveness of the protection afforded by its patent rights. See "Business of RVSI - Proprietary Protection."

         - PROPRIETARY PROTECTION; EXPORT SALES. RVSI relies primarily on a combination of patent registrations, trade secrets, confidentiality procedures, contractual provisions and copyright and trademark laws to protect its proprietary rights. RVSI seeks to protect its software and other written materials under trade secret and copyright laws, which afford only limited protection. Despite RVSI's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of RVSI's products or to obtain and use information that RVSI regards as proprietary. A majority of RVSI's revenues are derived from export sales. The laws of some foreign countries may not protect RVSI's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that RVSI's means of protecting its proprietary rights will be adequate or that RVSI's competitors will not independently develop comparable or superior technologies. Third parties may assert that RVSI's products infringe their proprietary rights. Should litigation with respect to any such claims commence, such litigation could be expensive and time consuming and could materially and adversely affect RVSI's results of operations regardless of the outcome of the litigation. See "Business of RVSI - Proprietary Protection and Litigation."

                                  INTRODUCTION

         This Proxy Statement/Prospectus is provided to the CI Stockholders in connection with the Special Meeting. The Special Meeting will be held on _________, 1996, at the time and in the location, set forth under the caption "The Special Meeting," below. At the Special Meeting, CI stockholders will be asked to consider and approve the Merger. The CI Board is soliciting proxies hereby for use at the Special Meeting. A form of proxy is being provided to the CI Stockholders with this Proxy Statement/Prospectus. Information with respect to the execution and revocation of proxies is provided under "The Special Meeting - Voting Rights."


                               THE SPECIAL MEETING

PURPOSE OF THE MEETING

         At the Special Meeting, the CI Stockholders will be asked to consider and vote upon the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, pursuant to which, among other matters, (i) Subsidiary will be merged with and into CI and CI will become a wholly-owned subsidiary of RVSI, and (ii) each share of CI Common Stock will be converted into the right to receive, and become exchangeable for, 0.177805207 of a share of RVSI Common Stock (subject to possible adjustments to the Exchange Ratio in accordance with the Merger Agreement).

         THE BOARD OF DIRECTORS OF CI BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CI AND THE CI STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE CI STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER. SEE "THE PROPOSED MERGER - RECOMMENDATION OF THE CI BOARD OF DIRECTORS AND REASONS FOR THE MERGER."

DATE, TIME AND PLACE; RECORD DATE

         The Special Meeting is scheduled to be held at 10:00 A.M., local time,
on     ,      , 1996, at the offices of CI, 5 Shawmut Road, Canton,
Massachusetts 02021. The CI Board has fixed the Record Date as the close of business on August 1, 1996 for the determination of CI Stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of CI Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the Record Date, there were outstanding and entitled to vote 10,851,293 shares of CI Common Stock held by __ holders of record.

VOTING RIGHTS

         Pursuant to the MBCL and the CI Articles of Organization, the affirmative vote of the holders of at least a majority of the shares of CI Common Stock outstanding as of the Record Date is required to approve and adopt the Merger. Holders of record of CI Common Stock outstanding as of the Record Date are entitled to one vote per share at the Special Meeting. The presence, either in person or represented by proxy, of the holders of a majority of the shares of CI Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Special Meeting. As of the Record Date, CI's directors and executive officers as a group held shares representing approximately 12.4% of the votes entitled to be cast by CI Stockholders at the Special Meeting.

         The CI Board is soliciting proxies so that each CI Stockholder on the Record Date has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a CI Stockholder does not return a signed proxy card, his or her shares will not be voted and thus will have the effect of a vote against the Merger.

         A broker who holds shares in street name will not be entitled to vote on the Merger without instructions from the beneficial owner. This inability to vote is referred to as a broker non-vote. Shares of CI Common Stock which abstain from voting and broker non-votes will be counted for purposes of determining the existence of a quorum at the Special Meeting. However, since the proposal to be considered at the Special Meeting requires the affirmative vote of at least a majority of the shares of CI Common Stock outstanding as of the Record Date, abstentions and broker non-votes will have the effect of a negative vote. CI Stockholders are urged to mark the box on the proxy card to indicate how their shares will be voted. If a CI Stockholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted "FOR" the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

         The proxy card also confers discretionary authority on the individuals appointed by the CI Board and named on the proxy card to vote the shares represented thereby in accordance with their judgment on any other matter incidental to the Special Meeting that is properly presented for action at such meeting or at any adjourned session thereof.

         Any CI Stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Clerk of CI, at 5 Shawmut Road, Canton,

Massachusetts 02021, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

         The costs of solicitation of CI Stockholder proxies will be borne by CI. CI will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement/Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, the beneficial owners of CI Common Stock. CI Stockholder proxies may be solicited by directors, executive officers or regular employees of CI (who will not be entitled to any extra compensation therefor), in person, by letter or by telephone or telegram. CI has also retained Georgeson & Company Inc. to assist in the solicitation of proxies. CI expects to pay such firm a fee of approximately $6,000 plus reimbursement of reasonable costs and expenses.

         It is expected that this Proxy Statement/Prospectus and the accompanying proxy card will be mailed to CI Stockholders on or about _________, 1996.

                               THE PROPOSED MERGER

GENERAL

         The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement/Prospectus as Exhibit A.

         At the Effective Time, Subsidiary will be merged with and into CI, and Subsidiary will cease to exist as a corporation. CI will be the surviving corporation in the Merger and shall become a direct, wholly-owned subsidiary of RVSI.

         At the Effective Time, each then outstanding share of CI Common Stock, other than shares held by CI Stockholders who properly exercise their appraisal rights (the "Dissenting Shares") under Sections 85 through 98 of the Massachusetts Business Corporation Law (the "MBCL") will be converted into the right to receive, and become exchangeable for, 0.177805207 of a share of RVSI Common Stock (the "Exchange Ratio"); provided, however, that if the average of the closing prices of RVSI Common Stock on the Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be less than 0.160024686) (the "Maximum Collar"); and if the Average Closing Price is less than $17.00, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be more than 0.195585727) (the "Minimum Collar", and collectively with the Maximum Collar, the "Collars"). No fractional shares of RVSI Common Stock will be issued in the Merger, and CI Stockholders whose shares are converted in the Merger will be entitled to a cash payment in lieu of such fractional shares. See "- No Fractional Shares."

         Assuming (i) the number of shares of CI Common Stock outstanding at the Effective Time is the same as the number of shares outstanding as of June 30, 1996 (10,872,343 shares), and (ii) the average of the last sale prices of RVSI Common Stock as reported by the Nasdaq National Market for the 25 trading days ending on the second trading day prior to the Closing Date is the same as the closing price at July 17, 1996 ($15.125 per share), an aggregate of approxi-mately 2,354,000 shares of RVSI Common Stock would be issued in the Merger and each share of CI Common Stock would be converted into 0.195585727 of a share of RVSI Common Stock.

         As a consequence of the Merger, options to purchase 988,350 shares of CI Common Stock (the "CI Options") and a warrant to purchase 200,000 shares of CI Common Stock (the "CI Warrant") at exercise prices ranging from $0.875 to $3.00 per share will be converted at the Effective Time into options and a warrant to purchase 210,583 shares of RVSI Common Stock at exercise prices ranging from $4.92 to $16.87 per share. See "Management of CI."

         Under the terms of CI plans pursuant to which the CI Options were issued, the vesting schedule of all CI Options held by participants in such plans, including officers of CI, will accelerate in full at the Effective Time, such that the options held by certain employees and officers of CI will be fully exercisable immediately following the Effective Time. As a result of this provision, CI Options to purchase an aggregate of approximately 361,400 shares of CI Common Stock held by employees and officers of CI which would otherwise not yet be exercisable will be fully exercisable immediately following the Effective Time. Assuming that the Effective Time had been July 1, 1996, these
CI Options would have had an economic value of $1,440,600 (without giving effect to possible adjustment as a result of the implementation of the Collars).

         No vote of RVSI's stockholders is required to approve the Merger Agreement. None of the shares of RVSI Common Stock issued and outstanding immediately prior to the Effective Time will be converted or otherwise modified in the Merger. All of such shares will continue to be shares of outstanding Common Stock of RVSI after the Merger.

         A description of the relative rights, privileges and preferences of RVSI Common Stock, including certain significant differences between RVSI Common Stock and CI Common Stock, is set forth under "Description of RVSI's Securities" and "Comparative Rights of Stockholders."

CLOSING; EFFECTIVE TIME

         The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the second business day immediately following the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as RVSI and CI may agree ("Closing Date"). The Merger will become effective on the date that both (i) the Articles of Merger required under Massachusetts law are accepted for filing by the Secretary of State of the Commonwealth of Massachusetts and (ii) the Certificate of Merger required under Delaware law is accepted for filing by the Secretary of State of the State of Delaware. Such filing will be made simultaneously with, or as soon as practicable after, the Closing.

EXCHANGE OF STOCK CERTIFICATES

         From and after the Effective Time, CI Stockholders of record immediately prior to the Effective Time will be entitled to receive .177805207 of a share of RVSI Common Stock in exchange for each share of CI Common Stock held immediately prior to the Effective Time (subject to possible adjustments to the Exchange Ratio as a result of implementation of the Collars). See "- General." Notwithstanding the Exchange Ratio, no fractional shares of RVSI Common Stock will be issued. See "- No Fractional Shares." As soon as practicable after the Effective Time, the Exchange Agent will mail transmittal instructions and a form of letter of transmittal to each person who was a CI Stockholder immediately prior to the Effective Time. The transmittal instructions will describe the procedures for surrendering the certificates that prior to the Merger represented CI Common Stock (the "CI Certificates") in exchange for the RVSI Certificates representing RVSI Common Stock. The form of letter of transmittal will specify that delivery shall be effected, and the risk of loss and title to the RVSI Certificates shall pass, only upon actual delivery of the CI Certificates to the Exchange Agent. Upon surrender of the CI Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, such CI Certificates will be canceled and the holder of such CI Certificates will receive an RVSI Certificate representing that number of whole shares of RVSI Common Stock to which the former CI stockholder is entitled pursuant to the provisions of the Merger Agreement, in addition to payment in cash for any fractional share of RVSI Common Stock.

         CI STOCKHOLDERS SHOULD NOT SUBMIT THEIR CI CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         CI Stockholders will not be entitled to receive any dividends or other distributions on RVSI Common Stock until the Merger has been consummated and they have exchanged their CI Certificates for RVSI Certificates. Subject to applicable laws, any such dividends and distributions after the Effective Time will be accumulated and, at the time a former CI Stockholder surrenders his or her CI Certificates to the Exchange Agent, all such accrued and unpaid dividends and distributions, together with any cash payments in lieu of fractional shares of RVSI Common Stock, will be paid without interest. It is not anticipated that any accrued and unpaid dividends or distributions will exist at the Effective Time. See "Comparative Per Share Prices and Dividends of RVSI Common Stock and CI Common Stock."

         If any RVSI Certificate is to be issued in a name other than that in which the corresponding CI Certificate is registered, it is a condition to the exchange of the CI Certificate that the former

CI Stockholder requesting such exchange comply with applicable transfer requirements and pay any applicable transfer or other taxes, or establish to the satisfaction of RVSI that such tax has been paid or is not applicable. No transfers of CI Common Stock will be made on the stock transfer books of CI after the close of business on the day prior to the Effective Time.

         Neither the Exchange Agent nor any party to the Merger Agreement will be liable to any former CI Stockholder for any shares of RVSI Common Stock delivered to state authorities pursuant to applicable abandoned property, escheat or other similar laws. At any time following 180 days after the Effective Time, RVSI may require the Exchange Agent to return all RVSI Common Stock and cash deposited with the Exchange Agent which has not been disbursed to former CI Stockholders and thereafter any such holders which have not remitted their CI Certificates to the Exchange Agent may look to RVSI only as a general creditor with respect thereto.

NO FRACTIONAL SHARES

         No certificates or scrip for fractional shares of RVSI Common Stock will be issued upon the surrender for exchange of CI Certificates in the Merger. No dividend, stock split or interest will be paid with respect to any fractional share of RVSI Common Stock, and such fractional interests will not entitle the owner thereof to vote or to any of the other rights of a RVSI Stockholder. Instead, each CI Stockholder who would otherwise have been entitled to a fraction of a share of RVSI Common Stock upon surrender of CI Certificates for exchange will be entitled to receive from the Exchange Agent a cash payment (without interest) at a pro rata price based on the Average Closing Price.

BACKGROUND OF MERGER

         The terms of the Merger Agreement resulted from arm's length negotiations between representatives of RVSI and CI. The following is a brief discussion of the background of these negotiations.

         In April 1993, CI's senior management determined that there were market opportunities for 2-D products in the bar code industry and that CI should begin developing 2-D products for this emerging market. At that time CI was upgrading its laser scanners and CI believed it did not have sufficient financial resources to develop the machine based technologies necessary to provide a competitive array of 2-D products. Accordingly, CI began to investigate strategic relationships to acquire the capability to produce 2-D products.

         In March 1994, CI first retained Fechtor, Detwiler to assist in identifying potential strategic partners. Prior to commencing negotiations with RVSI, CI explored other opportunities which did not come to fruition. Subsequently, on April 11, 1996, the CI Board formed a Mergers and Acquisition Committee comprised of the following CI Board members:
Edward J. Stewart, III, Tomas Kohn and John M. Hill.

         At a regular meeting of the RVSI Board held on February 1, 1994, the RVSI Board unanimously authorized Pat V. Costa, RVSI's Chairman, President and Chief Executive Officer, to seek out potential acquisition candidates. Mr. Costa was entrusted with this task in view of his prior service as president of the machine vision industry's national trade association, as a consequence of which he was particularly knowledgeable as to the business, operations and prospects of other companies in the machine vision industry.

         The RVSI Board authorized the search for potential acquisition candidates due to its desire to expand and diversify RVSI's product line and to accelerate the growth of RVSI's business. The RVSI Board believed RVSI could better withstand the cyclical changes characteristic of its industry with a broader product line. The RVSI Board considered, but rejected, the possibility of limiting its expansion to internal diversification because it believed that an acquisition of an existing operating company was a quicker and more efficient method of product line expansion and diversification.

         In initially determining whether or not to approach potential acquisition candidates, Mr. Costa, together with other senior members of RVSI's management, considered, among other factors, the following:

         -         valuation of the candidate relative to RVSI

         -         complementary nature of the candidate's products

         - synergies that could be expected to accrue from the combination of RVSI and the candidate

         - management and technical capability resident in the candidate's organization

         - profitability of the candidate's business and its impact on RVSI's earnings per share

         - stage of development and competitive position of the candidate's products

         - ability of the candidate to operate as an independent entity

         Following RVSI's acquisition of I.D. Matrix in October 1995, the RVSI Board authorized Mr. Costa to seek out potential acquisition candidates whose products and services would enhance the capability of RVSI, including its Acuity and I.D. Matrix subsidiaries, to offer "one-stop" shopping to purchasers of 2-D and 3-D automated vision systems. CI, with its expertise in integrating 1-D and 2-D bar code readers and customized software applications for data collection systems and networks, appeared to satisfy the criteria, particularly as they related to I.D. Matrix's 2-D Data Matrix(TM) code readers. CI's presence in Europe and experienced management satisfied other acquisition criteria. RVSI also believed that synergies between the respective sales organizations of CI and I.D. Matrix would generate additional sales and provide operational savings.

         RVSI made its initial contact with CI in July, 1995 when Mr. Costa met Richard C. Close, CI's President and Chief Executive Officer, briefly at the SemiCon West Trade Show in San Francisco, California. Mr. Close inquired whether RVSI had an interest in holding business combination discussions with CI. They agreed to meet later to continue the discussion.

         On August 11, 1995, Mr. Costa toured CI's offices and received a detailed presentation of CI's business. On August 30, 1995, Mr. Close visited RVSI for a presentation of RVSI's business. On September 12, 1995, in RVSI's Nashua, New Hampshire office, Stephen L. Abbey, CI's Vice President of Sales and Marketing, North America and Mr. Close met with Mr. Costa, Ofer Gneezy, President of Acuity, Brian St. Pierre and Robert Welch, Acuity's Vice
Presidents of Sales and Operations, respectively, to discuss the impact of the Starnode(TM) Data Collection Network on their business. At the conclusion of the meetings it was agreed that discussions should continue.

         There were no subsequent discussions between RVSI and CI in these regards until April 27, 1996, when Mr. Costa telephoned Mr. Close to again discuss a possible merger, and they decided to meet.

         On April 30, 1996, Mr. Costa met with Mr. Close, John Pemble, a former chief executive officer of Acuity, and Edward J. Stewart, III, in Lexington, Massachusetts and began more detailed discussions regarding a potential merger.

         The CI Board met on May 14, 1996 after CI's Annual Meeting of Stockholders. Andre Daniel-Dreyfus, a representative of Fechtor, Detwiler, made a presentation analyzing the relative values of CI and RVSI. The CI Board discussed the advantages and disadvantages of a merger with RVSI and strategies for pursuing merger negotiations. The Board authorized the Mergers and Acquisition Committee to continue the RVSI merger negotiations.

         On May 17, 1996, Mr. Close, Mr. Pemble and Mr. Stewart visited
RVSI in Hauppauge, New York, and met with Mr. Costa and other senior RVSI officers. Mr. Close presented CI's financial projections for 1996, and outlined synergies which he believed could be achieved in a merger with RVSI. He placed a valuation of CI at 2.5 million shares of RVSI stock (or $44,687,500 based on the closing price of RVSI stock at such date). Mr. Costa dismissed the valuation as too high, but agreed to continue discussions.

         On May 29, 1996, Mr. Costa and Robert Walker, RVSI's chief financial officer, visited CI in Canton, Massachusetts. On May 30, Steve Bilodeau, Earl Rideout and Howard Stern, all executive officers of RVSI, also visited CI.

         On May 30, 1996, RVSI and CI entered into reciprocal non-disclosure agreements.

         Subsequent to this, and continuing over a period of approximately five weeks, RVSI and CI had several exchanges of information and documents with the objective of providing each other with insight into, among other things, each other's products, capabilities, performance history and prospects.

         On June 3, 1996, Mr. Costa telephoned Mr. Close and offered 1.9 million shares of RVSI stock for CI (or $36,337,500 based on the closing price of RVSI Common Stock on such date). The offer was neither accepted nor rejected. On
June 3, 1996, CI held a telephonic board meeting to discuss the offer.

         RVSI held a telephonic board meeting on June 5, 1996 at which point the RVSI Board specifically authorized Mr. Costa to continue to pursue CI as an acquisition candidate. Later that day Mr. Costa and Mr. Walker spoke to Mr. Stewart and Mr. Daniel-Dreyfus, at which point Mr. Stewart countered with an asking price of 2.25 million RVSI shares for CI (or $45,000,000 based on the closing price of RVSI Common Stock on such date). Mr. Costa responded that the parties were within hailing distance of reaching an agreement on price, and also had reached agreement on most other issues, so that the likelihood of concluding the merger was high. It was further agreed that RVSI's counsel would draft a letter of intent for review by CI's counsel and the respective officers and directors of both companies. As Mr. Costa had previous commitments for the next three days, the parties agreed to resume discussions on June 9.

         A draft of the letter of intent was prepared and distributed by RVSI's counsel to CI and its counsel on June 7, 1996.

         On June 9, 1996, Mr. Costa and Mr. Close spoke several times with each other, as well as with their respective company officers and board members. Also on that date, Mr. Costa, Mr. Walker and Parker Duryee Rosoff & Haft, counsel to RVSI, spoke with Mr. Close, Mr. Stewart and Mr. Daniel-Dreyfus and agreed upon a price of 2.14 million shares of RVSI common stock in exchange for all of CI's outstanding Common Stock, options and warrants. RVSI's closing stock price on June 7, 1996 was $18-7/8, and CI's was $2-1/4, which equated to an equivalent CI stock price of $3.345, or a $40.4 million total valuation. Collars were specified at $17 and $20-3/4 for RVSI stock, with a maximum adjustment outside that range of +/-10% of the number of RVSI shares offered. A break-up fee of $750,000 was also specified.

         The RVSI Board held a telephonic meeting on June 10, 1996 to resolve any remaining open issues. On the same day, the CI Board held a telephonic meeting to discuss CI's offer and the letter of intent. The Mergers and Acquisition Committee discussed the course of the merger negotiations with the CI Board. Mr. Daniel-Dreyfus of Fechtor, Detwiler was invited to participate in the meeting and discussion of the terms of the proposed merger with the Board. Brown, Rudnick, Freed & Gesmer, CI's counsel, reviewed the letter of intent with the CI Board. After completion of these discussions, the CI Board voted to authorize CI's management to execute the letter of intent, subject to Mr. Close and Mr. Stewart making any further changes to the letter of intent which they deemed to be in the best interests of CI and its stockholders and consistent with the discussion of the CI Board.

         The letter of intent was finalized and executed by RVSI and CI on Monday evening, June 10, 1996. A joint press release announcing the signing was issued before the market opened on Tuesday, June 11, 1996.

         Subsequent to the execution of the letter of intent, counsel for RVSI prepared and distributed to both CI and its counsel a first draft of the Merger Agreement on June 14, 1996.

         Following discussions and negotiations among the parties and their respective counsel, revised drafts of the Merger Agreement were prepared and distributed on June 25, 1996 and July 3, 1996, respectively.

         After the letter of intent was signed, the "due diligence" process commenced. At the outset, RVSI and CI exchanged requests for documents needed for that purpose.

         On June 7, 1996, Mr. Close forwarded a list of likely questions and concerns of CI employees regarding the Merger, which had been developed by the CI management team. A telephonic meeting was held on June 11, 1996 between RVSI and CI officers to address these questions and concerns.

         Mr. Costa, accompanied by RVSI employees Michael Abrams, Carl Muscari and Dennis Priddy, and Maxwell Morton, a machine vision industry consultant retained by RVSI, visited CI on June 12, 1996 to meet with CI employees. Later that day Mr. Close traveled to Nashua, New Hampshire to meet with employees of RVSI's subsidiary companies: Acuity, I.D. Matrix, and Northeast Robotics, Inc.

         Mr. Close traveled to RVSI in Hauppauge, New York, on June 18, 1996 in order to participate in a meeting with officers of Symbol Technologies, Inc. regarding RVSI and Symbol's previously announced 2-D bar code co-development/ marketing effort.

         Mr. Close was invited to attend RVSI's regularly scheduled Board meeting in Islandia, New York on June 25, 1996. At the meeting, Mr. Close gave a brief presentation detailing his own background and CI's history and product lines.

         Fechtor, Detwiler visited RVSI on June 29, 1996 to discuss RVSI's operations and prospects with Messrs. Costa and Walker.

         Parker Duryee Rosoff & Haft, RVSI's counsel, visited CI on June 19, 1996 as part of the due diligence process.

         On July 1, 1996, the CI Board met again to discuss the Merger and the Merger Agreement, authorized the Merger and authorized Mr. Close and Mr. Weber to enter into the Merger Agreement subject to such changes and modifications deemed by Mr. Close and Mr. Weber to be in the best interests of CI and its stockholders and within the Board's parameters.

         On July 2, 1996, Mr. Walker visited CI to discuss certain financial matters as part of RVSI's due diligence process.

         Subsequently, on July 11, 1996, counsel for RVSI distributed a revised draft of the definitive Merger Agreement to CI. On July 12, 1996, the RVSI Board authorized execution of the definitive Merger Agreement.

         On July 12, 1996, the CI Board met. Mr. Costa was invited to make a presentation about RVSI and answer questions of the Board. After Mr. Costa departed the meeting, representatives of Fechtor, Detwiler presented to the CI Board the analysis underlying Fechtor, Detwiler's opinion that the Exchange Ratio was fair from a financial point of view to the CI Stockholders.

         The Merger Agreement was signed on July 23, 1996, at which time a joint press release announcing its execution was issued.


RECOMMENDATION OF THE CI BOARD OF DIRECTORS
AND REASONS FOR THE MERGER

         The CI Board has unanimously adopted the Merger Agreement and approved the Merger. It recommends to the CI Stockholders that they vote FOR the adoption of the Merger.

         CI senior management, in consultation with the CI Board, has been evaluating the possibility of engaging in potential strategic relationships with third parties. In March 1994, CI first retained Fechtor, Detwiler as its exclusive financial advisor to assist in identifying, evaluating and pursuing these relationships. In the course of these evaluations, senior management concluded that there were a limited number of parties engaged in the bar coding and data collection industries with which a strategic relationship would be in the interests of CI and its stockholders. Consequently, in May, 1996, senior management recommended to the CI Board that discussions with RVSI concerning a proposed strategic relationship were in the best interests of CI and its stockholders.

         Following meetings regarding the issue held on May 14, 1996 and June 10, 1996, on July 1, 1996, the CI Board unanimously approved the Merger and the Merger Agreement, subject to the receipt of the fairness opinion from Fechtor, Detwiler, and concluded that the Merger was fair to, and in the best interests of, the CI Stockholders.

         In reaching its determination, the CI Board considered the following factors:

         - The CI Board, on the basis of its familiarity with, and review of, the business, operations, earnings and financial condition of CI, on both an historical and a prospective basis (this included a review of CI's recent operating performance and its need for significant additional capital to market its products effectively), concluded that CI would perform more effectively as part of a larger, better capitalized company than as a "stand-alone" corporation;

         - The CI Board, after an assessment of the present state of CI's technology in relation to the marketplace and of the capital and other resources which would be required to develop appropriate channels of distribution for its present and planned products and to develop further products to remain competitive in a rapidly changing market environment, concluded that CI would perform more effectively as part of a larger, better capitalized company than as a "stand-alone" corporation;

         - The CI Board believes significant benefits could be derived from a combination of CI's bar code and data collection technology with RVSI's machine vision and 2-D bar code technology, including the ability to provide a more complete solution to a wider range of customer needs into the future;

         - The CI Board considered the much greater basic technology and financial resources of RVSI which would enable the combined company to develop and market the CI products more effectively;

         - The CI Board reviewed possible alternatives to the Merger (including business combinations with other businesses, joint marketing arrangements, strategic alliances, OEM or other arrangements), and the range of values of CI Stockholders and the timing and likelihood of actually receiving, and the risks and rewards associated with seeking to obtain, those values;

         - The CI Board considered the terms negotiated with RVSI, including the price and other financial terms, as well as some of the more negative terms, including the termination fee and the limited nature of the adjustments in the Exchange Ratio permitted under the Collars; and

         - The CI Board considered the structure of the transaction, which provides the CI Stockholders with a security which has a larger stock market float and greater liquidity on a tax free basis.

         The Board concluded that most of these factors argued strongly in favor of the Merger. The principal factors weighing against the Merger were (i) the risk that the potential benefits of the Merger would not be realized, and (ii) certain terms of the Merger Agreement with RVSI, including the termination fee and the limitations (by virtue of the terms of the Collars) on adjustments to the Exchange Ratio resulting from changes in the market price of RVSI Common Stock. While the CI Board recognized the risks these provisions created for CI and its stockholders, it ultimately concluded that all of the terms of the proposed Merger, when taken together, were fair and in the best interests of the CI Stockholders. In view of the wide variety of factors considered, the CI Board did not attempt to quantify or assign relative weights to the specific factors considered in reaching this conclusion.

         In reaching its conclusions, the CI Board considered (i) information concerning the financial performance, condition, business operations and prospects of each of RVSI and CI, (ii) the proposed terms and structure of the transaction, (iii) the terms of the Merger Agreement and (iv) the opinion of Fechtor, Detwiler.


OPINION OF CI FINANCIAL ADVISOR

         In its role as financial advisor to CI, Fechtor, Detwiler was asked by CI to render its opinion to the CI Board as to the fairness to the public stockholders of CI, from a financial point of view, of the Exchange Ratio.

         On July 12, 1996, Fechtor, Detwiler orally advised the CI Board that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the CI Stockholders. Fechtor, Detwiler subsequently confirmed its oral opinion by delivery of a written opinion dated July 12, 1996.

         In rendering such opinion in regard to the Merger, Fechtor, Detwiler
(1) reviewed the draft of the proposed Agreement and Plan of Merger and Reorganization dated July 3, 1996, (2) reviewed historical financial and business information about CI, (3) met with management of CI to discuss its operations, financial condition and future prospects, (4) visited CI's Canton, Massachusetts facility, (5) reviewed historical financial and business information about RVSI, (6) met with the management of RVSI to discuss its operations, financial condition and future prospects, (7) visited RVSI's Hauppauge, New York facility, (8) compared the market valuations, financial condition and performance of CI and RVSI with those of other publicly traded companies (the

"CI Comparable Companies" and the "RVSI Comparable Companies"), (9) compared certain financial terms of the Merger to certain financial terms of selected other business combinations deemed relevant, (10) compared the valuation of the CI shares in the Merger to the closing price of CI shares prior to the announcement of the Merger, (11) considered the potential for accretion or dilution in operating income, earnings before taxes and earnings per share for the CI shareholders which may result from the Merger, (12) analyzed the pro forma contribution of each of CI and RVSI to the combined company's revenues, operating income, earnings before taxes, and net income if the Merger were to be consummated, (13) calculated the pro forma financial effect of the Merger on the combined company's financial ratios and compared these with the financial ratios of both CI and RVSI prior to the Merger and (14) reviewed the trading histories of CI and RVSI common stock.

         CI and RVSI furnished certain material non-public information to Fechtor, Detwiler including operating budgets through December 1997 for CI and September 1997 for RVSI. In rendering its opinion, Fechtor, Detwiler has assumed and relied upon the accuracy and completeness of all information provided to it by CI and RVSI, and has not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of CI or RVSI.

         CI did not place any limitations on Fechtor, Detwiler's report. CI did not ask Fechtor, Detwiler to render any opinion as to the fairness, from a financial point of view, of the Merger, but only as to the fairness, from a financial point of view, of the Exchange Ratio.

         The following is a summary of the financial analyses performed by Fechtor, Detwiler in connection with providing its written opinion to CI on July 12, 1996.

         COMPARABLE COMPANIES ANALYSIS: Fechtor, Detwiler compared certain financial information of CI with a group of publicly traded comparable companies in the electronic data collection and related industries that, in Fechtor, Detwiler's judgment, were comparable to CI (the "CI Comparable Companies"). Fechtor, Detwiler compared certain financial information of RVSI with a group of publicly traded comparable companies in the machine vision and related industries that, in Fechtor, Detwiler's judgment, were comparable to RVSI (the "RVSI Comparable Companies"). The CI and RVSI Comparable Companies were chosen by Fechtor, Detwiler as companies which possess general business, operational, and financial characteristics representative of companies in the industries in which CI and RVSI operate, although Fechtor, Detwiler recognized that each of the CI and RVSI Comparable Companies differs from CI and RVSI in certain respects. The CI Comparable Companies consist of Electromagnetic Sciences, Inc., Imtec, Inc., Metrologic Instruments, Inc., Norand Corporation, Paxar Corporation, PSC Inc.,

Peak Technologies Group, Symbol Technologies, Inc., Telxon Corporation and Zebra Technologies Corporation. The RVSI Comparable Companies consist of Cognex Corporation, KLA Instruments Corporation, Medar, Inc., Orbotech, Ltd., Perceptron, Inc. and PPT Vision, Inc.

         The financial information Fechtor, Detwiler considered was the most recent information available to it as of the date of the opinion. The financial measures considered and the median values for each of these measures for the CI and RVSI Comparable Companies were as follows: the multiple of enterprise value to revenues (1.09x for CI Comparable Companies and 3.20x for RVSI Comparable Companies), the multiple of enterprise value to operating income (15.2x for CI Comparable Companies and 12.0x for RVSI Comparable Companies), the multiple of the stock price to trailing earnings per share (23x for CI Comparable Companies and 18x for RVSI Comparable Companies), the multiple of the stock price to the estimated earnings per share for the current fiscal year (19x for CI Comparable Companies and 19x for RVSI Comparable Companies), and the multiple of the stock price to the estimated earnings per share for the next fiscal year (15x for CI Comparable Companies and 14x for RVSI Comparable Companies).

         Based upon an average closing price for RVSI common stock for the 25 trading days ending on (and including) July 10, 1996 of $17.36 per share, Fechtor, Detwiler determined that the Exchange Ratio would be
0.177252932. Based upon this Exchange Ratio and a closing price for RVSI of $16.375 as of July 10, 1996, Fechtor, Detwiler calculated a Merger valuation for CI of $35,042,000. This Merger valuation compares to CI's actual and estimated results as follows: the multiple of Merger value to revenues (1.24x), the multiple of Merger value to operating income (65.26x), the multiple of the merger value per share ($2.90) to trailing earnings per share (60x), the multiple of the Merger value per share to the estimated earnings per share for the current fiscal year (32x), and the multiple of the Merger value per share to the estimated earnings per share for the next fiscal year (12x). Multiples of revenue, operating income and trailing earnings per share were calculated based upon the reported results for the four quarters ending March 31, 1996. Fechtor, Detwiler concluded that the multiple values associated with CI after the Merger were above the median for those of the CI Comparable Companies, with the exception of the multiple of Merger value per share to estimated earnings per share for the next fiscal year, which was below the median but above the low end of the range for the CI Comparable Companies.

         Based upon RVSI's common stock price of $16.375 on July 10, 1996, Fechtor, Detwiler calculated the following values for RVSI: the multiple of enterprise value to revenues (3.29x), the multiple of enterprise value to operating income (18.75x), the multiple of the stock price to trailing earnings per share (25x), the multiple of the stock price to the estimated earnings per share for the current fiscal year (20x), and the multiple of the stock price to the estimated earnings per share for the next fiscal year (17x). Multiples of revenues, operating income and trailing earnings per share were calculated based upon the reported results for the four quarters ending March 31, 1996.

         Fechtor, Detwiler noted that for the period examined, RVSI traded at valuation multiples that were generally higher than the median valuation multiples for the RVSI Comparable Companies. Fechtor, Detwiler attributed the variation in part to differences in operating performance. RVSI's average annual growth rate in revenues for the three fiscal years ended September 1995 and its gross margins for the four quarters ended March 1996 exceeded the median of the RVSI Comparable Companies as a group. Companies with comparable growth rates and profit margins to RVSI include Cognex, KLA Instruments and Perceptron. For these three companies, the median valuation multiples were as follows: the multiple of enterprise value to revenues (5.15x), the multiple of enterprise value to operating income (11.95x), the multiple of the stock price to trailing earnings per share (23x), the multiple of the stock price to the estimated earnings per share for the current fiscal year (17x), and the multiple of the stock price to the estimated earnings per share for the next fiscal year (14x). Fechtor, Detwiler concluded that the multiples for RVSI were in line with those of Cognex, KLA Instruments, and Perceptron.

         COMPARABLE TRANSACTION ANALYSIS: Fechtor, Detwiler examined certain completed merger and acquisition transactions of electronic data collection and machine-vision related companies. Fechtor, Detwiler calculated the multiples of revenue and earnings paid by the acquiring firm in each transaction and compared it with the multiples of revenue and earnings being offered to CI by RVSI based upon an Exchange Ratio of 0.177252932 and a closing price for RVSI of $16.375 as of July 10, 1996. The comparable transactions examined, and the multiples of revenue and earnings paid in each transaction were as follows: RVSI's merger with Acuity Imaging (1.2x revenue and 35x earnings), Itran's merger with Automatix (0.8x revenue and 15x earnings), PSC's pending acquisition of Spectra-Physics Data Capture Group (1.2x revenue, earnings not available), PSC's acquisition of LazerData (0.9x revenue, earnings not available), Litton's acquisition of Intermec (1.0x revenue and 24x earnings) and Fairey Group's acquisition of Randomat (3.1x revenue and 17x earnings). Fechtor, Detwiler concluded that these multiples were in line with RVSI's offer to merge with CI at multiples of 1.2x revenues and 60x earnings, based upon the Exchange Ratio of
0.177252932 and a closing price for RVSI of $16.375 as of July 10, 1996.

         MERGER PRICING ANALYSIS: Based upon the Exchange Ratio of 0.177252932 and a closing price for RVSI of $16.375 as of July 10, 1996, Fechtor, Detwiler calculated a Merger valuation for CI of

$35,042,000, and an equivalent share price of $2.90. Fechtor, Detwiler determined that this equivalent price of $2.90 per share represented a 29% premium to CI's closing price on June 10, 1996, one day prior to the announcement of the Merger. Based upon an Exchange Ratio of 0.177252932 and RVSI's closing price of $18.75 on June 10, 1996, which was one day prior to the announcement of the Merger, Fechtor, Detwiler calculated an equivalent share price of $3.32 for CI, which represented a 48% premium to CI's closing price on June 10, 1996. Fechtor, Detwiler determined that these premiums were in line with the premiums paid in acquisitions of other publicly traded companies, as reported in the January/February 1995 and January/February 1996 issues of Mergers & Acquisitions magazine.

         ACCRETION/DILUTION ANALYSIS: Fechtor, Detwiler also considered the potential for accretion or dilution in operating earnings and earnings per share for the CI shareholders which may result from the Merger. Fechtor, Detwiler took into account each company's reported performance through March 31, 1996 and operating budgets through September 1997. Based upon this information, Fechtor, Detwiler determined whether the Merger would be accretive or dilutive to the CI shareholders for the trailing four quarters ending in March 1996, September
1996 and September 1997, on an operating income, earnings before taxes, and earnings per share basis.

         For the four quarters ending in March 1996, Fechtor, Detwiler calculated that the Merger would be accretive on an operating basis (168%), an earnings before taxes basis (169%), and on an earnings per share basis (131%). For the four quarters ending in September 1996, Fechtor, Detwiler calculated that the Merger would be accretive on an operating income basis (214%), an earnings before taxes basis (284%), and on an earnings per share basis (261%).

         For the four quarters ending September 1997, Fechtor, Detwiler determined that the Merger would be accretive on an operating income and earnings before taxes basis (10% and 15%, respectively), and would be dilutive (10%) on an earnings per share basis. Fechtor, Detwiler concluded that this dilution would be attributable to a forecasted improvement in CI's performance in 1997 and the impact of a higher effective tax rate on RVSI's reported earnings per share in fiscal 1997.

         CONTRIBUTION ANALYSIS: Using financial information supplied to it by CI and RVSI, Fechtor, Detwiler analyzed the pro forma contribution, on a historical basis, of each of CI and RVSI to the combined company's revenues, operating income, earnings before taxes and net income if the Merger were to be consummated. Based on the Exchange Ratio of 0.177252932, CI shareholders would own 10% of the combined companies after the Merger. Fechtor, Detwiler calculated that on a trailing four quarters pro forma basis ended March 31, 1996, CI would have contributed 26% of revenues, 4% of operating income, 4% of earnings before taxes, and 4% of net income for the combined companies. On a trailing four quarters pro forma basis ending December 31, 1995, CI would have contributed 28% of revenues, 6% of operating income, 6% of earnings before taxes, and 5% of net income. On trailing four quarters pro forma basis ending September 30, 1995, CI would have contributed 30% of revenues, 11% of operating income, 13% of earnings before taxes and 12% of net income. On a trailing four quarters pro forma basis ending June 30, 1995, CI would have contributed 35% of revenue, 16% of operating income, 18% of earnings before taxes and 16% of net income. Fechtor, Detwiler determined that CI's contribution to pro forma combined revenues, operating income, earnings before taxes and net income has trended downward on a rolling four quarters basis since June 30, 1995. Fechtor, Detwiler attributed this decline to the fact RVSI's revenues, operating income, earnings before taxes and net income grew more rapidly than those of CI during the period. Fechtor, Detwiler noted that, as of March 31, 1996, CI's contribution to the pro forma combined tangible book value was 15%.

         FINANCIAL AND LIQUIDITY RATIO ANALYSIS: Fechtor, Detwiler Analyzed certain pro forma effects of the Merger on the combined company's financial and liquidity ratios. Fechtor, Detwiler noted that, as of March 31, 1996, RVSI had a current ratio of 3.1 and a quick ratio of 2.1 while CI had a current ratio of
2.0 and a quick ratio of 1.3. The pro forma effect of the Merger would result in a current ratio of 2.8 and a quick ratio of 1.9, an increase of 0.8 in the current ratio and an increase of 0.6 in the quick ratio to the benefit of the CI stockholders. Additionally, Fechtor, Detwiler noted that, as of March 31, 1996, RVSI had a debt to equity ratio of 0.4 while CI had a debt to equity ratio of
0.9. The pro forma effect of the Merger would result in a debt to equity ratio of 0.5, representing a benefit to CI stockholders.

         COMPARATIVE TRADING HISTORY: Fechtor, Detwiler examined trading volumes in the common stock of CI and RVSI over the past year. Trading volume on the NASDAQ National Market for CI common stock exceeded 6,500,000 shares between June 1995 and May 1996. Trading volume on the NASDAQ National Market for RVSI common stock exceeded 61,400,000 shares between June 1995 and May 1996. Fechtor, Detwiler calculated that the trading volume, expressed in shares, of RVSI was
9.4 times that of CI common stock during that period.

         Fechtor, Detwiler examined the trading volume, expressed in dollars, in the common stock of CI and RVSI over the past year. Fechtor, Detwiler calculated that the trading volume, expressed in dollars, of RVSI was 69.5 times that of CI between June 1995 and May 1996.

         Based on this history, Fechtor, Detwiler concluded that the CI stockholders may experience improvement in the liquidity of the market for their shares as a result of the Merger.

         In light of the above considerations, Fechtor, Detwiler concluded that the Exchange Ratio is fair, from a financial point of view, to the CI stockholders.

         See Appendix C, of the Proxy Statement/Prospectus for the complete text of the Fechtor, Detwiler Opinion.

         Fechtor, Detwiler is an investment banking firm founded in 1962 and engaged in research and brokerage services, public offerings, private placements, valuations, mergers, acquisitions and divestitures. Prior to being retained in March 1994, Fechtor, Detwiler acted as financial advisor to the Board of Directors of Automatix, Inc. with respect to the merger of Automatix, Inc. and Itran Corporation. Fechtor, Detwiler's role was limited to passing upon the fairness to Automatix's shareholders, from a financial point of view, of the proposed merger between those parties. Fechtor, Detwiler also acted as financial advisor to the Board of Directors of Acuity Imaging, Inc. with respect to the merger of Acuity Imaging, Inc. and RVSI. Fechtor, Detwiler's role was limited to passing upon the fairness to Acuity's shareholders, from a financial point of view, of the exchange ratio associated with that merger. Fechtor, Detwiler currently makes a market in the common stock of CI. In the course of its market-making activities, Fechtor, Detwiler may, from time to time, have a long or short position in, buy or sell securities in CI. In addition, Fechtor, Detwiler directors, officers, employees and clients may, from time to time, have a long or short position in, buy or sell securities in CI and/or RVSI.

         For its work in formulating its opinions, CI will pay Fechtor, Detwiler a fee of $50,000, none of which has been paid to date. Additionally, on April 26, 1995, CI extended its engagement of Fechtor, Detwiler to advise CI with respect to potential acquisitions or combinations. Fechtor, Detwiler will be paid an investment banking fee of 1.5% of the consideration received by equity holders of CI in the Merger. Additionally, CI will reimburse Fechtor, Detwiler for its out-of-pocket expenses incurred in connection with this engagement. CI has agreed to indemnify Fechtor, Detwiler against certain losses, expenses, liabilities or claims, including claims under the securities laws, which may be incurred by Fechtor, Detwiler in connection with its engagement by CI.


THE MERGER AGREEMENT

         GENERAL. The following is a brief summary of certain provisions of the Merger Agreement and their effect. This summary is not intended to be a complete statement of all material provisions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

         EXCHANGE OF CI COMMON STOCK FOR RVSI COMMON STOCK. The Merger Agreement provides that, at the Effective Time, each then outstanding share of CI Common Stock will be converted into the right to receive, and become exchangeable for,
0.177805207 of a share of RVSI Common Stock(subject to possible adjustments to the Exchange Ratio as a result of implementation of the Collars); provided, however, that if the average of the closing prices of RVSI Common Stock on the Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $20.75, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $20.75 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio be less than 0.160024686); and if the Average Closing Price is less than $17.00, then the Exchange Ratio shall be adjusted to an amount equal to the quotient of $17.00 divided by the Average Closing Price times the former Exchange Ratio (but in no event shall such adjusted Exchange Ratio exceed 0.195585727). Such exchange ratio was established through arms-length negotiations between RVSI and CI. None of the shares of RVSI Common Stock issued and outstanding immediately prior to the Effective Time will be converted or otherwise modified in the Merger and all of such shares will continue to be outstanding shares of RVSI Common Stock after the Merger.

         As soon as practicable after the Effective Time, the Exchange Agent will mail transmittal instructions and a form of letter of transmittal to each CI Stockholder to be used in forwarding his or her CI Certificates for surrender and exchange for RVSI Certificates and, if applicable, cash in lieu of a fractional share of RVSI Common Stock. After receipt of such transmittal instructions and form of transmittal letter, each former CI Stockholder should surrender his or her CI Certificates to the Exchange Agent in accordance with the transmittal instructions. See "- Exchange of Stock Certificates" and "- No Fractional Shares."

         After the Effective Time, each CI Certificate, until so surrendered and exchanged, will be deemed to evidence the right to receive the number of shares of RVSI Common Stock that the former CI Stockholder is entitled to receive pursuant to the Merger Agreement and the right to receive any cash payment in lieu of a fractional share of RVSI Common Stock. The holder of such unexchanged CI Certificates will not be entitled to receive any dividends or other distributions payable by RVSI until such CI Certificates are surrendered. Subject to applicable laws, any such dividends and distributions after the Effective Time, if any, will be accumulated and, at the time a former CI Stockholder surrenders his or her CI Certificates to the Exchange Agent, all such accrued and unpaid dividends and distributions, together with any cash payment in lieu of a fractional share of RVSI Common Stock, will be paid without interest.

         CONVERSION OF OPTIONS AND WARRANT. As a consequence of the Merger, options to purchase up to 988,350 shares of CI Common Stock ("CI Options") and a warrant to purchase 200,000 shares of CI Common Stock ("CI Warrant") at various exercise prices will be converted at the Effective Time into options and a warrant to purchase up to shares of RVSI Common Stock ("Conversion Options") at exercise prices determined by dividing the exercise price per share of CI Common Stock provided for in such CI Option and in such CI Warrant by the Exchange Ratio. RVSI shall reserve for issuance a sufficient number of shares of RVSI Common Stock for delivery upon exercise of the Conversion Options. Assuming that the Effective Time had been July 1, 1996, these CI Options and CI Warrant would have a value of approximately $1,754,337, based upon the difference between the closing price of RVSI Common Stock on July 1, 1996, ($17.25) and the respective exercise prices, as converted at the Exchange Ratio (without giving effect to possible adjustment as a result of implementation of the Collars). See "The Proposed Merger - The Merger Agreement - Conversion of Options and Warrant." RVSI has agreed to file and use reasonable efforts to maintain the effectiveness of a Registration Statement on Form S-8 under the Securities Act with respect to all of the shares of RVSI Common Stock subject to the Conversion Options.

         Under the terms of CI's 1987 and 1994 stock plans, the vesting schedule of all CI Options held by participants in such plans, including employees and officers of CI, will accelerate in full at the Effective Time, such that the options held by certain employees and officers of CI will be fully exercisable immediately following the Effective Time. As a result of this provision, CI Options to purchase an aggregate of approximately 361,400 shares of CI Common Stock held by employees and officers of CI which would otherwise not yet be exercisable will be fully exercisable immediately following the Effective Time. Assuming that the Effective Time had been July 1, 1996, these CI Options would have had an economic value of $1,440,937.

         REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of RVSI and CI, respectively, relating to, among other things, its respective: (i) due organization, corporate power, good standing and similar corporate matters; (ii) capital structure; (iii) subsidiaries; (iv) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (v) absence of conflicts under its Certificate of Incorporation, or, in the case of CI, its Articles of Organization, and Bylaws, absence of violations of any instruments or law and required governmental or regulatory authorizations, consents or approvals; (vi) documents filed with the Commission and the accuracy of the information contained or incorporated therein, including, without limitation, the preparation of the financial statements contained therein in accordance with generally accepted accounting principles applied on a consistent basis; (vii) absence of undisclosed liabilities; (viii) absence of certain material adverse events or changes; (ix) litigation; (x) accuracy of the information provided by it with respect to the Registration Statement filed with the Commission, of which this Proxy Statement/Prospectus is a part; (xi) compliance with requirements of law; (xii) compliance with its Certificate of Incorporation or, in the case of CI, its Articles of Organization, and Bylaws; (xiii) taxes; (xiv) retirement and other employee benefit plans; (xv) absence of certain employment agreements, change-in-control provisions and agreements with affiliates; (xvi) labor matters; (xvii) environmental matters; (xviii) receipt of fairness opinion; (xix) properties and condition of assets; (xx) status of material contracts; (xxi) intellectual property; (xxii) customers and suppliers; (xxiii) insurance; (xxiv) accuracy of books and records; (xxv) absence of requirement for pre-Merger notification under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976; (xxvi) brokers' and finders' fees with respect to the Merger; and (xxvii) accuracy of the information contained in the Merger Agreement and schedules thereto.

         CERTAIN COVENANTS AND AGREEMENTS. Pursuant to the Merger Agreement, CI has agreed that, during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, CI and (where applicable) each of its subsidiaries will, among other things (except as permitted by the Merger Agreement or as consented to in writing by RVSI): (i) conduct its business in the ordinary and usual course of business and consistent with past practice; (ii) not split, combine or reclassify its outstanding capital stock, declare or pay any dividends or engage in any transaction for the purpose of effecting a recapitalization or any transaction or series of transactions which has a similar effect to any of the foregoing; (iii) not spin-off any assets or business; (iv) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except it may issue shares upon exercise of options and warrants outstanding at the date of the Merger Agreement; (v) not redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock; (vi) not take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or as a "pooling of interests" transaction;
(vii) not take or fail to take any action which would cause CI or its stockholders (except to the extent that any CI Stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the Merger; (viii) not make any acquisition of any material assets (other than in the ordinary course of business and consistent with past practice); (ix) not sell any material assets (other than in the ordinary course of business and consistent with past practice); (x) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with its suppliers, distributors, customers and others having business relations with it and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by the Merger Agreement; (xi) confer on a regular basis with one or more representatives of RVSI to report on material operational matters and the general status of ongoing operations; (xii) file with the Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act;
(xiii) afford to RVSI and RVSI's accountants, counsel, financial advisors and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records, and, during such time, furnish a copy of each report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws or filed by it with the Commission in connection with the transactions contemplated by the Merger Agreement or which may have a material effect on its business, properties or personnel or such other information concerning its business, properties and personnel as RVSI may reasonably request; (xiv) prepare and file with the Commission the Proxy Statement/Prospectus and use all reasonable efforts to have the Registration Statement of which this Proxy Statement/Prospectus forms a part declared effective by the Commission; (xv) cooperate and use all reasonable efforts to take all actions, make all filings, registrations and submissions, and do all things necessary and advisable to consummate the Merger, including, but not limited to, obtaining all required consents, waivers and approvals from the Commission, and any other applicable governmental entity; (xvi) use all reasonable efforts to obtain CI Stockholders' approval and adoption of the Merger Agreement and the transactions contemplated thereby; (xvii) obtain and deliver to RVSI certain letters from its "affiliates" as defined under Rule 145 under the Securities Act, or used in Commission Accounting Series Releases 130 and 135, agreeing to certain restrictions on resale of RVSI Common Stock received in the Merger in exchange for CI Common Stock; and (xviii) subject to the fiduciary duties of its Board of Directors and receipt of a fairness opinion from Fechtor, Detwiler referred to in the Merger Agreement, recommend to the holders of CI Common Stock approval of the Merger Agreement and the Merger.

         Pursuant to the Merger Agreement, CI has further agreed that CI and each of its subsidiaries will, among other things: (i) not amend or propose to amend the CI Articles of Organization or CI Bylaws; (ii) not incur or become contingently liable with respect to any indebtedness for borrowed money (other than in the ordinary course of business or pursuant to the revolving credit arrangements referred to in the Merger Agreement); (iii) not enter into or amend in any respect any employment, severance, or special pay arrangement with respect to termination of employment or other similar material arrangements or agreements with any directors, officers or key employees; (iv) not increase the rate of remuneration payable to any of its directors or key officers or, except in the ordinary course of business consistent with past practices, to any other employees or other representatives, or agree to do so; (v) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and (vi) use its best efforts to maintain in force its existing insurance coverage.

         Pursuant to the Merger Agreement, RVSI has agreed to (i) not redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities; (ii) not take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or as a "pooling of interests" transaction;
(iii) not take or fail to take any action which would cause CI or its stockholders (except to the extent that any CI Stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the Merger; (iv) afford to CI and CI's accountants, counsel, financial advisors and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records, and, during such time, furnish a copy of each report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws or filed by it with the Commission in connection with the transactions contemplated by the Merger Agreement or which may have a material effect on its business, properties or personnel or such other information concerning its business, properties and personnel as CI may reasonably request; (v) until the Closing Date, on a confidential basis, from time to time, advise senior management of CI as to any material acquisitions or disposition of assets or businesses outside of the ordinary course of business contemplated to be effected by RVSI within the next three months from the time of notice; (vi) use its best efforts to effect a listing on The Nasdaq National Market, upon official notice of issuance, of the shares of RVSI Common Stock to be issued pursuant to the Merger; (vii) take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of shares of RVSI Common Stock to be issued pursuant to the Merger; (viii) as soon as reasonably practicable following the Effective Time, file with the Commission a registration statement on Form S-8 covering the issuance of shares of RVSI Common Stock issuable upon exercise of the Conversion Options; (ix) use all reasonable efforts to keep effective for a period of no less than three years after the Effective Time a registration statement covering the resale of share of RVSI Common Stock acquired by affiliates of CI as a consequence of the Merger; and (x) take no action and use all reasonable efforts to preclude any action that would adversely affect the indemnification obligations of CI to its officers, directors and agents under CI's charter documents or indemnification contracts and to guarantee CI's performance thereunder.

         NO SOLICITATION OF OTHER TRANSACTIONS. The Merger Agreement provides that, prior to the earlier of the Effective Time or 120 days from the date of the Merger Agreement, CI and the subsidiaries of CI (the "CI Subsidiaries") shall not give authorization or permission to any of their respective directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, knowingly facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving CI or any CI Subsidiary, acquisition of all or any substantial portion of the assets or capital stock of CI and the CI Subsidiaries taken as a whole, or inquiries or proposals concerning or which would reasonably be expected to lead to, any of the foregoing (an "Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than RVSI or its affiliates) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by the Merger Agreement, or contemplated to be a material part thereof. The Merger Agreement states that CI shall advise RVSI in writing of any inquiries or proposals relating to an Acquisition Transaction, within one day following CI's receipt of any such inquiry or proposal.

         The Merger Agreement provides that in the event there is an unsolicited written proposal for an Acquisition Transaction from a bona fide financially capable third party that contains no financing contingency, CI, in its discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. CI thereafter shall promptly advise RVSI in writing of the identity of such party. In the event that such party requests information in addition to that which is publicly available, the Merger Agreement provides that CI may furnish to and communicate with such third party non-public information only if (i) two business days' written notice shall have been given to RVSI; and (ii)(A) CI's Board of Directors shall have been advised in writing by its investment banker that such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction that would yield a higher value to CI's Stockholders than will the Merger, (B) CI's Board of Directors shall have been advised, by the written opinion of outside counsel to CI, that any failure to provide such non-public information to such party would constitute a breach of the fiduciary responsibilities of the CI Board of Directors to the stockholders of CI and (C) the CI Board of Directors, after weighing such advice, determines that taking such action is more likely than not to lead to an Acquisition Transaction with such third party that would yield a higher value to CI's Stockholders than will the Merger and that failing to furnish such information would constitute a breach of the CI Board's fiduciary duties.

         CONDITIONS TO THE MERGER. The respective obligations of RVSI and CI to effect the Merger are subject to fulfillment of a number of conditions, including among others, that: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the holders of CI Common Stock, and the holders of no more than nine per cent (9%) of the outstanding shares of CI Common Stock shall have established the right to demand payment for their shares and an appraisal thereof in accordance with the provisions of Section 86 of the MBCL; (ii) the Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (iii) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued or taken and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted); (iv) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States that would prevent the consummation of the Merger; (v) all governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby (including, without limitation, all Required Statutory Approvals, as defined in the Merger Agreement) shall have been obtained and be in effect at the Effective Time without any material limitations and conditions; and (vi) an employment agreement, in the form annexed to the Merger Agreement, shall have been entered into by RVSI and Richard C. Close, the President and Chief Executive Officer of CI.

         In addition to the conditions set forth above, the obligations of CI to effect the Merger are subject to a number of conditions including, but not limited to, the following: (i) RVSI and Subsidiary shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and all representations and warranties of RVSI and Subsidiary contained in the Merger Agreement, with certain exceptions, shall be true and correct on and as of the date made and the Closing Date and CI shall have received a certificate from an executive officer of RVSI to such effect; (ii) the receipt of a written legal opinion from Parker Duryee Rosoff & Haft, counsel to RVSI and Subsidiary, as to certain legal matters; (iii) the receipt of "comfort" letters from Deloitte & Touche LLP, RVSI's and Subsidiary's independent public accountants, dated the effective date of the Registration Statement and the Closing Date, with respect to RVSI's financial statements and other RVSI financial information included in the Registration Statement; (iv) the receipt of a certificate from RVSI as to certain tax matters; (v) the receipt of an opinion of Fechtor, Detwiler & Co., Inc., or another nationally recognized investment banking firm, that the Exchange Ratio is fair from a financial point of view to CI's public stockholders; (vi) the RVSI Common Stock to be issued in connection with the Merger shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance; (vii) the receipt of a written opinion from Brown Rudnick Freed & Gesmer, counsel to CI, dated the Effective Time, with respect to certain tax matters; and (viii) since the date of the Merger Agreement, there shall not have been any Material Adverse Effect with respect to RVSI, the likelihood of which was not previously disclosed to CI.

         In addition to the conditions set forth in the first paragraph of this subsection, the obligations of RVSI to cause the Subsidiary to effect the Merger are subject to several conditions including, but not limited to, the following:
(i) CI shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and all representations and warranties of CI contained in the Merger Agreement, with certain exceptions, shall be true and correct on and as of the date made and the Closing Date and RVSI shall have received a certificate from an executive officer of CI to such effect; (ii) the receipt of a written legal opinion from Brown, Rudnick, Freed & Gesmer, counsel to CI and opinions of counsel to the CI Subsidiaries, as to certain legal matters; (iii) the receipt of "comfort" letters from Ernst & Young LLP, CI's independent auditors, dated the effective date of the Registration Statement and the Closing Date, with respect to CI's financial statements and other CI financial information included in the Registration Statement; (iv) RVSI shall have received an opinion from Deloitte & Touche LLP, dated the Closing Date, stating that, as it relates to RVSI, the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles; (v) Ernst & Young LLP shall have delivered to CI a letter dated the Closing Date regarding the appropriateness of pooling of interests accounting for the Merger, as it relates to CI, under Accounting Principles Board Opinion No. 16 based upon the assumption that the Merger is closed and consummated in accordance with the Merger Agreement; (vi) the receipt by RVSI of letters from affiliates of CI relating to the restrictions on the transferability of the shares of RVSI Common Stock to be received in the Merger pursuant to Rule 145 promulgated under the Securities Act; (vii) RVSI shall have received an opinion of Alex. Brown, or another nationally recognized investment banking firm, dated as of the Closing Date, that the Exchange Ratio is fair, from a financial point of view, to RVSI's public stockholders; (viii) RVSI shall have received a written opinion of Parker Duryee Rosoff & Haft, counsel to RVSI, dated the Effective Time, with respect to certain tax matters; (ix) RVSI shall have received a certificate of CI as to certain tax matters; and (x) since the date of the Merger Agreement, there shall not have been a Material Adverse Effect with respect to CI, the likelihood of which was not previously disclosed to RVSI.

         TERMINATION AND EXPENSE REIMBURSEMENT. The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the CI Stockholders: (i) by mutual consent of RVSI and CI; (ii) unilaterally by either RVSI or CI upon the occurrence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the other, the likelihood of which was not previously disclosed prior to the date of the Merger Agreement, in which event neither party shall have any liability to the other for Transaction Expenses (as hereinafter defined); (iii) unilaterally by RVSI:
(a) if CI materially breaches any representation or warranty of CI set forth in the Merger Agreement, (b) upon CI's willful failure to comply with or satisfy any material covenant or condition of CI contained in the Merger Agreement or
(c) if CI's stockholders at the Special Meeting fail to approve the Merger or, if so approved, the holders of more than nine per cent (9%) of the outstanding CI Common Shares establish the right to demand payment for their CI Common Shares and an appraisal thereof pursuant to Section 86 of the MBCL (the "Stockholder Approval Condition"), in which event CI shall promptly pay to RVSI an amount equal to the sum of all Transaction Expenses of RVSI (but not to exceed $250,000); (iv) unilaterally by CI: (a) if RVSI materially breaches any representation or warranty of RVSI set forth in the Merger Agreement, or (b) upon RVSI's willful failure to comply with or satisfy any material covenant or condition of RVSI contained in the Merger Agreement, in which event RVSI shall promptly pay to CI an amount equal to the sum of all Transaction Expenses of CI (but not to exceed $250,000); (v) unilaterally by either RVSI or CI upon notification to the other that the notifying party elects not to proceed with the Merger (other than (i) by reason of a Material Adverse Effect or a Parent or Company Breach (as defined in the Merger Agreement) by the other and (ii) in the case of a notice to CI, a failure to meet the Stockholder Approval Condition), in which event the notifying party shall promptly pay the other party the other party's Transaction Expenses (but not to exceed $250,000); and (vi) by either RVSI or CI after October 31, 1996, if the Merger has not been consummated on or before such date, whereupon, subject to certain provisions of the Merger Agreement, neither party shall have any obligation to the other for Transaction Expenses.

         In the event of termination of the Merger Agreement by either RVSI or CI as provided above, the Merger Agreement will become void and, except as set forth above in the preceding paragraph, and under "- Other Transaction Payment and Expense Reimbursement" in the following paragraph, there will be no further obligation on the part of either RVSI or CI or the Subsidiary.

         OTHER TRANSACTION PAYMENT AND EXPENSE REIMBURSEMENT. In the event the Merger does not take place, and within six months from the date of the Merger Agreement CI enters into, or becomes subject to, an Acquisition Transaction (which results in a higher value being received by the CI Stockholders than would have been received in the Merger) with any person or party to whom CI furnished information, or communicated with, regarding CI (pursuant to the exception set forth above under "No Solicitation of Other Transactions"), within five days of consummation of the Acquisition Transaction CI shall pay RVSI by wire transfer of immediately available funds to an account specified by RVSI, an amount equal to the sum of
(i) all documented fees and expenses (including the fees and expenses of counsel, accountants, investment bankers, consultants and advisors ("Transaction Expenses")) incurred by RVSI in connection with the letter of intent entered into in anticipation of the Merger Agreement, the Merger Agreement and the transactions contemplated thereby (unless previously paid to RVSI pursuant to the termination provisions of the Merger Agreement in an aggregate amount not to exceed $250,000) and (ii) a termination or "break-up" fee of seven hundred fifty thousand dollars ($750,000).

         AMENDMENT AND WAIVER. At any time prior to the Effective Time, RVSI and CI may (i) extend the time for the performance of any of the obligations or other acts to be performed by the other party pursuant to the Merger Agreement,
(ii) waive any inaccuracies in the representations and warranties by the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement.

         Subject to applicable law, the Merger Agreement may be amended by the written agreement of RVSI and CI. Under applicable law, neither RVSI nor CI may amend the Merger Agreement subsequent to obtaining approval of the CI Stockholders if such amendment would (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for shares of CI Common Stock, or (ii) alter or change any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the CI Stockholders.


CONFLICTS OF INTERESTS

         In considering the recommendation of the CI Board with respect to the Merger Agreement and the transactions contemplated thereby, holders of CI Common Stock should be aware that management of CI have certain interests in the Merger that are in addition to the interests of CI Stockholders generally, including, without limitation, the execution of an employment agreement by Richard C. Close, President of CI and a member of the CI Board, and RVSI's agreement to guarantee CI's performance of pre-existing rights of indemnification for the officers and directors of CI.

         The proposed employment agreement with Mr. Close provides for Mr. Close's employment for a period of two years as chief operating officer of CI with annual base salary of $150,000, annual bonus entitlement of at least $30,000 and up to $60,000 per year based on the attainment of specified individual and corporate performance objectives, the granting of options to purchase 60,000 shares of RVSI Common Stock at the Effective Time of the Merger, expense reimbursement provisions and participation in all benefit programs available to senior managerial employees of RVSI's operating subsidiaries.

         The Merger Agreement provides that, as of and after the Effective Time, RVSI shall refrain from taking any action that would reduce the exculpation for, or the indemnification obligations of, CI to its officers, directors or other agents under CI's Articles of Organization, Bylaws and indemnification agreements, as they exist as of the date of the Merger Agreement. Further, RVSI shall guarantee the performance by CI of such indemnification obligations.

         Under the terms of existing indemnification agreements between CI and each of its directors, executive officers and an employee, CI undertakes to indemnify such persons from and against any and all losses, costs and expenses of claims, litigation or other proceedings against such person on account of his position with, or acts on behalf, of CI, to the maximum extent permitted by applicable law, for a period equal to the greater of (i) ten years after any such person ceases to serve as a director, officer or employee of CI or (ii) the termination of any proceedings commenced during such ten year period.


EXPENSES

         The Merger Agreement provides that, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except as set forth above under "Termination and Expense Reimbursement" and "- Other Transaction Payment and Expense Reimbursement." In no event, shall either party be required to pay Transaction Expenses of the other party in excess of $250,000.


ABSENCE OF REGULATORY FILINGS AND APPROVALS

         The Merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain merger transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated.

RESTRICTIONS ON SALES BY AFFILIATES

         The shares of RVSI Common Stock to be issued in the Merger are being registered pursuant to the Registration Statement. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of CI. Affiliates may not sell their shares of RVSI Common Stock acquired in connection with the Merger until after the results covering 30 days of post-merger combined operations of RVSI and CI have been filed with the Commission, sent to stockholders of RVSI or otherwise publicly disclosed (the "Requisite Pooling Period"). CI has agreed to obtain written agreements ("Affiliate Agreements") from executive officers, directors and other Affiliates containing appropriate representations and commitments intended to ensure compliance with these requirements. It is a condition of RVSI's obligations to consummate the Merger that RVSI shall have received such Affiliate Agreements from each Affiliate.

         The Registration Statement of which this Proxy Statement/Prospectus forms a part includes a resale prospectus which covers the resale by Affiliates of CI of shares of RVSI Common Stock issued to such Affiliates pursuant to the Merger, which eliminates certain resale restrictions otherwise applicable to Affiliates under Rule 145. Therefore, shares of RVSI Common Stock received by such Affiliates shall be freely tradeable by such Affiliates following the Requisite Pooling Period.


ACCOUNTING TREATMENT

         The Merger is intended to qualify as a "pooling of interests" transaction for accounting and financial reporting purposes in accordance with generally accepted accounting principles. It is a condition to the consummation of the Merger that RVSI's independent accountants will have determined that RVSI is entitled to account for the Merger as a pooling of interests and that CI's independent auditor shall have delivered a letter regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, based upon the assumption that the Merger is closed and consummated in accordance with the Merger Agreement.


LISTING ON THE NASDAQ NATIONAL MARKET

         RVSI has agreed to use all reasonable efforts to list the shares of RVSI Common Stock to be issued in the Merger on The Nasdaq National Market. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to authorization for listing by The Nasdaq National Market upon notice of issuance of such shares. See "- The Merger Agreement Conditions to the Merger." If the Merger is consummated, the CI Common Stock will be delisted from The Nasdaq National Market and will be deregistered under the Exchange Act.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

         Under Massachusetts Business Corporation Law ("MBCL"), stockholders of Massachusetts corporations have the right to dissent from a merger, and demand payment for their shares of stock and an appraisal thereof, by complying with the provisions of Sections 85 through 98, inclusive, of the MBCL (the "Appraisal Statute"), a copy of which is attached hereto as Exhibit B.

         If the proposed Merger is approved by the CI Stockholders, any CI Stockholder (i) who files with CI, before the taking of the vote on the approval of the Merger, written objection to the proposed action stating that he or she intends to demand payment for his or her shares if the action is taken, and (ii) whose shares are not voted in favor of such action, has or may have the right to demand in writing from CI within 20 days after the date of mailing to him or her of notice that the corporate action has become effective, payment for his or her shares and an appraisal of the value thereof. CI and any such CI Stockholder shall in such case have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of the Appraisal Statute.

         A CI Stockholder intending to exercise his or her dissenter's right to receive payment for his or her shares (i) must file with CI written objection to the Merger before the taking of the vote by the CI Stockholders on the Merger, and (ii) must not vote in favor of the Merger at the Special Meeting. Such objection will be deemed timely filed if mailed to CI at 5 Shawmut Road, Canton, Massachusetts 02021; Attention: Clerk by registered or certified mail not later than the third business day before the date of taking of the vote or by personal delivery to the Clerk of CI at the above office or at the Special Meeting before the taking of the vote. A vote in favor of the Merger will waive the right to exercise dissenter's rights. Failure to vote, abstention or voting against shall constitute not voting in favor of the Merger. The written objection must state that the CI Stockholder intends to demand payment for his or her shares if the Merger is consummated. Within 10 days after the Effective Time, CI will give written notice of the consummation of the Merger by registered or certified mail to each CI Stockholder who filed a written objection and who did not vote in favor of the Merger. Within 20 days after the date of mailing of such notice, any CI Stockholder to whom CI was required to give that notice may make written demand for payment of his or her shares from CI and CI will be required to pay to him or her the fair value of his or her shares within 30 days after the expiration of the 20-day period.

         If during the 30-day period CI and the dissenting CI Stockholder do not agree as to the fair value of the shares, CI or the dissenting CI Stockholder may, within four months after the end of the 30-day period, have the fair value of shares of Common Stock of all dissenting CI Stockholders determined by judicial proceedings by filing a bill in equity with the Massachusetts Superior Court in accordance with the procedures set forth in Sections 90 and 91 of the Appraisal Statute. If no dissenting stockholder files a bill in equity within the four month period, CI may cause such a bill to be filed in the Superior Court for Middlesex County on or before the last day of the period. For the purposes of the Superior Court's determination, the value of the shares of CI Common Stock is determined as of the day preceding the date of the vote of the CI Stockholders approving the Merger, and is exclusive of any element of value arising from the expectation or accomplishment of the Merger. Upon making written demand for payment, the dissenting CI Stockholder will not thereafter be entitled to notices of meetings of CI Stockholders, to vote, or to dividends (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed Merger) unless no suit is filed pursuant to Section 90 of the Appraisal Statute within four months to determine the value of the stock, any such suit is dismissed as to that CI Stockholder, or the CI Stockholder, with the written approval of CI, withdraws his or her objection in writing.

         The enforcement of any objecting CI Stockholder of his or her appraisal rights as set forth in the Appraisal Statute shall be an exclusive remedy except for the right of any such objecting CI Stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that the Merger will be or is illegal or fraudulent as to such objecting CI Stockholder.

         The provisions of the Appraisal Statute are technical in nature and are complex. Any CI Stockholder desiring to exercise his or her appraisal rights should consult legal counsel for assistance because the failure to comply strictly with the provisions may nullify such appraisal rights.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         As a condition to the obligation of CI to consummate the Merger CI will receive an opinion from Brown, Rudnick, Freed & Gesmer, counsel for CI, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by CI as a result of the Merger and (iii) no gain or loss will be recognized by a CI Stockholder as a result of the Merger with respect to his receipt of RVSI Common Stock in exchange for his shares of CI Common Stock. Similarly, as a condition to the obligation of RVSI to consummate the Merger, RVSI will receive an opinion to the same effect from Parker Duryee Rosoff & Haft and also an opinion that no gain or loss will be recognized by RVSI or Subsidiary as a result of the Merger. In rendering their respective opinions, each counsel will be entitled to rely upon certain representations of CI, RVSI and Subsidiary and certain stockholders of CI and RVSI. The effects of any cash received in the Merger in lieu of any fractional share of RVSI Common Stock and of any RVSI Exchange Options received in exchange for CI's options are discussed below.

         CI and RVSI expect that the Merger will qualify as a reorganization under the Code with the consequences set forth above. Assuming that the Merger so qualifies, the federal tax basis of the shares of RVSI Common Stock received by CI Stockholders in the Merger will be the same, in each instance, as the adjusted tax basis of the CI Common Stock surrendered in exchange therefor, excluding any basis allocable to fractional shares of RVSI Common Stock for which cash is received. In addition, the holding period of the shares of RVSI Common Stock received in the Merger by CI Stockholders will include the period during which the shares of CI Common Stock surrendered in exchange therefor were held, provided that such shares of CI Common Stock were held as capital assets at the Effective Time.

         CI Stockholders who receive cash in the Merger in lieu of fractional shares of RVSI Common Stock will be treated, in each instance, as having received the fractional share and then as having sold such fractional share for the cash received. This sale will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the share of CI Common Stock allocable to such fractional share. Such gain or loss will be capital gain or loss, provided that such share of CI Common Stock was held as a capital asset at the Effective Time, and will be long-term capital gain or loss if such share of CI Common Stock has been held for more than one year.

         A CI Stockholder who exercises his or her rights of appraisal with respect to his or her shares of CI Common Stock pursuant to the MBCL will be subject to tax on the receipt of the payments pursuant to Section 302 of the Code (taking into account the application of the stock attribution rules of Section 318 of the Code). In general, if the shares of CI Common Stock are held by the CI Stockholders as a capital asset at the Effective Time and such CI Stockholder owns, actually or constructively, no other shares which will be converted into RVSI Common Stock, the CI Stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by CI Stockholder and the basis for his or her shares. This capital gain or loss will be "long term" if the CI shares have been held for one year or longer, and "short term" otherwise.

         Should the Merger fail to qualify for any reason as a reorganization for federal income tax purposes, no gain or loss would be recognized by CI, RVSI or Subsidiary. However, in that event exchanges of CI Common Stock for shares of RVSI Common Stock pursuant to the Merger would be taxable transactions for federal income tax purposes. Each exchanging holder of CI Common Stock would therefore recognize gain or loss for federal income tax purposes equal to the difference between such holder's adjusted basis in the CI Common Stock exchanged and the amount of cash (if any) plus the fair market value of RVSI Common Stock received by such holder in the Merger. Such gain or loss would be capital gain or loss if the shares of CI Common Stock were held as a capital asset and would be long-term capital gain or loss if such shares had been held for more than one year at the time of the consummation of the exchanges.

         IN THE OPINION OF COUNSEL TO CI AND RVSI, THE FOREGOING DISCUSSION ACCURATELY SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. HOWEVER, NO RULINGS HAVE BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY OF THE MATTERS ADDRESSED HEREIN AND NEITHER THIS SUMMARY NOR THE LEGAL OPINIONS DESCRIBED ABOVE ARE BINDING ON THE IRS. MOREOVER, THIS DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR CI STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND STOCKHOLDERS WHO ACQUIRED THEIR SHARES OF CI COMMON STOCK AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION ALSO DOES NOT ADDRESS TAX CONSEQUENCES TO HOLDERS OF OUTSTANDING CI STOCK OPTIONS (INCLUDING OPTIONS ISSUED UNDER CI'S 1987, 1994 AND 1996 STOCK PLANS, AS AMENDED). AS NOTED PREVIOUSLY, THE OPINIONS OF COUNSEL ARE BASED ON REPRESENTATIONS OF CI, RVSI AND SUBSIDIARY, AND CERTAIN STOCKHOLDERS OF CI AND RVSI. IF THESE REPRESENTATIONS ARE NOT CORRECT THEN THE TAX RESULTS DESCRIBED HEREIN AND IN THE OPINIONS OF COUNSEL COULD BE DIFFERENT. THE DISCUSSION IS BASED UPON THE

CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. CI STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL AND ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS
                    OF RVSI COMMON STOCK AND CI COMMON STOCK

         Both the RVSI Common Stock and the CI Common Stock are quoted on The Nasdaq National Market. The following table sets forth, for the calendar periods indicated, the high and low closing prices of RVSI Common Stock and CI Common Stock, as reported by National Quotation Bureau Incorporated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                   RVSI                      CI COMMON
                                   COMMON STOCK(1)           STOCK
                                   ---------------           -----------------

                                   HIGH       LOW             HIGH        LOW
                                   ----       ---             ----        ---
Three Months Ended:

  March 31, 1994(1)                $ 7.13    $ 4.63          $ 1.31     $ 1.13
  June 30, 1994                      6.75      4.75            1.56       1.06
  September 30, 1994                 6.25      4.38            1.59       1.06
  December 31, 1994                  8.13      5.50            2.00       1.13


  March 31, 1995                     7.63      5.50            2.44       1.63
  June 30, 1995                     15.25      6.63            3.75       1.75
  September 30, 1995                23.75     12.55            4.00       2.63
  December 31, 1995                 27.75     18.13            3.06       2.63


  March 31, 1996                    24.88     12.50            2.56       1.88
  June 30, 1996                     20.75     13.88            3.25       1.94
  September 30, 1996
    (through July   , 1996)

- ------------
(1) Quotations for RVSI Common Stock commenced on The Nasdaq National Market on January 5, 1994. The prices shown prior to such date represent quotations on The Nasdaq Small-Cap Market.


         On June 10, 1996 (the last trading day prior to the public announcement that RVSI and CI had entered into a letter of intent), the closing prices of the RVSI Common Stock and the CI Common Stock were $18.75 and $2.25, respectively. On July 23, 1996 (the last trading day prior to the public announcement that RVSI and CI had entered into the Merger Agreement), the closing prices of the
RVSI Common Stock and the CI Common Stock were $     and $     , respectively.
On July   , 1996, the closing prices of the RVSI Common Stock and the CI Common
Stock were $     and $     , respectively. As of June 30, 1996, there were
approximately 475 holders of record of CI Common Stock and approximately 5,800 holders of record of RVSI Common Stock. Neither CI nor RVSI has ever paid any cash dividends on its Common Stock and neither anticipates paying any cash dividends in the foreseeable future.

Under the terms of RVSI's revolving line of credit agreement, RVSI is prohibited from paying cash dividends on its Common Stock. Under the terms of CI's bank lines of credit, CI is also prohibited from paying cash dividends on its Common Stock. Stockholders are urged to obtain current market quotations. See "Risk Factors."

                    SELECTED HISTORICAL FINANCIAL DATA OF CI

         The following consolidated selected financial data as of December 31, 1995, 1994, 1993, 1992 and 1991 and for each of the years then ended are derived from the audited consolidated financial statements of CI. The financial statements for the two years ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the three years ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors. The report of Deloitte & Touche LLP on the consolidated financial statements for the year ended December 31, 1993 is included elsewhere herein. The financial data for the three month periods ended March 31, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which CI considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

Statements of Operations Data:
(In Thousands, except per share data)

                                          THREE MONTHS ENDED
                                       ------------------------                  YEAR ENDED DECEMBER 31,
                                       MARCH 31,       MARCH 31,  -----------------------------------------------------
                                        1996(a)         1995(a)     1995       1994        1993       1992       1991
                                       ---------       --------     ----       ----        ----       ----       ----
Revenue                                 $  7,266       $  6,780   $ 27,745   $ 26,026    $ 21,890   $ 21,973   $ 20,641

Cost of Revenue                            3,942          3,310     14,065     13,485      11,713     10,827     10,619

Selling, General and
Administrative Expense                     2,578          2,473     10,433     10,295       8,775      8,642      8,047

Research and Development Expenses            629            715      2,545      2,242       1,861      1,470        994

Separation Costs                             --             --         --         469         541        --          --

Provision for Income Taxes                     6             30         14         64          63        177        234

Net Income (loss)                            105            257        683       (510)     (1,026)       875        760

Net Income (loss) per Share                 0.01           0.02       0.06      (0.05)      (0.10)      0.09       0.08

Weighted Average Number of Common
and Common Equivalent Shares
Outstanding                               11,071         10,707     10,977     10,339       9,893     10,261    9,824

- -----------------
(a)      Derived from unaudited information.

Selected Balance Sheet Data:
(In Thousands)

                                                                     YEAR ENDED DECEMBER 31,
                           MARCH 31,       -----------------------------------------------------------------------
                            1996(a)          1995            1994            1993           1992            1991
                           --------          ----            ----            ----           ----            ----
Working Capital            $  6,258        $  6,335        $  5,299        $  5,143       $  5,831        $  4,721

Total Assets                 13,685          12,748          10,986          10,203          9,930           9,163

Long-Term Debt                   53              57              72              20             51              79

Accumulated Deficit         (17,784)        (17,889)        (18,572)        (18,062)       (17,036)        (17,911)

Stockholders' Equity          7,295           7,207           5,986           5,921          6,806           5,671

- -----------------
(a)      Derived from unaudited information.

         CI has never paid cash dividends on shares of its Common Stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CI


RESULTS OF OPERATIONS

         Three Months Ended March 31, 1996 and 1995

         Revenue for the first three months of 1996 was 7% above the comparable 1995 period. The 1996 revenue gains were reflected in all three geographic areas of the Company, North America, Europe and Rest of World. First quarter bookings decreased 3% for 1996 compared to the same quarter in the prior year. Backlog decreased from $3.5 million at December 31, 1995, to $3.3 million at March 31, 1996. The $3.3 million in backlog is lower than the comparable first quarter 1995 total of $3.8 million.

         Sales by CI's four European subsidiaries, the Canadian subsidiary and exports to Rest of World were 64% of the total revenue for the first quarter of 1996 compared to 65% for 1995. Since over half of CI's revenue was derived from foreign sources, its operating results can be sensitive to foreign currency fluctuations. In the first quarter, these foreign currency fluctuations did not work in CI's favor. CI does have available a program to hedge its foreign denominated accounts receivable in an effort to minimize foreign currency exposure. At March 31, 1996, CI did not have any hedging contracts outstanding. CI may utilize limited hedging in the future should it foresee the need.

         Gross Margin from product and services was 46% compared to 51% for the first quarters of 1996 and 1995, respectively. Product gross margin decreased from 50% in 1995 to 43% in 1996 primarily reflecting a higher mix of lower margin non-CI manufactured product sales in Europe, a change in distribution strategy in North America from direct to lower margin indirect channels, and the unfavorable foreign currency impact due to a stronger dollar. This trend will continue unless CI can achieve further material and labor cost reductions in manufacturing which more than offset the effect of the larger mix of international revenues with lower margins and the change in distribution strategy in North America. Service gross margin decreased in 1996 to 60% from 62% in 1995. Selling, General and Administrative expenses as a percentage of revenue were 35% in the first quarter of 1996 versus 36% in the comparable 1995 period, reflecting a continued emphasis on controlling gross spending while increasing revenue.

         Research and Development expenses were 9% and 10% of revenues in the first quarter of 1996 and 1995, respectively, as CI continued its planned program to invest in its future by improving performance of existing products, expanding its overall product line, and exploring new technology.

        At a result of the foregoing, net income for the first quarter of 1996 and 1995 was $105,000 and $257,000, respectively.

         Years Ended December 31, 1995, 1994 and 1993

         Net income for 1995 was $683,000 and represents CI's first profitable year since 1992. The last two years, 1994 and 1993, reflected significant changes within CI. A new President and Chief Executive Officer was appointed in 1993 and a cost savings and reduction in work force program was accomplished in 1994. These efforts resulted in one-time separation charges of $469,000 and $541,000 for 1994 and 1993, respectively. The net loss was $510,000 and $1,026,000 for 1994 and 1993, respectively.

         Revenues for 1995 were 7% above 1994 results. European and Rest of World revenues in 1995 increased by 24% and 22%, respectively. North America revenue declined by 11% in 1995 as compared to 1994. Revenues for 1994 were 19% above 1993 results and, excluding the substantial 1993 Canada Post contract, revenue would have increased 30% on a year-to-year comparative basis. The 1994 revenue gains were reflected in all three geographic areas of CI. Bookings increased 10% for 1995 and 1994 compared to the prior year. Backlog at December 31 was $3.5, $3.1 and $3.7 million for 1995, 1994 and 1993, respectively. Revenue growth is primarily attributable to several factors including a broader product line; recovery of the European economy; increased penetration in the Far East/Asia market; and improved sales productivity in North America in 1994. Service revenue increased 5% in 1995 as compared to 1994. Service revenue in 1994 was 25% below 1993 levels primarily due to two factors: first, a 20% one-time increase in service revenues in 1993 due to the Canada Post contract and second, the elimination from the service base of those older products that have been removed from CI's product line.

         Sales by CI's four European subsidiaries, the Canadian subsidiary, and exports to the Rest of World were 60%, 52% and 57% of total revenue for the years ended December 31, 1995, 1994, and 1993, respectively. The high 1993 level is due to the Canada Post contract, which accounted for almost 10% of the total worldwide revenue. The significantly high 1995 level is due to the 20% plus revenue growth in Europe and Rest of World coupled with a softening in the North American market. Since more than half of CI's revenue is derived from foreign sources, its operating results can be sensitive to foreign currency fluctuations. In 1995, these foreign currency fluctuations worked in CI's favor. CI has available through a domestic commercial bank a program available to hedge its foreign denominated accounts receivable in an effort to minimize foreign currency exposure. These hedging activities are basic, straightforward arrangements and do not involve the use of any other unusual forms of derivatives. At December 31, 1995, CI did not have any hedging contracts outstanding.

         Gross margin from product and services was 49%, 48% and 46% for 1995, 1994 and 1993, respectively. Product gross margin was 50%, 48% and 47% for 1995, 1994, and 1993, respectively. The increase in 1995 product gross margin to 50% reflects manufacturing efficiencies, primarily due to subcontracting components such as circuit boards on a complete turn-key basis. Service gross margin in 1995 and 1994 was 45% and 46%, respectively. These two years were both higher than the 44% level in 1993 and reflect two factors: first, the elimination from the service base of those older products that have been removed from CI's product line, and second, cost reductions from the 1994 restructuring program. CI has implemented a change in distribution strategy in the North American business from direct to lower margin indirect channels. To achieve CI's goals of a continued positive gross margin trend will require further material and labor cost reductions in manufacturing which must more than offset the effect of the larger mix of international revenues with lower margins and the change in distribution strategy in North America.

         Selling, General and Administrative expenses as a percentage of revenue were 38%, 40% and 40% in 1995, 1994 and 1993, respectively. Gross spending for these expenses in 1995 were held constant while revenue increased by 7%.

         Research and development expenses were 9% of revenue in 1995, 1994 and 1993, respectively, as CI continued its planned program of spending on new product development.

         CI's provisions for income taxes were $13,000, $64,000, and $63,000 in 1995, 1994 and 1993, respectively. Due to CI's ability to use its U.S. net operating loss carryforwards, the provision for income taxes is comprised primarily of state and foreign income taxes for which net operating loss carryforwards are not available.

         CI's revenue reflects no significant inflationary impact during the period since prices have either been constant or slightly reduced. While the exact impact is not quantifiable, inflation has increased labor costs as a component of sales and selling costs and general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

         Management believes that cash generated from operations and the current level of working capital are sufficient to finance its needs through 1996. From a capital expenditures viewpoint, in the first quarter of 1996, CI completed the acquisition of a new management information system which cost approximately $200,000. The liquidity results over the periods under discussion are:

                        MARCH 31,       DECEMBER         DECEMBER         DECEMBER
                          1996          31, 1995         31, 1994         31, 1993
                          ----          --------         --------         --------
Working Capital       $6,258,000       $6,335,000       $5,299,000       $5,143,000
Current Ratio           2.0 to 1         2.2 to 1         2.1 to 1         2.2 to 1
Total Liability
to Net Worth
Ratio                    .9 to 1          .8 to 1          .8 to 1          .7 to 1


         Each of the liquidity factors listed have remained relatively stable through the dates listed. Working capital decreased by $77,000 during the first three months of 1996 compared to December 31, 1995, primarily resulting from increases in cash of $448,000, accounts receivable of $142,000, accounts payable of $707,000, and deferred revenue of $207,000. Working capital increased by $1 million in 1995 compared to 1994, primarily resulting from an increase in inventory of $521,000 and a decrease in other current liabilities of $495,000.

         CI currently has two bank lines of credit available. A small line of credit is held with a Belgium bank for 5 million Belgium Francs (approximately $170,000). The principal line of credit, in the amount of $2 million, is held with a commercial bank. As of March 31, 1996, Computer Identics GmbH, a wholly owned German subsidiary, had $1 million in DM of this line of credit outstanding. Therefore, CI still has available $1 million under this credit line. The loan is a demand note at an interest rate of 7%. CI also has available a program to hedge its foreign denominated accounts receivable in an effort to minimize foreign currency exposure. At March 31, 1996, CI did not have any hedging contracts outstanding, but may utilize limited hedging in the future should CI foresee the need.

                   SELECTED HISTORICAL FINANCIAL DATA OF RVSI

         The following selected consolidated financial data as of September 30, 1993, 1992 and 1991 and March 31, 1996 and for the years ended September 30, 1992 and 1991 and for the six month periods ended March 31, 1996 and 1995 are derived from the unaudited consolidated financial statements of RVSI. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The results of the interim periods are not necessarily indicative of the results for the full fiscal year. The selected consolidated financial data as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995 have been derived from the audited consolidated financial statements of RVSI and the report of Deloitte & Touche LLP, independent auditors, on such consolidated financial statements is included elsewhere herein. The selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of RVSI and the notes thereto and the other financial information included elsewhere in this Prospectus.

Statement of Operations Data:
(In Thousands except per share amounts)

                                      SIX MONTHS ENDED
                                          MARCH 31,                      FISCAL YEAR ENDED SEPTEMBER 30,
                                    --------------------    ----------------------------------------------------------
                                      1996        1995        1995        1994       1993         1992          1991
                                      ----        ----        ----        ----       ----         ----          ----
Revenues                            $ 41,460    $ 28,168    $ 65,260    $ 47,839   $ 39,640    $ 30,408       $ 23,926

Income (loss) before
  (provision) benefit
  from income taxes,
  discontinued
  operations and
  extraordinary items               $  8,233    $  2,999    $  8,184    $  3,390   $    763    $ (1,270)      $ (2,394)

(Provision) benefit from
  income taxes                      $   (342)   $  2,067    $    649    $    291   $    398    $    (48)      $    (37)

Income (loss) before
  discontinued operations and
  extraordinary items               $  7,891    $  5,066    $  8,833    $  3,681   $  1,161    $ (1,318)      $ (2,431)

Discontinued operations             $   --      $   --      $   --      $   --     $   -       $  1,214       $   (333)

Income (loss) before
  extraordinary items               $  7,891    $  5,066    $  8,833    $  3,681   $  1,161    $   (104)(a)   $ (2,764)

Extraordinary items              $     --     $     --        $     --     $     --        $     --        $   1,256(a)   $    --

Net Income (loss)                $    7,891   $    5,066      $    8,833   $    3,681      $    1,161      $   1,152      $  (2,764)

Income (loss) per common share
  before discontinued
  operations and extra-
  ordinary items:
         Primary                 $     0.45   $     0.33      $     0.55   $     0.25      $     0.10      $   (0.14)     $   (0.31)
         Fully diluted           $     0.45   $     0.33      $     0.53   $     0.25      $     0.10      $   (0.14)     $   (0.31)

Income (loss) per common share
  before extraordinary
  items:
         Primary                 $     0.45   $     0.33      $     0.55   $     0.25      $     0.10      $   (0.01)     $   (0.35)
         Fully diluted           $     0.45   $     0.33      $     0.53   $     0.25      $     0.10      $   (0.01)     $   (0.35)

Net income (loss) per common
  share:
         Primary                 $     0.45   $     0.33      $     0.55   $     0.25      $     0.10      $    0.12      $   (0.35)
         Fully diluted           $     0.45   $     0.33      $     0.53   $     0.25      $     0.10      $    0.12      $   (0.35)

Weighted average number
  of common shares and
  equivalents:
         Primary                     17,643       15,389(b)       16,199       14,593(b)       13,750(b)       9,349          7,903
         Fully diluted               17,643       15,474(b)       16,572       14,795(b)       13,750(b)       9,349          7,903

RVSI did not pay any cash dividends for the periods presented.

- --------------------
(a) Includes an extraordinary item of $1,138,000 (net of income tax provision of $97,000) relating to an agreement with General Motors Corporation, and an extraordinary item of $72,000 resulting from the utilization of net operating loss carryforwards, and an extraordinary item of $46,000 resulting from the extinguishment of long-term debt.
(b) Weighted average number of common and common equivalent shares is calculated using the Modified Treasury Stock method. See Note 1L of Notes to Consolidated Financial Statements of RVSI.

Selected Balance Sheet Data:
(In Thousands)

                                                                                 AT SEPTEMBER 30,
                                        MARCH 31,      ---------------------------------------------------------------------
                                          1996           1995           1994           1993            1992           1991
                                        ---------        ----           ----           ----            ----           ----

Total assets                            $ 58,255       $ 48,378       $ 22,408       $ 15,927        $ 11,318       $ 11,044

Current liabilities                     $ 15,915       $ 16,194       $ 10,384       $ 13,520        $  7,121       $  8,227

Total liabilities                       $ 16,126       $ 16,272       $ 11,615       $ 13,819        $ 10,481       $ 13,048

Stockholders' equity (deficiency)       $ 42,129       $ 32,106       $ 10,793       $  2,108        $    837       $ (2,004)

Working capital                         $ 33,703       $ 24,302       $  6,178       $   (947)       $  1,972       $    897

- ---------------------

         Reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations of RVSI" and to the Notes to the Consolidated Financial Statements of RVSI for a complete discussion of the financial data presented above.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RVSI


RESULTS OF OPERATIONS

Six Months Ended March 31, 1996 and 1995

         Revenues of $41,460,000 for the six months ended March 31, 1996 represent an increase of $13,292,000, or approximately 47%, in comparison to revenues of $28,168,000 for the six months ended March 31, 1995. The increase in revenues was a result of substantially increased shipments of the RVSI's LS-3000 Series semiconductor lead inspection systems.

         Gross profit margins for the six months ended March 31, 1996 and March 31, 1995 were 58% and 56%, respectively. The increase in gross profit margins during fiscal 1996 was primarily due to the improved profitability of the LS-3000 Series product lines.

         Continued development of the LS-3000 Series of lead scanning systems, the ID-1 aircraft wing ice detection systems, and computerized visual inspection equipment primarily accounted for $6,213,000 in research and development expense during the six months ended March 31, 1996 as contrasted with $4,671,000 during the comparable period in fiscal 1995. Certain software development costs are capitalized in accordance with the provisions of Statement of Financial Accounting Standards No. 86. For the six months ended March 31, 1996, $473,000 of these costs were capitalized as compared to $273,000, for the comparable period in fiscal 1995.

         Selling, general and administrative costs increased by $2,233,000, or approximately 29%, for the six months ended March 31, 1996 as compared to the prior comparable period, primarily as a result of increased marketing and distribution costs. RVSI incurred $226,000 for merger expenses for the six months ended March 31, 1996 relating to the acquisition of I.D. Matrix by RVSI on October 23, 1995.

         Net income for the six months ended March 31, 1996 was $7,891,000, or $.45 per share as compared to net income of $5,066,000, or $.33 per share (inclusive of a tax benefit of $.21 per share related to the anticipated future utilization of net operating loss carryforwards and other deferred tax assets) for the six months ended March 31, 1995.


Years Ended September 30, 1995 and 1994

         Revenues of $65,260,000 for the year ended September 30, 1995 represent an increase of $17,421,000, or 36%, in comparison to revenues of $47,839,000 for the year ended September 30, 1994. The increase in revenues was a result of substantially increased shipments of RVSI's LS-2000 and LS-3000 Series semiconductor lead inspection systems. Sales of the LS-2000 and LS-3000 Series accounted for revenues of $44,298,000 for the year ended September 30, 1995, representing an increase of $20,887,000, or 89%, as contrasted with LS-2000 sales of $23,411,000 for the year ended September 30, 1994. Acuity revenues of $19,153,000 for the year ended September 30, 1995 represent a decrease of $3,015,000, or 14%, in comparison to revenues of $22,168,000 for the year ended September 30, 1994. The decrease in revenues was primarily as a result of Acuity's lack of securing orders from one or two customers which have traditionally accounted for a significant percentage of Acuity's revenues.

         Gross profit margins for the fiscal years ended September 30, 1995 and 1994 were 56% and 53%, respectively. The increase in gross profit margins during fiscal 1995 was primarily due to the improved profitability of the LS-2000 and LS-3000 Series product lines.

         Continued development of the LS-3000 Series of lead scanning systems, the ID-1 aircraft wing ice detection systems, and computerized visual inspection equipment primarily accounted for $10,435,000 in research and development expense, net of capitalized software development costs, during the year ended September 30, 1995, as contrasted with $8,013,000 during fiscal 1994. In its fiscal year ended September 30, 1995, RVSI capitalized $535,000 of its software development costs, as compared to $433,000 over the comparable 1994 period, in accordance with the provisions of Statement of Financial Accounting Standards No. 86.

         Selling, general and administrative costs increased by $2,952,000, or 21%, for the year ended September 30, 1995 as compared to the prior fiscal year, primarily as a result of increased marketing and distribution costs for the year ended September 30, 1995. RVSI incurred $1,305,000 for merger expenses relating to the acquisition of Acuity and I.D. Matrix by RVSI on September 20, 1995 and October 23, 1995, respectively. For the year ended September 30, 1995, net interest income was $278,000 as compared to net interest expense of $109,000 in the comparable period in 1994. The increase is as a result of investing additional available funds.

         Net income for the year ended September 30, 1995 was $8,833,000, or $.53 per share (fully diluted), as compared to net income of $3,681,000, or $.25 per share (fully diluted), for the year ended September 30, 1994.

         During the fiscal years ended September 30, 1995 and 1994, RVSI recorded benefits from income taxes in the amounts of $649,000, and $291,000, respectively. Such benefits were primarily the result of decreases in the valuation allowances relating to deferred tax assets which emanated from RVSI's profitable operations in fiscal 1995 and 1994, respectively, and the extent to which RVSI can substantiate projected future earnings.

         The deferred tax assets at September 30, 1995 and 1994 of $2,375,000 and $1,163,000, respectively, are equivalent to the benefit to be derived from net operating loss carryforwards that were expected to be utilized to offset future taxable income projected as of the respective balance sheet dates. The deferred tax assets at September 30, 1995 and 1994 have been limited to the benefit to be derived from projected future income, due to RVSI's projected future profitability currently being primarily dependent on one existing product line.


Years Ended September 30, 1994 and 1993

         Revenues of $47,839,000 for the year ended September 30, 1994 represented an increase of $8,199,000, or 21%, in comparison to revenues of $39,640,000 for the year ended September 30, 1993. The increase in revenues was a result of substantially increased shipments of RVSI's LS-2000 and LS-3000 Series semiconductor lead inspection systems. The LS-3000 Series system, a more advanced, high performance machine, was introduced in July 1994, and represents the next generation lead scanning system design to replace the LS-2000 Series system. Sales of LS-2000 and LS-3000 Series accounted for revenues of $23,411,000 for the year ended September 30, 1994, representing an increase of $5,095,000 or 28%, as contrasted with the LS-2000 sales of $18,316,000 for the year ended September 30, 1993. Sales of the LS-3000 were $5,826,000 for the year ended September 30, 1994. Acuity revenues increased approximately 18% in 1994 as compared to 1993. The increase was primarily a result of increased vision revenues which included a $3.6 million contract from Brown and Williamson for 60 machine vision-based integrated package inspection systems.

         Gross profit margins for the fiscal years ended September 30, 1994 and 1993 were 53% and 51%, respectively. The increase in gross profit margins during fiscal 1994 was primarily due to the improved profitability of the LS-2000 and LS-3000 Series product line.

         Continued development of the LS-2000 and the LS-3000 Series of lead scanning systems, the ID-1 aircraft wing ice detection systems, and computerized visual inspection equipment, primarily accounted for $8,013,000 in research and development expense, net of capitalized software development cost, during the year ended September 30, 1994, as contrasted with $6,425,000 during fiscal 1993. In its fiscal year ended September 30, 1994, RVSI capitalized $433,000 of its software development costs as compared to $476,000 over the comparable 1993 period in accordance with the provisions of Statement of Financial Accounting Standards No. 86.

         Selling, general and administrative costs increased by $2,392,000, or 21%, for the year ended September 30, 1994 as compared to the prior fiscal year, primarily as a result of increased marketing and distribution costs. For the year ended September 30, 1994, net interest expense was $109,000 compared to net interest expense of $324,000 in the comparable 1993 period.

          Net income for the year ended September 30, 1994 was $3,681,000, or $.25 per share (fully diluted), as compared to net income of $1,161,000, or $.10 per share (fully diluted), for the year ended September 30, 1993.

         During the fiscal years ended September 30, 1994 and 1993, RVSI recorded benefits from income taxes in the amount of $291,000 and $398,000, respectively. Such benefits were primarily the result of decreases in the valuation allowances relating to deferred tax assets which emanated from RVSI's profitable operations in fiscal 1994 and 1993, respectively, and the extent to which RVSI can substantiate projected future earnings.

         The deferred tax asset at September 30, 1994 has been limited to the benefit to be derived from projected future income, due to RVSI's limited history of earnings and its projected future profitability currently being primarily dependent on one existing product line.


LIQUIDITY AND CAPITAL RESOURCES

         Six Months Ended March 31, 1996

         RVSI's operating, investing, and financing activities for the six months ended March 31, 1996 generated net cash and cash equivalents of $1,161,000 as follows:

         - Operating activities utilized $240,000 during the six months ended March 31, 1996;

         - $1,000,000 was generated from the maturity of short-term investments;

         - $2,203,000 was used to purchase property and equipment, primarily leasehold improvements and office furniture and equipment, during the six months ended March 31, 1996;

         - $2,151,000 was generated through the issuance of common stock upon the exercise of stock options and warrants;

         -        $270,000 was used to repay notes payable;

         - $743,000 was provided through borrowings under a line of credit facility;

         - The effect of exchange rate changes reduced cash and cash equivalents by $20,000.


         Year Ended September 30, 1995

         RVSI's operating, investing and financing activities for the year ended September 30, 1995 generated net cash and cash equivalents of $14,634,000 as follows:

         - Operating activities provided $4,308,000 during the fiscal year ended September 30, 1995;

         - $2,521,000 was used to purchase property and equipment, primarily computer and demonstration equipment;

         -        $1,484,000 was invested primarily in U.S. Treasury Notes;

         -        $1,500,000 was received from the maturity of investments;

         - $2,807,000 was received from proceeds of issuance of notes and a bank loan;

         -        $1,551,000 was used to repay a bank loan and related interest;

         - Other financing activities provided $11,572,000 primarily through the issuance of Common Stock and warrants in a private equity placement and the issuance of Common Stock upon the exercise of stock options and warrants;

         - The effect of exchange rate changes on cash and cash equivalents was $3,000.


         RVSI's inventories at September 30, 1995 of $8,461,000 increased by $4,045,000 from $4,416,000 as of September 30, 1994 primarily to support high production volumes. Accounts receivable at September 30, 1995 of $12,082,000 increased by $4,861,000 from $7,221,000 as of September 30, 1994 primarily due to higher operating levels and increased sales to larger customers with longer payment terms.

         On November 20, 1995, RVSI obtained a revolving line of credit from a bank that provides for maximum borrowings of $6,000,000. The agreement expires on January 31, 1999. Borrowings under the agreement are secured by all accounts receivable of RVSI and will bear interest at the adjusted LIBOR rate, as defined, plus two percent. RVSI will pay a commitment fee of one quarter of one percent per annum on any unused portion of the credit facility. The terms of the agreement, among other matters, require RVSI to maintain certain tangible net worth, debt to equity, working capital, and earnings before depreciation and amortization to long-term debt ratios and restrict the payment of cash dividends.


         RVSI anticipates that its working capital needs for fiscal 1996 will be satisfied by operating revenues and, if necessary, through borrowings under the existing line of credit.


EXPORT SALES

         Foreign export sales accounted for 64%, 41% and 52% of RVSI's revenues in fiscal 1995, 1994 and 1993, respectively.


PRIVATE EQUITY PLACEMENTS

         During fiscal year 1995, RVSI entered into an agreement with a group of investors pursuant to which RVSI received approximately $9,386,000, after expenses, in exchange for the issuance of 1,110,000 shares of RVSI's Common Stock. RVSI also issued warrants exercisable through June 2000 to purchase approximately 68,000 shares of RVSI's Common Stock at exercise prices ranging from $8.75 to $9.00 per share.

         During fiscal year 1995, I.D. Matrix entered into an agreement with a group of investors and certain then existing stockholders. Under the agreement, I.D. Matrix received approximately $1,765,000 after expenses, in exchange for 46,447 shares of I.D. Matrix's common stock (approximately 119,000 equivalent shares of RVSI common stock). I.D. Matrix used approximately $785,000 of the net proceeds to satisfy certain notes payable and related accrued interest and $60,000 of the net proceeds to satisfy certain accounts payable.


FOREIGN CURRENCY TRANSACTION

         RVSI does not currently engage in international currency hedging transactions to mitigate its foreign currency exposure. To the extent RVSI is unable to match revenue received in foreign currencies with expenses paid in the same currency, it is exposed to possible losses on international currency transactions.

RECENT FINANCIAL ACCOUNTING STANDARDS BOARD STATEMENTS

         Recent pronouncements of the Financial Accounting Standards Board, which are not required to be adopted at this date, include Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting For the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and SFAS No. 123, "Accounting for Stock Based Compensation." These pronouncements are not expected to have a material impact on the Company's financial statements.

EFFECT OF INFLATION

         Management of RVSI believes that the effect of inflation has not been material during each of the years ended September 30, 1995, 1994, and 1993, respectively, and the six months ended March 31, 1996.


PROPOSED ACQUISITION

         On July 23, 1996, RVSI announced that it had entered into the Merger Agreement with CI pursuant to which CI is to become a wholly owned subsidiary of the Company. CI designs, manufactures, markets and services standard bar code products, data collection networks, and systems for the data collection and material handling/industrial markets.

         The Merger Agreement calls for RVSI to issue 0.177805207 shares of its common stock for each CI share, or approximately 1,929,416 shares, in exchange for all of CI's outstanding common stock. In addition, CI's outstanding stock options and warrant are to be exchanged for options upon RVSI's Common Stock in the same 0.177805207 to one ratio.

UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION

The following unaudited condensed combined financial information sets forth the combined financial position and combined results of operations of RVSI and CI assuming the Merger will be accounted for using the "pooling of interests" method and that the Merger was consummated (i) as of March 31, 1996, for the unaudited pro forma condensed combined balance sheets and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

For all periods presented in the unaudited pro forma condensed combined statements of operations, the weighted average number of common and common equivalent shares gives effect to the proposed issuance of 0.177805207 of a share of RVSI common stock in exchange for each outstanding share of CI common stock (subject to possible adjustments to the Exchange Ratio as a result of the Collars). If the price of the RVSI common stock averages more than $20.75 or less than $17.00 per share during the 25 trading days ending on (and including) the second trading day immediately prior to the date of the special meeting of CI's stockholders to be called to approve the Merger, the number of shares of RVSI common stock issued to CI stockholders would be proportionately adjusted. In no event, however, will the Exchange Ratio be more than 0.195585727 or less than 0.160024686.

The unaudited pro forma information combines the historical balance sheets of RVSI and CI as of March 31, 1996 and the historical statements of operations of RVSI for the years ended September 30, 1995, 1994 and 1993, and for the six month periods ended March 31, 1996 and 1995 with the historical statements of CI for the years ended December 31, 1995, 1994 and 1993, and for the six month periods March 31, 1996 and 1995, respectively.

The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the Merger been in effect during those periods or which may be reported in the future. No provision has been reflected in the unaudited pro forma condensed combined financial information for direct expenses related to the Merger, which are expected to be expensed as incurred in future periods. The statements should be read in conjunction with the historical financial statements and notes thereto of RVSI and CI which have been included elsewhere herein and incorporated by reference into this Proxy Statement/Prospectus.

SUMMARY OF UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (In Thousands, except per share amounts)

                                                 SIX MONTHS ENDED
                                                 ----------------          FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                             MARCH 31,      MARCH 31,      -------------------------------------
                                               1996           1995           1995           1994          1993
                                               ----           ----           ----           ----          ----
REVENUES                                     $56,090        $42,596        $93,005        $73,865       $61,530
COST OF REVENUES                              25,151         19,455         42,791         35,876        31,206
                                             -------        -------        -------        -------       -------

GROSS PROFIT                                  30,939         23,141         50,214         37,989        30,324
                                             -------        -------        -------        -------       -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative        15,372         12,964         27,321         24,231        20,319
   Research and development                    7,441          5,983         12,980         10,255         8,286
   Non-recurring costs                           226            440          1,305            469         1,632
   Interest (income) expense, net               (466)           (49)          (273)            90           287
                                             -------        -------        -------        -------       -------
                                              22,573         19,338         41,333         35,045        30,524
                                             -------        -------        -------        -------       -------

INCOME (LOSS) BEFORE INCOME TAXES              8,366          3,803          8,881          2,944          (200)

INCOME TAX BENEFIT (PROVISION)                  (310)         2,046            635            227           335
                                             -------        -------        -------        -------       -------

NET INCOME                                   $ 8,056        $ 5,849        $ 9,516        $ 3,171       $   135
                                             =======        =======        =======        =======       =======


NET INCOME PER SHARE:

  Primary                                    $  0.41        $  0.34        $  0.52        $  0.19       $  0.03
                                             =======        =======        =======        =======       =======
  Fully diluted                              $  0.41        $  0.34        $  0.51        $  0.19       $  0.02
                                             =======        =======        =======        =======       =======


WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:

  Primary                                     19,692         17,193(a)      18,156         16,433(a)     15,385(a)
                                             =======        =======        =======        =======       =======
  Fully diluted                               19,692         17,298(a)      18,620         16,636(a)     15,385(a)
                                             =======        =======        =======        =======       =======


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
MARCH 31, 1996
(In Thousands)



                                                         RVSI             CI
                                                       MARCH 31,       MARCH 31,                         COMBINED
                                                         1996            1996                            MARCH 31,
                                                      HISTORICAL      HISTORICAL       ADJUSTMENTS         1996
                                                      ----------      ----------       -----------         ----
                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                            $ 17,585        $  2,200                          $ 19,785
  Investments                                             1,000              --                             1,000
  Accounts receivable, net                               14,744           6,204                            20,948
  Inventories                                            13,386           3,745                            17,131
  Deferred income taxes                                   2,375              --                             2,375
  Prepaid expenses and other current assets                 528             446                               974
                                                       --------        --------        -------           --------

       Total current assets                              49,618          12,595             --             62,213

PROPERTY, PLANT AND EQUIPMENT, Net                        5,584           1,090                             6,674
INVESTMENTS                                                 992              --                               992
OTHER ASSETS                                              2,061              --                             2,061
                                                       --------        --------        -------           --------

TOTAL ASSETS                                           $ 58,255        $ 13,685        $    --           $ 71,940
                                                       ========        ========        =======           ========


      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Loan payable                                         $  2,128        $    974                          $  3,102
  Accounts payable                                        8,606           3,109                            11,715
  Accrued expenses and other current liabilities          4,666           2,254          1,400 (b)          8,320
  Advance contract payments received                        515              --                               515
                                                       --------        --------        -------           --------

       Total current liabilities                         15,915           6,337          1,400             23,652

OTHER LIABILITIES                                           211              53                               264
                                                       --------        --------        -------           --------

       Total liabilities                                 16,126           6,390          1,400             23,916

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock - RVSI ($0.01 par value)                     165              --             19 (c)            184
  Common stock - CI ($0.10 par value)                        --           1,087         (1,087)(c)             --
  Additional paid-in capital                            111,973          24,013          1,068 (c)        137,054
  Deferred compensation                                      --             (53)                              (53)
  Accumulated deficit                                   (70,132)        (17,784)        (1,400)(b)        (89,316)
  Cumulative translation adjustment                         123              32             --                155
                                                       --------        --------        -------           --------

       Total stockholders' equity                        42,129           7,295         (1,400)            48,024
                                                       --------        --------        -------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 58,255        $ 13,685        $    --           $ 71,940
                                                       ========        ========        =======           ========


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1995
(In thousands)



                                               RVSI            CI
                                           SEPTEMBER 30,  DECEMBER 31,     COMBINED
                                               1995           1995       SEPTEMBER 30,
                                            HISTORICAL     HISTORICAL        1995
                                            ----------     ----------        ----
REVENUES                                     $65,260        $27,745        $93,005
COST OF REVENUES                              28,726         14,065         42,791
                                             -------        -------        -------

GROSS PROFIT                                  36,534         13,680         50,214
                                             -------        -------        -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative        16,888         10,433         27,321
   Research and development                   10,435          2,545         12,980
   Non-recurring costs                         1,305             --          1,305
   Interest (income) expense, net               (278)             5           (273)
                                             -------        -------        -------
                                              28,350         12,983         41,333
                                             -------        -------        -------

INCOME BEFORE INCOME TAXES                     8,184            697          8,881

INCOME TAX BENEFIT (PROVISION)                   649            (14)           635
                                             -------        -------        -------

NET INCOME                                   $ 8,833        $   683        $ 9,516
                                             =======        =======        =======


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1994
(In thousands)



                                               RVSI            CI
                                           SEPTEMBER 30,  DECEMBER 31,    COMBINED
                                               1994           1994      SEPTEMBER 30,
                                            HISTORICAL     HISTORICAL       1994
                                            ----------     ----------       ----
REVENUES                                     $47,839        $26,026        $73,865
COST OF REVENUES                              22,391         13,485         35,876
                                             -------        -------        -------

GROSS PROFIT                                  25,448         12,541         37,989
                                             -------        -------        -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative        13,936         10,295         24,231
   Research and development                    8,013          2,242         10,255
   Non-recurring costs                            --            469            469
   Interest (income) expense, net                109            (19)            90
                                             -------        -------        -------
                                              22,058         12,987         35,045
                                             -------        -------        -------

INCOME (LOSS) BEFORE INCOME TAXES              3,390           (446)         2,944

INCOME TAX BENEFIT (PROVISION)                   291            (64)           227
                                             -------        -------        -------

NET INCOME (LOSS)                            $ 3,681        $  (510)       $ 3,171
                                             =======        =======        =======


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1993
(In thousands)



                                               RVSI            CI
                                           SEPTEMBER 30,  DECEMBER 31,    COMBINED
                                               1993           1993      SEPTEMBER 30,
                                            HISTORICAL     HISTORICAL        1993
                                            ----------     ----------        ----
REVENUES                                     $39,640        $21,890        $61,530
COST OF REVENUES                              19,493         11,713         31,206
                                             -------        -------        -------

GROSS PROFIT                                  20,147         10,177         30,324
                                             -------        -------        -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative        11,544          8,775         20,319
   Research and development                    6,425          1,861          8,286
   Non-recurring costs                         1,091            541          1,632
   Interest (income) expense, net                324            (37)           287
                                             -------        -------        -------
                                              19,384         11,140         30,524
                                             -------        -------        -------

INCOME (LOSS) BEFORE INCOME TAXES                763           (963)          (200)

INCOME TAX BENEFIT (PROVISION)                   398            (63)           335
                                             -------        -------        -------

NET INCOME (LOSS)                            $ 1,161        $(1,026)       $   135
                                             =======        =======        =======


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 1996
(In thousands)



                                               RVSI               CI
                                         SIX MONTHS ENDED  SIX MONTHS ENDED      COMBINED
                                          MARCH 31, 1996    MARCH 31, 1996   SIX MONTHS ENDED
                                            HISTORICAL        HISTORICAL      MARCH 31, 1996
                                            ----------        ----------      --------------
REVENUES                                     $41,460           $14,630           $56,090
COST OF REVENUES                              17,267             7,884            25,151
                                             -------           -------           -------

GROSS PROFIT                                  24,193             6,746            30,939
                                             -------           -------           -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative         9,999             5,373            15,372
   Research and development                    6,213             1,228             7,441
   Non-recurring costs                           226                --               226
   Interest (income) expense, net               (478)               12              (466)
                                             -------           -------           -------
                                              15,960             6,613            22,573
                                             -------           -------           -------

INCOME BEFORE INCOME TAXES                     8,233               133             8,366

INCOME TAX BENEFIT (PROVISION)                  (342)               32              (310)
                                             -------           -------           -------

NET INCOME                                   $ 7,891           $   165           $ 8,056
                                             =======           =======           =======


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 1995
(In thousands)



                                                     RVSI                   CI
                                               SIX MONTHS ENDED      SIX MONTHS ENDED          COMBINED
                                                MARCH 31, 1995        MARCH 31, 1995       SIX MONTHS ENDED
                                                  HISTORICAL            HISTORICAL          MARCH 31, 1995
                                               ----------------      ----------------      ----------------
REVENUES                                            $28,168               $14,428               $42,596
COST OF REVENUES                                     12,335                 7,120                19,455
                                                    -------               -------               -------

GROSS PROFIT                                         15,833                 7,308                23,141
                                                    -------               -------               -------

OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                7,766                 5,198                12,964
   Research and development                           4,671                 1,312                 5,983
   Non-recurring costs                                  440                    --                   440
   Interest (income) expense, net                       (43)                   (6)                  (49)
                                                    -------               -------               -------
                                                     12,834                 6,504                19,338
                                                    -------               -------               -------

INCOME BEFORE INCOME TAXES                            2,999                   804                 3,803

INCOME TAX BENEFIT (PROVISION)                        2,067                   (21)                2,046
                                                    -------               -------               -------

NET INCOME                                          $ 5,066               $   783               $ 5,849
                                                    =======               =======               =======


See accompanying notes to unaudited pro forma condensed combined financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

(a) Weighted average number of common and common share equivalents are calculated using the Modified Treasury Stock method.

(b) The pro forma adjustment to accrued expenses and accumulated deficit represents the estimated total expenses related to the Merger.

(c) The pro forma adjustment to common stock and additional paid-in capital represents the exchange of CI common stock for RVSI common stock.

                                 BUSINESS OF CI

GENERAL

     Founded in 1968, CI designs, manufactures, markets and services standard bar code products, data collection networks, and systems for the data collection and material handling/industrial markets. CI markets its products in the United States through its direct sales organization and through distributors, system integrators and value added resellers. As an international organization, CI and its foreign subsidiaries have sales and service offices located in Belgium, France, Germany and the United Kingdom, as well as a network of distributors and systems integrators in locations throughout the world. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CI," for additional discussion of developments for the year ended December 31, 1995, and the three months ended March 31, 1996.

BAR CODE TECHNOLOGY

     A bar code label consists of bars printed on a contrasting background. By varying the width of the printed bars as well as the spaces between them, a bar code label can be encoded with information such as identification number, origin, composition or destination of the product to which the label is attached. Bar code scanners read bar codes with high intensity light and convert the reflected light patterns into electrical impulses. These impulses are transmitted to a decoding unit which translates them to conventional digital information for use by a customer in accordance with specific application requirements. Scanning and decoding units, as well as other data entry terminals, can be grouped into a network for high speed data transmission between the units and a larger host computer system.

PRODUCTS

     CI designs, manufactures or purchases for resale, and services a broad line of bar code data collection products, both hardware and software, all of which are within one industry segment. For discussion purposes, however, CI categorizes its product line into four different product groups:

     Material Handling Data Identification Products

     CI manufactures a series of fixed position laser scanners for automation and material handling applications found in warehousing, distribution and manufacturing control environments. In 1995, CI introduced the CiMAX(TM) 7500 scanner. The CiMAX 7500 is an intelligent, fixed position laser scanner with Ethernet networking capabilities. It is designed specifically for material handling applications where high reading rates, high throughput, and local or networked distributed processing and control are important to application success. The CiMAX 7500 combines the capabilities of a scanner, decoder, PC and PLC in one product. The OMNI CIX(TM), an omnidirectional fixed position laser scanner designed specifically for material handling applications where the bar code label or labeled item can be rotated at any angle, was introduced in 1994. The Scanstar(TM) 10/15 miniature bar code scanner and the Scanstar 80/85 high performance scanner are utilized in factories, warehouses and distribution centers to identify, count, sort or direct objects as they move throughout a facility on a conveyor system. These series of scanners are available with a range of sophisticated operational features whose physical characteristics and built-in options address a wide variety of customer requirements.

     Factory Data Collection Terminals and Networks

     For factory data collection applications, which includes scanners, terminals and workstations, as well as networks to provide data communications between the various units, CI manufactures the Starnode Data Collection Network. These products are used in a wide range of applications such as production accounting, labor reporting and work-in-process tracking where accurate data collection and management is essential. The heart of the Starnode Data Collection Network is an intelligent network controller which, when connected to a series of bar code data collection terminals and scanning devices, provides the necessary components for a turn-key data collection system for a host computer. The Starnode(TM) Data Collection Network also includes software to operate the system and assist in various applications. In 1995, CI introduced the CiMAX 6000, an open system based data collection terminal. The CiMAX 6000 is suitable for applications such as quality control, work in process and shipping and receiving. It interfaces to any host computer using the established TCP/IP connectivity protocol and Ethernet transport hardware. Additionally, the CiMAX 6000 is supported by CI's Starnode(TM) Data Collection Network enabling users to select the computing environment that best suits their requirements.

     Customer Support Services

     CI's service organization offers its customers a variety of support services including custom software and systems, field or depot repair, site installation services, training and technical support.

     Bar Code Tools

     CI also manufactures or purchases for resale a range of bar code data collection tools. Included in this category are bar code label printers, decoders, hand held scanning devices and portable bar code terminals.

CUSTOMERS; MARKETING ARRANGEMENTS; EXPORTS

     CI's customers encompass a wide cross-section of businesses and institutions, including postal services, freight companies, and manufacturers of electronics, pharmaceuticals, consumer goods, textiles and automobiles.

     During 1993, one customer, Canada Post, accounted for approximately 10% of CI's revenue. During 1995 and 1994, no one customer accounted for more than 10% of revenue.

     CI's product line is sold by its direct sales organizations in the United States and its foreign subsidiaries in Belgium, France, Germany and the United Kingdom. It also distributes its products in these areas and other parts of the world through distributors, value added resellers and systems integrators.

     CI also sells products and components to original equipment manufacturers ("OEMs"), including materials handling equipment manufacturers and system integration firms. These firms combine CI's products with other hardware and software to create customized information and control systems for sale to end-users.

     CI offers a six month to one year warranty on its products. Warranty claims have not been significant in the last 10 years.

     Sales by CI's Canadian subsidiary, its four European subsidiaries and other export sales, principally to Korea, Australia, New Zealand, and other non-European countries, accounted for approximately 64%, 60%, 52%, and 57% of CI's revenue for the three months ended March 31, 1996 and for the years ended December 31, 1995, 1994, and 1993, respectively. See Note 9 to the Consolidated Financial Statements of CI.

MANUFACTURING AND SUPPLY

     CI designs and manufactures the majority of the items in its product line. CI's manufacturing operations consist primarily of assembling electrical and mechanical components that have been purchased from vendors, testing the resulting products, and shipping finished products to customers.

     Some suppliers are CI's sole source for certain components. Should products become unavailable from existing suppliers, other sources would be available, although added costs and manufacturing delays might result. In particular, CI purchases the galvo assembly used in CI's ScanStar 10, ScanStar 15, CiPro 710 and CiPro 715 products from Laser Scanning Products, a private company believed by CI to be owned solely by one individual. CI is currently undertaking a develpment effort to provide an alternative to the galvo assembly. If CI were unable to obtain a sufficient supply of the galvo assembly from Laser Scanning Products, it is likely that CI would experience a significant delay and additional costs in developing an alternative source. See "Risk Factors - Dependence on Single Source Supplier." From time to time, CI experiences difficulty in obtaining product components during periods when there is a general shortage of parts in the electronics industry resulting in production and shipping delays.

     CI's Service Division provides repair and maintenance for all product lines. Most service activities are performed on a return-to-factory basis.

COMPETITION

     The bar code industry is highly competitive. Several of the firms with which CI competes directly have greater financial, technical and marketing resources and may have more extensive product lines than CI. In the area of information and control systems, CI also competes with OEMs and end-users who act as their own system assemblers and integrators. CI faces the possibility of changes in market share due to technological innovation, shifting product emphasis among existing competitors and new entrants into the marketplace.

     CI also faces competition in some applications from companies offering automatic identification equipment and systems not based on bar code technology. Examples of such alternative technologies include 2-D matrix bar coding, optical character recognition, magnetic character recognition and radio frequency data collection and transmission.

     CI competes primarily on the basis of the quality, price and performance of its products and services and continuing product innovation in a rapidly changing environment.

PATENTS AND LICENSES

     CI relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. CI seeks to protect is software, documentation and other written materials under trade secret and copyright laws, which may afford only limited protection. CI also holds 14 domestic and 12 foreign patents, but relies for its success primarily on the quality of its products and services and continuing product innovations. Despite CI's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of CI's technology or to obtain and use information that CI regards as proprietary. The laws of some foreign countries do not protect CI's proprietary rights to as great an extent as do the laws of the United States, and, because of CI's significant international presence, there can be no assurance that CI will be able to protect its proprietary rights in the jurisdictions in which it conducts business or in which products incorporating its technology are sold. There can be no assurance that CI's means of protecting its proprietary rights will be adequate or that CI's competitors will not independently develop similar technology.

BACKLOG; WORKING CAPITAL

     As of March 31, 1996, CI had a backlog of firm orders of approximately $3.3 million. This backlog is scheduled to be shipped within the next 12 months. At March 31, 1995, backlog was approximately $3.8 million, and substantially all was shipped within 12 months thereafter. CI's business is influenced by capital spending patterns of its customers which have in some years a greater impact on sales in the fourth quarter.

     CI has significant working capital requirements in order to stock an adequate number of standard products to fill orders on short notice and to produce and complete systems. Domestic sales of standard products are generally on 30 day open account terms and credit terms for foreign sales are 30 days, subject to a letter of credit where credit risk considerations warrant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources of CI."

PRODUCT DEVELOPMENT

     CI expended approximately $.6, $2.5, $2.2 and $1.9 million for Company sponsored research and development, both hardware and software, during the three months ended March 31, 1996 and the fiscal years 1995, 1994 and 1993, respectively. Software is becoming a greater portion of the total development effort as the complexity of CI's products increase with the use of integrated circuits and microprocessors.

     CI's current efforts are directed at improving and enhancing its product line through the introduction of successor models with higher performance levels, greater capacity and more attractive packaging and lower costs through miniaturization and the increased use of integrated circuitry.

     CI is developing several new product offerings for introduction in 1996 or shortly thereafter. These include the OMNI-CIX-M(TM), a mini omni directional scanner currently under development, and the CiMAX 7800, a high performance fixed position laser scanner with auto focus capabilities, is currently being tested. There can be no assurance that these products will be completed on a timely basis, if at all, or that they will be commercially successful. Two significant product introductions in 1995 were the CiMAX 7500, an intelligent, fixed position laser scanner, and the CiMAX 6000, an open systems based data collection terminal.

GOVERNMENT REGULATION

     The Center for Devices of Radiological Health (CDRH) of the Food and Drug Administration has promulgated regulations applicable to manufacturers of laser products. Such regulations classify laser products by assessable radiation levels and establish standards for protective housing, safety interlocks and the affixing of labels alerting users not to stare into the laser beam.

     CDRH also requires manufacturers to file annual laser product reports. CI believes that it has complied with these regulations. While the nature and scope of these regulations could change in the future, CI does not expect the same to have a material effect on capital expenditures, earnings or competitive position.

EMPLOYEES

     As of June 30, 1996, CI had 138 full-time employees and 9 part-time employees. There are no collective bargaining agreements with CI. CI considers its relations with its employees to be excellent.

FACILITIES

     CI's principal executive office and manufacturing facilities occupy 60,000 square feet leased in a building in Canton, Massachusetts near the junction of Massachusetts Route 128 and Interstate 95. CI occupies the premises under a lease expiring in July, 1998. The European subsidiaries lease sales offices. CI considers its present facilities to be adequate for its present business and any expansion in its business which may occur in the foreseeable future.

     CI also leases sales and service facilities in or near Detroit, Atlanta, San Jose, Dallas and Chicago in the United States. These leases are for short terms and the amounts involved are not material. See Note 4 to Consolidated Financial Statements of CI.

LEGAL PROCEEDINGS

     CI is not a party to any material pending legal proceedings.

                                MANAGEMENT OF CI

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of CI are as follows:

                                                                                   Director
      Name                      Age                  Position                       Since
      ----                      ---                  --------                      --------
Richard C. Close                53              President, Chief Executive           1992
                                                  Officer and Director

Jeffrey A. Weber                49              Senior Vice President -
                                                  Operations and Finance,
                                                  Treasurer

Thomas J. Chisholm              46              Vice President - Research
                                                  and Development

Stephen L. Abbey                43              Vice President - Sales and
                                                  Marketing, North America

John M. Hill(1)                 58              Director                             1992

Tomas Kohn(2)                   55              Chairman of the Board,               1987
                                                  Director

Jan A. Smolders(1)(2)           56              Director                             1993

Edward J. Stewart,III(2)        50              Director                             1995

Richard S. Wilcox(1)            66              Director                             1969

- ---------------
(1)  Member of CI's Audit Committee.

(2)  Member of CI's Stock Incentive, Nominations and Compensation Committee.

     Mr. Close has been President and Chief Executive Officer of CI since May 1993. From 1987 to 1993, Mr. Close served as President of Kodak Electronic Printing Systems, Inc., a manufacturer of digital pre-press equipment for the printing and publishing industries. See "Executive Compensation - Employment Agreement."

     Mr. Weber joined CI in June 1994 as Senior Vice President - Operations and Finance, and Treasurer. From 1991 to 1994, Mr. Weber was first Vice President - Finance and Chief Operating Officer, and then President and Chief Executive Officer of Geo. E. Keith Company, a shoe manufacturer.

     Mr. Chisholm joined CI in 1983 as Manager of Engineering, and served as Vice President of Engineering from 1986 to 1991, and Vice President - Material Handling from 1991 to 1993. Mr. Chisholm became Vice President - Research and Development in 1993.

     Mr. Abbey joined CI in February 1995 as Vice President - Sales and Marketing, North America. From 1993 to 1995, Mr. Abbey was Vice President - Sales and Marketing for Howtek, Inc., an electronic imaging company for the graphic arts industry. From 1989 to 1993, Mr. Abbey was Vice President and General Manager of Professional Color Systems for Kodak Electronic Printing Systems, Inc., a manufacturer of digital pre-press equipment for the printing and publishing industries.

     Mr. Hill has been a self-employed management consultant in strategic planning and business development in material handling, warehousing and distribution since 1990. From 1989 to 1990, Mr. Hill was Vice President of Control Module, Inc., a manufacturer of automatic identification and data collection systems. From 1988 to 1989, Mr. Hill was an independent consultant and was affiliated with Tompkins Associates, a material handling consulting firm. From 1985 to 1988, Mr. Hill served as President of Logisticon, Inc., a supplier of material management systems.

     Mr. Kohn has been a Professor at Boston University since 1988. He has been a Director of Conduit del Ecuador, a steel tubing manufacturer, since 1974, and a Director of the steel wire manufacturer, Ideal-Alambrec, since 1971. Mr. Kohn serves as a Director of CI as a designee of N.V. Bekaert S.A. ("Bekaert"), a manufacturer of steel and wire products. See "Principal Stockholders of CI."

     Mr. Smolders has been the President of Bekaert Corporation, the United States affiliate of Bekaert, since 1992. From 1989 through 1991, Mr. Smolders was the Vice President and General Manager of the steel cord division of Bekaert Corporation. Mr. Smolders serves on the Board of Directors of CI as a designee of Bekaert. See "Principal Stockholders of CI."

     Mr. Stewart has been the General Partner of Kestrel Venture Management for two years and of Corning Venture Management since 1983, both venture capital firms. From 1982 to 1992, Mr. Stewart served as the President of Corning Capital Corporation, a private investment firm. Mr. Stewart has been a Director of Corning Capital Corporation since 1982 and a Director of MicroTouch Systems, Inc., a manufacturer of touch-sensitive computer screens, since 1984.

     Mr. Wilcox, is a private investor. Mr. Wilcox has also served for more than five years as a Director of Sheldahl, Inc., a manufacturer of flexible printed circuits and composite materials for the electronics industry.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of the Chief Executive Officer and each of the other most highly compensated executive officers of CI whose annual salary and incentive compensation, if any, exceeded $100,000 for services in all capacities to CI during the last fiscal year ended December 31, 1995. The executive officers listed in the Summary Compensation Table are collectively referred to as the "Named Executive Officers." No other executive officer of CI received an annual salary and bonus in excess of $100,000 for services in all capacities to CI during the last fiscal year.

                                                           SUMMARY COMPENSATION TABLE
                                   ---------------------------------------------------------------------------
                                        ANNUAL COMPENSATION                LONG TERM COMPENSATION AWARDS
                                   --------------------------------   ----------------------------------------
                                                            OTHER
                                                            ANNUAL      RESTRICTED    SECURITIES     ALL OTHER
                         FISCAL                            COMPENSA-      STOCK       UNDERLYING     COMPENSA-
NAME AND PRINCIPAL        YEAR     SALARY         BONUS      TION         AWARDS      OPTIONS          TION
POSITION                 ENDED       ($)           ($)        ($)           ($)        (#)(16)         ($)(1)
- ------------------       ------   --------      -------   ----------  -----------     ----------     ---------
Richard C. Close          1995    $150,000      $    0    $    0      $      0(2)     150,000(3)       $2,640
  President and           1994     150,000      $    0         0             0              0           2,640
  Chief Executive         1993      98,077      $    0     1,167(4)    144,000(5)     200,000(6)        2,640
  Officer

Jeffrey A. Weber          1995     115,000      10,000         0             0              0           1,826
  Senior Vice             1994      65,512(7)   14,583       ---        31,875(8)     100,000(9)        1,513
  President               1993         ---         ---       ---           ---            ---             ---
  Operations &
  Finance

Stephen L. Abbey          1995      98,578(10)  18,333         0        28,125(11)     75,000(12)       1,518
  Vice President,         1994         ---         ---       ---           ---            ---             ---
  North American          1993         ---         ---       ---           ---            ---             ---
  Sales &
  Marketing

Thomas J. Chisholm        1995     102,827       6,167          0            0         30,000(13)       1,739
  Vice President,         1994      99,106       2,125          0            0         25,000(14)       1,712
  Research &              1993      93,797           0          0            0         25,000(15)       1,481
  Development

- --------------------


(1) Consisting of $1,200 of matching contributions by CI to its 401K plan for employees plus the income value of term life insurance premiums paid by CI.

(2) As of December 29, 1995, Mr. Close held 72,000 shares of restricted stock having a value of $175,500 based upon a market price of $2.4375 on such date.

(3)  These options vest at the rate of 33.3% per year, commencing April 6, 1996.


(4) Consisting of fees paid to Mr. Close as a Nonemployee Director prior to his becoming President and Chief Executive Officer of CI.

(5) In 1993, CI granted Mr. Close 96,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares vest at the rate of 25% per year commencing on May 1, 1993.

(6)  These options vest at the rate of 25% per year, commencing May 1, 1994.

(7) Mr. Weber commenced employment with CI on June 1, 1994 at an annual salary of $115,000. Salary reported is from such date.

(8) In 1994, CI granted Mr. Weber 30,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares are currently fully vested.

(9) These options are currently exercisable for 70,000 shares and the remaining 30,000 shares will become exercisable on June 1, 1997.

(10) Mr. Abbey commenced employment with CI on February 1, 1995 at an annual salary of $110,000. Salary reported is from such date.

(11) In 1995, CI granted Mr. Abbey 15,000 shares of Restricted Stock under its 1993 Stock Incentive Plan. These shares are currently fully vested.

(12) These options are currently exercisable for 45,000 shares and the remaining 30,000 shares will become exercisable on February 3, 1997.

(13) These options vest 33.3% per year commencing on January 1, 1997.

(14) These options are currently exercisable for 15,000 shares and the remaining 10,000 shares will become exercisable on December 9, 1996.

(15) These options are currently exercisable for 17,500 shares and the remaining 7,500 shares will become exercisable on October 7, 1996.

(16) All unvested options will vest upon consummation of the Merger. See "The Merger Agreement - Conversion of Options and Warrant."



BONUS PLAN

     CI maintains an informal bonus program for certain employees, including executive officers, under which such employees may be awarded discretionary cash bonuses based upon an evaluation of individual performance and the performance of the Company during the year.

STOCK OPTION PLANS

     The following table sets forth certain information regarding grants of stock options during the fiscal year ended December 31, 1995 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                        ----------------------------------------------
                                     % OF TOTAL                            POTENTIAL REALIZABLE
                        NUMBER OF    OPTIONS     EXERCISE                     VALUE AT ASSUMED
                        SHARES       GRANTED TO    OR                         RATES OF STOCK
                        UNDERLYING   EMPLOYEES   BASE          EXPIRA-      PRICE APPRECIATION
                        OPTIONS      IN FISCAL   PRICE         TION          FOR OPTION TERM
         NAME           GRANTED         YEAR     ($/SH)        DATE        ---------------------
         ----           ----------   ---------   --------      -------       $5%($)       10%($)

Richard C. Close        150,000      51%            $1.8125     4/5/05     $170,980      $433,299

Jeffrey A. Weber           --        --                --         --           --           --

Stephen L. Abbey         75,000      26%            $1.875      2/2/05       88,438       224,120

Thomas J.                30,000      10%            $2.625    12/12/05       49,526       125,507
Chisholm


     The following table sets forth certain information with respect to the aggregate number and value of exercisable and unexercisable options held by the Named Executive Officers during the fiscal year ended December 31, 1995.

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION VALUES(1)

                         NUMBER OF SHARES
                         OF COMMON STOCK              VALUE OF
                         UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                         OPTIONS AT 12/31/95          OPTIONS AT 12/31/95(2)
       NAME              EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
       ----              -------------------------    -------------------------
Richard C. Close              100,000/250,000             $131,250/$225,000
Jeffrey A. Weber               40,000/ 60,000               55,000/ 82,500
Stephen L. Abbey               45,000/ 30,000               25,313/ 16,875
Thomas J. Chisholm             54,500/ 47,500               64,181/ 18,590


- ---------------

(1) Messrs. Close, Weber, Abbey and Chisholm did not exercise any stock options during 1995.

(2) Based upon the closing price of CI's Common Stock on December 29, 1995 on the Nasdaq National Market of $2.4375 minus the respective option exercise prices.

EMPLOYMENT AGREEMENTS

     In April 1993, CI entered into an employment agreement with Richard C. Close, its President and Chief Executive Officer. The Agreement, which has a four-year term, entitles Mr. Close to an annual salary of $150,000.00. Pursuant to the Agreement, CI granted Mr. Close 96,000 shares of Common Stock and incentive stock options for 200,000 shares of Common Stock at an exercise price of $1.125 per share, subject to a four year vesting schedule (with immediate vesting upon a change of control such as the Merger). In the event of the termination of Mr. Close's employment without cause, the Agreement entitles Mr. Close to his salary for six months. The employment agreement also entitles Mr. Close to receive such employment benefits as may be generally available to CI's employees, and prohibits Mr. Close from directly or indirectly competing with CI for so long as he is an employee of CI and for a period of two years thereafter. Upon consummation of the Merger, this employment agreement will be terminated and Mr. Close will enter into a new employment agreement with RVSI. See "Conflicts of Interest."

     CI entered into an employment agreement with Jeffrey A. Weber, its Senior Vice President, Operations and Finance, in May 1994. The Agreement, which has a three-year term, entitles Mr. Weber to an annual salary of $115,000 and such employment benefits as may be generally available to CI's employees. Pursuant to the Agreement, CI granted Mr. Weber 30,000 shares of Common Stock and incentive stock options to purchase 100,000 shares of CI's Common Stock at an exercise price of $1.0625 per share, subject to a three year vesting schedule (with immediate vesting upon a change of control such as the Merger). If Mr. Weber's employment is terminated without cause, the Agreement entitles Mr. Weber to severance equal to four months' salary. The employment agreement also entitles Mr. Weber to receive such employment benefits as may be generally available to CI's employees, and prohibits Mr. Weber from directly or indirectly competing with CI for so long as he is an employee of CI and for a period of two years thereafter.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     CI's Articles of Organization and Bylaws include provisions (i) to eliminate the personal liability of CI's directors for monetary damages resulting from breaches of their fiduciary duty and (ii) to permit CI to indemnify its directors and officers to the fullest extent permitted by Massachusetts law. CI has entered into indemnification agreements with each of its directors, officers and an employee. Generally, each indemnification agreement attempts to provide the maximum protection permitted by Massachusetts law with respect to indemnification.

     The indemnification agreements provide that CI will pay certain amounts incurred by a director, officer or employee in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of CI (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director, officer or employee. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director, officer or employee will not receive indemnification if he is found not to have acted in good faith in the reasonable belief that his action was in the best interests of CI.

     Pursuant to the Merger Agreement, RVSI has agreed to refrain from taking any action that would reduce the exculpation for, or the indemnification obligations of, CI to its officers, directors or other agents under CI's Articles of Organization, By-laws and indemnification agreements. Further, RVSI will guarantee the performance by CI of such indemnification obligations.

     CI also carries directors' and officers' liability insurance.

COMPENSATION COMMITTEE INTERLOCKS

     CI has no compensation committee interlocks.

                          PRINCIPAL STOCKHOLDERS OF CI

     The following table sets forth certain information as of June 30, 1996 with respect to the beneficial ownership of CI's Common Stock by each Director, the named executive officers in the Summary Compensation Table under "Executive Compensation" below, all executive officers and Directors as a group, and each person known by CI to be the beneficial owner of 5% or more of CI's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                                         PERCENT OF
                                                          PERCENT        RVSI COMMON
                                     AMOUNT OF           OF CLASS       STOCK AFTER
                                     BENEFICIAL          PRIOR TO           THE
           NAME                      OWNERSHIP(1)         MERGER         MERGER(12)
           ----                      ------------        --------       ------------
Richard C. Close(2)                    352,500              3.2%               *

John M. Hill(3)                         15,750               *                 *

Tomas Kohn(4)                          243,380              2.2%               *

Jan A. Smolders                         17,100               *                 *

Edward J. Stewart, III(5)              158,600              1.5%               *

Richard S. Wilcox(6)                   388,728              3.6%               *

Jeffrey A. Weber(7)                    100,000               *                 *

Stephen L. Abbey(8)                     60,000               *                 *

Thomas J. Chisholm(9)                   54,500               *                 *

All executive officers and           1,390,558             12.4%              1.3%
directors as a group (9
persons) (2)(3)(4)
(5)(6)(7(8)(9)

Frank J. Wezniak(10)                   722,925              6.5%               *
5 Arlington Street
Boston, MA  02116

N.V. Bekaert S.A.                    2,431,033             22.4%              2.3%
Bekaertstratt 2
B-8550 Zwevegem
Belgium


The Wilcox Group(11)                  951,667              8.8%         *
c/o Richard S. Wilcox, Jr.
119 South Main Street
Stillwater, MN  55082

- -------------

*     Less than 1% of the outstanding Common Stock.

(1) Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares listed.

(2) Includes 200,000 shares issuable pursuant to immediately exercisable stock options and stock options exercisable within 60 days.

(3)   Includes 1,150 shares held jointly with Mr. Hill's wife.

(4) Includes 29,700 shares held by Mr. Kohn's sister-in-law, brother-in-law and mother as to which he disclaims beneficial ownership. Includes 3,500 shares held by Mr. Kohn's spouse.

(5) Includes 55,000 shares held jointly with Mr. Stewart's spouse and 30,000 shares held by two of Mr. Stewart's adult children.

(6) Includes 159,436 shares held by a trust for which Mr. Wilcox serves as a Trustee. Mr. Wilcox disclaims beneficial ownership of such shares. See also Note 11, below.

(7) Includes 70,000 shares issuable pursuant to immediately exercisable stock options.

(8) Includes 45,000 shares issuable pursuant to immediately exercisable stock options.

(9) Includes 44,500 shares issuable pursuant to immediately exercisable stock options.

(10) Includes 200,000 shares issuable pursuant to immediately exercisable warrants.

(11) Includes the 388,728 shares held by Richard S. Wilcox. The Wilcox Group consists of Richard S. Wilcox, and a number of his relatives. Richard S. Wilcox does not have any voting or investment power with respect to the 562,939 shares held by his relatives and disclaims beneficial ownership of such shares.

(12) Assumes (i) that 18,721,003 shares of RVSI Common Stock are outstanding upon the consummation of the Merger (calculated after giving effect to the conversion of all shares of CI Common Stock into shares of RVSI Common Stock, assuming no adjustment due to implementation of the Collars); and
      (ii) the immediate vesting of the CI Options and the CI Warrant to purchase shares of CI Common Stock held by all individuals referred to in the table.

                         DESCRIPTION OF CI'S SECURITIES

CI COMMON STOCK

     CI is currently authorized to issue up to 25,000,000 shares of its Common Stock, $.10 par value and 600,000 shares of Non-Voting Common Stock, $.01 par value. As of June 30, 1996 there were 10,872,393 shares of its Common Stock issued and outstanding, held of record by approximately 475 persons and no shares of Non-Voting Common Stock issued and outstanding.

     Holders of shares of CI Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors in its discretion, on a ratable basis, out of funds legally available therefor, and to a pro rata share of all assets available for distribution upon liquidation, dissolution or the winding up of the affairs of CI. All of the outstanding shares of CI Common Stock are fully paid and non-assessable.

TRANSFER AGENT

     The transfer agent for the CI Common Stock is Chase Mellon Shareholder Services.

                                BUSINESS OF RVSI

HISTORY

     RVSI produces automated 3-dimensional ("3-D") vision-based systems for inspection and measurement and is a leader in advanced electro-optical sensor technology.

     The history of RVSI dates back to June 1960 with the founding of Dynell Electronics Corporation, a manufacturer of large complex radar sets, special purpose data processing equipment, underwater acoustic detection equipment and target tracking equipment ("Dynell"). In December 1977, United Technologies Corp. acquired Dynell for $22 million.

     As part of the acquisition, United Technologies agreed to spin-off RVSI, then a division of Dynell, as an independent publicly-held company to develop a novel technology dealing with optical three-dimensional measurement and replication techniques. RVSI operated as a developmental stage company for the first four years of its existence.

     Initially, RVSI applied its vision technology in a project for the U.S. Navy. RVSI developed a turn-key system to aid the Navy in inspecting propellers for the Navy's nuclear submarines. This project, along with several other smaller government projects, provided revenues of approximately $9.5 million over a period of time from 1980 to the end of 1984. To reflect its concentrated focus on vision-based systems, RVSI changed its name to Robotic Vision Systems, Inc. in July 1981.

     Having built up a significant base of technology, RVSI began to look to other industrial markets where it could commercially manufacture and market vision-based systems. In late 1983, General Motors Corporation ("GM") sought out RVSI to undertake several major projects aimed at automating certain automobile manufacturing processes, a strategic action which GM undertook in an attempt to achieve worldwide competitiveness. Seeking to avoid the typical vendor-manufacturer relationship of the automobile industry, RVSI agreed to pursue this direction only if GM would acquire a significant equity interest in RVSI. In August 1984, GM purchased an approximately 18% equity interest in RVSI for $8.9 million, provided RVSI with $3.9 million for research and development and contracted with RVSI to perform a specific $1.0 million vision related project.

     Following the establishment of its relationship with GM, RVSI grew from 60 employees to 225 employees in 1986. RVSI's first project for GM was the design, manufacturing and implementation of a vision guided robotic sealant turn-key system. The first equipment purchase order from GM for two of these systems aggregated $6.0 million. In the first year of its relationship with

RVSI, GM placed orders for projects worth approximately $15.0 million.

     Over the course of the next three years, GM dramatically reduced its level of capital spending, particularly for high tech automation systems. In view of this development, RVSI sought alternative markets to compensate for declining revenues in the automotive industry. On an interim basis, RVSI pursued contract business in the robotic welding systems market. RVSI viewed this step as an interim means of generating cash flow to offset further declines in the automotive sector. Between 1987 and 1990, RVSI produced nine welding systems generating approximately $6.9 million in revenues.

     Concurrent with developing its welding systems operations and deciding not to wait for GM to resume project spending, RVSI sought to apply its core technology to new applications outside the turn-key robotic systems industry. In particular, RVSI considered relevant markets to the machine vision industry in light of its expertise and the advanced state of its technology. RVSI focused on the electronics industry as having a significant number of applications where its technology could be applied with identifiable advantages over current equipment.

     RVSI's first area of focus in the electronics industry addressed the difficulties of manual and 2-dimensional ("2-D") inspection methods for printed circuit boards. As a source of low-cost research, RVSI initially undertook a U.S. Navy project, funded through IBM, to study the feasibility of fully automating the highly labor intensive and error-prone circuit board inspection process. This study ultimately resulted in RVSI's receipt of approximately $3.0 million in development funding from IBM and the U.S. Navy to develop automated solder joint inspection applications for vision technology. Building on this research, RVSI successfully completed the engineering and development of the HR-2000, a fully automated 3-D solder joint inspection and process control system, by the spring of 1989. Over the next two years, RVSI installed HR-2000 units at several defense electronics manufacturing houses.

     Subsequently, RVSI began to explore other applications in the electronics industry for vision technology based inspection and quality control equipment. Identifying both the competitive advantages of 3-D inspection over traditional equipment while also recognizing the size of the market, RVSI decided to pursue the development of a semiconductor lead-inspection system in August 1990. Two months later, the LS-2000, an automated high-speed 3-D semiconductor lead inspection system, was introduced. In July 1994, RVSI introduced its advanced LS-3000 Series lead inspection system. Since the initial introduction of the LS-2000 and through March 31, 1995, RVSI has shipped a total of 238 LS-2000 and LS-3000 Series units. It had an order backlog for an additional 40 units at March 31, 1995, valued at approximately $11.6 million.

     During the fiscal year ended September 30, 1990, RVSI withdrew from its automotive robotic systems integration business because of extremely aggressive price competition from a large Japanese robot manufacturer, resulting in reduced margins and a diminishing backlog of orders. The sale of its robotic welding systems integration business in fiscal 1990 marked the culmination of RVSI's transition from being a supplier of turn-key systems to being a developer and supplier of standard products having a wide array of commercial and military applications in the area of electronics inspection.

     RVSI's core business is its Electronics Division which supplies inspection equipment to the semiconductor industry. The Electronics Division's LS-Series lead scanning systems offer automated high-speed 3-D semiconductor package lead inspection with the added feature of non-contact scanning of the packages in their shipping trays ("in-tray scanning"). The systems use a laser-based, non-contact, 3-D measurement technique to inspect and sort quad flat packs, thin quad flat packs, plastic leaded chip carriers, ball grid arrays and thin small outline packs in their carrying trays. The system measurements include coplanarity, total package height, true position spread and span, as well as lead angle, width, pitch and gap.

     RVSI also has an Aircraft Safety Division which is developing an ice detection product for the aviation industry which the Federal Aviation Administration recently approved as an acceptable means of compliance with the inspection requirements of a major air carrier's de-icing plan.

     On September 20, 1995, RVSI consummated a merger with Acuity, a publicly owned company located in Nashua, New Hampshire, pursuant to which Acuity became a wholly owned subsidiary of RVSI. Acuity designs, develops, manufactures and supplies machine vision systems to a diversity of markets. The Acuity merger was structured as a tax-free reorganization and accounted for as a pooling of interests. As a consequence of the Acuity merger, RVSI issued 1,448,424 shares of its Common Stock in exchange for all of the outstanding shares of Acuity Common Stock.

     On October 23, 1995, RVSI consummated a merger with I.D. Matrix, a privately owned company located in Clearwater, Florida, pursuant to which I.D. Matrix became a wholly owned subsidiary of RVSI (the "I.D. Matrix Merger"). I.D. Matrix markets a line of 2-D Data Matrix(TM) code readers for use in the emerging high-density 2-D bar code segment of the bar code industry. The I.D. Matrix Merger was structured as a tax-free organization and accounted for as a pooling of interests. As a consequence of the I.D. Matrix Merger, RVSI issued 369,856 shares of its Common Stock in exchange for all of the outstanding shares of I.D. Matrix common stock.

     On May 30, 1996, RVSI consummated a merger with Northeast Robotics, Inc. ("NER"), a privately owned company located in New Boston, New Hampshire, pursuant to which NER became a wholly owned subsidiary of RVSI (the "NER Merger"). NER markets a line of patented illumination products to perform reliably in difficult imaging applications involving highly reflective or uneven surfaces. The NER Merger was structured as a tax-free reorganization and accounted for as a purchase. As a consequence of the NER Merger, RVSI issued 139,037 shares of its common stock (which had a market value of approximately $2,676,000 on the date the NER Merger was consummated) to the shareholders of NER in exchange for all of the outstanding shares of NER common stock.

PRINCIPAL PRODUCTS AND PRODUCT DEVELOPMENT

     RVSI ELECTRONICS AND AIRCRAFT SAFETY DIVISIONS

     Revenues derived by RVSI during its fiscal years ended September 30, 1995, 1994 and 1993 result primarily from sales of its semiconductor lead inspection systems, the LS-2000 and LS-3000 Series.

     Semiconductor Lead Inspection Systems

     The semiconductor manufacturing process begins with the fabrication of the semiconductor chip and ends with the final assembly, test/inspection and marking of the ultimate product. The typical industry descriptions for these areas are "front end" and "back end", respectively.

     The front end is a "planar" process where devices are made in "wafer" format (i.e., large flat surface where the main process concerns are x-y alignment for various process tools). The trend toward very high density chips has demanded more inspection and process control in the front end and, consequently, has created the need for vision guided processes. This technology advancement generated several large and profitable optical based companies all of which used 2-D optical and vision technology. While the front end developed rapidly to utilize the new technology, the back end of the manufacturing process did not yet involve such tiny part dimensions. The back end had line separations of 0.1 inches and above, and pin counts were seldom in excess of 40 leads. In addition, there was very little competitive pressure to improve quality dramatically. Accordingly, automated inspections were not yet required.

     Today, the back end of the production process must deal with pin counts as high as 500 leads and line spacings down to 0.004 inches. In addition, manufacturers are seeing demands for quality levels as high as 3 or 4 failures per million. Unlike the front end, the height dimension is also critical in assuring proper lead contact when mounted. Therefore, at this end of the process, vision solutions are more likely "three-dimensional." This advancing technology has created a significant market opportunity for the Electronics Division's lead inspection products.

     The Electronics Division's LS-3000 Series lead scanning systems are an outgrowth of its prior LS-2000 Series. The LS-2000, was introduced in October 1990, as the only reliable high-speed automated semiconductor lead inspection system capable of inspecting devices while they remain in their protective trays. The LS-2000 was an extension of the Electronics Division's HR-2000 product, which was originally introduced in 1989 for printed circuit board solder joint inspection. In June 1992, the Electronic Division introduced the LS-2000A which was a higher accuracy version of the LS-2000. At the same time, the Electronic Division also introduced the LS-2700, a significantly faster version of the LS-2000, which also afforded a greater level of accuracy. The Electronic Division formally introduced the LS-3000 Series at the Semicon West trade show in July 1994. All of the models in the LS-3000 Series line are lighter and smaller than the LS-2000A and the LS-2700. The flagship of the LS-3000 series, the LS3700, is also significantly faster than the LS-2700. The Company subsequently introduced the LS-3700DB at the Semicon West show in July 1995. The LS-3700DB is considerably faster than the LS-3700. The Electronic Division received purchase orders for a total of 167 LS-2000 and LS-3000 Series machines during the fiscal year ended September 30, 1995.

     Aircraft Ice Detection System

     In January 1993, the Aircraft Safety Division announced the completion of the initial development phase of its new ID-1 aircraft ice detection system. The ID-1 is designed to make a major improvement in winter flight safety and to fulfill the intent of strict new FAA regulations concerning the inspection of wing surfaces in adverse weather conditions. The device is also anticipated to reduce winter flying delays and their associated costs and to diminish the environmental hazard posed by de-icing fluids.

     The ID-1 is a full-wing electro-optical ice detection system that is designed to provide a quick, clear and reliable indication of the presence or absence of ice, snow or frost. The Aircraft Safety Division has been awarded one patent and has additional patent applications pending for this technology. The ID-1 system can be mounted on the bucket of a de-icing truck or other vehicle and is designed to operate under conditions where visual inspection can be ineffective or tactile inspection difficult. Its compact size and high degree of mobility are also designed to allow the ID-1 to detect ice on aircraft surfaces at any point between the gate and runway.

     Extensive engineering testing of the ID-1 took place at several field locations during the 1994-1995 winter ice season. Operational tests took place during the 1995-1996 winter ice season. Recently, the Federal Aviation Administration approved the ID-1 as an acceptable means of compliance with the inspection requirements of a major air carrier's de-icing plan. The commercial viability of the ID-1 has not as yet been proven nor can it be assured. Consequently, there can be no assurance that the ID-1 can be commercially marketed at a profit at any time in the proximate future, if ever.

     ACUITY

     Acuity's main business is the general purpose 2-D machine vision market for automatic inspection of manufactured products, with emphasis on harsh environments such as manufacturing facilities that require computers specially designed to allow for operation in hot, dusty or dirty environments, such as those that may be found on a factory floor.

     Machine vision systems generally consist of one or more video cameras and associated microcomputers and software that analyze images and extract information about objects and their location in the field of view of the camera. Acuity's primary application areas include assembly verification, date and lot code reading, flaw detection, gauging and measurement, label verification and product identification.

     Vision systems designed for the general purpose market comprise the largest segment of Acuity's revenues, representing 62% of total Acuity revenues in 1995, as compared to 69% in 1994 and 64% in 1993, respectively. Acuity's primary products for the general purpose market are described below.

     - Powervision 90 (PV90) is a high-resolution, gray scale machine vision system featuring advanced image processing, analysis, and graphics tools to meet demanding industrial vision needs. The Powervision 90 is an effective solution for a wide range of measurement, inspection, assembly verification, and motion guidance applications. The system's architecture, which is based on Apple's Power Macintosh computer and Acuity's proprietary Image Analyst/Source software package, offers performance and flexibility to meet the customers' requirements.

     - Powervision 60 (PV60) is a more compact and lower cost version of the Powervision 90 for applications that do not require options for expansion.

     - IVS, an acronym for Intelligent Visual Sensors, is a high speed gray scale machine vision system designed to address the broad general industrial marketplace. Characteristics of IVS include high speed processing, ease of use and high performance. Typical IVS system configurations address the low to medium price ranges of the market. The system is designed on industry standards including VME or ModBus Plus interfaces and standard 6U VME Eurocard format. It is sold as either a board-level product or as a stand-alone unit with a self-contained power supply and input/output control. IVS is also designed to be easy to program and to appeal to the broad requirements of most industrial customers who do not have machine vision expertise.

     - Mentorvision is a new type of machine vision inspection system which Acuity introduced to the vision market in the fourth quarter of 1994. Acuity believes that Mentorvision represents an advancement in the commercial application of electronic inspection products for the packaging industry for two reasons: (1) Mentorvision learns without extensive programming, by viewing "good" products on the assembly line; and (2) Mentorvision has the capability to detect a wide variety of flaws in product appearance that may be unpredictable as to size, cause, type or location of the product. Acuity believes that Mentorvision has the potential to address some of the most demanding, and previously un-addressable, requirements in the packaging industry. Acuity only had minimal sales of this product in 1995.

     Vision systems designed for niche (application specific) markets comprise a smaller share of Acuity's total revenue. Specifically, in 1995, revenues from niche market products represented 19% of total Acuity revenues as compared to 17% in 1994 and 22% in 1993. Acuity's products for application specific markets are described below.

     - I-Pak is a product designed to meet the needs of the pharmaceutical industry to verify that the correct label has been applied to pharmaceutical products and that the lot and date code printed on the label are legible. I-Pak performs this function at manufacturing line speeds. I-Pak employs a customized user interface that has been specifically designed to meet label inspection needs of pharmaceutical customers. I-Pak requires minimum user programming and has been designed for ease of use and integration into the manufacturing line. Acuity recently released a new version of this product named the I-Pak V-100.

     - Data Matrix Reader began initial shipments in 1993. Unlike bar codes which have rigid print tolerances, data matrix codes can be read more easily and applied directly to the surfaces being marked. Data matrix codes allow large amounts of coded information to be printed in a small space. In general, manufacturers are requiring that more information be encoded on their products. The Data Matrix Reader reads matrix-coded information at line speeds and permits traceability of product, even with small, hard-to-mark products.

     I.D. MATRIX

     I.D. Matrix markets a line of 2-D Data Matrix (TM) code readers for use in the emerging high-density 2-D barcode segment of the well established barcode market. As a subsidiary of RVSI, I.D. Matrix will focus the strengths of the RVSI Electronics Division and Acuity Imaging in laser and charge coupled device
(CCD) technology in the field of 2-D barcode.

     I.D. Matrix is the inventor of the Data Matrix (TM) code - a 2-D code which resembles a scrambled checkerboard. This code has recently been recommended for small part identification by the Automotive Industry Action Group (AIAG). The Semiconductor Equipment and Materials International (SEMI) has adopted Data Matrix (TM) as its standard for coding silicon wafers and for wafer box labels, and the Electronics Industry Association (EIA) is in the process of finalizing similar recommendations regarding standardization. Recent articles in various business and industry publications highlight the fact that 2-D coding technology is one of the most promising as well as the fastest growing, segments of the barcode industry. In the industrial sector, the Data Matrix (TM) code is quickly becoming the 2-D code of choice because of its ability to be printed or marked directly on parts and components, thereby eliminating the need for paper labels and the high cost of labeling equipment. The small size of the Data Matrix (TM) code allows its use in industries and on applications that were previously impossible to satisfy with machine readable codes. Serialization and therefore traceability is now possible in industries such as semiconductor, which have recently seen a surge in the theft of memory chips and other high priced computer components.

MANUFACTURING

     RVSI's production facilities in Hauppauge, New York and Nashua, New Hampshire are capable of fabricating and assembling total electronic and electromechanical systems and subsystems. Facilities include assembly and wiring departments that have the capability of producing complex wiring harnesses, as well as intricate electronic subassemblies. RVSI maintains a comprehensive test and inspection program to ensure that all systems meet exacting customer requirements for performance and quality workmanship prior to delivery. In addition, an in-house sheetmetal and machine shop in Hauppauge allows for the manufacture of both prototype and production hardware. To support its internal operations and to extend its overall capacity, RVSI purchases a wide variety of components, assemblies and services from proven outside manufacturers, distributors and service organizations.

MARKETING AND SALES

     RVSI ELECTRONICS DIVISION

     RVSI's Electronics Division's marketing strategy focuses on cultivating long-term relationships with the leading manufacturers of electronic and semiconductor inspection and quality control equipment. RVSI's marketing efforts rely heavily on direct sales methods. The selling cycle for the LS-2000 and LS-3000 Series products has proven to be generally between six to nine months from initial customer contact. A lengthy purchase process is often the case in the purchase of the initial unit sold by RVSI. Subsequent purchases require less time and often result in multiple orders. Typically, potential purchasers visit RVSI's headquarters to receive a full demonstration of the product and discuss the merits of the product with RVSI's engineers before making a purchase decision.

     Sales activities in the domestic market are handled by direct sales personnel. Due to the depth of analysis involved in the customer's purchase decision, management emphasizes active interaction between the direct sales staff and the buyer throughout the selling process.

     RVSI has also established distribution capabilities in both Europe and the Far East, providing access to all major markets for electronic and semiconductor test equipment. Leveraging off management's experience and contacts in the international markets, RVSI has negotiated agreements with six independent representatives in the Far East and two independent representatives in Europe to sell and service RVSI's products. RVSI recently established an office in Singapore.

     RVSI presently employs 6 persons primarily engaged in personal selling. In addition, corporate management is committed to frequent communications with customers, particularly those in higher, policy-making positions. Lending further support to the sales effort is RVSI's 91 person engineering and technical staff, which provides assistance in areas requiring in-depth technical analysis.

     Acuity

     Acuity markets its products worldwide through a direct marketing, sales and sales application engineering force of 33 persons and through distributors and system integrators.

     Acuity has approximately 50 distributors in 80 locations in North America, Europe and Asia. Sales through distributors allows Acuity to leverage its sales force and sell to a larger customer base than could be served cost effectively on a direct sales basis. Acuity supports its distribution channels with regional sales managers and sales application engineers who support and interface directly with the distributors. In addition, Acuity provides sales and product training to the distributors as well as technical product support. RVSI intends to continue to expand its distribution channels.

     Acuity sells to four types of customers: the end user solving a specific problem (sold through distribution or directly); the internal integrator, an experienced vision engineer (generally within a Fortune 500 company) with the skills and resources to apply the machine vision technology to various application problems within the many operations of the engineer's company; the external systems integrator who services the end-user market by providing engineering, software, and integration services; and OEM's (original equipment manufacturers) who embed Acuity's products in the OEM's equipment.

CUSTOMERS

     RVSI's sales have been historically concentrated in a small number of customers at any time, although the specific customers change over time. Sales to Intel Corporation accounted for approximately 13% and 16% of RVSI's revenues during the six months ended March 31, 1996 and the fiscal year ended September 30, 1995, respectively. No other customers accounted for more than 10% of sales during the fiscal years ended September 30, 1995, 1994 and 1993.

RESEARCH AND DEVELOPMENT

     RVSI-sponsored research and development efforts over recent years have been largely devoted to continued development of advanced 2-D and 3-D vision technology and applications software for use in various inspection and process control automation systems. Research and development expenditures, net of capitalized software development costs, aggregated approximately $6,213,000, $10,435,000, $8,013,000 and $6,425,000 for RVSI's six month fiscal period ended March 31, 1996 and its fiscal years ended September 30, 1995, 1994 and 1993, respectively. In its fiscal years ended September 30, 1995, 1994 and 1993 respectively, RVSI capitalized $535,000, $433,000 and $476,000, respectively, of its software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86.

SOURCES OF SUPPLY

     The raw materials and components used in the development and manufacture of RVSI's products are generally available from domestic suppliers at competitive prices; fabrication of certain major components has been subcontracted for on an as-needed basis. RVSI has not experienced any significant difficulty in obtaining adequate supplies to perform under its contracts.

     During fiscal 1994, one of RVSI's major suppliers voluntarily filed for protection under Chapter 11 of the Federal Bankruptcy Code. This supplier has advised RVSI that it has since emerged successfully from bankruptcy. Several of RVSI's components and sub-systems are purchased from single sources. RVSI believes that alternative sources of supply could be obtained, if necessary, without major interruption in production.

BACKLOG

     At June 30, 1996 RVSI's backlog was approximately $8.1 million as contrasted with approximately $16.0 million, $8.1 million and $9.5 million at September 30, 1995, 1994 and 1993, respectively. RVSI believes that most of its backlog at June 30, 1996 will be completed prior to the close of calendar year 1996. RVSI does not believe that its backlog at any particular time is necessarily indicative of its future business.

CUSTOMER SERVICE AND SUPPORT

     Given the high cost of downtime, it is imperative that any malfunction in one of RVSI's systems, regardless of cause, be addressed in the shortest possible time. RVSI therefore makes available a 24-hour a day "hot line" which can be used to request service support. RVSI's service organization consists of technicians, mechanics and engineers reporting to customer service managers who not only are intimately familiar with their own vision sensors and processors, but also with the other system components. Additionally, RVSI has made arrangements with many of its component suppliers whereby they have agreed to provide service specialists within 24 hours should the need arise. Such calls are coordinated through RVSI's service manager who is assisted by a full-time service administrator.

     RVSI's service personnel have their formal training augmented by direct participation in testing of systems at RVSI's facility and also in the installation and acceptance tests at the customer's plant.

PROPRIETARY PROTECTION

     At June 30, 1996 RVSI owned 85 issued U.S. patents, with expiration dates ranging from 1995 to 2011, relating to its 2-D and 3-D vision technology. RVSI also owns the rights to several U.S. patent applications relating to such technology. Acuity has a number of U.S. and Foreign registered Trade Marks including "Acuity."

     RVSI relies primarily on a combination of patent registrations, trade secrets, confidentiality procedures, contractual provisions and copyright and trademark laws to protect its proprietary rights. RVSI seeks to protect its software and other written materials under trade secret and copyright laws, which afford only limited protection. A majority of RVSI's revenues in recent years has been derived from export sales to the Far East. For the six months ended March 31, 1996 and for the fiscal years ended September 30, 1995 and 1994, export sales accounted for approximately 65%, 64% and 41%, respectively, of RVSI's revenues. The laws of some foreign countries may not protect RVSI's proprietary rights to as great an extent as do the laws of the United States.

     RVSI does not believe that its present operations are materially dependent upon the proprietary protection that may be available to RVSI by reason of any one or more of such patents. Moreover, as its patent position has not been tested, with the exception of the litigation referred to under "Litigation," below, no assurance can be given as to the effectiveness of the protection afforded by its patent rights.

COMPETITION

     RVSI believes that machine vision has evolved into a new industry over the past several years in which a number of machine vision-based firms have developed successful industrial applications for the technology. RVSI is aware that a large number of companies, estimated to be upward of 100 firms, entered the industry in the 1980's and that most of these were small private concerns. Over the last several years the number of competitors has narrowed to less than
25. RVSI believes this is attributable, to a large extent, to a consolidation within the industry. Based upon the breadth of its product lines, its customer base and its level of revenues, RVSI believes that it is a significant factor in the machine vision industry.

     RVSI is not aware of any other entity having a three-dimensional vision system capability as comprehensive and highly automated as that achieved by RVSI. However, RVSI is aware of several competitors which might promote substitute technologies. RVSI believes that there are other concerns, some of which may be substantially larger and have substantially greater assets and resources than RVSI, engaged in the development of technology and products which would be competitive with those of RVSI should they choose to enter the machine vision marketplace.

EMPLOYEES

     At June 30, 1996 RVSI employed 365 persons, of whom 160 were engineering and other technical personnel.

FACILITIES

     RVSI leases approximately 65,000 square feet of office and factory space at 425 Rabro Drive East, Hauppauge, New York under a lease which extends to March 31, 2001. The lease requires RVSI to pay property taxes and certain operating expenses and contains escalation clauses relating to property taxes.

     RVSI leases approximately 2,000 square feet of sales, service and training space in Singapore under a lease which extends to November 1998.

     RVSI leases 50,114 square feet in Nashua, New Hampshire for its Acuity and I.D. Matrix operations under a lease which extends to April 2000.

ENVIRONMENTAL REGULATION

     RVSI believes that compliance with Federal, state, local and, where applicable, foreign environmental regulations does not have any material effect on its capital expenditures, earnings or competitive position.

LITIGATION

     On or about October 22, 1992, RVSI instituted an action in the United States District Court for the Eastern District of New York against defendant Cybo Systems, Inc. ("Cybo"), entitled Robotic Vision Systems, Inc. v. Cybo Systems, Inc. a/k/a Cybot Systems, Inc., alleging that the defendant breached certain agreements between the parties with respect to the sale by RVSI to the defendant of all of the assets of its welding and cutting systems business.

     On or about December 4, 1992, Cybo filed and served an answer denying the substantive allegations of RVSI's complaint. In addition, Cybo asserted counterclaims against RVSI alleging, among other things, breach of contract and warranties, fraud, bad faith, trespass and conversion and is seeking aggregate damages in excess of $10.0 million. Shortly thereafter, RVSI moved to dismiss certain of Cybo's counterclaims on the ground that Cybo failed to plead fraud with the requisite particularity. By Order dated March 20, 1993, the Court (i) granted RVSI's motion to dismiss without prejudice, and (ii) granted Cybo leave to serve an amended answer with amended counterclaims by April 19, 1993. Cybo has since served an amended answer and counterclaims which purport to plead fraud with the requisite particularity. Subsequent thereto, RVSI moved to dismiss Cybo's claims for trespass and conversion, which motion is presently pending. In June 1995, RVSI made a motion for summary judgment to dismiss all of the fraud counterclaims and to limit

Cybo's damages to the amount of money paid by Cybo under the agreement, and to eliminate any claims based on lost business opportunities with third parties. The motion has been fully briefed and has been before the court for a decision for three months. RVSI, upon the advice of its general counsel, believes Cybo's counterclaims are without merit and that the ultimate outcome of this matter will not have a material adverse effect on RVSI's financial position or results of operations. RVSI plans to defend against such counterclaims vigorously. Except for certain matters relating to the issue of damages, the parties have completed discovery.

     RVSI is a party to three separate law suits, two of which were commenced by RVSI, in the United States District Court for the Central District of California with View Engineering, Inc. ("View"), a company that competes with RVSI in the assembly and distribution of 3-D machine vision-based products. The law suits involve the question of whether View is infringing a number of RVSI patents in the assembly and distribution of its own 3-D machine vision-based products.

     The first action was commenced by View seeking a declaratory judgment that it was not infringing one of RVSI's patents. On June 26, 1996, the court granted View's motion for summary judgment and held that View's machines did not infringe three of RVSI's patents. RVSI has moved for reargument of this decision. The second action was commenced by RVSI against View alleging infringement by View of another one of RVSI's patents. In March 1996, the court dismissed the action holding that one of the claims of the pertinent RVSI patent is invalid. RVSI has appealed this decision. The third action was recently commenced by RVSI against View alleging infringement by View of another one of RVSI's patents. This action is in its early stages. RVSI believes that the ultimate outcome of the three proceedings will not have a material adverse effect upon RVSI.

                               MANAGEMENT OF RVSI

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of RVSI are as follows:

                                     PRESENTLY HELD            DIRECTOR
      NAME               AGE         WITH THE COMPANY           SINCE
      ----               ---         ----------------          --------
Pat V. Costa             52          Chairman of the             1984
                                     Board, President,
                                     Chief Executive
                                     Officer

Howard Stern             58          Senior Vice                 1981
                                     President and
                                     Director

Robert H. Walker         60          Executive Vice              1990
                                     President,
                                     Secretary,
                                     Treasurer and
                                     Director

Steven J. Bilodeau       36          Executive Vice
                                     President

Earl H. Rideout          48          Vice President

William E. Yonescu       52          Vice President

Frank A. DiPietro        69          Director                    1992

Donald F. Domnick        74          Director                    1988

Jay M. Haft              60          Director                    1977

Donald J. Kramer         63          Director                    1995

Mark J. Lerner           43          Director                    1994



     PAT V. COSTA has served as President, Chief Executive Officer and Chairman of the RVSI Board since July 1984. Prior thereto and from 1977, Mr. Costa was employed by GCA Corporation, most recently in the capacity of Executive Vice President. GCA is engaged in the manufacturing of various electronic instrumentation equipment and systems.

     HOWARD STERN has been Senior Vice President and Technical Director of RVSI since December 1984. Prior thereto and from 1981, he was Vice President of RVSI.

     ROBERT H. WALKER is and has been Executive Vice President and Secretary-Treasurer of RVSI since December 1986. Prior thereto and from December 1984 he was Senior Vice President of RVSI. From 1983 to 1985 he also served as Treasurer. Mr. Walker is also a Director of Tel Instrument Electronics Corporation, a publicly-owned company.

     STEVEN J. BILODEAU, is, and since December 1986 has been, Executive Vice President of RVSI. Prior thereto and from April 1985 he served RVSI in various capacities, most recently as Vice President of Operations.

     EARL H. RIDEOUT is, and since February 1989 has been, Vice President of the Electronics Group of RVSI. Prior thereto and from 1986 he was Executive Vice President of Vitronics Corporation, a firm engaged in the manufacture and distribution of solder reflow ovens for the electronics industry. From 1984 to 1986 he was President and Chief Operating Officer of Testamatic Corporation, a manufacturer of bare board test equipment.

     WILLIAM E. YONESCU is, and since June 1991 has been, Vice President for New Product Development of RVSI. Prior thereto and from March 1984, he was Research and Development Manager of RVSI.

     FRANK A. DIPIETRO began his career with GM in 1944. During his forty-six year career with GM, he was actively involved in automobile assembly and manufacturing engineering systems. He retired in 1990 and continues as a consultant in laser systems in several industries. At the time of his retirement, Mr. DiPietro held the position of Director of Manufacturing Engineering, Chevrolet-Pontiac-Canada Car Group, for GM.

     DONALD F. DOMNICK served as Vice President of Caterpillar, Inc. from 1977 through 1985. Mr. Domnick, who has been retired since 1985, is also a fellow of the Society of Manufacturing Engineers, is a Director of Midstate College in Peoria, Illinois and is on the Board of Advisors of St. Francis Medical Center.

     JAY M. HAFT has been interim Chief Executive Officer of Noise Cancellation Technologies Inc., a noise attenuation and vibration control company ("NCT"), since November 1994. Since January 1994, Mr. Haft has been of counsel to the law firms of Ruden, McClosky, Smith, Schuster & Russell, P.A. in Fort Lauderdale, Florida and Parker Duryee Rosoff & Haft, RVSI's counsel, in New York, New York. Prior thereto, Mr. Haft was a partner of Parker Duryee Rosoff & Haft from September 1991 through December 1994 and a partner in the New York law firm of Rivkin, Radler, Dunne & Bayh from 1988 to August 1991. Mr. Haft currently serves as a member of the Board of

Directors of NCT, Extech, Inc., a hotel management company, CAS Medical Systems, a medical devices company, Nova Technologies, Inc., a patient care equipment company, Viragen, Inc., a proprietary drug company, and Oryx Technology Corporation, a materials sciences company.

     DONALD J. KRAMER, prior to RVSI's acquisition of Acuity in September 1995, was Chairman of the Board of Directors of Acuity from January 1994 to September 1995. Mr. Kramer served as a Director of Itran Corp. from 1982 until its merger with Automatix Incorporated, the predecessor of Acuity, in January 1994. Mr. Kramer has been a private consultant and special limited partner of TA Associates, a private equity capital firm located in Boston, Massachusetts, since January 1990. For the previous five years, Mr. Kramer was a general partner of TA Associates. Mr. Kramer is also a director of Varitronic Systems, Inc. and several privately held companies.

     MARK J. LERNER has been President of Morgen, Evan & Company, Inc., an investment banking firm which focuses on Japanese-U.S. transactions, since 1992. Prior thereto and from 1990, he was a managing director at Chase Manhattan Bank where he headed the Japan corporate finance group. From 1982 to 1990 Mr. Lerner worked in the Investment Banking Division of Merrill Lynch as head of its Japan Group, coordinating its New York-based Japanese activities with professionals in Tokyo and London.

     After the Merger

     The executive officers of RVSI prior to the Merger will continue as such after the Merger.

EXECUTIVE COMPENSATION

     Set forth below is the aggregate compensation for services rendered in all capacities to RVSI during its fiscal years ended September 30, 1995, 1994 and 1993 by its chief executive officer and each of its four most highly compensated executive officers whose compensation exceeded $100,000 during its fiscal year ended September 30, 1995 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                              --------------------------------------------------
                                     ANNUAL COMPENSATION             AWARDS                      PAYOUTS
                                 ---------------------------  --------------------      ------------------------
                                                     OTHER    RESTRIC-   NUMBER OF      LONG          ALL
NAME AND                                             ANNUAL     TED      SECURITIES     TERM IN-      OTHER
PRINCIPAL               FISCAL                       COMPEN-   STOCK     UNDERLYING     CENTIVE       COMPEN-
POSITION                 YEAR    SALARY     BONUS    SATION    AWARDS    OPTIONS        PAYOUTS       SATION
- ----------------------------------------------------------------------------------------------------------------
Pat V. Costa            1995     $180,494   $55,300     -         -          -             -       $77,250(1)(2)
 Chief Executive        1994     $176,702   $36,000     -         -          -             -       $52,310(1)(2)
 Officer                1993     $169,218     -         -         -       100,000          -       $52,262(1)(2)


Steven J. Bilodeau      1995     $142,312   $45,000     -         -          -             -       $ 2,250(2)
 Executive Vice         1994     $139,260   $31,000     -         -          -             -       $ 2,686(2)
 President              1993     $133,426   $ 6,000     -         -        50,000          -       $ 2,096(2)

Earl H. Rideout         1995     $124,080   $19,000     -         -          -             -       $   751(2)
 Vice President         1994     $112,127   $13,500     -         -          -             -            -
                        1993     $112,550     -         -         -        25,000          -            -

Howard Stern            1995     $120,322   $33,500     -         -          -             -       $ 2,250(2)
 Senior Vice            1994     $117,787   $26,000     -         -        45,000          -       $ 2,347(2)
 President              1993     $112,805     -         -         -       129,330          -       $ 1,699(2)

Robert H. Walker        1995     $116,165   $36,000     -         -          -             -       $ 2,250(2)
 Executive Vice         1994     $111,715   $26,000     -         -        41,113          -       $ 1,785(2)
 President              1993     $102,082   $ 4,000     -         -        94,580          -       $ 1,598(2)

- ------------------

(1) During fiscal 1992, RVSI entered into a Stock Appreciation Rights Agreement with Mr. Costa. Under this agreement, Mr. Costa receives a cash payment based on the appreciation in the market value of RVSI's Common Stock. The maximum cash payments which may be made under this agreement were $50,000 for the fiscal years ended September 30, 1993 and 1994, $75,000 for fiscal year ending September 30, 1995 and $100,000 for fiscal year ending September 30, 1996. However, the timing of these payments may be accelerated by the RVSI Board. Payments of $50,000 were made to Mr. Costa for each of the years ended September 30, 1993 and 1994, and payments for the years ended September 30, 1995 and 1996, which aggregated $175,000, were made during fiscal 1995. No further payments will be made against this agreement.

(2) Represents accrued and vested payments under RVSI's Stock Ownership Plan. For Mr. Costa, this amount equaled $2,262, $2,310 and $2,250 for the fiscal years ended September 30, 1993, 1994 and 1995 respectively.

     Set forth below is further information with respect to unexercised options to purchase RVSI's Common Stock under RVSI's 1987 and 1991 Stock Option Plans:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                        NUMBER OF               NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                        SHARES                  SECURITIES UNDERLYING             IN-THE-MONEY OPTIONS
                        ACQUIRED                OPTIONS AT SEPTEMBER 30, 1995     AT SEPTEMBER 30, 1995
                        ON          VALUE       -----------------------------   --------------------------
NAME                    EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- ----                    ---------   ----------------------------------------------------------------------
Pat V. Costa              34,601    $315,602      295,326          50,000       $6,466,532      $1,019,750

Steven J. Bilodeau        51,000    $507,375       71,000          25,000       $1,531,757      $  511,400

Earl H. Rideout           20,000    $182,500       25,494          22,500       $  545,462      $  479,725

Howard Stern              25,000    $224,828      103,330          22,500       $2,257,933      $  461,175

Robert H. Walker          25,000    $228,125       64,636          20,557       $1,400,894      $  422,140


EMPLOYEE AGREEMENTS

     Mr. Pat V. Costa is employed as Chief Executive Officer and President of RVSI under an indefinite term agreement which currently provides for annual base salary of $235,000. Pursuant to the terms of his employment agreement, Mr. Costa has been granted certain rights in the event of the termination of his employment or a change in control of RVSI. Specifically, in the event of termination for any reason other than for cause and other than voluntarily, Mr. Costa will be entitled to the continuance of salary and certain fringe benefits for a period of twelve months and may exercise all outstanding stock options which are exercisable during the twelve month period succeeding termination at any time within such twelve month period. In the event of the occurrence of a change in control of RVSI (as defined in his employment agreement) and, further, in the event that Mr. Costa is not serving in the positions of Chief Executive Officer, President and Chairman of RVSI (other than for cause) within one year thereafter, Mr. Costa will be entitled to exercise all outstanding stock options, regardless of when otherwise exercisable, during the six month period following the termination date of his employment.

     RVSI has also granted certain rights in the event of termination of employment to Messrs. Bilodeau, Rideout, Stern, Walker and Yonescu. Specifically in the event of involuntary termination other than for cause, each officer will be given a termination package which provides for three months severance pay and continued benefits, with the exception of Mr. Rideout whose employment agreement allows for six months severance. In addition, RVSI has agreed to provide a maximum of one hundred days' advance written notice to each of Messrs. Bilodeau, Stern, and Walker in the event RVSI should desire to terminate their employment other than for cause. In such event, each such officer shall be entitled to exercise all outstanding stock options, regardless of when otherwise exercisable, during a specified period following such termination.

DIRECTORS' COMPENSATION

     During the fiscal year ended September 30, 1995, directors who were not otherwise employees of RVSI were compensated at the rate of $1,500 for attendance at each meeting of the Board of Directors or any committee thereof, $750 for attendance at any second meeting held during the same day, and $200 for participation at a telephonic meeting or execution of a consent in lieu of a meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of June 30, 1996, GM owned approximately 7.3% of RVSI's outstanding Common Stock. Sales to GM accounted for less than 1% of RVSI's total sales for RVSI's fiscal year ended September 30, 1995.

     Mr. Jay M. Haft, a Director of the Company, is Of Counsel to Parker Duryee Rosoff & Haft, RVSI's general counsel.

                         PRINCIPAL STOCKHOLDERS OF RVSI

     The following table sets forth, as of June 30, 1996, the number and percentage of shares of RVSI Common Stock held by (a) all persons who, to the knowledge of RVSI, are the beneficial owners of, or who otherwise exercise voting or dispositive control over, more than 5% of outstanding RVSI Common Stock within the meaning of Rule 13d-3 of the Exchange Act, (b) all directors of RVSI, [(c) all Named Executive Officers] and (d) all executive officers and directors of RVSI as a group:

                                                                PERCENT           PERCENT
                                         AMOUNT OF              OF CLASS         OF CLASS
NAME AND ADDRESS                         BENEFICIAL             PRIOR TO           AFTER
OF BENEFICIAL OWNER                      OWNERSHIP(1)           MERGER           MERGER(15)
- -------------------                      ------------           --------         ---------
Pat V. Costa                                293,760(2)             2.0%             1.6%

Frank A. DiPietro                            40,000(3)              *                *

Donald F. Domnick                            22,700(4)              *                *

Jay M. Haft                                 486,546(5)             2.9%             2.6%

Donald J. Kramer                              4,654(6)              *                *

Mark J. Lerner                               91,863(7)              *                *

Howard Stern                                 80,586(8)              *                *

Robert H. Walker                             55,373(9)              *                *

Steven J. Bilodeau                           35,077(10)             *                *

Earl H. Rideout                              16,886(11)             *                *

General Motors Corporation                1,225,775                7.3%             6.5%
767 Fifth Avenue
New York, New York 10153

Marie Cioti                               1,100,000                6.6%             5.9%
408 Mamaroneck Road
Scarsdale, New York 10583

Robotic Vision Systems                      897,865(12)            5.4%             4.8%
  Shareholder's Committee
  and Robotic Vision
  Shareholder's Group
c/o BEG Enterprises, Inc.
33493 14 Mile Road, #100
Farmington Hills, MI  48831

All current executive                     1,149,444(13)(14)        6.6%             6.0%
officers and directors
as a group (12 persons)

- -----------------
*   Less than 1%

(1) Includes shares issuable pursuant to currently exercisable options and warrants as well as those options and warrants which will become exercisable within 60 days of June 30, 1996. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes (i) 262,326 shares issuable to Mr. Costa upon exercise of outstanding options and (ii) 1,434 vested shares held under the RVSI SOP over which shares Mr. Costa has voting power, but does not have dispositive control.

(3) Includes (i) 12,000 shares issuable to Mr. DiPietro upon exercise of outstanding options and (ii) 28,000 shares owned of record by his spouse.

(4) Includes 4,000 shares issuable to Mr. Domnick upon exercise of outstanding options.

(5) Includes (i) 47,000 shares issuable to Mr. Haft upon exercise of outstanding options, (ii) 398,100 shares owned of record by his spouse and
      (iii) 7,666 shares held indirectly in a retirement trust.

(6) Includes 1,802 shares issuable to Mr. Kramer upon exercise of outstanding options.

(7) Includes (i) 86,863 shares issuable to Morgen, Evan & Company, Inc. of which Mr. Lerner is the principal owner, upon exercise of outstanding warrants and (ii) 5,000 shares issuable to Mr. Lerner upon exercise of outstanding options.

(8) Includes (i) 62,580 shares issuable to Mr. Stern upon exercise of outstanding options and (ii) 6,006 vested shares held under the RVSI SOP over which shares Mr. Stern has voting power, but does not have dispositive control.

(9) Includes (i) 42,914 shares issuable to Mr. Walker upon exercise of outstanding options and (ii) 5,459 vested shares held under the RVSI SOP over which shares Mr. Walker has voting power, but does not have dispositive control.

(10) Includes (i) 8,750 shares issuable to Mr. Bilodeau upon exercise of outstanding options and (ii) 5,577 vested shares held under the SOP over which shares Mr. Bilodeau has voting power, but does not have dispositive control.

(11) Includes (i) 16,744 shares issuable to Mr. Rideout upon exercise of outstanding options and (ii) 142 vested shares held under the SOP over which shares Mr. Rideout has voting power, but does not have dispositive control.

(12) Information obtained from amended Schedule 13D filed with the Commission on November 9, 1994.

(13) Includes (i) 581,370 shares owned of record and beneficially and (ii) 568,074 shares issuable upon exercise of certain outstanding stock options and warrants.

(14) Includes 22,522 vested shares held in the RVSI SOP for certain officers of the Company over which shares such officers have voting power, but do not have dispositive control.

(15) Assumes that 18,721,003 shares of RVSI Common Stock are outstanding upon the consummation of the Merger calculated after giving effect to the conversion of all shares of CI Common Stock into RVSI Common Stock (assuming no adjustment due to implementation of the Collars).

                        DESCRIPTION OF RVSI'S SECURITIES

COMMON STOCK

     RVSI is currently authorized to issue up to 30,000,000 shares of its Common Stock, $.01 par value. As of June 30, 1996, there were 16,791,586 shares of RVSI Common Stock issued and outstanding, held of record by approximately 5,800 persons.

     Holders of shares of RVSI Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors in its discretion, on a ratable basis, out of funds legally available therefor, and to a pro rata share of all assets available for distribution upon liquidation, dissolution or the winding up of the affairs of RVSI. All of the outstanding shares of the Company Common Stock are fully paid and non-assessable.

WARRANTS

     As of June 30, 1996, there were 195,432 warrants issued and outstanding, held of record by 9 persons, each allowing the holder thereof to acquire one share of RVSI Common Stock at various dates through June 2000 at exercise prices ranging from $1.00 to $25.00 per share. See "Management - Transactions with Management and Other Related Persons."

     RVSI Common Stock issuable upon exercise of all such warrants, when paid for in accordance with their respective terms, will be fully paid and non-assessable. The Warrants provide for adjustment of the exercise price to protect the holders against dilution upon the occurrence of such events as stock dividends and distributions, splits, recapitalizations, mergers and the like.

TRANSFER AGENT

     The transfer agent for RVSI Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005. RVSI acts as its own warrant agent.

REPORTS TO STOCKHOLDERS

     The Company furnishes to its Stockholders, after the close of each fiscal year, an Annual Report which contains audited financial statements.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     If the Merger Agreement is approved and the Merger becomes effective, CI stockholders will become stockholders of RVSI and their rights as stockholders will be determined by the RVSI Certificate of Incorporation and By-laws. The following is a summary of certain of the material differences between the rights of holders of RVSI Common Stock and the rights of holders of CI Common Stock. As CI is organized under the laws of Massachusetts and RVSI is organized under the laws of Delaware, some of these differences arise from differences between various provisions of the corporate laws of those states. Others arise from differences in the provisions of the articles of organization and certificates of incorporation and by-laws of CI and RVSI, respectively. This summary is not intended to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and By-laws of each of CI and RVSI and the DGCL and the MBCL.

AUTHORIZED SHARES OF CAPITAL STOCK

     The CI Articles of Organization authorize the issuance of 25,000,000 shares of CI Common Stock of which 10,872,293 shares were issued and outstanding as of the CI Record Date and 600,000 shares of Non-Voting Common Stock of which none was outstanding as of the CI Record Date.

     The RVSI Certificate of Incorporation authorizes the issuance of 30,000,000 shares of RVSI Common Stock, of which 16,791,586 shares were issued and outstanding as of June 30, 1996.

SPECIAL MEETINGS OF STOCKHOLDERS

     The DGCL provides that special meetings of stockholders may be called by the board of directors or by such person as the certificate of incorporation or by-laws authorize. RVSI's By-laws provide that meetings also may be called by the President or Secretary by resolution of the directors, or by a notice signed by the registered holders of no less than 10% of RVSI's then issued and outstanding capital stock. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all RVSI Stockholders entitled to vote thereat. Written notice shall be given to each RVSI Stockholder entitled to vote thereat not less than ten nor more than fifty days before the date of the meeting. Special meetings of the RVSI Board may be called by the President or the Secretary on the written request of any two directors on at least two days' notice to each director. The MBCL provides that special meetings of stockholders of a corporation with a class of voting stock registered under the Exchange Act may be called by the president or by the directors and, unless otherwise provided in the articles of organization or By-laws, shall be called by the clerk upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote. CI's By-laws provide that owners of at least 10% of the capital stock may call a special meeting of the stockholders. Written notice of any meeting of stockholders must be given to each stockholder entitled to vote at least 7 days before the meeting by personal delivery or by mail.

INSPECTION RIGHTS

     Under the DGCL, a corporation's stockholders, upon written demand under oath stating the purpose of the demand, have the right to inspect the corporation's stock ledger, stockholder list and its other books and records for any proper purpose. Under the MBCL, a corporation's stockholders have the right to inspect the corporation's articles of organization, by-laws, records of all meetings of directors and stockholders and stock and transfer records for any proper purpose. The DGCL also requires that a complete list of the stockholders entitled to vote at a meeting be prepared and open to the examination of any stockholder for ten days prior to the meeting. The MBCL has no comparable requirement.

ACTION BY CONSENT OF STOCKHOLDERS

     Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by those stockholders holding not less than the minimum number of votes necessary to authorize such action at a meeting. Under the MBCL, any action to be taken by stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing.

DIVIDENDS AND REPURCHASES OF STOCK

     Under the DGCL, subject to any restrictions in the certificate of incorporation, a corporation's directors may declare and pay dividends either
(i) out of the corporation's surplus, the excess of net assets of the corporation over the aggregate par value of all issued shares (the corporation's "capital"), or (ii) in case there is no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. Subsection (ii) is limited to instances where the capital of the corporation has not been diminished by depreciation in the value of the corporation's property, losses or otherwise to an amount less than the aggregate amount of capital represented by the outstanding stock having a distribution preference. Under the

MBCL, the payment of dividends and the repurchase of a corporation's stock are generally permissible if such payment is not made when the corporation is insolvent, does not render the corporation insolvent and does not violate the corporation's charter.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     Publicly held Massachusetts corporations must have a classified board of directors consisting of three classes as nearly equal in size as possible. Once the corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholders only for cause. A corporation may elect to be exempt from the classified board provisions by a vote of its directors. CI has elected to be exempt from the classified board provisions of this statute. The DGCL permits, but does not require, classification of a corporation's board of directors. RVSI's Bylaws do not provide for a classified board.

REMOVAL OF DIRECTORS AND OFFICERS

     Unlike the MBCL, the DGCL does not permit directors to remove other directors. Under both the DGCL and the MBCL (when the corporation has elected to be exempt from the classified board provisions, as has CI), stockholders may remove a director without cause. Under the DGCL, an officer elected or appointed by the directors may be removed, with or without cause, by a vote of a majority of the directors then in office. Under the MBCL, a director or officer may be removed for cause only after reasonable notice and an opportunity to be heard is held before the body proposing to remove such director or officer.

FILLING VACANCIES OF THE BOARD OF DIRECTORS

     Under the DGCL, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's certificate of incorporation or by-laws, provided that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at all times outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     Under the MBCL, any vacancy in the board of directors of a publicly held corporation which has opted out of the classified board statute, however, occurring, including a vacancy resulting from enlargement of the board, may be filled in the manner prescribed in the by-laws or, in the absence of such bylaw, by the directors.

INDEMNIFICATION AND EXCULPATION OF DIRECTORS

     The DGCL has fairly detailed provisions relating to indemnification of directors and officers. Under the DGCL, in derivative suits, the corporation may indemnify the person if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders and such person was not found liable to the corporation (if the person was found liable, he or she may still apply to the court for indemnification). The DGCL specifically includes attorney's fees in those expenses covered and covers costs for administrative and investigative as well as civil and criminal actions. Under the MBCL, while the basic standard is similar, the statute is less detailed. Both CI and RVSI have detailed charter provisions implementing the statutory indemnification provisions. With respect to exculpation (which is the ability of a corporation to eliminate or limit the personal liability of a director or an officer of the corporation or its stockholders for monetary damages for breaches of fiduciary duty or otherwise), the DGCL and the MBCL differ in certain respects. Both CI and RVSI have adopted charter provisions providing for exculpation to the maximum extent permitted by law.

     In addition, CI and each of the executive officers and directors and an employee have entered into separate indemnification agreements providing for implementation of the indemnification provisions set forth in CI's Articles of Organization, and granting explicit rights to indemnification for a period equal to the longer of (i) ten years after each such person no longer serves as an officer, director or employee of CI or (ii) the termination of any proceeding or litigation brought against any such person on account of his service as an officer, director or employee during such ten year period. RVSI has agreed to guarantee these agreements. See "Business of CI - Management."

LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES

     Under the DGCL, a corporation may make loans to, or guarantee the obligations of, or otherwise assist, the officers or employees of the corporation or its subsidiaries (including directors who are also officers or employees) without stockholder approval if such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under the MBCL, directors who vote for, and officers who knowingly participate in, loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans, or (ii) the holders of a majority of the shares entitled to vote for such directors, which holders are not direct or indirect recipients of such loans, have approved or ratified the loan as one which in their judgment will benefit the corporation.

INTERESTED DIRECTOR OR OFFICER TRANSACTIONS

     The DGCL provides that a transaction or contract between a corporation and its directors or between a corporation and another corporation or entity in which one or more of its officers or directors have a financial interest is not void or voidable if (i) the material facts as to the director's relationship or interest are disclosed and the board of directors (or a committee thereof) in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, (ii) the material facts are disclosed to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by a vote of the stockholders or (iii) the contract is fair as to the corporation as of the time it is authorized, approved or ratified by the board, the board committee or the stockholders. Massachusetts has no comparable statute.

MERGER, SALE, LEASE OR EXCHANGE OF ASSETS

     The DGCL provides that a corporation may at a meeting of its board of directors vote to merge or sell, lease or exchange all or substantially all of its property and assets when and as authorized by the vote of a majority of stockholders of the corporation entitled to vote. The DGCL allows the board to abandon the proposed merger or sale, lease or exchange without further action by the stockholders. The MBCL and the CI Articles of Organization provide that the vote of not less than a majority of the outstanding shares of each class of stock is required to authorize a merger or the sale, lease or exchange of all or substantially all of a corporation's property and assets. The articles of organization may also provide that all outstanding classes of stock shall vote as a single class; provided, however, that the separate vote of any class of stock, the rights of which would be adversely affected by the transaction is also required.

AMENDMENTS TO CHARTER

     Under the DGCL, a majority vote of the stockholders of the corporation is required for most charter amendments. Under the

MBCL, amendments to a corporation's articles of organization which relate to changes in the corporation's authorized capital stock or in the corporation's name require the vote of a majority of each class of the capital stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon, or if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class.

APPRAISAL RIGHTS

     Under the MBCL, dissenting stockholders who follow prescribed statutory procedures are entitled to dissenter's rights in connection with any merger or sale of substantially all of the assets of a corporation and in connection with certain amendments to the articles of organization, reclassifications, and other transactions which may adversely affect the rights or preferences of stockholders. The DGCL provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided as to shares of a corporation listed on a national securities exchange or held of record by more than 2,000 stockholders. The DGCL does not provide dissenter's rights in connection with sales of all or substantially all of the assets of a corporation, reclassification of stock, or other amendments to the certificate of incorporation which adversely affect a class of stock. For a more detailed discussion of dissenter's rights of CI stockholders under the MBCL in connection with the Merger, see "Appraisal Rights of Dissenting Stockholders" above.

"ANTI-TAKEOVER" STATUTES

     Massachusetts has adopted a "control share" statute (Chapter 110D of the Massachusetts General Laws) under which a person who acquires voting stock of a Massachusetts corporation which results in such person's voting power exceeding certain specified amounts (20%, 33-1/3% and 50%, respectively) would be stripped of the right to vote such stock unless the stockholders of the corporation so authorize. Any person making such a control share acquisition may file a statement with the corporation demanding that such corporation call a stockholders' meeting to vote on whether to reinstate that person's voting rights. Stockholders who vote not to reinstate such voting rights may demand certain appraisal rights in the event such voting rights are reinstated.

     In the absence of an affirmative election to opt out by amending its articles of organization or by-laws, the control share statute applies to a Massachusetts corporation which has (i) 200 stockholders of record, (ii) its principal executive officer or substantial assets within Massachusetts and (iii) either more than

10% of its stockholders of record in Massachusetts or more than 10% of its issued and outstanding shares held by Massachusetts residents. CI has opted out of the control share statute. Delaware does not have a control share statute.

     Both Massachusetts and Delaware have adopted a "business combination" statute, designed to regulate hostile takeovers of domestic corporations by restricting certain transactions involving persons who acquire more than a certain percentage of a corporation's stock. (The Massachusetts statute also applied to foreign corporations which meet the three tests described above for the control share statute). Absent the consent of the corporation, such persons are prohibited from engaging in business combinations (such as mergers and consolidations, sales, leases, exchanges or other dispositions of assets) with the corporation for a three-year period. Both statutes contain complex definitions of the transactions to which they do or do not apply. While they differ in certain respects, the Delaware and Massachusetts business combination statutes are generally similar in scope. However, in Delaware one does not become an interested stockholder triggering the business combination statute until one exceeds the 15% ownership threshold, while in Massachusetts the threshold is only 5%. In addition, the percentage of stock which a bidder must acquire in order to avoid the three year prohibition on business combination is 85% in Delaware, whereas it is 90% in Massachusetts.

                                  LEGAL MATTERS

     Matters relating to the legality of the shares of the securities offered by this Prospectus are being passed upon by Parker Duryee Rosoff & Haft A Professional Corporation, 529 Fifth Avenue, New York, New York 10017. Jay M. Haft, of counsel to such Firm and a director of RVSI, beneficially owns 41,446 shares of Common Stock of RVSI, as well as options to acquire another 47,000 shares of such Common Stock. Members of Parker Duryee Rosoff & Haft, other than Mr. Haft, beneficially own 170,009 shares of Common Stock of RVSI.

     Certain legal matters related to the merger are being passed upon for CI by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.


                                     EXPERTS

     The financial statements of RVSI and its consolidated subsidiaries included in this Prospectus as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, except Acuity Imaging, Inc. and subsidiaries for the years ended September 30, 1995 and December 31, 1994, and except Itran Corporation for the year ended December 31, 1993 have been audited by Deloitte & Touche LLP as stated in their report appearing herein. The financial statements of Acuity Imaging, Inc. and subsidiaries and Itran Corporation for the periods indicated above (consolidated with those of RVSI) have been audited by Arthur Andersen LLP as stated in their reports, which are included herein. Such financial statements of RVSI and its consolidated subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

     The consolidated financial statements of CI at December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, included in the Proxy Statement/Prospectus, which is referred to and made a part of this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements for CI for the year ended December 31, 1993 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing herein, and have been included herein in reliance upon the authority of that firm as experts in accounting and auditing.

     It is expected that representatives of Ernst & Young LLP, will be present at the Special Meeting and will be available to respond to questions.

                         INDEX TO FINANCIAL STATEMENTS


ROBOTIC VISION SYSTEMS, INC.
  Independent Auditors' Reports ..................................................................  F-2
  Consolidated Balance Sheets at September 30, 1995 and 1994 .....................................  F-5
  Consolidated Statements of Income for the Years Ended September 30, 1995, 1994 and 1993 ........  F-6
  Consolidated Statements of Stockholders' Equity for the Years Ended September 30,
    1995, 1994 and 1993 ..........................................................................  F-7
  Consolidated Statements of Cash Flows for the Years Ended September 30, 1995, 1994 and 1993 ....  F-8
  Notes To Consolidated Financial Statements for the Years Ended September 30, 1995,
    1994 and 1993 ................................................................................  F-10
  Condensed Balance Sheets At September 30, 1995 and March 31, 1996 (Unaudited) ..................  F-23
  Condensed Statements of Income For the Three and Six-Month Periods Ended March 31,
    1996 (Unaudited) .............................................................................  F-24
  Condensed Statements of Cash Flows For the Six-Month Periods Ended March 31, 1996 (Unaudited) ..  F-25
  Notes To Condensed Financial Statements (Unaudited) ............................................  F-26
COMPUTER IDENTICS CORPORATION
  Report of Independent Auditors .................................................................  F-28
  Independent Auditors' Reports ..................................................................  F-29
  Consolidated Balance Sheets as of December 31, 1995 and 1994 ...................................  F-30
  Consolidated Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993 .....  F-31
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
    1995, 1994 and 1993 ..........................................................................  F-32
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995,
    1994 and 1993 ................................................................................  F-33
  Notes to Consolidated Financial Statements .....................................................  F-34
  Valuation and Qualifying Accounts for the Years Ended December 31, 1995, 1994 and 1993 .........  F-41
  Consolidated Balance Sheets at December 31, 1995 and March 31, 1996 (Unaudited) ................  F-42
  Consolidated Statements of Operations for the Three Months Ended March 31,
      1996 and 1995 (Unaudited) ..................................................................  F-43
  Consolidated Statements of Cash Flows for the Three Months Ended March 31,
    1996 and 1995 (Unaudited) ....................................................................  F-44
  Notes to Consolidated Financial Statements (Unaudited) .........................................  F-45

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Robotic Vision Systems, Inc. and
Subsidiaries:

We have audited the accompanying consolidated balance sheets of Robotic Vision Systems, Inc. and subsidiaries (the "Company") as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Acuity Imaging, Inc. and subsidiaries ("Acuity"), a wholly-owned subsidiary, for the years ended September 30, 1995 and December 31, 1994 and 1993, respectively, which statements reflect total assets constituting 12% and 30% of consolidated total assets as of September 30, 1995 and 1994, respectively, and total revenues constituting 29%, 46%, and 47% of consolidated total revenues for the years ended September 30, 1995, 1994 and 1993, respectively. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Acuity, is based solely on the report of such other auditors, with the exception that in 1993, we audited the financial statements of a subsidiary of Acuity, which statements reflect total revenues constituting 22% of consolidated total revenues of the Company for the year ended September 30, 1993.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Jericho, New York
December 15, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Acuity Imaging, Inc.:

We have audited the consolidated balance sheets of Acuity Imaging, Inc. (a Delaware corporation and a wholly owned subsidiary of Robotic Vision Systems, Inc.) and subsidiaries as of September 30, 1995 and December 31, 1994, and the related consolidated statements of operations and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes accessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Acuity Imaging, Inc. and subsidiaries at September 30,1995 and December 31, 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

On September 20, 1995, Robotic Vision Systems, Inc. acquired Acuity Imaging,
Inc.



/s/  ARTHUR ANDERSEN LLP


Boston, Massachusetts
November 6, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors of Itran Corporation:

We have audited the balance sheets of Itran Corporation (a Delaware corporation) as of December 31, 1993, and the related statements of operations, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Itran Corporation as of December 31, 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

On January 24, 1994, Itran Corporation merged with Automatix, Incorporated with Automatix as the surviving corporation. The surviving corporation was renamed Acuity Imaging, Inc.


/s/  ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 4, 1994

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                              NOTES           1995                 1994
                                                              -----           ----                 ----
                                                                            RESTATED             RESTATED
                                                                            (NOTE 2)             (NOTE 2)
ASSETS                                                           9

CURRENT ASSETS:
  Cash and cash equivalents                                              $ 16,424,000         $  2,104,000
  Investments                                                               1,000,000            1,495,000
  Receivables - net                                              3         12,082,000            7,221,000
  Inventories                                                    4          8,461,000            4,416,000
  Deferred income taxes                                          5          2,375,000            1,163,000
  Prepaid expenses and other                                                  154,000              163,000
                                                                         ------------         ------------
         Total current assets                                              40,496,000           16,562,000
PLANT AND EQUIPMENT - NET                                        6          4,145,000            2,863,000
OTHER ASSETS                                                     7          1,748,000            1,483,000
INVESTMENTS                                                                 1,989,000            1,500,000
                                                                         ------------         ------------
                                                                         $ 48,378,000         $ 22,408,000
                                                                         ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable                                                 10       $    270,000         $    649,000
  Loan payable                                                   9          1,385,000               -
  Accounts payable                                                          7,988,000            4,669,000
  Accrued expenses and other current liabilities                 8          5,473,000            4,154,000
  Advance contract payments received                                        1,078,000              912,000
                                                                         ------------         ------------
         Total current liabilities                                         16,194,000           10,384,000
LOAN PAYABLE                                                                   -                 1,015,000
OTHER LIABILITIES                                                              78,000              216,000
                                                                         ------------         ------------
TOTAL LIABILITIES                                                          16,272,000           11,615,000
                                                                         ------------         ------------
COMMITMENTS AND CONTINGENCIES                                 12, 15

STOCKHOLDERS' EQUITY:                                           13
  Common stock, $.01 par value; shares
    authorized, 30,000,000; shares issued and
    outstanding, 1995 - 15,175,000 and 1994 - 13,224,000                      152,000              132,000
  Additional paid-in capital                                              109,834,000           97,285,000
  Accumulated deficit                                                     (78,023,000)         (86,755,000)
  Cumulative translation adjustment                                           143,000              131,000
                                                                         ------------         ------------
         Total stockholders' equity                                        32,106,000           10,793,000
                                                                         ------------         ------------
                                                                         $ 48,378,000         $ 22,408,000
                                                                         ============         ============

See notes to consolidated financial statements.

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                      NOTES        1995           1994          1993
                                                      -----        ----           ----          ----
                                                                 RESTATED       RESTATED      RESTATED
                                                                 (NOTE 2)       (NOTE 2)      (NOTE 2)
REVENUES                                                14      $65,260,000    $47,839,000   $39,640,000

COST OF REVENUES                                                 28,726,000     22,391,000    19,493,000
                                                                -----------    -----------   -----------

GROSS PROFIT                                                     36,534,000     25,448,000    20,147,000
                                                                -----------    -----------   -----------
OPERATING COSTS AND EXPENSES:
  Research and development costs                                 10,435,000      8,013,000     6,425,000
  Selling, general and administrative expenses                   16,888,000     13,936,000    11,544,000
  Merger expenses                                        2        1,305,000         -          1,091,000
  Interest income                                                  (431,000)      (123,000)      (44,000)
  Interest expense                                                  153,000        232,000       368,000
                                                                -----------    -----------   -----------

                                                                 28,350,000     22,058,000    19,384,000
                                                                -----------    -----------   -----------
INCOME BEFORE BENEFIT FROM
   INCOME TAXES                                                   8,184,000      3,390,000       763,000

BENEFIT FROM INCOME TAXES                                5          649,000        291,000       398,000
                                                                -----------    -----------   -----------

NET INCOME                                                      $ 8,833,000    $ 3,681,000   $ 1,161,000
                                                                ===========    ===========   ===========
NET INCOME PER SHARE:

  Primary                                                       $      0.55    $     0.25    $      0.10
                                                                ===========    ==========    ===========
  Fully diluted                                                 $      0.53    $     0.25    $      0.10
                                                                ===========    ==========    ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:

  Primary                                                        16,199,000     14,593,000    13,750,000
                                                                ===========    ===========   ===========
  Fully diluted                                                  16,572,000     14,795,000    13,750,000
                                                                ===========    ===========   ===========



See notes to consolidated financial statements.

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

- --------------------------------------------------------------------------

                                                                COMMON STOCK
                                                             -------------------    ADDITIONAL                    CUMULATIVE
                                                             NUMBER                  PAID-IN       ACCUMULATED    TRANSLATION
                                                      NOTES  OF SHARES    AMOUNT     CAPITAL         DEFICIT      ADJUSTMENT
                                                      -----  ----------  --------  ------------   ------------    -----------
Balance October 1, 1992 (as previously reported)             10,987,000  $110,000  $ 89,284,000   $(88,759,000)    $140,000

Changes resulting from acquisition accounted
  for as pooling-of-interests                           2       192,000     2,000     2,898,000     (2,838,000)           -
                                                             ----------  --------  ------------   ------------     --------

Balance, October 1, 1992 (Restated)                          11,179,000   112,000    92,182,000    (91,597,000)     140,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan             11        16,000         -        22,000              -            -

Offering costs incurred in connection with
  registration of shares and warrants                                 -         -       (80,000)             -            -

Shares issued in connection with the exercise
  of stock options                                     13        22,000     1,000        20,000              -            -

Warrants issued for professional services rendered     13             -         -       125,000              -            -

Warrants issued in connection with the
  settlement of litigation                             13             -         -        25,000              -            -

Translation adjustment                                                -         -             -              -       (3,000)

Net income                                                            -         -             -      1,161,000            -
                                                             ----------  --------  ------------   ------------     --------

Balance, September 30, 1993 (Restated)                       11,217,000   113,000    92,294,000    (90,436,000)     137,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan             11         9,000         -        36,000              -            -

Shares and warrants issued in connection with
  private equity placement, net of offering costs      13     1,360,000    14,000     3,790,000              -            -

Shares issued in connection with private placement
  of subsidiary, net of offering costs                 13        59,000         -       491,000              -            -

Warrants issued for professional services              13             -         -        38,000              -            -

Shares issued in connection with the exercise
  of stock options                                     13       336,000     3,000       368,000              -            -

Shares issued in connection with the exercise
  of warrants                                          13       243,000     2,000       268,000              -            -

Translation adjustment                                                -         -             -              -       (6,000)

Net income                                                            -         -             -      3,681,000            -
                                                             ----------  --------  ------------   ------------     --------

Balance, September 30, 1994 (Restated)                       13,224,000   132,000    97,285,000    (86,755,000)     131,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan             11        12,000         -        60,000              -            -

Shares and warrants issued in connection with
  private equity placement, net of offering costs      13     1,110,000    11,000     9,375,000              -            -

Shares issued in connection with private placement
  of subsidiary, net of offering costs                 13       119,000     2,000     1,763,000              -            -

Warrants issued for professional services              13             -         -        92,000              -            -

Shares issued in connection with the exercise
  of stock options                                     13       386,000     4,000       770,000              -            -

Shares issued in connection with the exercise
  of warrants                                          13       324,000     3,000       489,000              -            -

Change in year end of pooled companies                  2             -         -             -       (101,000)           -

Translation adjustment                                                -         -             -              -       12,000

Net income                                                            -         -             -      8,833,000            -
                                                             ----------  --------  ------------   ------------     --------

Balance, September 30, 1995 (Restated)                       15,175,000  $152,000  $109,834,000   $(78,023,000)    $143,000
                                                             ----------  --------  ------------   ------------     --------

                                                      STOCKHOLDERS'
                                                         EQUITY
                                                      -------------
Balance October 1, 1992 (as previously reported)      $   775,000

Changes resulting from acquisition accounted
  for as pooling-of-interests                              62,000
                                                      -----------

Balance, October 1, 1992 (Restated)                       837,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan                 22,000

Offering costs incurred in connection with
  registration of shares and warrants                     (80,000)

Shares issued in connection with the exercise
  of stock options                                         21,000

Warrants issued for professional services rendered        125,000

Warrants issued in connection with the
  settlement of litigation                                 25,000

Translation adjustment                                     (3,000)

Net income                                              1,161,000
                                                      -----------

Balance, September 30, 1993 (Restated)                  2,108,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan                 36,000

Shares and warrants issued in connection with
  private equity placement, net of offering costs       3,804,000

Shares issued in connection with private placement
  of subsidiary, net of offering costs                    491,000

Warrants issued for professional services                  38,000

Shares issued in connection with the exercise
  of stock options                                        371,000

Shares issued in connection with the exercise
  of warrants                                             270,000

Translation adjustment                                     (6,000)

Net income                                              3,681,000
                                                      -----------

Balance, September 30, 1994 (Restated)                 10,793,000

Shares issued to the Defined Contribution Stock
  Ownership and Deferred Compensation Plan                 60,000

Shares and warrants issued in connection with
  private equity placement, net of offering costs       9,386,000

Shares issued in connection with private placement
  of subsidiary, net of offering costs                  1,765,000

Warrants issued for professional services                  92,000

Shares issued in connection with the exercise
  of stock options                                        774,000

Shares issued in connection with the exercise
  of warrants                                             492,000

Change in year end of pooled companies                   (101,000)

Translation adjustment                                     12,000

Net income                                              8,833,000
                                                      -----------

Balance, September 30, 1995 (Restated)                $32,106,000
                                                      -----------

See notes to consolidated financial statements.

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                                                    1995              1994            1993
                                                                                    ----              ----            ----
                                                                                  RESTATED          RESTATED        RESTATED
                                                                                  (NOTE 2)          (NOTE 2)        (NOTE 2)
OPERATING ACTIVITIES:
Net income                                                                       $ 8,833,000     $ 3,681,000      $ 1,161,000
Adjustments to reconcile net income
  to net cash provided by operating activities:
    Deferred income taxes                                                         (1,212,000)       (579,000)        (584,000)
    Depreciation and amortization                                                  1,575,000       1,065,000          791,000
    Interest expense                                                                       -          84,000          310,000
    Provision for doubtful accounts receivable                                        80,000               -           82,000
    Issuance of common stock and warrants for professional services rendered          92,000          38,000          125,000
    Issuance of common stock - Defined Contribution Stock
      Ownership and Deferred Compensation Plan                                        60,000          36,000           22,000
    Warrants issued as settlement of litigation                                            -               -           25,000
    Other                                                                             39,000          32,000            7,000
    Changes in assets and liabilities:
      Receivables                                                                 (5,027,000)     (1,959,000)        (155,000)
      Inventories                                                                 (4,366,000)       (684,000)      (1,672,000)
      Prepaid expenses and other current assets                                       39,000         (28,000)          25,000
      Other assets                                                                  (640,000)       (369,000)        (677,000)
      Accounts payable                                                             3,723,000         805,000        1,687,000
      Accrued expenses and other current liabilities                               1,613,000        (758,000)         908,000
      Advance contract payments received                                            (365,000)       (176,000)         315,000
Other liabilities                                                                   (136,000)        (35,000)         (90,000)
                                                                                 -----------     -----------      -----------
           Net cash provided by operating activities                               4,308,000       1,153,000        2,280,000
                                                                                 -----------     -----------      -----------
INVESTING ACTIVITIES:
Additions to plant and equipment                                                  (2,521,000)     (1,689,000)      (1,243,000)
Purchase of investments                                                           (1,484,000)     (2,984,000)               -
Proceeds from maturity of investments                                              1,500,000               -                -
                                                                                 -----------     -----------      -----------
           Net cash used in investing activities                                  (2,505,000)     (4,673,000)      (1,243,000)
                                                                                 -----------     -----------      -----------
FINANCING ACTIVITIES:
Issuance of common stock and warrants - private
  equity placements (less offering costs)                                         10,306,000       4,068,000          (80,000)
Issuance of common stock in connection with the exercise
  of stock options and warrants                                                    1,266,000         641,000           21,000
Notes payable                                                                        837,000         563,000          208,000
Proceeds from bank loan                                                            1,970,000       1,015,000                -
Payment of short-term debt and related accrued interest                           (1,551,000)     (3,491,000)               -
                                                                                 -----------     -----------      -----------
           Net cash provided by financing activities                              12,828,000       2,796,000          149,000
                                                                                 -----------     -----------      -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
  CASH EQUIVALENTS                                                                     3,000          (6,000)          (3,000)

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                                14,634,000        (730,000)       1,183,000

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                                1,790,000       2,834,000        1,651,000
                                                                                 -----------     -----------      -----------
  End of year                                                                    $16,424,000     $ 2,104,000      $ 2,834,000
                                                                                 ===========     ===========      ===========

See notes to consolidated financial statements.

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993 (CONTINUED)
- --------------------------------------------------------------------------------

                                                                      1995          1994          1993
                                                                      ----          ----          ----
SUPPLEMENTAL INFORMATION - Interest paid                            $157,000     $1,390,000     $29,000
                                                                    ========     ==========     =======
                         - Taxes paid                               $581,000     $  386,000     $92,000
                                                                    ========     ==========     =======

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired under capital leases              $  9,000     $   16,000     $     -
                                                                    ========     ==========     =======

  Notes payable and accrued interest satisfied by private
    offering of common stock of subsidiary                          $785,000     $  227,000     $     -
                                                                    ========     ==========     =======

  Accounts payable satisfied by private offering of common stock
    of subsidiary                                                   $ 60,000     $        -     $     -
                                                                    ========     ==========     =======





See notes to consolidated financial statements.

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

1.     SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES

      a. DESCRIPTION OF BUSINESS - Robotic Vision Systems, Inc. and subsidiaries (the "Company") is principally engaged in the development, manufacture and marketing of automated two dimensional and three dimensional vision-based systems for inspection and measurement products which have a variety of commercial and military applications.

      b. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the financial statements of Robotic Vision Systems, Inc., Acuity Imaging, Inc. and subsidiaries (a wholly-owned subsidiary) ("Acuity"), and International Data Matrix, Inc. (a wholly-owned subsidiary) ("IDM"). All significant intercompany transactions and balances have been eliminated in consolidation.

            The consolidated financial statements of the Company have been prepared to give retroactive effect to the business combination with IDM (Note 2) which occurred on October 23, 1995 and has been accounted for as a pooling of interests.

      c. REVENUES AND COST OF REVENUES - The Company recognizes revenue on its standard electronic inspection and measurement products upon shipment. Revenue from the licensing of software is recognized when the software is delivered if collectibility is probable and there are no significant vendor obligations. Engineering service and support revenue is recognized when such services are rendered. The Company recognizes revenues and related cost of revenues associated with the long-term contracts using the percentage-of-completion method of accounting, measured by the percentage of total costs incurred in relation to total estimated costs at completion. Contract costs include material, direct labor, manufacturing overhead and other direct costs. The degree of accuracy with which the Company is able to estimate the profit to be realized on fixed-price long-term contracts is greater as the contract approaches completion; accordingly, the Company reviews its estimates periodically and records adjustments thereto as required. On firm fixed-price contracts which are in the early stages of completion, and for which estimates of profit cannot be reasonably determined, the Company utilizes the percentage-of-completion method recognizing revenue in amounts equal to costs incurred until such time that profit margins can be reasonably estimated. If a loss is anticipated on a contract, the entire amount of the estimated loss is accrued in the period in which the loss becomes known.

            Revenues are billed in accordance with the terms of each contract. The Company estimates that all of its unbilled receivables at September 30, 1995 will become billable during the ensuing twelve months.

      d. CASH AND CASH EQUIVALENTS - Cash and cash equivalents includes money market accounts and certain debt securities issued by the United States government with an original maturity of three months or less.

      e. INVESTMENTS - Investments consist of certain debt securities issued by the United States government with maturities through November 1997. The Company's intention is to hold such investments until their maturity, therefore, such investments are recorded at their amortized cost. As of September 30, 1995, the aggregate fair value of investments maturing within one year was approximately $993,000 and the fair value of investments with maturities of longer than one year was approximately $2,020,000. The aggregate unrealized gain as of September 30, 1995 was approximately $24,000. As of September 30, 1994, the aggregate fair value of investments maturing within one year was approximately $1,478,000 and the fair value of investment with maturities of longer than one year was approximately $1,447,000. The aggregate unrealized loss as of September 30, 1994 was approximately $70,000.

      f. PLANT AND EQUIPMENT - Plant and equipment is recorded at cost less accumulated depreciation and amortization and includes the costs associated with demonstration equipment and other equipment internally developed by the Company. The cost of internally developed assets includes direct material and labor costs and applicable factory overhead. Depreciation is computed by the straight-line method over estimated lives ranging from two to eight years. Leasehold improvements are amortized over the lesser of their respective estimated useful lives or lease terms.

      g. INVENTORIES - Inventories are stated at the lower of cost (using the first-in, first-out cost flow assumption) or market.

      h. SOFTWARE DEVELOPMENT COSTS - Software development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86. Capitalized software development costs are amortized primarily over a five-year period, which is the estimated useful life of the software. Amortization begins in the period in which the related product is available for general release to customers.

      i. RESEARCH AND DEVELOPMENT COSTS - The Company charges research and development costs for Company-funded projects to operations as incurred. Research and development costs which are reimbursable under customer-funded contracts are treated as contract costs.

      j. INCOME TAXES - Deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      k. FOREIGN CURRENCY TRANSLATION - Assets and liabilities of the Company's European subsidiary are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average exchange rate for the year. The resulting translation adjustments are excluded from operations and accumulated as a separate component of stockholders' equity. Transaction gains are included in net income and totaled $4,000, $19,000 and $0 in 1995, 1994 and 1993, respectively.

      l. INCOME PER SHARE - Net income per common share is computed by dividing each year's net income by the respective weighted average number of shares of common stock outstanding during the period, after giving effect to dilutive options and warrants. The effect of options and warrants was calculated using the modified treasury stock method for the years ended September 30, 1994 and 1993.

      m. FAIR VALUE OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

            a. Cash and Cash Equivalents - The carrying amounts approximate fair value because of the short maturity of these instruments.

            b.    Investments - Fair value equals quoted market value.

            c. Receivables - The carrying amount approximates fair value because of the short maturity of these instruments.

            d. Debt - The carrying amounts approximate fair value because of the relatively short maturity of those instruments.

      n. RECLASSIFICATION - Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform with the 1995 presentation.

2.   ACQUISITIONS

     a.     INTERNATIONAL DATA MATRIX, INC.

            On October 23, 1995, the Company acquired the outstanding shares of IDM for approximately 370,000 shares of the Company's common stock, having a market value at the date of the merger of approximately $8,183,000. IDM is a developer and seller of computerized visual inspection equipment. This acquisition has been accounted for as a pooling of interests and accordingly, the consolidated financial statements have been restated to include the accounts of IDM for all periods presented. The accompanying September 30, 1994 and 1993 consolidated financial statements include IDM's amounts for the years ended December 31, 1994 and 1993. The accompanying consolidated financial statement for the year ended September 30, 1995 include the operations of IDM on a common fiscal year. IDM's net loss for the period October 1, 1994 through December 31, 1994 of $154,000, included twice in the accompanying consolidated statements of income as a result of conforming fiscal years, has been included as an adjustment to consolidated accumulated deficit. As of September 30, 1995, $145,000 of expense have been incurred related to this merger.

            The following is a reconciliation of certain restated amounts with amounts previously reported:

                                                             YEARS ENDED SEPTEMBER 30,
                                                      -----------------------------------------
                                                         1995          1994          1993
                                                         ----          ----          ----
            Revenues:
                As previously reported                $63,644,000   $46,781,000   $38,677,000
                Effect of IDM pooling of interests      1,616,000     1,058,000       963,000
                                                      -----------   -----------   -----------
                As restated                           $65,260,000   $47,839,000   $39,640,000
                                                      ===========   ===========   ===========

            Net income (loss):
                As previously reported                $ 9,956,000   $ 4,417,000   $ 1,569,000
                Effect of IDM pooling of interests     (1,123,000)     (736,000)     (408,000)
                                                      -----------   -----------   -----------
                As restated                           $ 8,833,000   $ 3,681,000   $ 1,161,000
                                                      ===========   ===========   ===========

                                                                YEARS ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                               1995        1994       1993
                                                               ----        ----       ----
           Net income (loss) per share:
             Primary:
                As previously reported                        $ 0.63      $ 0.31     $ 0.13
                Effect of IDM pooling of interests             (0.08)      (0.06)     (0.03)
                                                              ------      ------     ------
                As restated                                   $ 0.55      $ 0.25     $ 0.10
                                                              ======      ======     ======
             Fully diluted:
                As previously reported                        $ 0.61      $ 0.30     $ 0.13
                Effect of IDM pooling of interests             (0.08)      (0.05)     (0.03)
                                                              ------      ------     ------
                As restated                                   $ 0.53      $ 0.25     $ 0.10
                                                              ======      ======     ======

      b.    ACUITY IMAGING, INC. AND SUBSIDIARIES

            On September 20, 1995, the Company acquired the outstanding shares of Acuity for approximately 1,448,000 shares of the Company's common stock, having a market value at the date of the merger of approximately $31,141,000. Acuity is a developer and seller of computerized visual inspection equipment. Outstanding Acuity stock options were converted into options to purchase approximately 114,000 shares of the Company's common stock. This acquisition has been accounted for as a pooling of interests. The accompanying September 30, 1994 and 1993 consolidated financial statements include Acuity's amounts for the years ended December 31, 1994 and 1993. The accompanying consolidated financial statement for the year ended September 30, 1995 include the operations of Acuity on a common fiscal year. Acuity's net income for the period October 1, 1994 through December 31, 1994 of $255,000, included twice in the accompanying consolidated statements of income as a result of conforming fiscal years, has been included as an adjustment to consolidated accumulated deficit. Included in the operating results of the Company for the year ended September 30, 1995 are approximately $19,153,000 of revenues and $1,188,000 of net loss of Acuity prior to the date of acquisition (September 20, 1995). Expenses of $1,160,000 have been incurred related to this merger.

      c.    MERGER OF ACUITY (FORMERLY AUTOMATIX INCORPORATED) WITH ITRAN CORP.

            On January 26, 1994, Acuity (formerly Automatix Incorporated ["Automatix"]) merged with Itran Corp. ("Itran") in a tax-free exchange of approximately 1,483,000 registered shares of Automatix common stock for substantially all of Itran's outstanding common and preferred stock. Itran was a developer and seller of computerized visual inspection equipment. Automatix was the surviving corporation and, simultaneously with the merger, changed its name to Acuity Imaging, Inc. Outstanding Itran stock options were converted into options to purchase approximately 162,000 shares of Acuity's common stock. The merger has been accounted for as a pooling of interests. Expenses of approximately $1,091,000 were incurred related to this merger.

3.    RECEIVABLES

      Receivables at September 30, 1995 and 1994 consisted of the following:

                                                                     1995             1994
                                                                     ----             ----
              Billed accounts receivable                         $11,078,000       $6,801,000
              Unbilled accounts receivable                         1,298,000          702,000
                                                                 -----------       ----------
              Total                                               12,376,000        7,503,000
              Less allowance for doubtful accounts receivable        294,000          282,000
                                                                 -----------       ----------
              Receivables - net                                  $12,082,000       $7,221,000
                                                                 ===========       ==========

      Unbilled receivables primarily relate to sales recorded on standard products which have been shipped, but have not yet been finally accepted by the customer. The Company has no significant remaining obligations relating to these unbilled receivables and collectibility is probable.

4.    INVENTORIES

      Inventories at September 30, 1995 and 1994 consisted of the following:

                                                                      1995            1994
                                                                      ----            ----
              Raw materials                                        $2,223,000      $  994,000
              Work-in-process                                       5,515,000       2,904,000
              Finished goods                                          533,000         393,000
              Field engineering parts and components                  190,000         125,000
                                                                   ----------      ----------
              Total                                                $8,461,000      $4,416,000
                                                                   ==========      ==========

5.    INCOME TAXES

      The benefit from income taxes for the fiscal years ended September 30, 1995, 1994 and 1993 consisted of the following:

                                                                       1995          1994          1993
                                                                       ----          ----          ----
       Current:
           Federal                                                 $ 3,676,000   $ 1,377,000     $ 676,000
           State                                                       677,000       264,000       214,000
           Utilization of net operating loss carryforwards          (3,790,000)   (1,353,000)     (704,000)
                                                                   -----------   -----------     ---------
                                                                       563,000       288,000       186,000
                                                                   -----------   -----------     ---------
       Deferred:
           Federal                                                   1,983,000       891,000          -
           State                                                       371,000       108,000          -
           Adjustment of valuation allowance                        (3,566,000)   (1,578,000)     (584,000)
                                                                   -----------   -----------     ---------
                                                                    (1,212,000)     (579,000)     (584,000)
                                                                   -----------   -----------     ---------
           Total                                                   $  (649,000)  $  (291,000)    $(398,000)
                                                                   ===========   ===========     =========

      The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") during fiscal 1993. The adoption of SFAS 109 was made as of the beginning of the fiscal year on a prospective basis. This accounting change had no effect on the Company's financial statements as of the date of adoption. However, the adoption of SFAS 109 resulted in an increase in the income tax benefit recognized in fiscal 1993 and, therefore, an increase in net income of $584,000 ($0.04 per common share for both primary and fully diluted).

      The adjustments of the valuation allowance during fiscal 1995, 1994 and 1993 emanate from the Company's profitable operations during those years and the extent to which the Company can substantiate projected future earnings. The deferred tax assets as of September 30, 1995 and 1994 are equivalent to the benefit to be derived from net operating loss carryforwards that were expected to be utilized to offset future taxable income projected as of the respective balance sheet dates. The deferred tax assets at September 30, 1995 and 1994 have been limited to the benefit to be derived from projected future income, primarily due to the Company's projected future profitability currently being primarily dependent on one existing product line.

      A reconciliation between the statutory U.S. Federal income tax rate and the Company's effective tax rate for the years ended September 30, 1995, 1994 and 1993 is as follows:

                                                             1995          1994           1993
                                                             ----          ----           ----
       U.S. Federal statutory rate                           34.0 %         34.0%         34.0%
       Increases (reductions) due to:
       State taxes - net of Federal tax benefit               5.5           6.0           11.3
       Utilization of net operating loss carryforwards      (43.0)        (38.9)         (51.2)
       Anticipated future utilization of net operating
         loss carryforwards                                 (14.8)        (17.1)         (76.5)
       Nondeductible merger expenses                            -             -           11.1
       Net operating loss not producing current tax
         benefits                                             9.5           7.4           18.1
       Other - net                                             .9             -            1.0
                                                            -----         -----          -----
       Total                                                 (7.9)%        (8.6)%        (52.2)%
                                                            =====         =====          =====

      The net deferred tax asset at September 30, 1995, 1994 and 1993 is comprised of the following:

       DEFERRED TAX ASSETS (LIABILITIES)                   1995              1994              1993
       ---------------------------------               ------------      ------------      ------------
       Net operating loss carryforwards                $  9,975,000      $ 12,355,000      $ 13,578,000
       Tax credit carryforwards                           1,708,000         1,129,000           810,000
       Accrued liabilities                                1,047,000           760,000           807,000
       Inventories                                          524,000           460,000           423,000
       Property and equipment                              (101,000)           78,000           227,000
       Receivables                                          137,000           130,000           111,000
                                                       ------------      ------------      ------------
                                                         13,290,000        14,912,000        15,956,000
       Less valuation allowance                         (10,915,000)      (13,749,000)      (15,372,000)
                                                       ------------      ------------      ------------
       Total                                           $  2,375,000      $  1,163,000      $    584,000
                                                       ============      ============      ============

      As of September 30, 1995, Robotic Vision Systems, Inc. ("RVSI") had Federal net operating loss carryforwards of approximately $11,997,000. Such loss carryforwards expire in the fiscal years 2001 through 2007. Additionally, RVSI had Federal income tax credits of approximately $847,000 and state income tax credits of approximately $499,000. The utilization of the carryforwards to offset future tax liabilities is dependent upon the Company's ability to generate sufficient taxable income during the carryforward periods.

      As of September 30, 1995, Acuity had Federal net operating loss carryforwards of approximately $11,851,000 and foreign net operating loss carryforwards relating to its United Kingdom subsidiary of approximately $349,000. Such loss carryforwards expire in the fiscal years 1996 through 2010. In addition, Acuity has available approximately $325,000 of unused investment tax credits. Because of the changes in ownership, as defined in the Internal Revenue Code, which occurred in January 1994 and September 1995 (Note 2), certain of the net operating loss carryforwards and credits are subject to annual limitations.

      As of September 30, 1995, IDM had Federal net operating loss carryforwards of approximately $3,400,000. Such loss carryforwards expire in the fiscal years 2006 through 2010. In addition, IDM has available approximately $37,000 of unused general business tax credits. Because of the changes in ownership, as defined in the Internal Revenue Code, which occurred in October 1995 (Note 2), certain of the net operating loss carryforwards and credits are subject to annual limitations.

6.    PLANT AND EQUIPMENT

      Plant and equipment at September 30, 1995 and 1994 consisted of the following:

                                                             1995          1994
                                                             ----          ----
       Machinery and equipment                            $2,208,000    $1,970,000
       Furniture, fixtures and other equipment             2,215,000     1,185,000
       Demonstration equipment                             2,633,000     1,875,000
       Leasehold improvements                                457,000       274,000
                                                          ----------    ----------
       Total                                               7,513,000     5,304,000
       Less accumulated depreciation and amortization      3,368,000     2,441,000
                                                          ----------    ----------
       Plant and equipment - net                          $4,145,000    $2,863,000
                                                          ==========    ==========

7.    OTHER ASSETS

      Other assets at September 30, 1995 and 1994 consisted of the following:

                                                                 1995         1994
                                                                 ----         ----
       Software development costs, net of accumulated
        amortization of $738,000 and $413,000, respectively   $1,274,000   $1,064,000
       Other                                                     474,000      419,000
                                                              ----------   ----------
       Total                                                  $1,748,000   $1,483,000
                                                              ==========   ==========

      Certain software development costs totaling $535,000 and $433,000 have been capitalized during the fiscal years ended September 30, 1995 and 1994, respectively. Amortization expense relating to software development costs for 1995, 1994 and 1993 was $325,000, $239,000 and $137,000,
      respectively.

8.    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

      Accrued expenses and other current liabilities at September 30, 1995 and 1994 consisted of the following:

                                                                1995             1994
                                                                ----             ----
       Accrued wages and related employee benefits           $1,622,000       $1,663,000
       Accrued sales commissions                              1,827,000          540,000
       Accrued warranty and other product related costs         675,000          575,000
       Other                                                  1,349,000        1,376,000
                                                             ----------       ----------
       Total                                                 $5,473,000       $4,154,000
                                                             ==========       ==========

9.    LOAN PAYABLE

      In March 1995, Acuity obtained a revolving line of credit that provided for borrowings up to the lesser of $3,500,000 or 80 percent of eligible accounts receivable, as defined, plus 50 percent of unpledged domestic cash and cash equivalents. Interest was payable monthly at a rate of prime plus .5 percent. Borrowings under the line were secured by substantially all assets of Acuity. The agreement required, among other covenants, that Acuity maintain minimum levels of profitability, current ratio, net worth and limits the levels of leverage.

      After the merger with RVSI, the line of credit balance of $1,375,000 was repaid with the proceeds from a 90-day note payable from a new bank, guaranteed by RVSI. The note is collateralized by certain investments and cash equivalents of RVSI. The note has a maturity date of December 28, 1995. At September 30, 1995, the outstanding balance under the note was $1,385,000, bearing interest at 8.25 percent.

10.   NOTES PAYABLE

      RVSI had a line of credit agreement with a bank under which RVSI could borrow up to $1,500,000 against certain customer accounts receivable and inventory. $63,000 was outstanding under this agreement at September 30, 1994. Borrowings under the agreement bore interest at the higher of the bank's prime rate or the Federal funds rate plus one-half of one percent. The agreement expired in June 1995.

      At September 30, 1994, IDM had several short-term notes payable outstanding totaling approximately $236,000 to certain of its then existing stockholders at interest rates ranging from 7 to 10 percent. All outstanding balances were either repaid or satisfied through the issuance of shares of IDM common stock sold in IDM's 1995 private placement (Note
      13). IDM also had outstanding $350,000 of loans representing bridge financing from three institutional investors (the "Investors"). These loans bore interest at the rate of 8 percent.

      In January and February 1995, IDM obtained additional bridge financing totaling $280,000 from the Investors. All amounts owed to the Investors were satisfied through the 1995 private placement of IDM's common stock (Note 13). In addition, in June through September 1995, these Investors, as well as a former stockholder of IDM common stock, loaned IDM a total of $270,000 for working capital purposes. Such loans bore interest at the rate of 10 percent and were secured by certain accounts receivable, inventory, and equipment. Such amounts were repaid in October 1995.

11.   EMPLOYEE BENEFIT PLANS

      DEFINED BENEFIT PLAN - The Company has a noncontributory pension plan for employees who meet certain minimum eligibility requirements. The level of retirement benefit is based on a formula which considers both employee compensation and length of credited service.

      Plan assets are invested in pooled bank investment accounts, and the fair value of such assets is based on the quoted market prices of underlying securities in such accounts. The Company funds pension plan costs based on minimum and maximum funding criteria as determined by independent actuarial consultants.

      The components of net pension cost for the fiscal years ended September 30, 1995, 1994 and 1993 are summarized as follows:

                                                            1995        1994          1993
                                                            ----        ----          ----
       Service cost - benefits earned during the period   $158,000    $143,000     $ 91,000
       Interest on projected benefit obligations            83,000      62,000       49,000
       Estimated return on plan assets                     (56,000)    (52,000)     (43,000)
       Other - amortization of actuarial gains and
         net transition asset                              (20,000)    (30,000)     (32,000)
                                                          --------    --------     --------
       Net pension cost                                   $165,000    $123,000     $ 65,000
                                                          ========    ========     ========

      The funded status of the plan compared with the accrued expense included in the Company's consolidated balance sheet at September 30, 1995 and 1994 is as follows:

                                                                         1995               1994
                                                                         ----               ----
       Fair value of plan assets                                      $  810,000        $  724,000
                                                                      ----------        ----------
       Actuarial present value of benefit obligation:
         Accumulated benefit obligation, including
           vested benefits of $754,000 and $636,000 in
           1995 and 1994, respectively                                   933,000           790,000
         Effect of projected compensation increases                      340,000           226,000
                                                                      ----------        ----------
       Projected benefit obligation for services rendered to date      1,273,000         1,016,000
                                                                      ----------        ----------
       Projected benefit obligation in excess of plan assets            (463,000)         (292,000)
       Unrecognized net loss                                             217,000            67,000
       Remaining unrecognized net transition asset being
         amortized over 11 years                                         (86,000)         (122,000)
       Unrecognized prior service costs                                   34,000            40,000
                                                                      ----------        ----------
       Accrued pension cost                                           $ (298,000)       $ (307,000)
                                                                      ==========        ==========

      Significant assumptions used in determining net periodic pension cost and related pension obligations are as follows:

                                                                      1995               1994
                                                                      ----               ----
       Discount rate                                                  8.00%              7.50%
       Rate of compensation increase                                  4.00%              4.00%
       Expected long-term rate of return on assets                    8.25%              8.25%

      DEFINED CONTRIBUTION STOCK OWNERSHIP AND DEFERRED COMPENSATION PLAN - The Company has a defined contribution plan for all eligible employees, as defined by the Plan. The Plan provides for employee cash contributions ranging from two to ten percent of compensation and matching employer contributions of Company stock at a rate of 25 percent of an employee's contribution, limited to a maximum of six percent of a participant's compensation. The Plan also provides for additional employer contributions of Company stock at the discretion of the Company's Board of Directors. The Company incurred $83,000, $60,000 and $36,000 for employer contributions to the Plan in 1995, 1994 and 1993, respectively. In 1995, 1994 and 1993, the Company issued 12,000, 9,000 and 16,000 shares, respectively, of its common stock to the Plan related to its prior year contribution.

      STOCK APPRECIATION RIGHTS - During fiscal 1992, the Company entered into a stock appreciation rights agreement with its President. Under the terms of the agreement, the President will receive a cash payment equal to the appreciation in the market value of a fixed number of shares of the Company's common stock if certain conditions are met.

      The Company records the compensation expense related to this agreement at the date that the amount of payment to be made can be reasonably estimated. The Company recorded compensation expense of $90,000 and $85,000 related to this agreement during fiscal 1995 and 1994, respectively. No compensation expense was recorded relating to this agreement during fiscal 1993. No additional compensation may be earned under this agreement.

12.   COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES - The Company has entered into operating lease agreements for equipment, and manufacturing and office facilities. The minimum noncancelable scheduled rentals under these agreements are as follows:


              Year Ending September 30:

                                                  Facilities    Equipment           Total
                                                  ----------    ---------        ----------
                         1996                     $  919,000     $ 99,000        $1,018,000
                         1997                        800,000       87,000           887,000
                         1998                        791,000       54,000           845,000
                         1999                        817,000       20,000           837,000
                         2000                        705,000        4,000           709,000
                         Thereafter                  341,000            -           341,000
                                                  ----------     --------        ----------
                                    Total         $4,373,000     $264,000        $4,637,000
                                                  ==========     ========        ==========

      Rent expense for 1995, 1994 and 1993 was $798,000, $755,000 and $694,000,
      respectively.

      LITIGATION - During fiscal 1992, the Company instituted an action against Cybo Systems, Inc. ("Cybo"), alleging that Cybo breached certain agreements between the parties with respect to the sale by the Company to Cybo of all of the assets of its welding and cutting systems business.

      In response to the action brought by the Company, Cybo asserted claims against the Company alleging, among other things, breach of contract and warranties, fraud, bad faith, trespass and conversion. Cybo is seeking aggregate damages in excess of $10,000,000. The Company believes that Cybo's claims are without merit and plans to defend against them vigorously. The

      Company's management, after discussion with legal counsel, believes that the ultimate outcome of this matter will not have a material adverse impact on the Company's consolidated financial position or results of operations.

      UNITED STATES GOVERNMENT CONTRACTS - Certain of the Company's contracts are subject to audit by applicable United States governmental agencies. Until such audits are completed, the ultimate profit on these contracts cannot be finally determined; however, in the opinion of management, the final contract settlements will not have a material adverse effect on the Company's consolidated financial position or results of operations.

13.   STOCKHOLDERS' EQUITY

      PRIVATE EQUITY PLACEMENTS - During fiscal 1995, the Company entered into an agreement with a group of investors. Under the agreement, the Company received approximately $9,386,000, after expenses, in exchange for the issuance of 1,110,000 shares of the Company's common stock. The Company also issued warrants exercisable through June 2000 to purchase approximately 68,000 shares of the Company's common stock at exercise prices ranging from $8.75 to $9.00 per share.

      During fiscal 1995, IDM entered into an agreement with a group of investors and certain then existing stockholders. Under the agreement, IDM received approximately $1,765,000 after expenses, in exchange for 46,447 shares of IDM's common stock (approximately 119,000 equivalent shares of RVSI common stock). IDM used approximately $785,000 of the net proceeds to satisfy certain notes payable and related accrued interest and $60,000 of the net proceeds to satisfy certain accounts payable.

      During fiscal 1994, the Company entered into an agreement with a group of investors. Under the agreement the Company received approximately $3,804,000, after expenses, in exchange for the issuance of 1,360,000 shares of the Company's common stock. The Company also issued warrants exercisable through December 1999 to purchase 51,000 shares of the Company's common stock at an exercise price of $3.75 per share.

      During fiscal 1994, IDM entered into an agreement with an investor and certain existing stockholders. Under the agreement, IDM received approximately $491,000, after expenses, in exchange for 22,796 shares of IDM's common stock (approximately 59,000 equivalent shares of RVSI common stock). IDM used approximately $227,000 of the net proceeds to satisfy certain notes payable and related accrued interest.

      WARRANTS ISSUED FOR SERVICES RENDERED - During fiscal 1995, the Company issued warrants under certain agreements granting the holders thereof the right through July 1999 to purchase up to approximately 82,000 shares of the Company's common stock at exercise prices ranging from $5.81 to $23.38 per share as compensation for professional services rendered. The Company recorded an expense of approximately $92,000 related to the issuance of such warrants.

      During fiscal 1994, the Company issued warrants for the purchase of 30,000 shares of the Company's common stock at an exercise price of $4.69 per share as compensation for professional services rendered. The Company recorded an expense of approximately $38,000 related to the issuance of such warrants.

      During fiscal 1993, the Company issued warrants under certain agreements granting the holders thereof the right through June 1998 to purchase up to approximately 227,000 shares of the Company's common stock at exercise prices ranging from $0.88 to $3.00 per share as compensation for professional services rendered. The Company recorded an expense of approximately $125,000 related to the issuance of such warrants.

      WARRANT ISSUED IN SETTLEMENT OF LITIGATION - During fiscal 1993, the Company issued warrants in connection with the settlement of a lawsuit to purchase up to 25,000 shares of the Company's common stock at an exercise price of $4.37 per share. The expiration date of such warrants is November 1, 1996. The Company recorded an expense of approximately $25,000 related to the issuance of such warrants.

      WARRANTS EXERCISED - During fiscal 1995, the Company received approximately $492,000 in connection with the issuance of approximately 324,000 shares of its common stock upon the exercise of warrants to purchase such shares at prices ranging between $1.00 and $4.38 per share.

      During fiscal 1994, the Company received approximately $270,000 in connection with the issuance of approximately 243,000 shares of its common stock upon the exercise of warrants to purchase such shares at prices between $0.88 and $4.38 per share.

      WARRANTS OUTSTANDING - As of September 30, 1995, there were warrants outstanding to purchase approximately 1,198,000 shares of the Company's common stock with exercise prices ranging between $1.00 and $23.38 per share.

      STOCK OPTION PLANS - The Company has four stock option plans (the 1977, 1982, 1987 and 1991 plans) which provide for the granting of options to employees or directors at prices and terms as determined by the Board of Directors' Stock Option Committee (the "Committee"). With respect to the 1977 and 1987 plans, option prices may not be less than the fair market value at date of grant. Any excess of the fair market value of shares under option at the date of grant over the exercise price is charged to operations over the period in which the stock options vest. All options issued by the Company to date have exercise prices which were equal to market value of the Company's common stock at the date of grant. No new options may be granted under the 1977 and 1982 plans.

      The following table sets forth summarized information concerning the Company's stock options:

                                                                                  NUMBER OF         EXERCISE
                                                                                    SHARES        PRICE RANGE
                                                                                  ---------     ----------------
       Options outstanding for shares of common stock at October 1, 1992          1,475,862     $0.53   - $38.72
       Granted                                                                      471,486      0.88   -   9.29
       Canceled or expired                                                         (111,472)     0.53   -  17.43
       Exercised                                                                    (21,528)     0.53   -   1.44
                                                                                  ---------     ----------------
       Options outstanding for shares of common stock at September 30, 1993       1,814,348      0.53   -  38.72
       Granted                                                                      305,074      3.63   -  15.06
       Canceled or expired                                                          (32,285)     0.53   -  21.51
       Exercised                                                                   (335,982)     0.53   -  17.43
                                                                                  ----------    ----------------
       Options outstanding for shares of common stock at September 30, 1994       1,751,155      0.53   -  38.72
       Granted                                                                      246,699      4.25   -  22.50
       Canceled or expired                                                          (52,924)     0.53   -  17.43
       Exercised                                                                   (380,574)     0.53   -  17.43
                                                                                  ---------     ----------------
       Options outstanding for shares of common stock at September 30, 1995       1,564,356     $0.53   - $38.72
                                                                                  =========     ================
       Options exercisable at September 30, 1995                                    888,492
                                                                                  =========
       Shares reserved for issuance at September 30, 1995                         2,140,021
                                                                                  =========

14.   SEGMENT AND PRINCIPAL CUSTOMER INFORMATION

      For the purposes of segment reporting, management considers the Company to operate in one industry, the machine vision industry.

      During 1995, revenues from a single customer represented 16 percent of total revenues. No other customer accounted for more than 10 percent of total revenues for fiscal 1995, 1994 and 1993.

      Foreign export sales accounted for 64 percent, 41 percent and 52 percent of the Company's revenues in fiscal 1995, 1994 and 1993, respectively.

      The Company's domestic and foreign export sales during the years ended September 30, 1995, 1994 and 1993 are set forth below:

                                  1995             1994            1993
                                  ----             ----            ----
       North America          $23,727,000      $28,034,000     $19,485,000
       Asia/Pacific Rim        34,133,000       17,528,000      15,959,000
       Europe                   7,400,000        2,277,000       4,196,000
                              -----------      -----------     -----------
       Total                  $65,260,000      $47,839,000     $39,640,000
                              ===========      ===========     ===========

15.   SUBSEQUENT EVENT

      On November 20, 1995, the Company obtained a revolving line of credit from a bank that provides for maximum borrowings of $6,000,000. The agreement expires on January 31, 1999. Borrowings under the agreement are secured by all accounts receivable of the Company and will bear interest at the adjusted LIBOR rate, as defined, plus two percent. The Company will pay a commitment fee of one quarter of one percent per annum on any unused portion of the credit facility. The terms of the agreement, among other matters, require the Company to maintain certain tangible net worth, debt to equity, working capital, and earnings before depreciation and amortization to long-term debt ratios and restrict the payment of cash dividends.

                                  * * * * * * *

                  ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                March 31,         September 30,
                                                                   1996               1995
                                                               (Unaudited)          Restated
                                                                                    (Note 2)
                        ASSETS
Current Assets:
     Cash and cash equivalents ......................       $  17,585,000        $  16,424,000
     Investments (Note 3) ...........................           1,000,000            1,000,000
     Receivable - net (including unbilled
     receivables of $1,928,000 at March 31, 1996
     and $1,298,000 at September 30, 1995) ..........          14,744,000           12,082,000
     Inventories (Note 4) ...........................          13,386,000            8,461,000
     Deferred income taxes . ........................           2,375,000            2,375,000
     Prepaid expenses and other current assets ......             528,000              154,000
                                                            -------------        -------------

                          Total current assets ......          49,618,000           40,496,000

     Plant equipment - net ..........................           5,584,000            4,145,000
     Other assets ...................................           2,061,000            1,748,000
     Investments (Note 3) ...........................             992,000            1,989,000
                                                            -------------        -------------

                          TOTAL . ...................       $  58,255,000        $  48,378,000
                                                            =============        =============


                          LIABILITIES
Current Liabilities:
     Accounts payable ...............................       $   8,606,000        $   7,988,000
     Loan payable (Note 6) ..........................           2,128,000            1,385,000
     Accrued Expenses and Other Current Liabilities .           4,666,000            5,473,000
     Note Payable ...................................                --                270,000
     Advance Contract Payments Received .............             515,000            1,078,000
                                                            -------------        -------------

                          Total Current Liabilities .          15,915,000           16,194,000
     Other Liabilities ..............................             211,000               78,000
                                                            -------------        -------------

                          Total Liabilities .........          16,126,000           16,272,000


                 STOCKHOLDERS' EQUITY

Common stock, authorized 30,000,000
shares, $.01 par value; issued and
outstanding 16,497,000 shares at March 31,
1996 and 15,175,000 shares at September 30,
1995 ................................................             165,000              152,000
Additional paid-in capital ..........................         111,973,000          109,834,000
Accumulated deficit .................................         (70,132,000)         (78,023,000)
Cumulative translation adjustment ...................             123,000              143,000
                                                            -------------        -------------

               Total Stockholders' Equity ...........          42,129,000           32,106,000
                                                            -------------        -------------

               TOTAL ................................       $  58,255,000        $  48,378,000
                                                            =============        =============

See notes to condensed consolidated financial statements.

                 ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                            Six Months Ended                       Three Months Ended
                                                                March 31,                               March 31,
                                                    --------------------------------        --------------------------------


                                                         1996               1995                1996               1995
                                                         ----               ----                ----               ----
                                                                          Restated                                Restated
                                                                          (Note 2)                                (Note 2)
Revenues ....................................       $ 41,460,000        $ 28,168,000        $ 20,998,000        $ 14,483,000
Cost of Revenues ............................         17,267,000          12,335,000           8,506,000           6,339,000
                                                    ------------        ------------        ------------        ------------

     Gross Profit ...........................         24,193,000          15,833,000          12,492,000           8,144,000
Research and Development Costs ..............          6,213,000           4,671,000           3,183,000           2,487,000
Selling, General and Administrative Expenses           9,999,000           7,766,000           5,387,000           4,158,000
Merger Expenses .............................            226,000             440,000               2,000                --
Interest Income -  Net ......................           (478,000)            (43,000)           (252,000)            (41,000)
                                                    ------------        ------------        ------------        ------------

     Income Before Provision for Income taxes          8,233,000           2,999,000           4,172,000           1,540,000

Provision (Benefit) for Income Taxes ........            342,000          (2,067,000)            167,000          (2,606,000)
                                                    ------------        ------------        ------------        ------------

Net Income ..................................       $  7,891,000        $  5,066,000        $  4,005,000        $  4,146,000
                                                    ============        ============        ============        ============

Net Income Per Common Share .................       $        .45        $        .33        $        .23        $        .27
                                                    ============        ============        ============        ============

           See notes to condensed consolidated financial statements.

                  ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                Six Months Ended
                                                                                    March 31,
                                                                          --------------------------------
                                                                               1996                1995
                                                                               ----                ----
                                                                                                 Restated
                                                                                                 (Note 2)
OPERATING ACTIVITIES:
Net income ........................................................       $  7,891,000        $  5,066,000
Adjustments to reconcile net income to cash used in operating activities:
Deferred income taxes .............................................               --            (2,266,000)
Depreciation and amortization .....................................            959,000             698,000
Issuance of common stock - defined contribution stock
     ownership and deferred compensation plan .....................               --                60,000
Provision for doubtful receivable .................................               --                20,000
Issuance of warrants for professional services rendered ...........               --                14,000
Other .............................................................            (25,000)            (80,000)
Changes in assets & liabilities:
         Receivables ..............................................         (2,644,000)         (2,068,000)
         Inventories ..............................................         (4,925,000)         (2,623,000)
         Prepaids & other current assets ..........................           (352,000)           (121,000)
         Other assets .............................................           (508,000)           (290,000)
         Accounts payable .........................................            600,000           2,528,000
         Accrued expenses .........................................           (647,000)           (231,000)
         Advanced contract payments received ......................           (563,000)         (1,241,000)
         Other liabilities ........................................            (26,000)              3,000
                                                                          ------------        ------------
Net cash used in operating activities .............................           (240,000)           (531,000)
                                                                          ------------        ------------
INVESTING  ACTIVITIES:
Additions to plant & equipment ....................................         (2,203,000)         (1,005,000)
Investments .......................................................               --              (993,000)
Proceeds from the maturities investments ..........................          1,000,000                --
                                                                          ------------        ------------
Net cash used in investing activities .............................         (1,203,000)         (1,998,000)
                                                                          ------------        ------------
FINANCING ACTIVITIES:
Issuance of Common Stock and warrants - private
    equity placement (less offering costs)  .......................               --               920,000
Options and warrants ..............................................          2,151,000             249,000
Notes payable - other .............................................           (270,000)            567,000
Proceeds from bank loan ...........................................            743,000             450,000
Payment of S.T. debt & related accrued interest ...................               --              (163,000)
                                                                          ------------        ------------
Net cash used in financing activities .............................          2,624,000           2,023,000
                                                                          ------------        ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
CASH EQUIVALENTS ..................................................            (20,000)              8,000
                                                                          ------------        ------------

NET INCREASE/DECREASE IN CASH .....................................          1,161,000            (498,000)
CASH - BEGINNING OF YEAR ..........................................         16,424,000           1,790,000
                                                                          ------------        ------------
CASH - END OF YEAR ................................................         17,585,000           1,292,000
                                                                          ============        ============
SUPPLEMENTAL INFORMATION:
Interest paid .....................................................             81,000              65,000
                                                                          ============        ============
Taxes paid ........................................................            158,000             277,000
                                                                          ============        ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Notes payable and accrued interest satisfied by private offering of
     common stock .................................................               --               785,000
                                                                          ============        ============
Accounts payable satisfied by private offering of common stock ....               --                60,000
                                                                          ============        ============

           See notes to condensed consolidated financial statements.

                  ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. Condensed Consolidated Financial Statements

The condensed consolidated balance sheet as of March 31, 1996, the condensed consolidated statements of operations for the three and six month periods ended March 31, 1996 and 1995 and the condensed consolidated statements of cash flows for the six month periods ended March 31, 1996 and 1995 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows at March 31, 1996 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's September 30, 1995 Form 10-K. The results of operations for the period ended March 31, 1996 are not necessarily indicative of the operating results for the full year.

2. Acquisitions

On September 20, 1995, the Company acquired the outstanding shares of Acuity Imaging, Inc. ("Acuity") for approximately 1,448,000 shares of the Company's common stock, having a market value at the date of the merger of approximately $31,141,000. Acuity is a developer, manufacturer and seller of machine vision systems. Outstanding Acuity stock options were converted into options to purchase approximately 114,000 shares of the Company's common stock.

On October 23, 1995, the Company acquired the outstanding shares of International Data Matrix, Inc. ("IDM") for approximately 370,000 shares of the Company's common stock, having a market value at the date of the merger of approximately $8,183,000. IDM is a developer, manufacturer and seller of high-density bar code reading products.

Both acquisitions were accounted for as poolings of interests and accordingly, the consolidated financial statements have been retroactively restated to include the accounts of Acuity and IDM for all periods presented. The following is a reconciliation of certain restated amounts with amounts previously reported.

                                            Three Months        Six Months
                                               Ended               Ended
                                           March 31, 1995      March 31,1995
                                           ---------------     -------------
Revenues:
As previously reported .............       $  9,071,000        $ 16,600,000
Effect of Acuity and IDM poolings of
    interests ......................          5,412,000          11,568,000
                                           ------------        ------------
As restated ........................       $ 14,483,000        $ 28,168,000
                                           ============        ============


Net Income:
As previously reported .............       $  4,463,000        $  5,282,000
Effect of Acuity and IDM poolings of
     interests .....................           (317,000)           (216,000)
                                           ------------        ------------
As restated ........................       $  4,146,000        $  5,066,000
                                           ============        ============

Net income per share:
As previously reported .............       $       0.32        $       0.38
Effect of Acuity and IDM poolings of
    interests ......................              (0.05)              (0.05)
                                           ------------        ------------
As restated ........................       $       0.27        $       0.33
                                           ============        ============

                  ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                                   (Unaudited)


3. Investments

At March 31, 1996 and September 30, 1995, investments consisted of certain debt securities issued by the United States government with maturities through November 1997.


4. Inventories

Inventories at March 31, 1996 and September 30, 1995 consisted of the following:


                                 March 31, 1996       September 30, 1995
                                 --------------       ------------------
Raw Materials                     $ 4,561,000           $ 2,223,000
Work-in-Process                     8,307,000             5,515,000
Finished Goods                        518,000               533,000
Field Engineering Parts
and Components                           --                 190,000
                                  -----------           -----------
                  Total           $13,386,000           $ 8,461,000
                                  ===========           ===========



5. Income Taxes

The provision for income taxes for the six months ended March 31, 1996 and 1995 consisted of the following:

                                             1996                  1995
                                             ----                  ----
Current provision                       $   342,000           $   199,000
Deferred provision                             --               1,036,000
Adjustment of valuation allowance              --              (3,302,000)
                                        -----------           -----------
                  Total                 $   342,000           $(2,067,000)
                                        ===========           ===========


6. Loan Payable

The Company has a revolving line of credit from a bank that provides for maximum borrowings of $6,000,000. The agreement expires on January 31, 1999. Borrowings under the agreement are secured by all accounts receivable of the Company and bear interest at the adjusted LIBOR rate, as defined, plus two percent. The Company is required to pay a commitment fee of one quarter of one percent per annum on any unused portion of the credit facility. The terms of the agreement, among other matters, require the Company to maintain certain tangible net worth, debt to equity, working capital, and earnings before depreciation and amortization to long-term debt ratios and restrict the payment of cash dividends.

7. Subsequent Events

On May 30, 1996, RVSI consummated a merger with Northeast Robotics, Inc. ("NER"), a privately owned company located in New Boston, New Hampshire, pursuant to which NER became a wholly owned subsidiary of RSVI (the "NER Merger"). NER markets a line of patented illumination products to perform reliably in difficult imaging applications involving highly reflective or uneven surfaces. The NER Merger was structured as a tax-free reorganization and accounted for as a purchase. As a consequence of the NER Merger, RSVI issued 139,037 shares of its common stock (which had a market value of approximately $2,676,000 on the date the NER Merger was consummated) to the shareholders of NER in exchange for all of the outstanding shares of NER common stock.

On June 11, 1996, RVSI announced that it had entered into a letter of intent to consummate a merger transaction pursuant to which RVSI would acquire all of the outstanding common stock of Computer Identics Corporation ("CI"). The transaction is intended to be completed as a tax-free reorganization and is to be accounted for as a pooling of interests. To effect the merger transaction, RVSI would issue 0.177805207 shares of its common stock for each share of outstanding CI common stock, or approximately 1,929,000 shares of RVSI's common stock. In addition, CI's outstanding stock options and warrants would be exchanged for stock options or warrants to purchase RVSI's common stock in the same 0.177805207 to one ratio.

CI designs, manufactures and services automatic data collection products, networks, solutions and systems for factory data collection and material handling/automation applications in manufacturing, warehousing and distribution environments.

Consummation of the merger transaction is subject to conditions customary for transactions of this nature, including completion of due diligence, negotiation of definitive documentation and approval by CI's stockholders. There can be no assurances that this merger transaction will be successfully consummated.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
and Stockholders of Computer Identics Corporation:

We have audited the accompanying consolidated balance sheets of Computer Identics Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Computer Identics Corporation and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations, and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            /s/ERNST & YOUNG LLP
                                                            --------------------


Boston, Massachusetts
February 8, 1996

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Computer Identics Corporation:

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Computer Identics Corporation and its subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our audit also included the financial statement schedule listed in the Index on page F-1. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Computer Identics Corporation and subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 28, 1994

CONSOLIDATED BALANCE SHEETS
COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
(All amounts in thousands, except share amounts)

December 31,

- ------------------------------------------------------------------------------------------------
                                                                              1995         1994
- ------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                               $  1,752     $    755
   Accounts receivable (less allowance of $225 in 1995 and $321 in 1994
      for doubtful accounts)                                                  6,062        6,130
   Inventory                                                                  3,625        3,104
  Other                                                                         380          238
- ------------------------------------------------------------------------------------------------
       Total current assets                                                  11,819       10,227
- ------------------------------------------------------------------------------------------------
Property and equipment:
   Equipment                                                                  3,674        3,086
   Furniture and fixtures                                                       324          256
   Leasehold improvements                                                        64           59
- ------------------------------------------------------------------------------------------------
        Total property and equipment                                          4,062        3,401
- ------------------------------------------------------------------------------------------------

   Less accumulated depreciation and amortization                            (3,133)      (2,646)
- ------------------------------------------------------------------------------------------------
        Net property and equipment                                              929          755
- ------------------------------------------------------------------------------------------------
Other assets                                                                      0            4
- ------------------------------------------------------------------------------------------------
Total                                                                      $ 12,748     $ 10,986
================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Notes payable to bank                                                   $  1,002           --
   Obligation under capital lease                                                15           30
   Accounts payable                                                           2,402        2,334
   Accrued compensation and related benefits                                  1,063          998
   Accrued income taxes                                                          29           32
   Other current liabilities                                                    684        1,179
   Deferred revenue                                                             289          355
- ------------------------------------------------------------------------------------------------
         Total current liabilities                                            5,484        4,928
- ------------------------------------------------------------------------------------------------
Long-term capital lease obligation                                               57           72
- ------------------------------------------------------------------------------------------------
Stockholders' equity :
   Nonvoting common stock $.01 par value, authorized 600,000 shares,
      issued and outstanding; 0 shares in 1995, 135,431 shares in 1994           --            1
   Common stock, $.10 par value, authorized 14,000,000 shares, issued
     and outstanding 10,856,793 in 1995 and 10,390,562 shares in 1994         1,086        1,039
   Additional paid-in capital                                                24,005       23,585
   Deferred compensation                                                        (60)         (54)
   Accumulated deficit                                                      (17,889)     (18,572)
   Cumulative translation adjustments                                            65          (13)
- ------------------------------------------------------------------------------------------------
         Total stockholders' equity                                           7,207        5,986
- ------------------------------------------------------------------------------------------------
Total                                                                      $ 12,748     $ 10,986
================================================================================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
(All amounts in thousands, except per share amounts)

Year Ended December 31,

                                                     1995        1994        1993
- ----------------------------------------------------------------------------------
Revenues:
   Net product sales                               $24,390     $22,918     $17,710
   Customer support services                         3,355       3,108       4,180
- ----------------------------------------------------------------------------------
        Total                                       27,745      26,026      21,890
- ----------------------------------------------------------------------------------
Cost and expenses:
   Cost of products sold                            12,217      11,820       9,368
   Cost of customer support services                 1,848       1,665       2,345
   Selling, general and administrative              10,433      10,295       8,775
   Research and development                          2,545       2,242       1,861
   Separation costs                                   --           469         541
- ----------------------------------------------------------------------------------
        Total                                       27,043      26,491      22,890
- ----------------------------------------------------------------------------------
Income (loss) from operations                          702        (465)     (1,000)
Interest income                                         38          26          48
Interest expense                                       (43)         (7)        (11)
- ----------------------------------------------------------------------------------
Income (loss) before provision for income taxes        697        (446)       (963)
Provision for income taxes                              14          64          63
- ----------------------------------------------------------------------------------
Net income (loss)                                  $   683     $  (510)    $(1,026)
==================================================================================
Net income (loss) per share                        $  0.06     $ (0.05)    $ (0.10)
==================================================================================
Weighted average number of common and
common equivalent shares outstanding                10,977      10,339       9,893
==================================================================================


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
(All amounts in thousands)

                                       NONVOTING
                                     COMMON STOCK       COMMON STOCK    ADDITIONAL                             CUMULATIVE
                                    ----------------------------------   PAID-IN     DEFERRED     ACCUMULATED  TRANSLATION
                                    SHARES  AMOUNT    SHARES    AMOUNT   CAPITAL   COMPENSATION     DEFICIT    ADJUSTMENT   TOTAL
                                    ----------------------------------------------------------------------------------------------
Balance, January 1, 1993             325     $ 3       9,459   $  946   $22,909       $ (13)      $(17,036)       $ (2)    $ 6,807
Conversion of stock                 (100)     (1)        100       10        (9)                                                 0
Exercise of stock options                                203       20       132                                                152
Issuance of common stock                                  96       10       134        (144)                                     0
Compensation expense
   recognized                                                                            44                                     44
Net loss                                                                                            (1,026)                 (1,026)
Translation adjustment                                                                                             (56)        (56)
- ----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993           225        2      9,858      986    23,166        (113)       (18,062)        (58)      5,921
Conversion of stock                  (90)      (1)        90        9        (8)                                                 0
Exercise of stock options and
  other employee awards                                   93        9        92                                                101
Issuance of common stock and
  exercise of warrant by
  former President                                       350       35       335                                                370
Compensation expense
  recognized                                                                             59                                     59
Net loss                                                                                              (510)                   (510)
Translation adjustment                                                                                              45          45
- ----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994          135       1       10,391    1,039    23,585         (54)       (18,572)        (13)      5,986
Conversion of stock                (135)     (1)         135       14       (13)                                                 0
Exercise of stock options                                183       18       217                                                235
Issuance of common stock                                 148       15       216         (83)                                   148
Compensation expense
   recognized                                                                            77                                     77
Net income                                                                                             683                     683
Translation adjustment                                                                                              78          78
- ----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995            0     $  -      10,857   $1,086   $24,005       $ (60)      $(17,889)       $ 65     $ 7,207
==================================================================================================================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
(All amounts in thousands)

Years Ended December 31,

- -----------------------------------------------------------------------------------------------
                                                                 1995        1994        1993
- -----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                $  683     $  (510)    $(1,026)
   Adjustments to reconcile net income (loss)
   to net cash provided by (used for) operating
   activities:
      Depreciation and amortization                                 454         440         498
      Other                                                          --          --         (19)
      Non-cash compensation                                         106          80          44
      Non-cash seperation costs                                      --          --         384
      Increase (decrease) in cash from:
        Accounts receivable                                         108      (1,531)       (643)
        Inventory                                                  (312)       (364)       (209)
        Other current assets                                       (171)         (6)         73
        Accounts payable                                             49         922         706
        Accrued compensation and related benefits                    38         216         127
        Accrued income taxes                                         (3)        (39)        (31)
        Other current liabilities                                  (530)        141         (53)
        Deferred revenue                                            (73)       (153)         70
                                                                 ------     -------     -------
Total adjustments                                                  (334)       (294)        947
                                                                 ------     -------     -------
Net cash provided by (used for) operating activities                349        (804)        (79)

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of property and equipment                           (619)       (293)       (292)
   Decrease in other assets                                           4          --          11
                                                                 ------     -------     -------
Net cash used for investing activities                             (615)       (293)       (281)

CASH FLOWS FROM FINANCING ACTIVITIES
   Notes payable to bank                                          1,002          --          --
   Principal payments under capital lease obligations               (15)        (34)        (29)
   Proceeds from exercise of stock options                          235          81         153
   Proceeds from exercise of warrant                                 --         105          --
                                                                 ------     -------     -------
 Net cash provided by financing activities                        1,222         152         124
 Effect of exchange rate changes on cash and cash equivalents        41          26         (33)
                                                                 ------     -------     -------
Net increase(decrease) in cash and cash equivalents                 997        (919)       (269)
Cash and cash equivalents, beginning of year                        755       1,674       1,943
                                                                 ------     -------     -------
Cash and cash equivalents, end of year                           $1,752     $   755     $ 1,674
SUPPLEMENTAL INFORMATION
Cash paid for interest                                           $   44     $     7     $    11
Cash paid for income taxes                                       $   36     $    44     $   147
Supplemental disclosure of noncash activity:
 Acquisition of assets by capital leasing                        $   --     $    88     $    --
- -----------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

COMPUTER IDENTICS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share and per share amounts)
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business - Computer Identics Corporation, designs, manufactures, markets and services standard bar code products and systems for the data collection and material handling/industrial markets. The Company markets its products in the United States through its direct sales organization and through system integrators and value added resellers. As an international organization, the Company and its foreign subsidiaries have sales and service offices located in Belgium, France, Germany and the United Kingdom as well as a network of distributors and systems integrators in locations throughout the world. Credit is extended to customers based on an evaluation of the customer's financial condition, and generally collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates that effect the financial statements include the realizability of deferred tax assets, warranty accruals, and allowances for doubtful accounts.

Cash equivalents - Cash equivalents are defined as highly liquid investments with maturities of three months or less at date of purchase.

Inventory valuation - Inventory is recorded at the lower of cost (first-in, first-out method) or market.

Property and equipment and depreciation - Property and equipment are stated at cost. Depreciation is computed principally on the straight-line method over the assets' estimated useful lives. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets.

Foreign currency translation - Assets and liabilities of the Company's foreign subsidiaries are translated at current exchange rates. Revenues, costs, and expenses are translated at the average exchange rates for the period. Translation adjustments resulting from changes in exchange rates are reported as a separate component of stockholders' equity. Foreign currency transaction gains and (losses) are included in the determination of net income and were $163, ($91) and ($95) in 1995, 1994 and 1993, respectively.

Revenue - Revenue from product sales is recognized upon shipment. Revenues from services are recognized ratably over the contract period or as services are performed.

Research and Development - Expenditures for research and development are charged to expense as incurred.

Income taxes - The Company accounts for income taxes in accordance with FASB Statement No. 109 "Accounting for Income Taxes" ("Statement 109"). Tax provisions and credits are recorded at statutory rates for taxable items included in the consolidated statements of income regardless of the period for which such items are reported for tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities for which income tax benefits will be realized in future years.

New Accounting Standards - The Company has not yet adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which will require adoption in 1996. The adoption of this statement is not expected to have a material impact on the Company's consolidated financial statements.

Stock Compensation Arrangements - The Company accounts for its stock compensation arrangements under the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and intends to continue to do so.

Net Income per common share - Net income (loss) per common share is computed based on the weighted average number of common and the dilutive effect of common equivalent shares outstanding for the period.

Reclassification - Certain amounts in prior years have been reclassified to conform to the 1995 presentation.

2.   INVENTORIES

     Inventories consist of the following:

                                 December 31
                              -----------------
                                1995       1994
                              -----------------
        Raw materials         $1,821     $1,422
        Work in process          336        230
        Finished goods         1,468      1,452
                              =================
                              $3,625     $3,104
                              =================

    3. CREDIT ARRANGEMENTS AND CAPITAL LEASE OBLIGATIONS The Company has an unsecured line of credit arrangement with a domestic bank which provide borrowings up to $1,000. In 1995 the entire line of credit was borrowed in DM and transferred to the Company's German subsidiary to reduce intercompany payables. The borrowings at year end amounted to $1,002, accrue interest at a rate of 7.0%, and are payable on demand. The carrying amount approximates its fair market value. The Company's Belgium subsidiary has a 5 million Belgium Franc (approximately $170) line of credit with a Belgium bank. There were no borrowings outstanding on this facility in 1995. Interest is payable quarterly at the bank's base rate less .25%. Borrowings are guaranteed by the Company.

Payments under the capital lease obligation are due as follows:

                    YEAR ENDING DECEMBER 31
                    ---------------------------------------------------
                    1996                                           $ 24
                    1997                                             24
                    1998                                             24
                    1999                                             22
                    2000                                              -
                    ---------------------------------------------------
                    Total                                          $ 94
                    Less portion representing interest              (22)
                    ---------------------------------------------------
                    Total obligation under capital lease           $ 72


The carrying amounts of the capital leases were $72 in 1995 and $102 in 1994.

4.   LEASING ARRANGEMENTS

     The Company leases its office facilities under operating lease agreements expiring through September 2001. In addition to the minimum rent, which is subject to certain escalation provisions, the Company is responsible for all taxes, insurance and operating costs. Minimum future lease payments under non-cancelable operating leases total approximately $636 in 1996, $499 in 1997, $261 in 1998, $92 in 1999, $80 in 2000, and $59 after 2000. Total rent expense was approximately $672, $640, and $607, for 1995, 1994 and 1993 respectively.

5.   EMPLOYEE BENEFIT PLAN

     The Company has a 401K plan covering substantially all of its domestic employees. The Company matches 100% of employee's contribution up to the first $1.2 contributed by the employee. Employee contributions vest immediately, while employer contributions vest ratably over a period of five years. The Company may decide to make an additional discretionary profit sharing contribution, the amount of which is to be determined by the Board of Directors, to all eligible employees on the last day of the plan year. To date the Board has not elected to make any profit sharing contribution. The Company contributed approximately $100, $103, and $110, in 1995, 1994 and 1993 respectively.

6.   STOCKHOLDERS' EQUITY

     Stock Plans - In 1993, the Company discontinued the granting of stock options under its 1987 Stock Option Plan (1987 Plan) and established the 1993 Stock Incentive Plan (1993 Plan). A total of 600,000 shares of common stock have been reserved for issuance under the 1993 Plan. The 1993 Plan provides for grants of stock options, restricted stock and other incentive stock awards.

     The following is a summary of all stock option activity under the 1987 and 1993 plans:

                                                                EXERCISE PRICE
                                                 SHARES            PER SHARE
     -------------------------------------------------------------------------
     Outstanding January 1, 1993                 959,000         $ .70 - 3.00
     Granted                                     531,000           .89 - 1.50
     Exercised                                  (202,500)          .70 - 1.00
     Canceled                                   (385,000)          .70 - 1.50
     ------------------------------------------------------------------------
     Outstanding December 31, 1993               902,500           .81 - 3.00
     Granted                                     312,500          1.06 - 1.75
     Exercised                                   (81,250)          .81 - 3.00
     Canceled                                   (178,500)          .81 - 3.00
     ------------------------------------------------------------------------
     Outstanding December 31, 1994               955,250           .81 - 3.00
     Granted                                     240,000          1.82 - 3.06
     Exercised                                  (183,400)          .81 - 1.75
     Canceled                                    (49,250)          .81 - 3.00
     ------------------------------------------------------------------------
     Outstanding December 31, 1995               962,600         $ .81 - 3.06
     ==========================================================================
     Exercisable at December 31, 1995            457,050         $ .81 - 3.06
     --------------------------------------------------------------------------

     In 1993, the Company granted 96,000 shares of restricted stock under the 1993 Plan, which vest over a three year period. Compensation expense, which accrues as the shares vest, was approximately $54 in 1995, $54 in 1994 and $36 in 1993.

     In March 1994, the Company established a Nonemployee Director Restricted Stock Plan and, pursuant to the plan, have issued 64,800 shares of common stock to nonemployee directors. Compensation expense, which accrues as the shares vest, was $23 in 1995.

Warrants - During 1988, in connection with the guarantee of a note payable to a bank, the former President of the Company was issued a warrant to purchase 200,000 shares of common stock at $1.50 per share. The former President was also issued a warrant to purchase 150,000 shares of common stock at $.70 per share. Pursuant to the terms of a separation agreement (Note 7), the expiration dates of the warrants were extended to December 31, 1996 (200,000 shares) and December 31, 1994 (150,000 shares). The December 31, 1994 warrants were exercised in December, 1994. The December 31, 1996 warrants are fully exercisable.

7.   SEPARATION COSTS

     The Company implemented a cost savings program, which resulted in a reduction in its work force, in June, 1994. As part of this program, a charge of $469 was recorded in the second quarter. The charge consisted principally of employee severance and related benefit costs.

     In April 1993, the Company entered into a separation agreement with its former President. The agreement provided for the termination of the former President's employment contract with the Company and for certain transition and consulting services and an extended period of non-competition. As consideration, the former President received a grant of 200,000 shares of common stock, salary continuation for the balance of 1993 and the extension of the expiration dates of two warrants. (See Note 6.)

8.   INCOME TAXES

     The components of income (loss) before provision for income taxes are as follows:

     YEAR ENDED DECEMBER 31

                         1995             1994             1993
                        ---------------------------------------
     Domestic           $ 896            $(114)           $(497)
     Foreign             (199)            (332)            (466)
                        ---------------------------------------
     Total              $ 697            $(446)           $(963)
                        =======================================

     The provision for income taxes consists of the following:

                         1995             1994             1993
                         --------------------------------------
     Federal             $ 17               --               --
     State                (45)             $26              $ 7
     Foreign               42               38               56
                         --------------------------------------
     Total               $ 14              $64              $63
                         ======================================

     Income taxes (benefit) computed at the federal statutory rate differ from amounts provided as follows:

                                             1995        1994        1993
                                            ------------------------------
     Statutory rate                          35.0 %     (35.0)%     (35.0)%
     State taxes, less federal benefit       (2.6)        3.8         0.5
     Domestic losses for which no benefit
        was provided/(benefit) of net
        operating loss carryforwards
        utilized                            (46.4)       11.0        18.3
     Net foreign losses for which no
        benefit was provided                 15.9        34.6        22.7
                                            -----------------------------
     Total                                    1.9 %      14.4 %       6.5 %
                                            -----------------------------

     Deferred taxes are attributable to the following temporary differences at December 31, 1995 and 1994.

                                              1995      1994
                                            -----------------
     Deferred tax assets:
     Net operating loss carryforwards       $ 3,359   $ 3,500
     Tax credit carryforwards                   943       600
     Other deductible amounts                   657       650
                                            -----------------
     Total deferred tax assets              $ 4,959   $ 4,750
     Valuation allowance                     (4,959)   (4,750)
     Deferred tax assets - net              $    -    $     -
                                            =================

     Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $450 at December 31, 1995. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of U.S. income tax liability that would be incurred is not practicable because of the complexities associated with its hypothetical calculation.

     The Company has at December 31, 1995 net operating loss carryforwards available for federal income tax purposes of approximately $4,900 expiring through 2009 and investment and other tax credit carryforwards of approximately $943, which may be used to offset future federal and state income taxes, if any, expiring through 2009. The Company also has net operating loss carryforwards of $4,900 attributable to its non-U.S. operations which can be carryforwarded indefinitely. The difference between the Company's net operating loss carryforwards and its accumulated deficit at December 31, 1995 is the result of both the expiration of certain loss carryforwards and the utilization of certain previous years' losses in the consolidated tax return of the Company's former parent.

     Effective January 1, 1993, the Company adopted Statement 109. Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As permitted by Statement 109, the Company has elected not to restate the financial statements of any prior years. The effect of the change on net income for 1993 was not material. Prior to adoption of Statement 109, income tax expense was determined using the liability method prescribed by Statement 96, which was superseded by Statement 109. Statement 109 changes the recognition and measurement criteria included in Statement 96 for deferred tax assets.

9.  FINANCIAL INFORMATION BY GEOGRAPHIC AREA

    Geographic area information is as follows:
    (All amounts in thousands of dollars)

                                              NORTH AMERICA      EUROPE     ELIMINATIONS   CONSOLIDATED
- -------------------------------------------------------------------------------------------------------
1995:
    Sales to unaffilitated customers            $12,903         $14,842            --           $27,745
    Intercompany transfers                        4,656             110          (4,766)           --
- -------------------------------------------------------------------------------------------------------
    Total Sales                                 $17,559         $14,952         $(4,766)        $27,745
- -------------------------------------------------------------------------------------------------------
    Operating income (loss)                     $   901         $   (54)        $  (145)        $   702
- -------------------------------------------------------------------------------------------------------
    Identifiable assets at December 31, 1995    $12,845         $ 6,885         $(6,982)        $12,748
- -------------------------------------------------------------------------------------------------------
1994:
    Sales to unaffiliated customers             $14,025         $12,001            --           $26,026
    Intercompany transfers                        3,039              97          (3,136)           --
- -------------------------------------------------------------------------------------------------------
    Total Sales                                 $17,064         $12,098         $(3,136)        $26,026
- -------------------------------------------------------------------------------------------------------
    Operating income (loss)                     $  (154)        $   (82)        $  (229)        $  (465)
- -------------------------------------------------------------------------------------------------------
    Identifiable assets as December 31, 1994    $11,869         $ 5,993         $(6,876)        $10,986
- -------------------------------------------------------------------------------------------------------
1993:
    Sales to unaffiliated customers             $12,614         $ 9,276            --           $21,890
    Intercompany transfers                        2,737              71          (2,808)           --
- -------------------------------------------------------------------------------------------------------
    Total Sales                                 $15,351         $ 9,347         $(2,808)        $21,890
- -------------------------------------------------------------------------------------------------------
    Operating income (loss)                     $  (668)        $  (382)        $    50         $(1,000)
- -------------------------------------------------------------------------------------------------------
    Identifiable assets at December 31, 1993    $10,710         $ 4,862         $(5,369)        $10,203
- -------------------------------------------------------------------------------------------------------

During 1993, one customer accounted for 10% of the Company's revenue.

COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES

Valuation and Qualifying Accounts
Years Ended December 31, 1995, 1994 and 1993
(All amounts in thousands)

                                    BALANCE AT   CHARGED TO                 AT
                                    BEGINNING     COST AND                END OF
                                    OF PERIOD     EXPENSES   DEDUCTIONS   PERIOD
                                    ----------   ----------  ----------   ------
ALLOWANCE FOR DOUBTFUL
ACCOUNTS:

   Year Ended December 31:
        1993                           $259         $  74       $   16      $317
                                       ====         =====       ======      ====
        1994                           $317         $  77       $   73      $321
                                       ====         =====       ======      ====
        1995                           $321         $   5       $  101      $225
                                       ====         =====       ======      ====

RESERVE FOR WARRANTY
EXPENSE

   Year Ended December 31:
        1993                           $172         $  51       $   79      $144
                                       ====         =====       ======      ====
        1994                           $144         $ 102       $  100      $146
                                       ====         =====       ======      ====
        1995                           $146         $ 119       $  152      $113
                                       ====         =====       ======      ====

                 COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1996 AND DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                       MARCH 31,     December 31,
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)                                     1996            1995
- -------------------------------------------------------------------------------------------------
 ASSETS
 Current Assets:
    Cash and cash equivalents                                          $  2,200        $  1,752
    Accounts receivable (less allowance for doubtful accounts of
       $270 in 1996 and $225 in 1995)                                     6,204           6,062
    Inventory                                                             3,745           3,625
   Other                                                                    446             380
- -----------------------------------------------------------------------------------------------
        Total current assets                                             12,595          11,819
- -----------------------------------------------------------------------------------------------
 Property and equipment:
    Equipment                                                             3,348           3,674
    Furniture and fixtures                                                  313             324
    Leasehold improvements                                                   46              64
- -----------------------------------------------------------------------------------------------
         Total property and equipment                                     3,707           4,062
    Less accumulated depreciation and amortization                       (2,617)         (3,133)
- -----------------------------------------------------------------------------------------------
         Net property and equipment                                       1,090             929
- -----------------------------------------------------------------------------------------------
 Total assets                                                          $ 13,685        $ 12,748
===============================================================================================
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
    Notes payable to bank                                                   974           1,002
    Obligation under capital lease                                           16              15
    Accounts payable                                                      3,109           2,402
    Accrued compensation and related benefits                             1,099           1,063
    Accrued income taxes                                                     22              29
    Other current liabilities                                               621             684
    Deferred revenue                                                        496             289
- -----------------------------------------------------------------------------------------------
          Total current liabilities                                       6,337           5,484
- -----------------------------------------------------------------------------------------------
 Long-term capital lease obligation                                          53              57
- -----------------------------------------------------------------------------------------------
 Stockholders' equity :
    Common stock, $.10 par value - authorized 14,000,000 shares,
       10,872,793 shares at March 31,1996 and 10,856,793 shares
       at December 31,1995                                                1,087           1,086
    Additional paid-in capital                                           24,013          24,005
    Deferred compensation                                                   (53)            (60)
    Accumulated deficit                                                 (17,784)        (17,889)
    Cumulative translation adjustments                                       32              65
- -----------------------------------------------------------------------------------------------
          Total stockholders' equity                                      7,295           7,207
- -----------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                            $ 13,685        $ 12,748
===============================================================================================


 See notes to consolidated financial statements.

                 COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (UNAUDITED)

                                               THREE MONTHS ENDED
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)            MARCH 31,
- -------------------------------------------------------------------
                                               1996          1995
                                             --------      --------
Revenues:
   Net product sales                         $  6,136      $  5,969
   Customer support services                    1,130           811
- -------------------------------------------------------------------
        Total revenues                          7,266         6,780
- -------------------------------------------------------------------
Cost and expenses:
   Cost of products sold                        3,493         3,001
   Cost of customer support services              449           309
   Selling, general and administrative          2,578         2,473
   Research and development                       629           715
- -------------------------------------------------------------------
        Total costs and expenses                7,149         6,498
- -------------------------------------------------------------------
Income from operations                            117           282
Interest income                                    --             8
Interest expense                                    6             3
- -------------------------------------------------------------------
Income before provision for income taxes          111           287
Provision for income taxes                          6            30
- -------------------------------------------------------------------
Net income                                   $    105      $    257
===================================================================
Net income per share                         $   0.01      $   0.02
===================================================================
 Weighted average number of common  and
   common equivalent shares outstanding        11,071        10,707
===================================================================


See notes to consolidated financial statements.

                   COMPUTER IDENTICS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                   (Unaudited)

                                                             THREE MONTHS ENDED
(IN THOUSANDS)                                                   MARCH 31,
- ---------------------------------------------------------    -----------------
                                                              1996       1995
                                                             ------     ------
OPERATING ACTIVITIES:
Net income                                                   $  105     $  257
Adjustments to reconcile net income to net cash
  provided by (used for) operating activities:
    Depreciation and amorization                                154         91
    Non-cash compensation                                         7         14
    Increase (decrease) in cash from:
      Accounts receivable                                      (144)     1,047
      Inventory                                                (167)      (439)
      Other current assets                                      (71)       (14)
      Accounts payable                                          705       (349)
      Accrued compensation and related benefits                  51        (97)
      Accrued income taxes                                       (6)        47
      Other current liabilities                                 (36)      (189)
      Deferred revenue                                          209        146
- ------------------------------------------------------------------------------
        Total adjustments                                       702        257
- ------------------------------------------------------------------------------
Cash provided by operating activities                           807        514
- ------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Acquisition of property and equipment                          (319)      (147)
Decrease in other assets                                          -          3
- ------------------------------------------------------------------------------
Net cash used for investing activities                         (319)      (144)
- ------------------------------------------------------------------------------

FINANCING ACTIVITIES:
Principal payments under capital lease obligations               (4)       (11)
Proceeds from exercise of stock options                           8         88
- ------------------------------------------------------------------------------
Net cash provided by financing activities                         4         77
- ------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalent     (44)        75
- ------------------------------------------------------------------------------
Net increase in cash and cash equivalents                       448        522
- ------------------------------------------------------------------------------
Cash and cash equivalents, beginning of year                  1,752        755
- ------------------------------------------------------------------------------
Cash and cash equivalents, end of period                     $2,200     $1,277
==============================================================================

Supplemental information:
Cash paid for interest                                       $   22     $    4
- ------------------------------------------------------------------------------
Cash paid for income taxes                                   $   13     $    3
==============================================================================

See notes to consolidated financial statements.

                          COMPUTER IDENTICS CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The Notes to the Consolidated Financial Statements included on pages F-34 through F-40 hereof contain information pertinent to the accompanying financial statements. There has been no material change in the information contained in such notes except as set forth below. The Balance Sheet at March 31, 1996, the Statements of Operations for the three months ended March 31, 1996 and 1995 and the Statements of Cash Flows for the three months ended March 31, 1996 and 1995, are unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring accrual entries) necessary for a fair presentation of such financial results have been included.

1.       PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Computer Identics Corporation (the Company) and its wholly-owned subsidiaries, Computer Identics N.V./S.A. (CINV), Computer Identics Ltd., Computer Identics GmbH, Computer Identics S.A., and Computer Identics, Inc.

2.       RECLASSIFICATION

         Certain amounts in the prior year have been reclassified to conform to the 1996 presentation.

3.       NET INCOME (LOSS) PER SHARE

         Net income (loss) per common share is computed based on the weighted average number of common and the dilutive effect of common equivalent shares outstanding for the period.

4.       INVENTORY

         Inventory is recorded at the lower of cost (first in, first out method) or market.

         At March 31, 1996 and December 31, 1995, inventory consisted of the following:

         (In thousands)                    March 31, 1996      December 31, 1995
                                           --------------      -----------------
         Raw Materials                         $1,862               $1,821
         Work-In-Process                           95                  336
         Finished Goods                         1,788                1,468
                                               ======               ======
         Total                                 $3,745               $3,625
                                               ======               ======

5.       INCOME TAXES

The provisions for income taxes for the first quarter in 1996 were $6 versus a provision of $30 in 1995. Due to the Company's ability to use its U.S. net operating loss carryforwards, the provision for income taxes is comprised primarily of state and foreign income taxes for which net operating loss carryforwards are not available.

6.       SUBSEQUENT EVENTS

RVSI (Robotic Vision Systems, Inc.) and Computer Identics Corporation jointly announced on June 11, 1996 that they have signed a letter of intent to consummate a merger transaction whereby RVSI would acquire all of Computer Identics' outstanding stock. The transaction is intended to be completed as a tax free reorganization and to be accounted for as a pooling of interests. To effect the merger transaction RVSI would issue 0.177805207 shares of its common stock for each Computer Identics share or approximately 1,929 shares of RVSI common stock in exchange for all Computer Identics' outstanding shares. In addition, Computer Identics' outstanding stock options and warrants would be exchanged for options on RVSI's common stock in the same 0.177805207 to one ratio. Consummation of the merger transaction is subject to conditions customary for transactions of this nature, including completion of due diligence, negotiation of definitive documentation and Computer Identics' stockholder approval.

                                                                       EXHIBIT A
- --------------------------------------------------------------------------------


                               AGREEMENT AND PLAN
                                       OF
                            MERGER AND REORGANIZATION

                           DATED AS OF JULY 23, 1996

                                  BY AND AMONG

                          ROBOTIC VISION SYSTEMS, INC.,
                          RVSI THIRD ACQUISITION CORP.
                                       AND
                          COMPUTER IDENTICS CORPORATION

- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS
ARTICLE I         THE MERGER....................................................................................  1

                  SECTION 1.1               The Merger..........................................................  1
                  SECTION 1.2               Effective Time of the Merger........................................  2
                  SECTION 1.3               Disclosure Schedules................................................  2

ARTICLE II                 SURVIVING AND PARENT CORPORATIONS....................................................  2

                  SECTION 2.1               Articles of Organization............................................  2
                  SECTION 2.2               By-Laws.............................................................  2
                  SECTION 2.3               Directors...........................................................  3
                  SECTION 2.4               Officers............................................................  3
                  SECTION 2.5               Further Action......................................................  3

ARTICLE III                CONVERSION OF COMPANY SHARES IN THE MERGER...........................................  3

                  SECTION 3.1               Shares of the Constituent and
                                            the Surviving Corporations..........................................  3

                  SECTION 3.2               Conversion of Subsidiary Shares.....................................  5
                  SECTION 3.3               Exchange of Certificates............................................  6
                  SECTION 3.4               Closing.............................................................  7

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................  7

                  SECTION 4.1               Organization and Standing...........................................  7
                  SECTION 4.2               Capitalization......................................................  8
                  SECTION 4.3               Subsidiaries........................................................  8
                  SECTION 4.4               Authority...........................................................  9
                  SECTION 4.5               Company's SEC Reports............................................... 10
                  SECTION 4.6               Contracts; No Default............................................... 10
                  SECTION 4.7               Litigation.......................................................... 11
                  SECTION 4.8               Taxes............................................................... 11
                  SECTION 4.9               No Violation of Law................................................. 12
                  SECTION 4.10              Environmental Matters............................................... 13
                  SECTION 4.11              Insurance........................................................... 14
                  SECTION 4.12              Properties.......................................................... 14
                  SECTION 4.13              Condition of Assets................................................. 14
                  SECTION 4.14              No Breaches......................................................... 14
                  SECTION 4.15              Employees........................................................... 15
                  SECTION 4.16              Financial Statements................................................ 15
                  SECTION 4.17              Absence of Certain Changes or Events................................ 15
                  SECTION 4.18              Employee Benefit Plans; ERISA....................................... 16
                  SECTION 4.19              Business Locations.................................................. 17
                  SECTION 4.20              Customers and Suppliers............................................. 18

                                       (i)

                  SECTION 4.21              Intellectual Property; Software..................................... 18
                  SECTION 4.22              Transactions with Affiliates........................................ 20
                  SECTION 4.23              Opinion of Financial Advisor........................................ 20
                  SECTION 4.24              Books, Records and Accounts......................................... 20
                  SECTION 4.25              Disclosure Schedule Complete........................................ 20
                  SECTION 4.26              Brokers and Finders................................................. 21
                  SECTION 4.27              Tax Matters......................................................... 21
                  SECTION 4.28              Hart-Scott-Rodino................................................... 21
                  SECTION 4.29              No Omissions or Untrue Statements................................... 21

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT...................................................... 22

                  SECTION 5.1               Organization and Standing of Parent................................. 22
                  SECTION 5.2               Capitalization...................................................... 22
                  SECTION 5.3               The Subsidiaries.................................................... 22
                  SECTION 5.4               Parent's Authority.................................................. 23
                  SECTION 5.5               The Subsidiary's Authority.......................................... 23
                  SECTION 5.6               Contracts; No Default............................................... 24
                  SECTION 5.7               Litigation.......................................................... 24
                  SECTION 5.8               Taxes............................................................... 25
                  SECTION 5.9               No Violation of Law................................................. 25
                  SECTION 5.10              Environmental Matters............................................... 26
                  SECTION 5.11              Properties.......................................................... 26
                  SECTION 5.12              Condition of Assets................................................. 27
                  SECTION 5.13              No Breaches......................................................... 27
                  SECTION 5.14              Financial Statements................................................ 27
                  SECTION 5.15              Books, Records and Accounts......................................... 27
                  SECTION 5.16              Employee Benefit Plans, ERISA....................................... 28
                  SECTION 5.17              Absence of Certain Changes or Events................................ 29
                  SECTION 5.18              Parent's SEC Reports................................................ 29
                  SECTION 5.19              Opinion of Financial Advisor........................................ 30
                  SECTION 5.20              Disclosure Schedule Complete........................................ 30
                  SECTION 5.21              Registration Statement and
                                            Proxy Statement/Prospectus.......................................... 30
                  SECTION 5.22              Brokers and Finders................................................. 30
                  SECTION 5.23              Tax Matters......................................................... 31
                  SECTION 5.24              Hart-Scott-Rodino................................................... 31
                  SECTION 5.25              Absence of Intention................................................ 31
                  SECTION 5.26              Customers and Suppliers............................................. 31
                  SECTION 5.27              Intellectual Property............................................... 31
                  SECTION 5.28              No Omissions or Untrue Statements................................... 31

ARTICLE VI                 CONDUCT OF BUSINESS PENDING THE MERGER............................................... 32

                  SECTION 6.1               Conduct of Business by Company
                                            Prior to Effective Time............................................. 32
                  SECTION 6.2               No Solicitation..................................................... 33

                                      (ii)

                  SECTION 6.3               Other Transaction Payment........................................... 34

ARTICLE VII ADDITIONAL AGREEMENTS............................................................................... 35

                  SECTION 7.1               Access to Information............................................... 35
                  SECTION 7.2               Registration Statement and
                                            Proxy Statement/Prospectus.......................................... 35

                  SECTION 7.3               Stockholder Approval................................................ 36
                  SECTION 7.4               NASDAQ National Market.............................................. 36
                  SECTION 7.5               Undertaking of Parent Prior to
                                            Effective Time...................................................... 36
                  SECTION 7.6               Agreement to Cooperate.............................................. 37
                  SECTION 7.7               Public Statements................................................... 37
                  SECTION 7.8               Corrections to the Proxy
                                            Statement/Prospectus and
                                            Registration Statement.............................................. 37

                  SECTION 7.9               Agreements of Affiliates............................................ 37
                  SECTION 7.10              Assurances Relating to
                                            Tax Matters Certificate............................................. 38

                  SECTION 7.11              Disclosure Supplements.............................................. 38
                  SECTION 7.12              Satisfaction of Conditions Precedent................................ 38
                  SECTION 7.13              Continuing Indemnification.......................................... 38

ARTICLE VIII CONDITIONS......................................................................................... 39

                  SECTION 8.1               Conditions to Each Party's Obligations
                                            to Effect the Merger................................................ 39
                  SECTION 8.2               Conditions to Obligations of
                                            the Company to Effect the Merger.................................... 39
                  SECTION 8.3               Conditions to Obligations of Parent
                                            and the Subsidiary to Effect the Merger............................. 41

ARTICLE IX   TERMINATION AND ABANDONMENT........................................................................ 42

                  SECTION 9.1               Termination......................................................... 42
                  SECTION 9.2               Effect of Termination............................................... 44
                  SECTION 9.3               Amendment........................................................... 44
                  SECTION 9.4               Waiver.............................................................. 44
                  SECTION 9.5               Expenses............................................................ 44

ARTICLE X    MISCELLANEOUS...................................................................................... 44

                  SECTION 10.1              Non-Survival of Representations
                                            and Warranties...................................................... 44
                  SECTION 10.2              Succession and Assignments;
                                            Third Party Beneficiaries........................................... 44
                  SECTION 10.3              Notices............................................................. 45

                                      (iii)

                  SECTION 10.4              Construction........................................................ 46
                  SECTION 10.5              Counterparts........................................................ 46
                  SECTION 10.6              No Implied Waiver; Remedies......................................... 46
                  SECTION 10.7              Entire Agreement.................................................... 46
                  SECTION 10.8              Headings............................................................ 46
                  SECTION 10.9              Severability........................................................ 46


                                      (iv)

                                LIST OF EXHIBITS

         EXHIBIT I                  Certificate of Merger

         EXHIBIT II                 Articles of Merger

         EXHIBIT III-A              Tax Matters Certificate of the Company

         EXHIBIT III-B              Tax Matters Certificate of Parent

         EXHIBIT IV-1               Affiliate's Agreement of Company

         EXHIBIT IV-2               Affiliate's Agreement of Parent

         EXHIBIT V                  Opinion of Parker Duryee Rosoff & Haft,
                                    counsel to Parent and Subsidiary

         EXHIBIT VI Opinion of Brown, Rudnick, Freed & Gesmer, counsel to the Company

                                       (v)

                                                     AGREEMENT AND PLAN OF
                                                     MERGER AND REORGANIZATION,
                                                     dated as of July 23, 1996
                                                     (the "Agreement"), by and
                                                     among ROBOTIC VISION
                                                     SYSTEMS, INC., a Delaware
                                                     corporation ("Parent"),
                                                     RVSI THIRD ACQUISITION
                                                     CORP., a Delaware
                                                     corporation and a wholly
                                                     owned subsidiary of Parent
                                                     (the "Subsidiary"), and
                                                     COMPUTER IDENTICS
                                                     CORPORATION, a
                                                     Massachusetts corporation
                                                     (the "Company").

                            -----------------------

         The Boards of Directors of Parent, the Subsidiary and the Company have approved the merger of the Subsidiary with and into the Company pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

         It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be recorded for accounting purposes as a pooling of interests.

         Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Subsidiary shall be merged with and into the Company in accordance with the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL") and of Section 79 of the Massachusetts Business Corporation Law (the "MBCL"), with the effect provided in Sections 259 - 261 of the DGCL and Section 80 of the MBCL, and the separate existence of the Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Subsidiary and the Company, (b) all obligations belonging to or due each of the Subsidiary and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of the Subsidiary and the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of any of the Subsidiary and the Company shall be preserved unimpaired, and (e) the Surviving Corporation shall be liable for all of the obligations of each of the Subsidiary and the Company and any claim existing, or action or proceeding pending, by or against either of the Subsidiary and the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

         SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger, in the form set forth as Exhibit I hereto, is filed with the Secretary of State of the State of Delaware, and (b) Articles of Merger, in the form set forth as
Exhibit II hereto, are filed with the Secretary of State of the Commonwealth of Massachusetts (collectively, the "Merger Filings").

         SECTION 1.3 DISCLOSURE SCHEDULES. Simultaneously with the execution of this Agreement, (a) the Company shall deliver a schedule relating to the Company and the Company Subsidiaries (the "Company Disclosure Schedule"), and (b) Parent shall deliver a schedule relating to Parent and the Parent Subsidiaries (the "Parent Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

                                   ARTICLE II

                        SURVIVING AND PARENT CORPORATIONS

         SECTION 2.1 ARTICLES OF ORGANIZATION. The Articles of Organization of the Company as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the MBCL.

         SECTION 2.2 BY-LAWS. The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Articles of Organization of the Surviving Corporation and the MBCL.

         SECTION 2.3 DIRECTORS. The sole director of the Subsidiary at the Effective Time shall, from and after the Effective Time, be the sole director of the Surviving Corporation until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and By-laws.

         SECTION 2.4 OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and By-Laws.

         SECTION 2.5 FURTHER ACTION. If at any time after the Effective Time, Parent shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are reasonably necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Subsidiary by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the officers of the Subsidiary shall execute and deliver, upon Parent's request, any instruments or assurances, and do all other things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE III

                   CONVERSION OF COMPANY SHARES IN THE MERGER

         SECTION 3.1 SHARES OF THE CONSTITUENT AND THE SURVIVING CORPORATIONS. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

         (a) Each share of common stock, $.10 par value, of the Company ("Company Common Stock"), issued and outstanding at the Effective Time (other than shares as to which appraisal rights have been perfected in accordance with
Section 86 of the MBCL), subject to the terms and conditions of this Agreement, shall be converted into the right to receive and become exchangeable for (the "Exchange Ratio") .177805207 of a share of common stock, $.01 par value, of the Parent ("Parent Common Stock"); provided, however, that if the average of the closing prices of Parent Common Stock on The Nasdaq National Market for the 25 trading days ending on (and including) the second trading day immediately prior to the date of the special meeting of the Company's stockholders hereinafter contemplated to be called to approve the Merger Transaction (the "Average Closing Price") is greater than $20.75 or less than $17.00, then the

Exchange Ratio shall be adjusted in the manner set forth below ("Adjusted Exchange Ratio"):

         If the Average Closing Price is more than $20.75, then the Adjusted Exchange Ratio shall be equal to an amount determined as follows:

         20.75/Average Closing Price times Exchange Ratio = Adjusted Exchange Ratio (provided that in no event shall the Adjusted Exchange Ratio be less than .160024686)

         and if the Average Closing Price is less than $17.00, then the Adjusted Exchange Ratio shall be equal to an amount determined as follows:

         17.00/Average Closing Price times Exchange Ratio = Adjusted Exchange Ratio (provided that in no event shall the Adjusted Exchange Ratio exceed .195585727)

and provided, further, that if, prior to the Closing Date, Parent should split, reclassify or combine Parent Common Stock, or pay or grant to all stockholders of Parent a stock dividend or other stock distribution in Parent Common Stock or rights to acquire Parent Common Stock or otherwise change Parent Common Stock into any other securities, then the Exchange Ratio or the Adjusted Exchange Ratio (as applicable) will be proportionately adjusted in a manner acceptable to the parties hereto to reflect such split, reclassification, combination, stock dividend or other distribution or change ("Capital Stock Change"). Parent has no present intention to implement any such Capital Stock Change.

         (b) In addition, each of the options to acquire up to an aggregate of 1,006,350 shares of Company Common Stock granted under the Company's 1987, 1993 and 1996 Stock Incentive Plans (collectively, the "Company Plans") that were issued and outstanding on May 31, 1996, as well as each of the warrants to acquire up to an aggregate of 200,000 shares of Company Common Stock that were issued and outstanding on May 31, 1996 (collectively, "Company Purchase Rights"), all of which are referred to in Schedule 4.2 of the Company Disclosure Schedule (to the extent not exercised prior to the Effective Time), shall be assumed by Parent and converted into like rights to purchase shares of Parent Common Stock with the respective number of shares issuable upon exercises of Company Purchase Rights and the respective exercise prices thereof being appropriately adjusted in accordance with the Exchange Ratio or the Adjusted Exchange Ratio (as applicable); provided, however, that in the case of options intended to qualify as "incentive stock options" pursuant to Section 422 of the Code, any such adjustment shall be made in such a manner as not to disqualify such options as "incentive stock options". From and after the Effective Time, this Agreement shall be the sole required evidence of such assumption, regardless of whether a new instrument is issued by Parent in exchange for the instrument representing any Company Purchase Right. As soon as reasonably practicable after the

Effective Time, Parent shall deliver to the holders of Options and Warrants appropriate notices setting forth such holders' rights pursuant to such Options and Warrants, as amended by this Section 3.1(b), and the agreements evidencing such Options and Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 3.1(b) and such notice).

         Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 3.1(b). As soon as reasonably practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Parent Common Stock subject to such Options that may be registered on a Form S-8, and shall use all reasonable efforts to maintain the effectiveness of such registration statement for so long as such Options remain outstanding.

         (c) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of outstanding options to purchase Company Common Stock granted under the Company Plans and (ii) make any amendments to the terms of the Company Plans or any award granted thereunder that, in the case of either (i) or
(ii), are necessary to give effect to the transactions contemplated by this
Section 3.1; provided, however, that any such consents and amendments shall not change the vesting of such options in accordance with their current terms.

         (d) No rights to receive fractional shares of or interests in fractional Parent Common Stock shall arise under this Agreement, and no certificates or scrip representing fractional Parent Common Stock shall be issued hereunder. Upon surrender of a certificate or certificates previously evidencing Company Common Stock, any fractional share interest or interests in Parent Common Stock which the holder of such certificate or certificates would otherwise be entitled to receive shall be paid by Parent to such holder by check based upon a value equal to the Average Closing Price for each full share of Parent Common Stock. In the event the Exchange Agent determines that a holder of Company Common Stock has not tendered all his certificates for exchange, the Exchange Agent shall carry forward any fractional shares until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the number of fractional shares of Parent Common Stock to which the holder would have been entitled if all certificates of that holder had been presented for exchange at one time.

         SECTION 3.2 CONVERSION OF SUBSIDIARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Subsidiary, each issued and outstanding share of Common Stock, $.01 par value, of the Subsidiary ("Subsidiary Common Stock") shall be converted into one share of Common Stock, $.10 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

         SECTION 3.3 EXCHANGE OF CERTIFICATES. (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by Parent, which shall be American Stock Transfer & Trust Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock which such holder is entitled to receive pursuant to
Section 3.1(a) plus cash in lieu of fractional shares, as provided in Section 3.1(d) hereof. Notwithstanding any other provision of this Agreement, (i) until holders of Company Certificates theretofore representing shares of Company Common Stock have surrendered such certificates for exchange as provided herein,
(A) no dividends shall be paid by the Parent with respect to any shares represented by such Company Certificates and (B) no payment for fractional shares shall be made, provided, in each case, that upon surrender of such Company Certificates, the surrendering holder shall receive all such dividends and payments for fractional shares and (ii) without regard to when such Company Certificates are surrendered for exchange as provided herein, no interest shall be paid on any such dividend or payment for fractional shares. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

         (b) At or before the Effective Time, Parent shall make available to the Exchange Agent a sufficient number of certificates representing shares of Parent Common Stock required to effect the exchange referred to in Section 3.3(a).

         (c) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of the Company Certificates (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of the Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor one or more certificates representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), in addition to payment for any fractional share or dividend of Parent Common Stock, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered, the Company Certificates shall represent solely the right to receive the number of whole shares of Parent Common Stock that shall be issued in exchange for Company Common Stock and any cash in lieu of fractional Parent Common Stock as contemplated by Section 3.1(d). Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock delivered to a public official as required by applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Parent Common Stock held by it from time to time hereunder.

         (d) From and after the Effective Time, Parent shall be entitled to treat outstanding certificates which immediately prior to the Effective Time represented shares of Subsidiary Common Stock as evidencing the ownership of the number of full shares of Surviving Corporation Common Stock, which the holder of the shares of Subsidiary Common Stock represented by such certificates is entitled to receive pursuant to Section 3.2, and the holder of such certificates shall not be required to surrender such certificates for exchange. Shares of Surviving Corporation Common Stock which the holder of shares of Subsidiary Common Stock is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

         SECTION 3.4 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, on the second business day following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the closing occurs being the "Closing Date").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Subsidiary as follows, with the knowledge and understanding that Parent and Subsidiary each is relying materially upon such representations and warranties:

         SECTION 4.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Schedule 4.1 of the Company Disclosure Schedule, and to the knowledge of the Company, such jurisdictions are the only ones in which the properties owned, leased or operated by the

Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means, with respect to the Company or Parent, as applicable, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations, or prospects of it and its subsidiaries, on a consolidated basis, or on its ability to consummate the transactions contemplated hereby. The copies of the Articles of Organization and By-laws of the Company, as amended to date and delivered to Parent, are true and complete copies of these documents as now in effect. The minute books of the Company and the Company Subsidiaries (as hereinafter defined) are accurate in all material respects.

         SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company, the number of shares of capital stock which are issued and outstanding, the par value thereof and the record and "non-objecting" beneficial holders thereof are as set forth in the Company Disclosure Schedule, as of the dates indicated thereon. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule or as otherwise disclosed therein and herein, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities issued by the Company or by any Company Subsidiary convertible or exchangeable, actually or contingently, into Company Common Stock or any other securities of the Company.

         SECTION 4.3 SUBSIDIARIES. Each subsidiary of the Company is set forth in the Company Disclosure Schedule (collectively, the "Company Subsidiaries"). As used herein, the term "Company Subsidiary" shall mean any corporation or other entity of which the Company, directly or indirectly, controls or which the Company owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture. The Company Disclosure Schedule describes the state or other jurisdiction of incorporation or organization. The Company owns the percentage of capital stock of each Subsidiary as set forth in the Company Disclosure Schedule. Each Company Subsidiary is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its state or other jurisdiction of incorporation or organization. Each Company Subsidiary has the requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and, if applicable, is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws (or comparable governing documents in the case of Company Subsidiaries organized under the laws of countries other than the United States) of each Company Subsidiary (certified by the Secretary or other appropriate officer of the respective Company Subsidiary), as amended to date and delivered to Parent, are true and complete copies of these documents as now in effect. All of the outstanding shares of capital stock or, if applicable, other ownership interests of each of the Company Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable (or the specific foreign jurisdiction equivalent), and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule or as otherwise disclosed therein and herein, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which any Company Subsidiary is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of such Company Subsidiary. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of any Company Subsidiary.

         SECTION 4.4 AUTHORITY. (a) The Company has the corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3 below), the receipt of a fairness opinion to the effect set forth in Section 8.2(h), and the Required Statutory Approvals (as defined in Section 4.4(b) below), to consummate the transactions contemplated hereby. Its execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval, the receipt of a fairness opinion to the effect set forth in Section 8.2(h), and the obtaining of the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) Except for (i) the filing of the Proxy Statement/Prospectus (as defined in Section 4.28 below) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act") seeking the Company Stockholders' approval, and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities (ii) the making of the Merger Filings in connection with the Merger, and (iii) filings with governmental authorities in France and such other foreign jurisdictions as may be necessary with respect to the Company Subsidiaries on account of the Merger and the transactions contemplated by this Agreement (the filings and approvals referred to in clauses (i), (ii) and (iii) and the action referred to in Section 7.4 are collectively referred to as the "Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority or other person is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on it.

         SECTION 4.5 COMPANY'S SEC REPORTS. Since December 31, 1993, the Company has filed with the SEC all reports, registrations and other documents, together with any amendments or supplements thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registrations and documents filed with the SEC since December 31, 1993 are collectively referred to as the "Company's SEC Reports"). As of their respective dates, the Company's SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided to Parent a true and complete copy of all of the Company's SEC Reports filed on or prior to the date hereof.

         SECTION 4.6 CONTRACTS; NO DEFAULT.

         (a) Schedule 4.6(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments to which the Company or any Company Subsidiary is a party that (i) involve a receipt or an expenditure by the Company or a Company Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company or a Company Subsidiary, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $25,000 per year or (B) is not terminable by the Company or a Company Subsidiary on notice of ninety (90) days or less without penalty or the Company or a Company Subsidiary being liable for damages, or (ii) involve an obligation for the performance of services or delivery of goods by the Company or a Company Subsidiary that cannot, or in reasonable probability will not, be performed within ninety (90) days from the dates as of which these representations are made.

         (b) All of the contracts, agreements, commitments and other instruments described in Schedule 4.6(a) of the Company Disclosure Schedule (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon the Company or a Company Subsidiary, as applicable, and to the knowledge of the Company, the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, would result in a material default under, the terms of any material Contract. To the knowledge of the Company, no stockholder of the Company has received any payment from any contracting party in connection with or as an inducement for causing the Company or a Company Subsidiary to enter into any Contract.

         SECTION 4.7 LITIGATION. Except as set forth in Schedule 4.7 of the Company Disclosure Schedule, there is no claim, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or a Company Subsidiary before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of the Company, would have a Material Adverse Effect on it. There is no strike or, to the knowledge of the Company, unresolved labor dispute relating to the employees of the Company or of any Company Subsidiary which, in the reasonable judgment of the Company, would have a Material Adverse Effect on it. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Company or any Company Subsidiary.

         SECTION 4.8 TAXES. (a) For purposes of this Agreement, (A) the term "Taxes" shall mean all taxes, duties, levies and other similar assessments, including, without limitation, income, gross receipts, excise, property, sales, withholdings, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, and any other assessment in the nature of a tax, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, duties, levies and other similar assessments; and (B) the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         (b) The Company and each Company Subsidiary has duly and timely filed with the appropriate governmental authorities all Tax Returns required to be filed by it other than Tax Returns where the failure to file (individually and in the aggregate) would not have a Material Adverse Effect. All such Tax Returns, to the knowledge of the Company, were, when filed and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations, and the Company and each Company Subsidiary has duly paid in full or made adequate provision for the payment of all Taxes shown to be due on such Tax Returns. Except as set forth in Schedule 4.8(b) of the Company Disclosure Schedule, its Tax Returns referred to in clause (i) hereinabove have not been examined by the United States Internal Revenue Service (the "IRS") or other relevant governmental authority or the period of assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, all deficiencies asserted or assessments made as a result of such examinations have been paid in full and no proceeding or examination by or in front of the relevant governmental authority in connection with the examination of any of the Tax Returns referred to in clause (i) hereinabove is currently pending. No claim has been made in writing to it by any governmental authority in a jurisdiction where it does not file a Tax Return that it is or may be subject to Tax in such jurisdiction. No waiver of statutes of limitation have been given by or requested in writing to the Company or a Company Subsidiary with respect to any Taxes. Neither the Company nor any Company Subsidiary has agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the Company's consolidated balance sheet as of March 31, 1996 contained in the Company Financial Statements (as hereinafter defined) are adequate to cover all Taxes for all periods ending on or prior to such date, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect, and there are no liens for Taxes upon any property or asset of the Company or a Company Subsidiary, except for liens for Taxes not yet due. To the knowledge of the Company, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to its Taxes which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation or sharing of Taxes with any entity. Neither the Company nor any Company Subsidiary has, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. To the knowledge of the Company, the Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect. No Tax is required to be withheld by the Company pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement. As a result of the Merger, neither the Company nor any Company Subsidiary will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 28OG of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         SECTION 4.9 NO VIOLATION OF LAW. To the knowledge of the Company, the Company and each Company Subsidiary is not in violation of and has not been given notice or been charged with any violation of, any law, statute, code, directive, mandate, ordinance, permit, order, rule, regulation, judgment, decree or decision (including, without limitation, any Environmental Laws (as hereinafter defined) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and for violations and notices or charges of violations which would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have, a Material Adverse Effect. The Company and each Company Subsidiary has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted (collectively, "Permits"), except for such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect. The Company and each Company Subsidiary (a) has duly and timely filled all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) to the knowledge of the Company is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect. The Company Disclosure Schedule contains a list of Permits.

         SECTION 4.10 ENVIRONMENTAL MATTERS. To its knowledge, the Company and each Company Subsidiary is and at all times has been in compliance in all material respects with all applicable requirements of Environmental Laws in connection with the ownership, operation and conditions of the business of the Company and the Company Subsidiaries. To its knowledge, there are no PCBs, underground storage tanks (as defined by Environmental Laws), asbestos materials or asbestos containing materials (in the case of asbestos or asbestos containing materials or underground heating oil tanks in a condition which is in violation of Environmental Laws) in any leased premises or property owned or operated by the Company or a Company Subsidiary. To their knowledge, neither the Company nor any Company Subsidiary has released, transported or arranged for the disposal of any hazardous substance at any facility, location or site except in material compliance with all applicable laws. To the knowledge of the Company, no conditions exist or have occurred as a result of which or in connection with which the Company or a Company Subsidiary could be held liable for damages, response or remedial costs, fines, penalties, sanctions or equitable relief under any Environmental Laws, except for such damages, costs, fines, penalties, sanctions or relief which, alone or in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, "Environmental Laws" means any federal, state, local or foreign statute, code, directive, mandate, ordinance, permit, order, rule, regulation, judgment, decree or decision relating to health, safety or the environment. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, active disposal or passive disposal (including the abandonment or discarding of barrels, containers or other closed receptacles containing any hazardous substances). "Hazardous substance" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and any implementing regulations, (b) any hazardous or toxic substance, waste or material within the meaning of any other federal, state or local statute (including, without limitation, the Massachusetts Hazardous Waste Management Act, as amended), regulation, ordinance or decision, (c) any pollutant, contaminant or special waste regulated by any Environmental Laws, or (d) petroleum, crude oil or any fraction thereof.

         SECTION 4.11 INSURANCE. The Company and each Company Subsidiary is covered by insurance policies, or renewals thereof, as identified in the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary has received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required (other than premium payments). To the knowledge of the Company, there is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on the Company Disclosure Schedule.

         SECTION 4.12 PROPERTIES. Except as set forth in the Company Disclosure Schedule, the Company and each Company Subsidiary has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements, or thereafter acquired. The Company and each Company Subsidiary has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company or a Company Subsidiary as applicable, and, to the knowledge of the Company, the other parties thereto in accordance with its terms. Neither the Company nor any Company Subsidiary nor to the knowledge of the Company, the other parties thereto are in default in the performance of any material provision under any such leases (exclusive of leases of offices of sales representatives in states of the United States other than the Commonwealth of Massachusetts). Neither the whole nor any material portion of the assets of the Company or any Company Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Company Disclosure Schedule, none of the material assets of the Company or any Company Subsidiary is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

         SECTION 4.13 CONDITION OF ASSETS. The material equipment, fixtures and other personal property of the Company and each Company Subsidiary are in an operating condition adequate for the conduct of its respective business as presently being conducted.

         SECTION 4.14 NO BREACHES. The making and performance of this Agreement and the other agreements contemplated hereby by the Company will not (i) conflict with or violate the Articles of Organization or the By-laws of the Company, (ii) , to the Company's knowledge, violate any statute, code, directive, mandate, ordinance, permit, rule, or regulation, or any order, writ, injunction or decree to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective material assets, businesses, or operations may be bound or affected or (iii) , to the Company's knowledge, result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of the Company or any Company Subsidiary under, or create any rights of termination, cancellation or acceleration in any person under, any material Contract.

         SECTION 4.15 EMPLOYEES. Except as set forth on the Company Disclosure Schedule, none of the employees of the Company or any Company Subsidiary is represented by any labor union or collective bargaining unit and the Company is not aware of any organizational efforts taking place with respect to such representation.

         SECTION 4.16 FINANCIAL STATEMENTS. The consolidated financial statements of the Company included in the Company's SEC Reports (collectively, the "Company Financial Statements") present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates and the results of its operations for the respective years and periods covered in accordance with generally accepted accounting principles ("GAAP") consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in the Company Disclosure Schedule, to the knowledge of the Company there is no basis for any assertion against the Company or any Company Subsidiary as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Company Financial Statements or in the notes thereto; and (ii) there are no assets of the Company or any Company Subsidiary, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as disclosed therein or in the Company Disclosure Schedule or as incurred in the ordinary course of business since March 31, 1996, neither the Company nor any Company Subsidiary has any known material contingent liabilities (including liabilities for taxes). Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives".

         SECTION 4.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company's SEC Reports or in the Company Disclosure Schedule, since March 31, 1996 there has not been:

         (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company and the Company Subsidiaries considered as one enterprise;

         (b) any damage, destruction or loss of any properties of the Company or any Company Subsidiary, whether or not covered by insurance except for such, as would not, individually or in the aggregate, have a Material Adverse Effect;

         (c) any material change in the manner in which the business of the Company and the Company Subsidiaries considered as one enterprise has been conducted;

         (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company or any Company Subsidiary; and

         (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which the Company has reason to believe, would be expected to result, in a Material Adverse Effect on the Company.

         SECTION 4.18   EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Except as set forth in the Company Disclosure Schedule, at the date hereof neither the Company nor any Company Subsidiary maintains or contributes to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangement and practices of the Company and the Company Subsidiaries being hereinafter collectively referred to as the "Company Benefit Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA"), or any written employment contracts providing for an annual base salary in excess of $100,000 and having a term in excess of one year, which contracts are not immediately terminable without penalty or further liability, or other similar arrangements for the provision of benefits (excluding any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code, and all regulations promulgated thereunder, as in effect from time to time). The Company Disclosure Schedule lists all Multiemployer Plans and Multiple Employer Plans which the Company or any Company Subsidiary maintains or to which it makes contributions. Neither the Company nor any Company Subsidiary has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Benefit Plans, under existing collective bargaining agreements or to comply with applicable law.

         (b) Except as set forth in the Company Disclosure Schedule, (i) to the knowledge of the Company there have been no prohibited transactions within the meaning of Section 406 and 407 of ERISA or Section 4975 of the Code, with respect to any of the Company Benefit Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, would have a Material Adverse Effect on the Company, (ii) except for premiums due, there is no outstanding liability in excess of $10,000, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Benefit Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Benefit Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Benefit Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Benefit Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Financial Statements as of March 31, 1996 (based upon reasonable actuarial assumptions currently utilized for such Company Benefit Plan), (vi) to the knowledge of the Company, each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the knowledge of the Company, such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Benefit Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multiemployer Plans, neither the Company nor any Company Subsidiary has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the knowledge of the Company, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) there are no pending or, to the knowledge of the Company, threatened or anticipated claims involving any of the Company Benefit Plans other than claims for benefits in the ordinary course, and (x) neither the Company nor any Company Subsidiary has a current liability in excess of $10,000, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company does not anticipate that any such liability will be asserted against the Company or any Company Subsidiary. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code), and no Company Controlled Group Plan has an outstanding funding waiver which would result in the imposition of liens, excise taxes or liability against the Company in excess of $10,000 whether measured alone or in the aggregate.

         SECTION 4.19 BUSINESS LOCATIONS. Neither the Company nor any Company Subsidiary owns or leases any real or material personal property in any state or country except as set forth on the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary has executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

         SECTION 4.20 CUSTOMERS AND SUPPLIERS. Except as set forth in the Company Disclosure Schedule, the Company has no knowledge that, either as a result of the transactions contemplated hereby or for any other reason (inclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of the Company's consolidated gross revenues within the preceding 12 months) or material supplier of the Company or any Company Subsidiary will not continue to conduct business with the Company or a Company Subsidiary after the Effective Time in substantially the same manner as it has conducted business with the Company and the Company Subsidiaries in the past.

         SECTION 4.21 INTELLECTUAL PROPERTY; SOFTWARE. (a) Schedule 4.21(a) of the Company Disclosure Schedule sets forth a complete and correct list of all patents, material unpatented inventions set forth in or described in writing, trademarks, tradenames, service marks, service names, brand names and copyrights, registrations thereof and applications therefore used in the business of the Company and the Company Subsidiaries, together with a complete list of all licenses granted by or to the Company or a Company Subsidiary with respect to any of the above. To the knowledge of the Company, all such patents, material unpatented inventions, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company or by a Company Subsidiary, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. Except as set forth in Schedule 4.21(a), the Company is not currently in receipt of any notice of any violation or infringement of, and neither the Company nor any Company Subsidiary is knowingly violating or infringing the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

                  (b) (i) Schedule 4.21(b)(i) of the Company Disclosure Schedule contains a complete and accurate list of all computer software owned by the Company or by a Company Subsidiary (other than "off-the-shelf" software that has not been customized for its use) (the "Owned Software"). Except as set forth on
Schedule 4.21(b)(i) of the Company Disclosure Schedule, the Company or a Company Subsidiary, as applicable, has exclusive title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software, excluding licenses granted to third parties in the ordinary course of business. The Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. The source code for Owned Software has not been published or otherwise knowingly disclosed. To the knowledge of the Company, no such other party has breached any obligation of confidentiality.

         (ii) Schedule 4.21(b)(ii) of the Company Disclosure Schedule contains a complete and accurate list of all software (other than "off-the-shelf" software that has not been customized for use by the Company or a Company Subsidiary) under which the Company or a Company Subsidiary is a licensee, lessee or otherwise has obtained the right to use software and the Company or a Company Subsidiary pays a royalty for the use of such software (the "Licensed Software"). Schedule 4.21(b)(ii) of the Company Disclosure Schedule also sets forth a list of all license fees, rents, royalties or other charges that the Company or a Company Subsidiary is required or obligated to pay with respect to Licensed Software. The Company or a Company Subsidiary, as applicable, has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Schedule 4.21(b)(ii) of the Company Disclosure Schedule. The Company and each Company Subsidiary is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Schedule 4.21(b)(ii) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither the Company nor any Company Subsidiary has published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which the Company or a Company Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. To the knowledge of the Company, no party to whom the Company or a Company Subsidiary has disclosed Licensed Software has breached such obligation of confidentiality.

         (iii) The Owned Software and Licensed Software constitute all material software used in the respective businesses of the Company and the Company Subsidiaries (collectively, the "Company Software"). To the knowledge of the Company, Schedule 4.21(b)(iii) of the Company Disclosure Schedule sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who have performed material computer programming services for the Company or a Company Subsidiary at any time since December 31, 1993 and identifies all contracts and agreements pursuant to which such services were performed. Except as set forth in Schedule 4.21(b)(iii) of the Company Disclosure Schedule, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Company Software or impair the ability of Parent and the Company and the Company Subsidiaries to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company and the Company Subsidiaries. Except as set forth in
Schedule 4.21(a), neither the Company nor any Company Subsidiary is knowingly infringing any intellectual property rights of any other person or entity with respect to the Company Software, and, to the knowledge of the Company, no other person or entity is infringing any intellectual property rights of the Company and the Company Subsidiaries with respect to the Company Software.

         SECTION 4.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports or in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from the Company or any Company Subsidiary; nor are there any transactions of a continuing nature between the Company or any Company Subsidiary and any of its officers, directors, or Affiliates (other than by or through the regular employment thereof by the Company or a Company Subsidiary) not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the assets of the Company or a Company Subsidiary for personal benefit with or without adequate compensation. For purposes of this Section, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local, foreign or other political subdivision of any thereof, or any agency or bureau of any of them) or other entity.

         SECTION 4.23 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler") to the effect that, as of the date hereof, the Exchange Ratio or Adjusted Exchange Ratio (as applicable) is fair, from a financial point of view, to the Company's public stockholders. Such opinion (a copy of which has been delivered to Parent) has not been withdrawn, revoked or modified.

         SECTION 4.24 BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company and the Company Subsidiaries, and the system of internal accounting controls of the Company and the Company Subsidiaries is sufficient to assure that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 4.25 DISCLOSURE SCHEDULE COMPLETE. The Company shall promptly supplement the Company Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Company Disclosure Schedule, as supplemented prior to the Closing, will contain a true, correct and complete list and description of all items required to be set forth therein. The Company Disclosure Schedule is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Company Disclosure Schedule following the date hereof shall not in any way affect

Parent's right not to consummate the transactions contemplated hereby as set forth in Section 8.3 hereof.

         SECTION 4.26 BROKERS AND FINDERS. Except for the fees and expenses payable to Fechtor, Detwiler, which fees and expenses will be paid by the Company, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

         SECTION 4.27 TAX MATTERS. The representations set forth in the form of Tax Matters Certificate of the Company, in the form set forth in Exhibit III-A hereto (the "Company Tax Matters Certificate"), are true and correct in all material respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

         SECTION 4.28 HART-SCOTT-RODINO. To the knowledge of the Company, no person or entity (i) holds fifty per cent (50%) or more of the outstanding voting securities of the Company or (ii) has the contractual power presently to designate fifty per cent (50%) or more of the directors of the Company. The Company does not have either annual net sales or total assets of $100,000,000 or more, as such net sales and total assets are measured in accordance with Rule
801.11 of the rules promulgated by the Federal Trade Commission pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act").

         SECTION 4.29 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to Parent in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer required to be delivered to Parent pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date. None of the information relating to the Company and the Company Subsidiaries, supplied in writing by the Company specifically for inclusion in the Registration Statement, at the respective times that the Registration Statement becomes effective, the Proxy Statement/Prospectus (as used herein, such term means the Proxy Statement/Prospectus set forth as part of the Registration Statement at the time of effectiveness) is first mailed to the Company's stockholders and the Meeting takes place, as the case may be, contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent shall give notice to the Company in advance of the dates of such effectiveness sufficient to permit the Company to fulfill its obligations under the second sentence of this Section.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows, with the knowledge and understanding that the Company is relying materially on such representations and warranties:

         SECTION 5.1 ORGANIZATION AND STANDING OF PARENT. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdiction set forth in Section 5.1 of the Parent Disclosure Schedule, and to its knowledge, such jurisdiction is the only one in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing (individually or in the aggregate) will not have a Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws of Parent, as amended to date and delivered to the Company, are true and complete copies of these documents as now in effect.

         SECTION 5.2 CAPITALIZATION. The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock. As of July 8, 1996, there were 16,798,536 shares of Parent Common Stock issued and outstanding. As of July 8, 1996, there were 195,432 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding common stock purchase warrants of the Parent ("Warrants"), and 2,486,527 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding options and options or restricted stock which may be granted under the stock incentive plans of Parent ("Parent Plans"). Except for the Warrants and the options and other rights granted under the Parent Plans, there are not as of the date of this Agreement any existing options, warrants, calls, subscriptions or other rights or agreements or commitments obligating Parent to issue or transfer shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, non-assessable and free of pre-emptive rights with respect thereto.

         SECTION 5.3 THE SUBSIDIARIES. Each subsidiary of Parent is set forth in the Parent Disclosure Schedule (collectively, the "Parent Subsidiaries"). As used herein, the term "Parent Subsidiary" shall mean any corporation or other entity of which Parent, directly or indirectly, controls or which Parent owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Parent Disclosure Schedule, Parent does not own any capital stock in any other corporation or similar business entity nor is Parent a partner in any partnership or joint venture. The Parent Disclosure Schedule describes the state or other jurisdiction of incorporation or organization of each Parent Subsidiary. Parent owns the percentage of capital stock of each Parent Subsidiary as set forth in the Parent Disclosure Schedule. Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization. Each Parent Subsidiary has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Subsidiary has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements, instruments, commitments, or other arrangements with any person or entity. Parent owns directly all of the outstanding capital stock of Subsidiary.

         SECTION 5.4 PARENT'S AUTHORITY. (a) Parent has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Parent's Board of Directors has duly approved and adopted this Agreement and the Merger. No approval of this Agreement or the Merger is required of Parent's stockholders and no other corporate proceedings on its part are necessary to authorize its execution and delivery and the consummation of the transactions contemplated hereby, including the issuance of Parent Common Stock in accordance with Section 3.1(a) other than obtaining the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Parent and constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) Except for the Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approval which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on it.

         SECTION 5.5 THE SUBSIDIARY'S AUTHORITY. (a) The Subsidiary has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Subsidiary's Board of Directors and sole stockholder have duly approved and adopted this Agreement and the Merger and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Subsidiary and constitutes the valid and binding obligation of the Subsidiary, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) Except for the Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Subsidiary or the consummation by the Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approval which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect.

         SECTION 5.6 CONTRACTS; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of Parent and the Parent Subsidiaries considered as one enterprise (except employment or other agreements terminable at will) are, with the exception of this Agreement, described in Parent's SEC Reports (as hereinafter defined) and listed as exhibits thereto (collectively, the "Parent Contracts"). The Parent Contracts are in full force and effect and are valid, binding and enforceable upon Parent or a Parent Subsidiary, as applicable, and to the knowledge of Parent, against the other parties thereto in accordance with their terms. Neither Parent nor any of the Parent Subsidiaries, as applicable, nor, to the knowledge of Parent, any other party to any Parent Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, would result in a material default or breach of any provision of any Parent Contract. To the knowledge of Parent, no stockholder, officer or director of the Parent has received any payment from any contracting party in connection with or as an inducement for causing Parent to enter into any Parent Contract.

         SECTION 5.7 LITIGATION. Except as set forth in Parent's SEC Reports and in Schedule 5.7 of the Parent Disclosure Schedule, there is no claim, action, proceeding, or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Parent, would have a Material Adverse Effect on it. There is no strike or unresolved labor dispute relating to the employees of Parent or any Parent Subsidiary which, in the reasonable judgment of Parent, could have a Material Adverse Effect on it. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Parent or any Parent Subsidiary.

         SECTION 5.8 TAXES. Parent and each Parent Subsidiary has duly and timely filed with the appropriate governmental authorities all Tax Returns required to be filed other than Tax Returns where the failure to file (individually and in the aggregate) would have no Material Adverse Effect. All such Tax Returns, to the knowledge of Parent, were, when filed and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Parent has paid in full or has adequately reserved against all Taxes otherwise assessed against it through the date hereof or otherwise shown to be due on such Tax Returns. Parent is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of Parent, no claim for assessment or collection of any Tax has been asserted against Parent that has not been paid. There are no Tax liens upon the assets of Parent (other than the lien of property taxes not yet due and payable). There is no valid basis, to Parent's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Parent by any governmental authority. The liabilities and reserves for Taxes reflected in the Parent's consolidated balance sheet as of March 31, 1996 contained in the Parent Financial Statements (as hereinafter defined) are adequate to cover all Taxes for all periods ending on or prior to such date, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect on it, and there are no liens for Taxes upon any property or asset of Parent or a Parent Subsidiary, except for liens for Taxes not yet due. To the knowledge of Parent, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to its Taxes which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. Neither Parent nor any Parent Subsidiary is a party to any agreement providing for the allocation or sharing of Taxes with any entity. Neither Parent nor any Parent Subsidiary has, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. To the knowledge of Parent, Parent and each Parent Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect. No Tax is required to be withheld by Parent pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

         SECTION 5.9 NO VIOLATION OF LAW. Parent and each Parent Subsidiary is not in violation of and has not been given notice or been charged with any violation of, any law, statute, code, directive, mandate, ordinance, permit, order, rule, regulation, judgment, decree or decision (including, without limitation, any Environmental Laws) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any written notice that any investigation or review with respect to Parent or any Parent Subsidiary by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have, a Material Adverse Effect. Parent and each Parent Subsidiary have all Permits necessary to conduct its business as presently conducted, except for such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect. Parent and each Parent Subsidiary (a) has duly and timely filed all reports and other information required to filed with any governmental or regulatory authority in connection with its Permits, and (b) to the knowledge of Parent is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.10 ENVIRONMENTAL MATTERS. To its knowledge, Parent and each Parent Subsidiary are and at all times have been in compliance in all material respects with all applicable requirements of Environmental Laws in connection with the ownership, operation and conditions of the business of Parent and the Parent Subsidiaries. To its knowledge, there are no PCBs, underground storage tanks (as defined by Environmental Laws), asbestos materials or asbestos containing materials (in the case of asbestos or asbestos containing materials or underground heating oil tanks in a condition which is in violation of Environmental Laws) in any leased premises or property owned or operated by Parent or a Parent Subsidiary. To their knowledge, neither Parent nor any Parent Subsidiary has released, transported or arranged for the disposal of any hazardous substance at any facility, location or site except in material compliance with all applicable laws. To the knowledge of Parent, no conditions exist or have occurred as a result of which or in connection with which Parent or a Parent Subsidiary could be held liable for damages, response or remedial costs, fines, penalties, sanctions or equitable relief under any Environmental Laws, except for such damages, costs, fines, penalties, sanctions or relief which, alone or in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.11 PROPERTIES. Except as set forth in the Parent Disclosure Schedule, Parent and each Parent Subsidiary has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Parent Financial Statements, or thereafter acquired. Parent and each Parent Subsidiary has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Parent or a Parent Subsidiary as applicable, and, to the knowledge of Parent, the other parties thereto in accordance with its terms. Neither Parent nor any Parent Subsidiary nor to the knowledge of Parent, the other parties thereto are in default in the performance of any material provision under any such leases (exclusive of leases of offices of sales representatives in states of the United States other than New York). Neither the whole nor any material portion of the assets of Parent or any Parent Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Parent, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Parent

Disclosure Schedule, none of the material assets of Parent or any Parent Subsidiary is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

         SECTION 5.12 CONDITION OF ASSETS. The material equipment, fixtures and other personal property of Parent and each Parent Subsidiary are in an operating condition adequate for the conduct of its respective business as presently being conducted.

         SECTION 5.13 NO BREACHES. The making and performance of this Agreement and the other agreements contemplated hereby will not (i) conflict with the Certificate of Incorporation or the By-laws of Parent or of the Subsidiary, (ii) violate any statute, code, directive, mandate, ordinance, permit, rule, or regulation, or any order, writ, injunction or decree to which Parent or any Parent Subsidiary is a party or by which the respective material assets, business, or operations of Parent or any Parent Subsidiary may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Parent or any Parent Subsidiary under, or create any rights of termination, cancellation, or acceleration in any person under, any Parent Contract.

         SECTION 5.14 FINANCIAL STATEMENTS. The consolidated financial statements of Parent included in Parent's SEC Reports (collectively, the "Parent Financial Statements") present fairly, in all material respects, the consolidated financial position of Parent as of the respective dates and the results of its operations for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Parent Disclosure Schedule, there is no basis for any assertion against Parent or any Parent Subsidiary as of the date of the most recent balance sheet comprising a portion of the Parent Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Parent Financial Statements or in the notes thereto; and
(ii) there are no assets of Parent or any Parent Subsidiary, the value of which (in the reasonable judgment of Parent) is materially overstated in the Parent Financial Statements. Except as disclosed therein or in the Parent Disclosure Schedule or as incurred in the ordinary course of business since March 31, 1996, neither Parent nor any Parent Subsidiary has any known material contingent liabilities (including liabilities for taxes). Parent is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives".

         SECTION 5.15 BOOKS, RECORDS AND ACCOUNTS. Parent's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by Parent and the Parent Subsidiaries, and the system of internal accounting controls of Parent and the Parent Subsidiaries is sufficient to assure that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets;
(c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 5.16 EMPLOYEE BENEFIT PLANS, ERISA. To the knowledge of Parent there (i) have been no prohibited transactions within the meaning of Section 406 and 407 of ERISA or Section 4975 of the Code, with respect to any of the Parent Benefit Plans (as hereinafter defined) that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Material Adverse Effect on Parent, (ii) except for premiums due, there is no outstanding liability in excess of $10,000, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Parent Benefit Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Parent Benefit Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Parent Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent Benefit Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Parent Benefit Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Parent Financial Statements as of March 31, 1996 (based upon reasonable actuarial assumptions currently utilized for such Parent Benefit Plan), (vi) to the knowledge of Parent, each of the Parent Benefit Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Parent Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the knowledge of Parent, such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Parent Benefit Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multiemployer Plans, neither Parent nor any Parent Subsidiary has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the knowledge of Parent, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) there are no pending or, to the knowledge of Parent, threatened or anticipated claims involving any of the Parent Benefit Plans other than claims for benefits in the ordinary course, and (x) neither Parent nor any Parent Subsidiary has a current liability in excess of $10,000, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with Parent under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Parent Controlled Group Plans"), and Parent does not anticipate that any such liability will be asserted against Parent or any Parent Subsidiary. None of the Parent Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code), and no Parent Controlled Group Plan has an outstanding funding waiver which could result in the imposition of liens, excise taxes or liability against Parent in excess of $10,000 whether measured alone or in the aggregate. Parent Benefit Plans means and includes any employee benefit plans, programs, arrangements and practices of Parent and the Parent Subsidiaries, including employee benefit plans within the meaning set forth in Section 3(3) of the ERISA.

         SECTION 5.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Parent's SEC Reports or in the Parent Disclosure Schedule, since March 31, 1996 there has not been:

         (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Parent and the Parent Subsidiaries considered as one enterprise;

         (b) any damage, destruction or loss of any properties of Parent or any Parent Subsidiary, whether or not covered by insurance except for such, as would not individually, or in the aggregate, have a Material Adverse Effect;

         (c) any material change in the manner in which the business of Parent and the Parent Subsidiaries considered as one enterprise has been conducted;

         (d) any material change in the treatment and protection of trade secrets or other confidential information of Parent or any Parent Subsidiary; and

         (e) any occurrence not included in paragraphs (a) through (d) of this
Section 5.13 which has resulted, or which Parent has reason to believe, would be expected to result, in a Material Adverse Effect on Parent.

         SECTION 5.18 PARENT'S SEC REPORTS. Since October 1, 1993, Parent has filed with the SEC all reports, registrations and other documents, together with any amendments and supplements thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registrations and documents filed with the SEC since October 1, 1993 are collectively referred to as "Parent's SEC Reports"). As of their respective dates, Parent's SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has provided to the Company a true and complete copy of all of Parent's SEC Reports filed on or prior to the date hereof.

         SECTION 5.19 OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Alex. Brown & Sons Incorporated ("Alex. Brown") to the effect that, as of the date hereof, the Exchange Ratio or Adjusted Exchange Ratio, as applicable, is fair, from a financial point of view, to the Parent's public stockholders. Such opinion (a copy of which has been delivered to the Company) has not been withdrawn, revoked or modified.

         SECTION 5.20 DISCLOSURE SCHEDULE COMPLETE. Parent shall promptly supplement the Parent Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Parent Disclosure Schedule, as supplemented prior to the Closing, will contain a true, correct and complete list and description of all items required to be set forth therein. The Parent Disclosure
Schedule is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Parent Disclosure Schedule following the date hereof shall not in any way affect the Company's right not to consummate the transactions contemplated hereby as set forth in Section 8.2 hereof.

         SECTION 5.21 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement/Prospectus will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Subsidiary with respect to information supplied by the Company for inclusion therein.

         SECTION 5.22 BROKERS AND FINDERS. Except for the fees and expenses payable to Alex. Brown, which fees and expenses will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

         SECTION 5.23 TAX MATTERS. The representations set forth in the form of Tax Matters Certificate of Parent, in the form set forth in Exhibit III-B hereto (the "Parent Tax Matters Certificate"), are true and correct in all material respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

         SECTION 5.24 HART-SCOTT-RODINO. To the knowledge of Parent, no person or entity (i) holds fifty per cent (50%) or more of the outstanding voting securities of Parent or (ii) has the contractual power presently to designate fifty per cent (50%) or more of the directors of Parent. Parent does not have either annual net sales or total assets of $100,000,000 or more, as such net sales and total assets are measured in accordance with Rule 801.11 of the rules promulgated by the Federal Trade Commission pursuant to the HSR Act.

         SECTION 5.25 ABSENCE OF INTENTION. Parent has no present intention to cause the Company, following the Effective Time, to take any action which would require notice to employees under the Worker Adjustment and Retraining Notification Act.

         SECTION 5.26 CUSTOMERS AND SUPPLIERS. Except as set forth in the Parent Disclosure Schedule, Parent has no knowledge that, either as a result of the transactions contemplated hereby or for any other reason (inclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of Parent's consolidated gross revenues within the preceding 12 months) or material supplier of Parent or any Parent Subsidiary will not continue to conduct business with Parent or a Parent Subsidiary after the Effective Time in substantially the same manner as it has conducted business with Parent and the Parent Subsidiaries in the past.

         SECTION 5.27 INTELLECTUAL PROPERTY. Parent and each Parent Subsidiary owns or has the right to use the patents, unpatented inventions, trademarks, tradenames, servicemarks, servicenames, copyrights, trade secrets, know-how, design, process and other intangible assets used in the business of Parent and the Parent Subsidiaries free and clear of liens, claims and encumbrances created outside of the ordinary course of business, or as identified in agreements referred to in Parent's SEC Reports. Neither Parent nor any Parent Subsidiary is knowingly violating or infringing the rights of others in any patent, unpatented invention, trademark, tradename, servicemark, copyright, trade secret, know-how, design, process or other intangible asset.

         SECTION 5.28 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by Parent to the Company in this Agreement, in Parent Disclosure Schedule or in any certificate of a Parent officer required to be delivered to the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.1 CONDUCT OF BUSINESS BY COMPANY PRIOR TO EFFECTIVE TIME. The Company (which for the purpose of this Section 6.1 shall be deemed to include the Company and the Company Subsidiaries) hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by the Parent, the Company shall:

         (a) not amend or propose to amend its Articles of Organization, Certificate of Incorporation or similar organizational documentation or By-Laws;

         (b) not incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business or pursuant to the revolving credit arrangements referred to in Section 4.6(a) of the Company Disclosure Schedule or any successor arrangements thereto;

         (c) not enter into or amend in any respect any employment, severance, or special pay arrangement with respect to termination of employment or other similar material arrangements or agreements with any directors, officers or key employees;

         (d) not increase the rate of remuneration payable to any of its directors or officers, or, except in the ordinary course of business and consistent with past practices, to any other employees or other representatives, or agree to do so;

         (e) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

         (f) use its best efforts to maintain in force the insurance coverage described in Section 4.11 of the Company Disclosure Schedule;

         (g) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (h) not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or
(iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (i) not issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that it may issue shares upon exercise of outstanding Company Purchase Rights referred to in Section 4.2 of the Company Disclosure Schedule;

         (j) not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective
Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or as a "pooling of interests" for accounting purposes, (iii) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any material assets (except in the ordinary course of business and consistent with past practices),
(v) sell any material assets (except in the ordinary course of business and consistent with past practices), or (vi) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

         (k) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement; and

         (l) confer on a regular basis with one or more representatives of Parent to report on material operational matters and the general status of ongoing operations.

         SECTION 6.2 NO SOLICITATION. (a) The Company agrees that, prior to the earlier of the Effective Time or 120 days from the date of this Agreement, the Company and the Company Subsidiaries shall not give authorization or permission to any of their respective directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, knowingly facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Company or any Company Subsidiary, acquisition of all or any substantial portion of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole, or inquiries or proposals concerning or which would reasonably be expected to lead to, any of the foregoing (an "Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Parent or its affiliates) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall advise Parent in writing of any inquiries or proposals relating to an Acquisition Transaction, within one day following the Company's receipt of any such inquiry or proposal.

         (b) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for an Acquisition Transaction from a bona fide financially capable third party that contains no financing contingency, the Company, in its discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. The Company thereafter, shall promptly advise Parent in writing of the identity of such party. In the event that such party requests information in addition to that which is publicly available, the Company may furnish to and communicate with such third party non-public information only if (i) two business days' written notice shall have been given to Parent; and (ii)(A) the Company's Board of Directors shall have been advised in writing by its investment banker that such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction that would yield a higher value to the Company's stockholders than will the Merger, (B) the Company's Board of Directors shall have been advised, by the written opinion of outside counsel to the Company, that any failure to provide such non-public information to such party would constitute a breach of the fiduciary responsibilities of the Board of Directors to the stockholders of the Company and (C) the Board of Directors, after weighing such advice, determines that taking such action is more likely than not to lead an Acquisition Transaction with such third party that would yield a higher value to the Company's stockholders than will the Merger and that failing to furnish such information would constitute a breach of the Board's fiduciary duties.

         SECTION 6.3 OTHER TRANSACTION PAYMENT. In the event the Merger does not take place, and within six months from the date of this Agreement the Company enters into, or becomes subject to, an Acquisition Transaction (which results in a higher value being received by the Company's stockholders than would have been received in the Merger) with any person or party to whom it furnished information, or communicated with, regarding the Company (as permitted by Section 6.2(b) above and the corresponding provision of that certain letter of intent dated June 10, 1996 (the "Letter of Intent") between Parent and the Company entered into in anticipation of this Agreement), then the Company, within five days of consummation of the Acquisition Transaction, shall pay Parent by wire transfer of immediately available funds to an account specified by Parent, an amount equal to the sum of (i) all documented fees and expenses (including the fees and expenses of counsel, accountants, investment bankers, consultants and advisors ("Transaction Expenses")) incurred by Parent in connection with the Letter of Intent, this Agreement and the transactions contemplated hereby (unless previously paid to Parent pursuant to the provision of Section 9.1 hereof) and (ii) a termination or "break-up" fee of seven hundred fifty thousand dollars ($750,000); provided, however, that in no event shall the Company be obligated to pay Parent more than one million dollars ($1,000,000) pursuant to the provisions of this Section 6.3.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 ACCESS TO INFORMATION. Each of Parent and the Company shall afford to the other and the other's accountants, counsel, financial advisors and other representatives full access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on its business, properties or personnel and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that, no investigation pursuant to this Section 7.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Parent or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received pursuant to and shall be subject to the provisions of the reciprocal confidentiality and non-disclosure agreements heretofore entered into between Parent and the Company (the "Confidentiality Agreement"), except that Parent and the Company may, with the prior consent of the other, disclose such information as may be necessary in connection with seeking the Required Statutory Approvals and the Company Stockholders' Approval, and with the prior consent of the other. The Company shall promptly advise Parent, and Parent shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on the Company or Parent, as the case may be. Until the Closing Date, on a confidential basis, Parent will from time to time advise senior management of the Company as to any material acquisitions or dispositions of assets or businesses outside of the ordinary course of business contemplated to be effected within the next three months from the time of notice by Parent (either directly or indirectly). Parent represents that it has so advised senior management of the Company as to all such material acquisitions or dispositions contemplated as of the date of this Agreement.

         SECTION 7.2 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. Parent and the Company shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement/Prospectus and shall use all reasonable efforts to have the registration statement registering under the Securities Act the Parent Common Stock to be issued at the Effective Time (such registration statement as amended by any amendments thereto being referred to herein as the "Registration Statement") declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence and shall cooperate with one another and, respectively, use all reasonable efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement. The Registration Statement shall contain a resale prospectus covering all shares of Parent Common Stock to be acquired by Affiliates of the Company as a consequence of the Merger. Parent covenants to use all reasonable efforts to keep such Registration Statement (or a successor registration statement) effective for a period of no less than three years after the Effective Time. Parent shall keep the Company informed of all developments related to the Registration Statement and shall permit Company's outside counsel, upon request by the Company, to participate in telephone conferences with the staff of the SEC in connection with the Registration Statement.

         SECTION 7.3 STOCKHOLDER APPROVAL. The Company shall use its best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to the holders of Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Parent, in its capacity as the sole stockholder of Subsidiary, has approved and adopted this Agreement and the transactions contemplated by this Agreement upon its execution hereof.

         SECTION 7.4 NASDAQ NATIONAL MARKET. Parent shall use its best efforts to effect, at or before the Effective Time, authorization for quotation on the NASDAQ National Market, upon official notice of issuance, of the shares of Parent Common Stock issuable pursuant to Section 3.1(a) hereof.

         SECTION 7.5 UNDERTAKING OF PARENT PRIOR TO EFFECTIVE TIME. Parent (for itself and the Subsidiary) hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by the Company, that it shall not
(i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or as a "pooling of interests" for accounting purposes, (iii) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 7.6 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters, to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Required Statutory Approvals and the Company Stockholders' Approval; and provided, that nothing in this Section 7.6 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

         SECTION 7.7 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or statement in violation of applicable law, rule, regulation or policy of the NASDAQ National Market.

         SECTION 7.8 CORRECTIONS TO THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Merger by the stockholders of the Company, each of the Company and Parent shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and (in the case of the Parent) shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement so as to correct the same and (in the case of the Company) to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

         SECTION 7.9 AGREEMENTS OF AFFILIATES. Within fifteen days after the date of this Agreement, each of the Company and Parent shall identify in a letter to the other, after consultation with outside counsel, all Persons who it believes may be deemed to be "affiliates" of it (and/or, in the case of Parent, of Subsidiary), as that term, in the case of the Company, is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the SEC, and in the case of Parent and Subsidiary, is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC. Each of the Company and Parent shall cause each Person who is so identified by it as a possible Affiliate, to deliver to it, at least 20 days prior to the Closing Date, an executed copy of an Affiliate's Agreement substantially in the form of the attached Exhibit IV-1 or IV-2, as applicable (each an "Affiliate's Agreement"), and shall promptly provide a copy of each such Affiliate's Agreement to the other. Prior to the Closing Date, each of the Company and Parent shall amend and supplement its letter referred to above and shall use all reasonable efforts to cause each additional person who is identified therein as a possible affiliate to execute and deliver a copy of the applicable Affiliate's Agreement in accordance with the foregoing.

         SECTION 7.10 ASSURANCES RELATING TO TAX MATTERS CERTIFICATE. Each of Parent and the Company shall use all reasonable efforts to obtain, as promptly as is practicable following the date hereof and in any event prior to the Effective Time, such oral or written assurances as it reasonably deems sufficient to enable it to execute and deliver to the other a certificate substantially in the form of that attached as an exhibit to the tax matters opinion of the other party's tax counsel referred to in Sections 8.2(e) and 8.3(e) hereof.

         SECTION 7.11 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, and in any event immediately prior to the Effective Time, each of Parent and the Company shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VIII hereof shall be deemed not to have been satisfied.

         SECTION 7.12 SATISFACTION OF CONDITIONS PRECEDENT. Each of the parties shall use all reasonable efforts to cause the satisfaction on or before October 31, 1996, of the conditions precedent contained in Article VIII of this Agreement that impose obligations on it or require action on its part or on the part of any of its stockholders or Affiliates.

         SECTION 7.13 CONTINUING INDEMNIFICATION. From and after the Effective Time, Parent shall take no action and shall use all reasonable efforts to preclude any action that would reduce or adversely affect the exculpation for or the indemnification obligations (the "Indemnification Obligations") of the Company to the Company's officers, directors or other agents (the "Indemnified Parties") under the Company's Articles of Organization and Bylaws and indemnification contracts referred to in Schedule 4.6(a) of the Company Disclosure Schedule as they exist as of the date of this Agreement. Parent shall guarantee the performance by the Company of the Indemnification Obligations to the Indemnified Parties. The provisions of this Section shall survive the consummation of the Merger and the Effective Time.

                                  ARTICLE VIII

                                   CONDITIONS

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The Company shall have obtained the Company Stockholders' Approval, and holders of no more than nine per cent (9%) of the outstanding shares of Company Common Stock shall have established the right to demand payment for their shares and an appraisal thereof in accordance with the provisions of
Section 86 of the MBCL ("Stockholder Approval Condition");

         (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

         (c) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (d) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger, and

         (e) All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including without limitation all Required Statutory Approvals) shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

         SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) Parent and the Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent contained in this Agreement shall be true and correct on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and the Company shall have received a certificate of the Chairman of the Board and the President or a Vice President of Parent to that effect;

         (b) The Company shall have received an opinion from Parker Duryee Rosoff & Haft ("Parker Duryee"), counsel to Parent and Subsidiary, dated the Closing Date, substantially in the form set forth in Exhibit V hereto;

         (c) The Company shall have received "comfort" letters from Deloitte & Touche LLP, independent public accountants for Parent, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

         (d) All of the shares of Parent Common Stock to be issued or issuable in connection with the Merger shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance; and

         (e) The Company shall have received an opinion of Brown, Rudnick, Freed & Gesmer ("Brown, Rudnick"), counsel to the Company, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(ii) each of Parent, Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by the Company as a result of the Merger, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, Brown Rudnick may receive and rely upon representations contained in certificates of Parent, Subsidiary and the Company, including the Company Tax Matters Certificate and the Parent Tax Matters Certificate.

         (f) The Company shall have received from the Parent an executed original of the Parent Tax Matters Certificate;

         (g) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Parent, the likelihood of which was not previously disclosed to the Company by Parent in the Parent Disclosure Schedule.

         (h) The Company shall have received an opinion of Fechtor, Detwiler or another nationally recognized investment banking firm, dated as of the Closing Date, that the Exchange Ratio or adjusted Exchange Ratio, as applicable, is fair, from a financial point of view, to the Company's public stockholders.

         (i) An employment agreement, containing the compensation and other provisions set forth in Schedule 8.21(i) hereof, effective as of the Effective Time, between Parent and Richard C. Close, the Company's chief executive officer (the "New Employment Agreement"), shall have been entered into.

         (j) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to the Company by or on behalf of the Parent pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel.

         SECTION 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND THE SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent, the obligations of Parent to cause the Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

         (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of (i) the date made and
(ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

         (b) Parent shall have received an opinion from Brown Rudnick, counsel to the Company, dated the Closing Date, substantially in the form set forth in
Exhibit VI hereto;

         (c) Parent shall have received "comfort" letters from Ernst & Young LLP, independent certified public accountants for the Company, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

         (d) Parent shall have received an opinion from each of Deloitte & Touche LLP, independent public accountants for Parent, and Ernst & Young LLP, independent certified public accountants for the Company, dated the Closing Date, addressed to Parent, each in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a "pooling of interests" transaction under GAAP;

         (e) Parent shall have received an opinion of Parker Duryee, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Subsidiary as a result of the Merger, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, Parker Duryee may receive and rely upon representations contained in certificates of Parent, Subsidiary and the Company, including the Company Tax Matters Certificates and the Parent Tax Matters Certificates, respectively.

         (f) Parent shall have received all of the Affiliate's Agreements contemplated by Section 7.9 to have been received by it.

         (g) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to the Parent by the Company.

         (h) Parent shall have received from the Company an executed original of the Company Tax Matters Certificate.

         (i) Parent shall have received an opinion of Alex. Brown or another nationally recognized investment banking firm, dated as of the Closing Date, that the Exchange Ratio or Adjusted Exchange Ratio, as applicable, is fair, from a financial point of view, to the Parent's public stockholders.

         (j) The New Employment Agreement shall have been entered into.

         (k) Parent shall have received opinions of counsel or other evidence reasonably satisfactory to it of the Company's ownership of the capital stock or other equity interests in each of the Company Subsidiaries (as such ownership is reflected in Schedule 4.3 of the Company Disclosure Schedule), and, as to the jurisdictions in which the Company Subsidiaries are incorporated or otherwise formed, describing any filings with governmental authorities as may be necessary with respect to the Company Subsidiaries on account of the Merger and the transactions contemplated by this Agreement.

         (l) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to Parent by or on behalf of the Company pursuant to this Agreement shall be reasonably satisfactory to Parent and its counsel.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company:

         (a) by mutual consent of the Boards of Directors of Parent and the Company;

         (b) unilaterally by Parent upon the occurrence of a Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to Parent by the Company prior to the date of this Agreement in the Company Disclosure Schedule

(a "Company Adverse Change"), whereupon neither party shall have any obligation to the other for Transaction Expenses;

         (c) unilaterally by the Company upon the occurrence of a Material Adverse Effect with respect to Parent, the likelihood of which was not previously disclosed to the Company by Parent prior to the date of this Agreement in the Parent Disclosure Schedule (a "Parent Adverse Change"), whereupon neither party shall have any obligation to the other for Transaction Expenses;

         (d) unilaterally by Parent in the event of the Company's material breach when made of any representation or warranty of the Company contained in this Agreement, or the Company's willful failure to comply with or satisfy any material covenant or condition of Company contained in this Agreement (each a "Company Breach"), or if the Stockholder Approval Condition is not met, in which event the Company shall promptly pay to Parent the Parent's Transaction Expenses;

         (e) unilaterally by the Company in the event of Parent's material breach when made of any representation or warranty contained in this Agreement, or Parent's willful failure to comply with or satisfy any material covenant or condition of Parent contained in this Agreement (each a "Parent Breach", in which event Parent shall promptly pay to the Company the Company's Transaction Expenses);

         (f) unilaterally by the Company if at any time when the provisions of this Agreement are in effect, the Company shall notify Parent (a "Company Notification") that the Company elects not to proceed with the Merger (other than as a result of a Parent Adverse Change or a Parent Breach), in which event, the Company shall promptly pay to Parent the Parent's Transaction Expenses;

         (g) unilaterally by Parent if at any time when the provisions of this Agreement are in effect, the Parent shall notify the Company in writing (a "Parent Notification") that Parent elects not to proceed with the Merger Transaction (other than as a result of a Company Adverse Change or a Company Breach or in the event the Stockholder Approval Condition is not met), in which event Parent shall promptly pay to the Company the Company's Transaction Expenses;

         (h) unilaterally by either Parent or the Company if the Merger Transaction is not consummated for any reason not specified or referred to in the preceding provisions of this Section 9.1 by the close of business on October 31, 1996 whereupon, subject to Section 6.3, neither party shall have any obligation to the other for Transaction Expenses.

         In no event however shall either party be required to pay Transaction Expenses of the other in excess of $250,000.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any of the Company, Parent or Subsidiary except as set forth in this Section 9.2 and in Section 6.3 (with respect to payments that may become due to Parent thereunder), the penultimate sentence of Section 7.1 (with respect to confidential and non-public information), and Sections 9.1 and 9.5, which shall survive such termination. Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         SECTION 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

         SECTION 9.5 EXPENSES. Except as otherwise provided in Section 9.1 and
Section 6.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, obligations, agreements, and promises of the parties contained in this Agreement and in any schedule, certificate, or other document delivered pursuant to this Agreement, other than those that by their terms are to be performed or otherwise are to apply after the Effective Time, shall terminate as of, and shall not survive, the Effective Time.

         SECTION 10.2 SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

         SECTION 10.3 NOTICES. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be
(i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

                  (a)      To Parent:

                           Robotic Vision Systems, Inc.
                           425 Rabro Drive East
                           Hauppauge, New York 11788
                           Attn:  President
                           Fax No.:  (516) 273-1167

                           With a copy to:

                           Parker Duryee Rosoff & Haft
                           529 Fifth Avenue
                           New York, New York 10017
                           Attn: Ira I. Roxland, Esq.
                           Fax No.: (212) 972-9488

                  (b)      To the Company:

                           Computer Identics Corporation
                           5 Shawmut Road
                           Canton, Massachusetts 02021
                           Attn:  President
                           Fax No.: (617) 828-8942

                           With a copy to:

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, Massachusetts  02111
                           Attn:  Steven R. London, Esq.
                           Fax No.: (617) 856-8201

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by such courier service.

         SECTION 10.4 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof except that the effectiveness of the Merger and the rights of shareholders of the Company upon effectiveness of the Merger shall be governed by the MBCL.

         SECTION 10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

         SECTION 10.6 NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

         SECTION 10.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Disclosure Schedules attached hereto and the documents and instruments referred to herein, and the Confidentiality Agreement of June, 1996 between Parent and the Company, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written including the Letter of Intent, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

         SECTION 10.8 HEADINGS. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         SECTION 10.9 SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            ROBOTIC VISION SYSTEMS, INC.

                                            By:   /s/  Pat V. Costa
                                                 -----------------------------
                                                     Name:   Pat V. Costa
                                                     Title:  President

                                            RVSI THIRD ACQUISITION CORP.

                                            By:   /s/  Pat V. Costa
                                                 -----------------------------
                                                     Name:   Pat V. Costa
                                                     Title:  President

                                            COMPUTER IDENTICS CORPORATION

                                            By:   /s/  Richard C. Close
                                                 -----------------------------
                                                     Name:   Richard C. Close
                                                     Title:  President

                                                  /s/  Jeffrey A. Weber
                                                 -----------------------------
                                                     Name:   Jeffrey A. Weber
                                                     Title:  Treasurer

                                                                      Exhibit B


         MASSACHUSETTS BUSINESS CORPORATION LAW SECTIONS 85 THROUGH 98

         85 DISSENTING STOCKHOLDERS; RIGHT TO DEMAND PAYMENT FOR STOCK; EXEMPTION.--A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection(c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

         86 SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES.--If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

     87  STATEMENTS OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM.--The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

      88 NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO.--The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed (a) written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

      89 DEMAND FOR PAYMENT; TIME FOR PAYMENT.--If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

        90 DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE.--If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

       91 PARTIES TO SUIT TO DETERMINE VALUE; SERVICE.--If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

        92 DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE.--After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

        93 REFERENCE TO SPECIAL MASTER.--The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

        94 NOTATION ON STOCK CERTIFICATES AS PENDENCY OF BILL.--On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

        95 COSTS; INTERESTS.--The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

        96 DIVIDENDS & VOTING RIGHTS AFTER DEMAND FOR PAYMENT.--Any stockholder who had demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1) A bill shall not be filed within the time provided in section ninety;

        (2)  A bill, if filed, shall be dismissed as to such stockholder; or

        (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

        Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

        97 STATUS OF SHARES PAID FOR.--The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger, the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

        98 EXCLUSIVE REMEDY; EXCEPTION.--The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      Exhibit C

[FECHTOR, DETWILER & CO., INC. LETTERHEAD]


                                 July 12, 1996


Board of Directors
Computer Identics Corporation
5 Shawmut Road
Canton, Massachusetts 02021


Gentlemen:

As described in the July 3, 1996 draft of the proposed Agreement and Plan Of Merger and Reorganization between Robotic Vision Systems, Inc. ("RVSI") and Computer Identics Corporation ("CIDN"), RVSI and CIDN have proposed to merge a wholly owned subsidiary of RVSI with and into CIDN and to convert each CIDN share into 0.177805207 shares of RVSI Common Stock, subject to the payment of cash adjustments in lieu of the issuance of fractional shares, with the provision that, if the average closing price for RVSI shares for the 25 day trading period preceding the day before the special meeting of RVSI's shareholders exceeds $20.75 or is less than $17.00, the Exchange Ratio will be adjusted as provided in Section 3.1 of the Merger Agreement.

You have asked Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler") for its opinion as investment bankers as to whether the Exchange Ratio as defined in the July 3, 1996 draft of the proposed Agreement and Plan Of Merger and Reorganization is fair, from a financial point of view, to CIDN's shareholders. Fechtor, Detwiler, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, initial public offerings, private placements, and valuations for estate, corporate and other purposes.

In forming our opinion, we have, among other things:

        1) Reviewed the July 3, 1996 draft of the proposed Agreement and Plan Of Merger and Reorganization between Robotic Vision Systems, Inc. and Computer Identics Corporation;

        2) Reviewed share price and trading volumes for CIDN's shares from May 12, 1995 through July 10, 1996;

        3) Reviewed with management CIDN's operating budgets for the balance of the fiscal year ending December 31, 1996 and fiscal year ending December 31, 1997;

Board of Directors
Computer Identics Corporation
July 12, 1996
Page 2



        4) Reviewed CIDN's Forms 10-K, as filed with the SEC, for fiscal years 1993, 1994 and 1995;

        5) Reviewed CIDN's consecutive Forms 10-Q, as filed with the SEC, for the quarterly periods ending March 31, 1996 through December 31, 1996;

        6) Reviewed with management of CIDN its operations, financial condition and future prospectus;

        7) Visited CIDN's Canton, Massachusetts facility;

        8) Reviewed share price and trading volume for RVSI's shares from May 12, 1995 through June 10, 1996;

        9) Reviewed RVSI's Forms 10-K, as filed with the SEC, for the fiscal years ended September 30, 1993 and September 30, 1995 and Form 10-K/A for the fiscal year ended September 30, 1994;

        10) Reviewed RVSI's Forms 10-Q/A/2, as filed with the SEC, for the quarterly periods ending March 31, 1993 and June 30, 1993, and Forms 10-Q as filed for the quarterly periods ending December 31, 1993, March 31, 1994, June 30, 1994, December 31, 1994, March 31, 1995, June 30,
        1995, December 31, 1995, and March 31, 1996;

        11) Reviewed with management of RVSI its operations, financial condition and future prospects;

        12) Reviewed with management RVSI's operating budgets for the balance of the fiscal year ending September 30, 1996 and fiscal year 1997;

        13)  Visited RVSI's Hauppauge, New York facility; and

        14) Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

Board of Directors
Computer Identics Corporation
July 12, 1996
Page 3



In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to us by CIDN and RVSI, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of CIDN or RVSI.

Based on the foregoing, it is our opinion as investment bankers that as of this date the Exchange Ratio is fair, from a financial point of view, to Computer Identics Corporation's shareholders.

This letter is solely for the information of Computer Identics Corporation's Board of Directors to assist in the determination of the fairness of the merger and is not to be used, circulated or quoted without our express consent.

                                        Very truly yours,
                                        Fechtor, Detwiler & Co., Inc.


                                        By: /s/ Andre Daniel-Dreyfus
                                           ---------------------------------
                                           Andre Daniel-Dreyfus
                                           Senior Vice President

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article Seventh of the Certificate of Incorporation of Robotic Vision Systems, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants the Registrant power to indemnify. Article Tenth of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2), acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the ability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

            Section 145 of Delaware Corporation Law provides, inter alia, that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter, a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

            Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Item 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

            (a) Exhibits

                (I) Robotic Vision Systems, Inc.

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
 2          Agreement and Plan of Merger and Reorganization, dated as of
            July 23, 1996, by and among

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
            Registrant, RVSI Third Acquisition Corp. and Computer Identics
            Corporation (included as Exhibit A to the Proxy Statement/
            Prospectus which forms a part of the Registration Statement (the
            "Proxy Statement"))

 3(a)       Registrant's Certificate of Incorporation, as amended to date(1)

 3(b)       Registrant's By-Laws, as amended(2)

 4(a)       Stock and Warrant Purchase Agreement by and between Registrant and
            General Motors Corporation dated as of December 12, 1984(3)

 4(b)       Stock Purchase Warrant expiring December 12, 1989 issued to General
            Motors Corporation(3)

 4(c)       Form of warrant expiring December 14, 1988 (Exhibit 4(f))(4)

 4(d)       Amendment to Warrant issued to General Motors (Exhibit 4(d))(5)

 5.1*       Opinion of Parker Duryee Rosoff & Haft

10(a) Research and Development Master Agreement by and between Registrant and General Motors Corporation dated as of December 12, 1984(3)

10(b) Patent License and Technology Agreement by and between Registrant and General Motors Corporation dated as of December 12, 1984(3)

10(c)       License Agreement by and between Registrant and Med-Bed
            Technologies, Inc. dated as of January 24, 1984(3)

10(d)       Employment Agreement, dated December 11, 1984 between Registrant and
            Pat V. Costa(3)

10(e)       Letter of Agreement dated December 21, 1984 between Registrant and
            Howard Stern (Exhibit 10(f))(6)

10(f)       Letter of Agreement dated July 14, 1983 between Registrant and
            Robert H. Walker (Exhibit 10(g))(3)

10(g)       Lease agreement dated May 2, 1990 between Registrant and NM&J
            Investors covering the premises located at 425 Rabro Drive East, Hauppauge, New York(7)

10(h)       Mortgage between Registrant as Mortgagee and Earl H. Rideout and
            Catherine Rideout as Mortgagors(5)

10(i)       Loan Agreement dated September 13, 1989 between Registrant and
            General Motors Corporation(5)

10(j)       Asset Purchase Agreement dated as of September 30, 1990 between
            Registrant and Cybo Systems, Inc.(8)

11          Statement regarding computation of per share earnings



EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
22          Subsidiaries of Registrant(3)

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Arthur Andersen & Co. LLP

23.3*       Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)


- -----------------
*        To be filed by Amendment.

(1) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1987 and incorporated herein by reference.

(2) Denotes document filed as Exhibit to Registrant's Registration Statement on Form S-1 (File No. 2-75483) and incorporated herein by reference.

(3) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1984 and incorporated herein by reference.

(4) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1985 and incorporated herein by reference.

(5) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1989 and incorporated herein by reference.

(6) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1986 and incorporated herein by reference.

(7) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1990 and incorporated herein by reference.

(8) Denotes document filed as Exhibit to Registrant's Current Report on Form 8-K for an event which occurred on October 1, 1990 and incorporated herein by reference.

                       (II) Computer Identics Corporation


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
  2.1       Agreement and Plan of Merger dated as of July   , 1996, between
            Registrant and Computer Identics Corporation ("CI") (included as
            Exhibit A to the Proxy Statement).

  3.1       Restated Articles of Organization effective December 31, 1984 and
            Amendments thereto effective June 1, 1987 and June 12, 1996.

  3.2       By-laws of CI (filed as Exhibit 3.4 to Registration Statement No.
            2-85807, and incorporated herein by reference).

  4.1       Copy of Common Stock certificate (filed as Exhibit 4.3 to
            Registration Statement No. 2-85807, and incorporated herein by reference).

 10.1       Lease dated August 9, 1991 by and between CI and ARW #1
            Corporation (filed as Exhibit 10.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

 10.2       Exchange Agreement dated September 25, 1980 by and between CI and
            The First National Bank of Boston (filed as Exhibit 10.7 to
            Registration Statement No. 2-85807, and incorporated herein by reference).

 10.3       Agreement dated November 30, 1990 with Hutton/PRC Technology
            Partners 1 (filed as Exhibit 10.5 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 10.4       Shareholder Agreement dated December 5, 1984, with N.V. Bekaert,
            S.A. (filed as Exhibit 10.6 to CI's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 10.5       Stock Option Agreement dated December 23, 1986 by and between CI and
            N.V. Bekaert S.A. (filed as Exhibit 2.2 to CI's Current Report on
            Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.6 Amendment and Stock Purchase Agreement dated May 30, 1986 between CI and N.V. Bekaert S.A. (filed as Exhibit 2.3 to CI's Current Report on Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.7 Amendment No. 2 to Shareholder Agreement dated December 23, 1986 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 2.4 to CI's
            Current Report on Form 8-K dated December 24, 1984, and incorporated herein by reference).

 10.8       Stock Option Agreement dated December 23, 1986 by and between CI and
            The Profit Sharing Plan of Eberstadt Fleming, Inc., Equity-Venture
            Associates and Eagle Management Company (filed as Exhibit 2.6 to
            CI's Current Report on Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.9 Amendment No. 1 to Stock Option Agreement dated March 12, 1987 by and between CI and The Profit Sharing Plan of Eberstadt Fleming,
            Inc., Equity-Venture Associates and Eagle Management Company (filed as Exhibit 5 to Form 12(d)(1) filed by Eberstadt Fleming, Inc. on
            March 20, 1987, and incorporated herein by reference).

 10.10 Amendment No. 3 to Shareholder Agreement dated January 9, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 4 to Form
            13(d)(1) filed by N.V. Bekaert S.A. on January 14, 1987 (SEC File
            No. S-34008), and incorporated herein by reference).

 10.11 Amendment No. 4 to Shareholder Agreement dated March 12, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 5 to Form
            13(d)(1) by N.V. Bekaert S.A. on March 13, 1987, and incorporated herein by reference).

 10.12 Amendment No. 1 to Stock Option Agreement dated March 13, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit AA to Form
            13(d)(1) filed by N.V. Bekaert S.A. on March 13, 1987, and incorporated herein by reference).

 10.13 Loan Agreement and Stock Option Agreement dated March 23, 1987 by and between CI and R.J. Hirshman, W.P. Hirshman and Fairfield Lease
            Corporation Profit Sharing Trust (filed as Exhibit 10.31 to CI's
            Annual Report on Form 10-K for the year ended December 31, 1986, and incorporated herein by reference).

 10.14 Loan Agreement and Stock Option Agreement dated November 19, 1987, by and between CI and C.O. Henriksson, T. Kohn, C.W. Wilcox
            (filed as Exhibit 10.30 to CI's Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.15 Offer to Convert Notes dated December 1, 1987, by CI to the holders of Subordinated Notes (filed as Exhibit 10.31 to CI's Annual
            Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.16      Employment Agreement dated December 30, 1988, between CI and Frank
            J. Wezniak (filed as Exhibit 10.25 to CI's Annual Report on
            Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

 10.17      CI's 1987 incentive Stock Option Plan, as amended (filed as Exhibit
            1 to CI's Proxy Statement for the Annual Meeting of Stockholders held on May 16, 1989, and incorporated herein by reference).

 10.18      Second Stock Purchase Agreement and Amendment No. 5 to Shareholder
            Agreement dated November 16, 1987, by and between CI and N.V.
            Bekaert S.A. (filed as Exhibit 10.36 to CI's Annual Report on Form
            10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.19      Restricted Stock Plan for Non-Employee Directors (filed as Exhibit
            10.21 to CI's Annual Report on Form 10-K for the year ended December
            31, 1990, and incorporated herein by reference).

 10.20 Separation and Transition Agreement dated as of April 2, 1993 between CI and Frank J. Wezniak (filed as Exhibit 19.1 to CI's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

 10.21      Employment Agreement dated as of April 6, 1993 between CI and
            Richard C. Close (filed as Exhibit 19.2 to CI's Quarterly
            Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

 10.22      Employment Agreement dated as of May 26, 1993 between CI and John C.
            Shoemaker (filed as Exhibit 19.3 to CI's Quarterly Report on Form
            10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).

 10.23      CI's 1995 Stock Incentive Plan (filed as Exhibit 1 to CI's
            Proxy Statement for the Annual Meeting of Stockholders held on May
            18, 1993, and incorporated herein by reference).

 10.24      Employment Agreement dated as of May 10, 1994, between CI and
            Jeffrey A. Weber (filed as Exhibit 19.1 to the Company's Quarterly
            Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference).

 10.25 CI's 1994 Restricted Stock Plan for Nonemployee Directors (filed as Exhibit I to CI's Proxy Statement for Special Meeting in lieu of Annual Meeting for Stockholders held on May 10, 1994 and incorporated herein by reference).

 11         Statement regarding computation of per share earnings. (See footnote
            1 to Notes to Audited and Unaudited Consolidated Financial
            Statements of CI).

 21.1 Subsidiaries of Computer Identics Corporation (filed as Exhibit 21.1 to CI's Annual Report on Form 10-K for the year ended December 31,
            1995).

 23.1       Consent of Ernst & Young LLP.

 23.2 Consent of Deloitte & Touche LLP (included as part of Exhibit 23.1 for RVSI).

 23.3       Consent of Fechter, Detwiler & Co., Inc.

 23.4       Consent of Brown, Rudnick, Freed & Gesmer.

 99.1       Form of Proxy to be used by CI.

            (b)   Financial Statement Schedules

                  (1) Robotic Vision Systems, Inc.

                  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or not applicable, and therefore have been omitted.

                  (2) Computer Identics Corporation

                  The following Financial Statement Schedule for the years ended December 31, 1995, 1994 and 1993 is included in this Registration Statement:

                  (i) Schedule II - Valuation and Qualifying Accounts

                All other schedules are omitted because they are not applicable or the required information is shown in the Consolidated Financial Statements of CI or the Notes thereto.

            (c)   Item 4(b)  Information

                  Not applicable.

Item 22.          UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes as follows:

                  (1) that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

                  (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on the 23rd day of July, 1996.

                                              ROBOTIC VISION SYSTEMS, INC.

                                              By: /s/  Pat V. Costa
                                                  -----------------------------
                                                  Pat V. Costa, President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pat V. Costa and Robert H. Walker, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                        TITLE                      DATE
         ---------                        -----                      ----
                                 Chairman of the Board
                                 President and
/s/  Pat V. Costa                Director (Principal
- ---------------------------      Executive Officer)               July 23, 1996
Pat V. Costa


                                 Executive Vice President,
                                 Secretary/Treasurer and
                                 Director (Principal
                                 Financial Officer and
/s/  Robert H. Walker            Principal Accounting
- ---------------------------      Officer)                         July 23, 1996
Robert H. Walker


         SIGNATURE                        TITLE                        DATE
         ---------                        -----                        ----
/s/ Howard Stern                 Senior Vice President
- --------------------------       and Director                     July 23, 1996
Howard Stern


- --------------------------       Director                                , 1996
Frank A. DiPietro


- --------------------------       Director                                , 1996
Donald F. Domnick

/s/ Jay M. Haft
- --------------------------       Director                         July 23, 1996
Jay M. Haft


- --------------------------       Director                                , 1996
Donald J. Kramer

/s/ Mark J. Lerner
- --------------------------       Director                         July 23, 1996
Mark J. Lerner


                                EXHIBIT INDEX
                                -------------

                       (I) Robotic Vision Systems, Inc.

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
 2          Agreement and Plan of Merger and Reorganization, dated as of
            July   , 1996, by and among Registrant, RVSI Third Acquisition
            Corp. and Computer Identics Corporation (included as Exhibit A to the Proxy Statement/Prospectus which forms a part of the
            Registration Statement (the "Proxy Statement"))

 3(a)       Registrant's Certificate of Incorporation, as amended to date(1)

 3(b)       Registrant's By-Laws, as amended(2)

 4(a)       Stock and Warrant Purchase Agreement by and between Registrant and
            General Motors Corporation dated as of December 12, 1984(3)

 4(b)       Stock Purchase Warrant expiring December 12, 1989 issued to General
            Motors Corporation(3)

 4(c)       Form of warrant expiring December 14, 1988 (Exhibit 4(f))(4)

 4(d)       Amendment to Warrant issued to General Motors (Exhibit 4(d))(5)

 5.1*       Opinion of Parker Duryee Rosoff & Haft

10(a) Research and Development Master Agreement by and between Registrant and General Motors Corporation dated as of December 12, 1984(3)

10(b) Patent License and Technology Agreement by and between Registrant and General Motors Corporation dated as of December 12, 1984(3)

10(c)       License Agreement by and between Registrant and Med-Bed
            Technologies, Inc. dated as of January 24, 1984(3)

10(d)       Employment Agreement, dated December 11, 1984 between Registrant and
            Pat V. Costa(3)

10(e)       Letter of Agreement dated December 21, 1984 between Registrant and
            Howard Stern (Exhibit 10(f))(6)

10(f)       Letter of Agreement dated July 14, 1983 between Registrant and
            Robert H. Walker (Exhibit 10(g))(3)

10(g)       Lease agreement dated May 2, 1990 between Registrant and NM&J
            Investors covering the premises located at 425 Rabro Drive East, Hauppauge, New York(7)

10(h)       Mortgage between Registrant as Mortgagee and Earl H. Rideout and
            Catherine Rideout as Mortgagors(5)

10(i)       Loan Agreement dated September 13, 1989 between Registrant and
            General Motors Corporation(5)

10(j)       Asset Purchase Agreement dated as of September 30, 1990 between
            Registrant and Cybo Systems, Inc.(8)

11          Statement regarding computation of per share earnings


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
22          Subsidiaries of Registrant(3)

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Arthur Andersen & Co. LLP

23.3*       Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)


- -----------------
*        To be filed by Amendment.

(1) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1987 and incorporated herein by reference.

(2) Denotes document filed as Exhibit to Registrant's Registration Statement on Form S-1 (File No. 2-75483) and incorporated herein by reference.

(3) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1984 and incorporated herein by reference.

(4) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1985 and incorporated herein by reference.

(5) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1989 and incorporated herein by reference.

(6) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1986 and incorporated herein by reference.

(7) Denotes document filed as Exhibit to Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1990 and incorporated herein by reference.

(8) Denotes document filed as Exhibit to Registrant's Current Report on Form 8-K for an event which occurred on October 1, 1990 and incorporated herein by reference.

                       (II) Computer Identics Corporation


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------
  2.1       Agreement and Plan of Merger dated as of July   , 1996, between
            Registrant and Computer Identics Corporation ("CI") (included as
            Exhibit A to the Proxy Statement).

  3.1       Restated Articles of Organization effective December 31, 1984 and
            Amendments thereto effective June 1, 1987 and June 12, 1996.

  3.2       By-laws of CI (filed as Exhibit 3.4 to Registration Statement No.
            2-85807, and incorporated herein by reference).

  4.1       Copy of Common Stock certificate (filed as Exhibit 4.3 to
            Registration Statement No. 2-85807, and incorporated herein by reference).

 10.1       Lease dated August 9, 1991 by and between CI and ARW #1
            Corporation (filed as Exhibit 10.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

 10.2       Exchange Agreement dated September 25, 1980 by and between CI and
            The First National Bank of Boston (filed as Exhibit 10.7 to
            Registration Statement No. 2-85807, and incorporated herein by reference).

 10.3       Agreement dated November 30, 1990 with Hutton/PRC Technology
            Partners 1 (filed as Exhibit 10.5 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 10.4       Shareholder Agreement dated December 5, 1984, with N.V. Bekaert,
            S.A. (filed as Exhibit 10.6 to CI's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 10.5       Stock Option Agreement dated December 23, 1986 by and between CI and
            N.V. Bekaert S.A. (filed as Exhibit 2.2 to CI's Current Report on
            Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.6 Amendment and Stock Purchase Agreement dated May 30, 1986 between CI and N.V. Bekaert S.A. (filed as Exhibit 2.3 to CI's Current Report on Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.7 Amendment No. 2 to Shareholder Agreement dated December 23, 1986 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 2.4 to CI's
            Current Report on Form 8-K dated December 24, 1984, and incorporated herein by reference).

 10.8       Stock Option Agreement dated December 23, 1986 by and between CI and
            The Profit Sharing Plan of Eberstadt Fleming, Inc., Equity-Venture
            Associates and Eagle Management Company (filed as Exhibit 2.6 to
            CI's Current Report on Form 8-K dated December 24, 1986, and incorporated herein by reference).

 10.9 Amendment No. 1 to Stock Option Agreement dated March 12, 1987 by and between CI and The Profit Sharing Plan of Eberstadt Fleming,
            Inc., Equity-Venture Associates and Eagle Management Company (filed as Exhibit 5 to Form 12(d)(1) filed by Eberstadt Fleming, Inc. on
            March 20, 1987, and incorporated herein by reference).

 10.10 Amendment No. 3 to Shareholder Agreement dated January 9, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 4 to Form
            13(d)(1) filed by N.V. Bekaert S.A. on January 14, 1987 (SEC File
            No. S-34008), and incorporated herein by reference).

 10.11 Amendment No. 4 to Shareholder Agreement dated March 12, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit 5 to Form
            13(d)(1) by N.V. Bekaert S.A. on March 13, 1987, and incorporated herein by reference).



EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
- -------                       ----------------------

 10.12 Amendment No. 1 to Stock Option Agreement dated March 13, 1987 by and between CI and N.V. Bekaert S.A. (filed as Exhibit AA to Form
            13(d)(1) filed by N.V. Bekaert S.A. on March 13, 1987, and incorporated herein by reference).

 10.13 Loan Agreement and Stock Option Agreement dated March 23, 1987 by and between CI and R.J. Hirshman, W.P. Hirshman and Fairfield Lease
            Corporation Profit Sharing Trust (filed as Exhibit 10.31 to CI's
            Annual Report on Form 10-K for the year ended December 31, 1986, and incorporated herein by reference).

 10.14 Loan Agreement and Stock Option Agreement dated November 19, 1987, by and between CI and C.O. Henriksson, T. Kohn, C.W. Wilcox
            (filed as Exhibit 10.30 to CI's Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.15 Offer to Convert Notes dated December 1, 1987, by CI to the holders of Subordinated Notes (filed as Exhibit 10.31 to CI's Annual
            Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.16      Employment Agreement dated December 30, 1988, between CI and Frank
            J. Wezniak (filed as Exhibit 10.25 to CI's Annual Report on
            Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).*

 10.17      CI's 1987 incentive Stock Option Plan, as amended (filed as Exhibit
            1 to CI's Proxy Statement for the Annual Meeting of Stockholders held on May 16, 1989, and incorporated herein by reference).

 10.18      Second Stock Purchase Agreement and Amendment No. 5 to Shareholder
            Agreement dated November 16, 1987, by and between CI and N.V.
            Bekaert S.A. (filed as Exhibit 10.36 to CI's Annual Report on Form
            10-K for the year ended December 31, 1987, and incorporated herein by reference).

 10.19      Restricted Stock Plan for Non-Employee Directors (filed as Exhibit
            10.21 to CI's Annual Report on Form 10-K for the year ended December
            31, 1990, and incorporated herein by reference).*

 10.20 Separation and Transition Agreement dated as of April 2, 1993 between CI and Frank J. Wezniak (filed as Exhibit 19.1 to CI's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).*

 10.21      Employment Agreement dated as of April 6, 1993 between CI and
            Richard C. Close (filed as Exhibit 19.2 to CI's Quarterly
            Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).*

 10.22      Employment Agreement dated as of May 26, 1993 between CI and John C.
            Shoemaker (filed as Exhibit 19.3 to CI's Quarterly Report on Form
            10-Q for the quarter ended June 30, 1993 and incorporated herein by reference).*

 10.23      CI's 1995 Stock Incentive Plan (filed as Exhibit 1 to CI's
            Proxy Statement for the Annual Meeting of Stockholders held on May
            18, 1993, and incorporated herein by reference).*

 10.24      Employment Agreement dated as of May 10, 1994, between CI and
            Jeffrey A. Weber (filed as Exhibit 19.1 to the Company's Quarterly
            Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference).*

 10.25 CI's 1994 Restricted Stock Plan for Nonemployee Directors (filed as Exhibit I to CI's Proxy Statement for Special Meeting in lieu of Annual Meeting for Stockholders held on May 10, 1994 and incorporated herein by reference).*

 11         Statement regarding computation of per share earnings. (See footnote
            1 to Notes to Audited and Unaudited Consolidated Financial
            Statements of CI).

 21.1 Subsidiaries of Computer Identics Corporation (filed as Exhibit 21.1 to CI's Annual Report on Form 10-K for the year ended December 31,
            1995).

 23.1       Consent of Ernst & Young LLP.

 23.2 Consent of Deloitte & Touche LLP (included as part of Exhibit 23.1 for RVSI).

 23.3       Consent of Fechter, Detwiler & Co., Inc.

 23.4       Consent of Brown, Rudnick, Freed & Gesmer.

 99.1       Form of Proxy to be used by CI.

- ----------
*           To be filed by Amendment.